     As filed with the Securities and Exchange Commission on April 2, 1999

                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------
                       GREEN TREE FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

                                --------------
               Delaware                              41-1807858
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)
                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (612) 293-3400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------
                               Joel H. Gottesman
                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (612) 293-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
           Charles F. Sawyer                      Jeffrey J. Murphy
         Dorsey & Whitney LLP                  Thacher Proffitt & Wood
        220 South Sixth Street                 Two World Trade Center
     Minneapolis, Minnesota 55402             New York, New York 10048

                                --------------
  Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                               Proposed       Proposed
                                 Amount        maximum        maximum      Amount of
  Title of each class of         to be      offering price   aggregate    registration
securities to be registered    Registered    per unit(1)   offering price    fee(2)
--------------------------------------------------------------------------------------
 Certificates for Home
  Improvement and Home
  Equity Loans ..........    $4,000,000,000      100%      $4,000,000,000  $1,112,000
--------------------------------------------------------------------------------------
 Limited Guaranty of
  Green Tree Financial
  Corporation............         (3)            (3)            (3)           (3)

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(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).
(2) The amount of Certificates for Home Improvement and Home Equity Loans being carried forward from Registration Statement No. 333-63305 pursuant to Rule 429 is $618,087,069, and the Registrant previously paid a filing fee with respect to such securities of $182,335.69 (calculated at the rate of 1/29th of 1% of the amount of securities being registered, the rate in effect at the time such Registration Statement was filed).
(3) No additional consideration will be paid for the Limited Guaranty; accordingly, no separate filing fee is being paid herewith pursuant to Rule 457(n).
  Pursuant to Rule 429, the Prospectuses contained in this Registration Statement also relate to and constitute Post-Effective Amendment No. 1 to Registration Statement No. 333-63305, which became effective on October 14, 1998.
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                        GREEN TREE FINANCIAL CORPORATION

            Certificates for Home Improvement and Home Equity Loans
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

  This Registration Statement includes seven different Base Prospectuses, with an accompanying form of Prospectus Supplement, describing different combinations of assets or transaction structures that might be employed by the
Registrant:

Base No. 1Home Equity Loans, REMIC

      The assets of the related Trust would consist of home equity loans. Each such home equity loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a "real estate mortgage investment conduit"("REMIC") under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 2 High-LTV Home Equity Loans , Owner Trust

      The assets of the related Trust would consist of home equity loans. For various reasons, which may include a loan-to-value ratio in excess of 125%, Green Tree is unable to represent that such home equity loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

Base No. 3 Secured Home Improvement and Home Equity Loans, REMIC

      The assets of the related Trust would consist of home improvement loans and home equity loans. Each such home improvement loan and each such home equity loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a REMIC under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 4 Secured Home Improvement Loans, REMIC

      The assets of the related Trust would consist of home improvement loans. Each such home improvement loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a REMIC under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 5 Unsecured Home Improvement Loans and High-LTV Home Equity Loans ,
 Owner Trust

      The assets of the related Trust would consist of home improvement loans and home equity loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans and home equity loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

Base No. 6 Unsecured Home Improvement Loans , Grantor Trust

      The assets of the related Trust would consist of home improvement loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a "grantor trust" under the Internal Revenue Code, and would issue certificates representing beneficial interests in the Trust.

Base No. 7 Unsecured Home Improvement Loans , Owner Trust

      The assets of the related Trust would consist of home improvement loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary Prospectus Supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final Prospectus Supplement for definitive            +
+information on any matter contained herein. This preliminary Prospectus       +
+Supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there be any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful + +prior to registration or qualification under the securities laws of any such +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT                        Prospectus Supplement to Base No. 1
(To prospectus dated       , 1999)

                          $             (Approximate)

GREEN TREE

                              Seller and Servicer

                       Certificates for Home Equity Loans
                                 Series 1999-A

                                  ----------
    The certificates will consist of 15 classes, but we are offering only the following classes now:

                             Approximate     C Pass-Through                    Underwriting Proceeds to
Class                    Principal Amount(1)      Rate      Price to Public(2)   Discount   Company(3)
-----                    ------------------- -------------- ------------------ ------------ -----------
A-1A ARM................     $                    (4)
A-1B ARM................     $                    (5)
A-1.....................     $
A-2.....................     $
A-3.....................     $
A-4.....................     $
A-5.....................     $
A-6 IO..................     $        (7)
M-1.....................     $
M-2.....................     $
B-1.....................     $
B-2A....................     $
Total...................     $

-----
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on      , 1999.
(3) Before deducting expenses, which we estimate to be $500,000.
(4) The lesser of one-month LIBOR plus the Class A-1A pass-through margin or the available funds pass-through rate, but in no case more than 14%.
(5) The lessor of one-month LIBOR plus the Class A-1B pass-through margin or the available funds pass-through rate, but in no case more than 14%.
(6) Or the weighted average of the rates on the loans, if less.
(7) Interest on the class A-6 IO certificates will be based on a notional
    principal amount. That notional principal amount will equal $           (or
    the Class A principal balance, if less) for the first 24 months and will equal zero thereafter.

    Investing in the certificates involves certain risks. Prospective investors
should consider carefully the Risk Factors beginning on page S-   in this
prospectus supplement and on page   in the prospectus.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  These certificates will be delivered through the same-day funds settlement
system of the Depository trust Company on or about      , 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount
listed above. See "Underwriting" on page S-   in this prospectus supplement and
on page    in the prospectus.

                                  ----------

                                 [Underwriters]

            The date of this prospectus supplement is       , 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Certificates.................................  S-4
Risk Factors............................................................. S-12
Structure of the Transaction............................................. S-13
Use of Proceeds.......................................................... S-13
The Loans................................................................ S-14
Yield and Prepayment Considerations...................................... S-35
Green Tree Financial Corporation......................................... S-45
Description of the Certificates.......................................... S-46
Description of the Class B-2 Limited Guaranty............................ S-72
Certain Federal Income Tax Consequences.................................. S-73
ERISA Considerations..................................................... S-74
Underwriting............................................................. S-78
Legal Matters............................................................ S-79
Annex I..................................................................  A-1
                                   Prospectus
Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement......................................    2
Reports to Holders of the Certificates...................................    2
Where You Can Find More Information......................................    2
Summary of the Terms of the Certificates ................................    3
Risk Factors.............................................................    8
The Trust Fund...........................................................    9
Use of Proceeds..........................................................   10
Green Tree Financial Corporation.........................................   10
Yield Considerations.....................................................   11
Maturity and Prepayment Considerations...................................   11
Description of the Certificates..........................................   12
Certain Legal Aspects of the Loans; Repurchase Obligations...............   23
ERISA Considerations.....................................................   32
Certain Federal Income Tax Consequences..................................   34
Legal Investment Considerations..........................................   50
Ratings..................................................................   51
Underwriting.............................................................   51
Legal Matters............................................................   52
Experts..................................................................   52

  No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Equity Loan Trust 1999-A since the date hereof.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about Green Tree's home equity lending business, and about any series of certificates for home equity loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of certificates. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus.

  The 13 classes of certificates, Series 1999-A, listed on the table below will represent interests in a trust consisting of a pool of home equity loans.

                                  Pass-Through     Approximate      S&P   Fitch
Class                                 Rate     Principal Amount(1) Rating Rating
-----                             ------------ ------------------- ------ ------
A-1A ARM.........................         (3)     $
A-1B ARM.........................         (4)
A-1..............................
A-2..............................
A-3..............................
A-4..............................
A-5..............................
A-6 IO...........................
M-1..............................
M-2..............................
B-1A.............................
B-2A.............................
B-2(6)...........................

-------
(1) May vary plus or minus 5%.
(2) Or the weighted average of the rates on the loans, if less.
(3) The lesser of one-month LIBOR plus the Class A-1A pass-through margin or
    the available funds pass-through rate, but in no case more than   %.
(4) The lesser of one-month LIBOR plus the Class A-1B pass-through margin or
    the available funds pass through rate, but in no case more than   %.
(5) Interest on the class A-6 IO certificates will be based on a notional principal amount. That notional principal amount will equal $
    (or the Class A principal balance, if less) for the first 24 months and will equal zero thereafter.
(6) Green Tree will retain the Class B-2 certificates initially, but may sell them later pursuant to this prospectus supplement.

Seller and Servicer........  Green Tree Financial Corporation, 1100 Landmark
                             Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee....................  U.S. Bank Trust National Association, St. Paul,
                             Minnesota.

Payment Date...............  The fifteenth day of each month, or if that day is not a regular business day, the next regular business day. The first payment date will be on
                                 15, 1999.

Record Date................  The business day immediately prior to the payment date (for example, if the payment day is June 15, the record date would be June 14, assuming both days are regular business days).

Description of               The Class A-1A ARM, Class A-1B ARM, Class A-1,
Certificates...............  Class A-2, Class A-3, Class A-4, Class A-5, and
                             Class A-6 IO certificates are senior
                             certificates. We call all of these certificates the "Class A certificates."

                             The Class M-1 and Class M-2 certificates are subordinated certificates. We call these certificates the "Class M certificates."

                             The Class B-1, Class B-2A and Class B-2
                             certificates are also subordinated certificates. We call these certificates the "Class B certificates."

Distributions on the         Distributions on the certificates on any payment
   Certificates............  date will be made primarily from amounts collected on the home equity loans comprising the pool during the prior calendar month This is the amount available for distribution. On each payment date, the trustee will apply these amounts to make distributions of principal and interest on the certificates in the following order of priority:

                               ^  Class A interest;

                               ^  Class M-1 interest;

                               ^  Class M-2 interest;

                               ^  Class B-1 interest;

                               ^  Class A-1A ARM and Class A-1B ARM principal;

                               ^ Class A principal (other than the Class A-6 IO certificates);

                               ^  Class M-1 principal;

                               ^  Class M-2 principal;

                               ^  Class B-1 principal;

                               ^  Class B-2A interest;

                               ^  Class B-2A principal;

                               ^  Class B-2 interest;

                               ^  Class B-2 principal; and

                               ^  Class B-2A additional principal.

                             See "Description of the Certificates--Payments on Loans" for a detailed description of the amounts that will constitute the amount available for any payment due.

A. Interest on the Class
   A, Class M-1, Class M-2
   and Class B-1
   Certificates............
                             Interest will be payable first to each class of Class A certificates concurrently, then to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates, to the extent of the amount available. See "Description of the Certificates--Distributions on Certificates" and "--Losses on Liquidated Loans" for a more detailed description of the calculation of interest payable on the certificates.

B. Principal on the Class
   A, Class M and
   Class B-1 Certificates
   ........................
                             After payment of the interest due on the certificates described above, the trustee will then apply any remaining amount available, to pay principal on the Class A (except the Class A-6 IO certificates, which will receive no principal), Class M and Class B-1 certificates in the amounts and order of priority set forth below:

                             First, the trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the adjustable rate loans for that payment date, to the Class A-1A ARM certificates and the Class A-1B ARM certificates.

                             Second, the trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the home equity loans for that payment date, to the Class A certificates.

                             These distributions will be made:

                               ^ to the Class A-1 certificates until retired, then

                               ^ to the Class A-2 certificates until retired, then

                               ^ to the Class A-3 certificates until retired, then

                               ^ to the Class A-4 certificates until retired, and then

                               ^  to the Class A-5 certificates until retired.

                             After paying the amounts of interest and principal due on the certificates described above, the trustee will then apply any remaining amount available to pay principal to the Class M-1 and Class M-2 certificates and the Class B-1 certificates. The amount of principal payable on the Class M and Class B-1 certificates will depend on the satisfaction of certain tests relating to the performance of the home equity loans.

                             See "Description of the Certificates--
                             Distributions on Certificates" for a more detailed description of the calculation of principal payable on the certificates.

C. Class B-2A Interest.....  After paying the amount of interest and principal due on the certificates described above, the trustee will then apply the remaining amount available to pay interest on the Class B-2A certificates.

D. Class B-2A Principal....  After paying the amounts of interest and principal due on the certificates described above, the trustee will then apply the remaining amount available to pay principal due on the Class B-2A certificates. Principal will be distributed generally according to a formula amount dictated by the principal balance of the home equity loans.

E. Class B-2 Interest......  After paying the amounts of interest and principal due on the certificates described above, the trustee will then apply any remaining amount available to pay interest on the Class B-2 certificates.

F. Class B-2 Principal.....  After paying the amounts of interest and principal due on the certificates described above, the trustee will then apply the remaining amount available to pay principal due on the Class B-2 certificates. Principal will be distributed generally according to a formula amount dictated by the principal balance of the home equity loans.

G. Class B-2 Limited         Green Tree will guarantee payment of interest and
Guaranty...................  principal on the Class B-2 certificates. The
                             Class B-2 Limited Guaranty is of no benefit to any other class of certificates and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement. See "Description of the Class
                             B-2 Limited Guaranty" for a complete description of Green Tree's obligation under the Class B-2
                             Limited Guaranty.

H. Additional Class B-2A     After paying the amounts of interest and
Principal..................  principal due on the certificates described above, the trustee will apply 50% of the remaining amount available, if any, to the payment of principal on the Class B-2A certificates.

Subordination of Class M
and Class B Certificates...
                             The Class M and Class B-1 certificates will be subordinate to the Class A certificates, meaning that the trustee will apply the amount available to pay all interest then due on the Class A certificates before paying the interest then due on the Class M certificates and the Class B-1 certificates, and the trustee will likewise apply the remaining amount available (after paying interest on the Class A, Class B and Class B-1 certificates) to pay all principal then due on the Class A certificates before paying any principal on the Class B or Class B-1 certificates. In addition, the Class M certificates and the Class B-1 certificates are entitled to principal distributions only after all the Class A certificates are paid in full, or if certain tests relating to the performance of the home equity loans are met. This increases the possibility that the Class A certificates would be paid in full but the Class M and Class B-1 certificates would not. The Class B-2A certificates will be subordinated to the Class A,

                             Class M and Class B-1 certificates, with interest payable from the amount available only after payment of all interest and principal then due on the Class A, Class M and Class B-1 certificates. See "Description of the certificates-- Distributions on certificates" for a more detailed description of the manner and order of priority of distributions on the certificates.

                             In addition, in the event of severe losses and delinquencies on the home equity loans comprising the pool, those losses will first be imposed on the Class B-2 certificates, then on the Class B-2A certificates, then on the Class B-1 certificates, and then on the Class M-2 certificates, and so on through classes of increasing seniority. See "Description of certificates--Losses on Home Equity Loans" for a more detailed description of the allocation of losses on the home equity loans.

Home Equity Loans..........  The pool will include two types of home equity loans: fixed-rate home equity loans and
                             adjustable rate home equity loans. In this summary, we sometimes refer to the home equity loans as the "loans."

A. Fixed-Rate Home Equity    This prospectus supplement provides information
   Loans...................  regarding a portion of the fixed-rate home equity
                             loans, representing about   % of all the fixed-
                             rate home equity loans. Green Tree will transfer another portion of the fixed-rate home equity loans to the trust on the closing date, and will transfer the remaining fixed-rate home equity loans to the trust within 90 days after the closing date.

                             With respect to the fixed-rate home equity loans (as of the cut-off date):

                               ^ all are secured by a lien on the related real property;

                               ^  the related properties are located in
                                  states and the District of Columbia;

                               ^  there are       loans;

                               ^  the contract rates range from     % to
                                       %, with a weighted average of      %;

                               ^  the weighted average term to schedule
                                  maturity, as of their dates of origination, was months, and the weighted average term to scheduled maturity, as of the cut-off date, was months;

                               ^       are balloon loans and the rest provide
                                  for level monthly payments for the duration of the loan;

                               ^  the weighted average contract rate on the
                                  balloon loans was    ;

                               ^  the balloon loans had a weighted average
                                  term to scheduled maturity, as of their
                                  dates of origination, of months; and a
                                  weighted average to maturity as of the cut-
                                  off date of   months; and

                               ^  the latest scheduled maturity date was in ,
                                      .

                             See "The Loans--Fixed Rate Loans" for a more detailed description of the fixed-rate home equity loans and the permissible characteristics of the second and third portions of the fixed-rate home equity loans.

B. Adjustable Rate Home
   Equity Loans............
                             This prospectus supplement provides information regarding a portion of the adjustable rate home
                             equity loans, representing about     % of all the
                             adjustable rate home equity loans. Green Tree will transfer another portion of the adjustable rate home equity loans to the trust on the closing date, and will transfer the remaining adjustable rate home equity loans to the trust within 90 days after the closing date.

                             For purposes of calculating the amount of principal payable on each Payment Date on the Class A-1A ARM and Class A-1B ARM certificates, the adjustable rate loans have been divided into Group I and Group II. This prospectus supplement provides information regarding the initial group I adjustable rate loans and the initial group II adjustable rate loans.

C. Group I.................  With respect to the Group I loans (as of the Cut-
                             Off Date):

                               ^ all are secured by a lien on the related real
                                 property;

                               ^ the related properties are located in
                                 states and the District of Columbia;

                               ^ there are    loans;

                               ^ each loan accrues interest at a fixed rate
                                 for no more than      months, and thereafter
                                 the interest rate adjusts annually or
                                 semiannually to equal the sum of the six-month LIBOR or one year treasury index and the gross margin specified in the that loan;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination,
                                 was      months, and the weighted average
                                 term to scheduled maturity, as of the cut-off
                                 date, was      months.

2. Group II ...............  With respect to the Group II loans (as of the
                             Cut-Off Date):

                               ^ all are secured by a lien on the related real
                                 property;

                               ^ the related properties are located in
                                 states and the District of Columbia;

                               ^ there are    loans;

                               ^ each loan accrues interest at a fixed rate
                                 for no more than      months, and thereafter
                                 the interest rate adjusts annually or
                                 semiannually to equal the sum of the six-month LIBOR or one year treasury index and the gross margin specified in the that loan;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination,
                                 was      months, and the weighted average
                                 term to scheduled maturity, as of the cut-off
                                 date, was      months.

Pre-Funding Account........  If the aggregate principal balance of the loans transferred by Green Tree to the trust on the closing date is less that the aggregate original principal balance of the pool of certificates, that difference (which Green Tree expects will be
                             approximately $   ) will be deposited by the
                             trustee in a pre-funding account, and those funds will be used to purchase loans from time to time
                             until    , 1999. If those funds are not
                             completely used by    , 1999, the remaining funds
                             (if any) will be distributed as principal on the Class A-1 certificates (to the extent of remaining funds that had been allocated for the purchase of fixed-rate loans), and on the A-1B ARM certificates (to the extent of remaining funds that had been allocate for the purchase of
                             adjustable rate loans) on the   , 1999 payment
                             date.

Advances...................  The servicer is obligated to make advances each month of any scheduled payments on the loans that were due but not received during the prior due period, but it will be entitled to reimbursement for any advance. See "Description of the certificates--Advances" in this prospectus supplement and in the prospectus for a more detailed description of the servicer's obligation to make advances and its right to be reimbursed for advances.

Repurchase or Substitution
Obligations................
                             Green Tree will make representations and warranties about the loans when it transfers them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the certificateholders, then Green Tree must, within 90 days, either (i) cure the breach or (ii) repurchase the defective loans. During the first two years after the closing date, Green Tree may substitute other loans instead of repurchasing defective loans. See "Description of the certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus for a more complete description of Green Tree's representations and warranties about the loans, its repurchase obligation, and its right to substitute loans.

Repurchase Options.........  After the scheduled principal balance of the loans is less than 10% of the aggregate principal balance of the certificates on the closing date, Green Tree will have the option to purchase all of the outstanding loans. See "Description of the certificates--Repurchase Option" in this prospectus supplement and in the prospectus for a more detailed description of the terms of this repurchase option.

Ratings....................  The certificates will not be issued and sold unless Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch") have assigned the ratings specified on page S-4 (or better) to the certificates.

                             The ratings on each class of certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of certificates by Fitch addresses the likelihood of the receipt of certificateholders of all distributions to which such certificateholders are entitled. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             The ratings of the Class B-2 certificates are based in part on an assessment of Green Tree's ability to make payments under the Class B-2 Limited Guaranty. Any reduction in the rating of the Company's debt securities may result in a similar reduction in the ratings of the Class B-2 certificates.

                             Green Tree has not requested a rating of the certificates from any rating agencies other than S&P and Fitch. You cannot assume that another rating agency will assign a rating to any of these certificates, nor can you assume what any such rating, if issued, would be.

Tax Status.................  In the opinion of counsel to Green Tree, for federal income tax purposes the trust will consist of two segregated asset pools--the "master REMIC" and the "subsidiary REMIC" and each will be treated as a separate "real estate mortgage investment conduit" or "REMIC." Each class of certificates will constitute "regular interests" in the master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. A holder of a Certificate will be required to include as income all interest paid on the certificates (including any original issue discount), in accordance with the accrual method of accounting, even if the holder usually uses the cash method of accounting. The Class A-6 IO certificates will be considered to have been issued with original issue discount. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the tax status of the certificates.

ERISA Considerations.......  Subject to the conditions described under "ERISA
                             Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase Class A certificates. An employee benefit plan may not purchase any other class of certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment             The certificates will not constitute "mortgage
Considerations.............  related securities" for purposes of the Secondary
                             Mortgage Market Enhancement Act of 1984 ("SMMEA") because a number of the loans are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the certificates.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase certificates. There are more risk factors that are applicable to any series of certificates like these. Those risk factors are printed in the prospectus and you should consider those risk factors also.

   Reliance on Historical Data With Respect to Home Equity Loans. If you purchase a certificate, the return on your investment will depend largely on the performance of the loans constituting the underlying pool. We have disclosed Green Tree's historical delinquency experience with home equity loans under "The Loans" in this prospectus supplement, but the historical experience may not be an accurate prediction of the performance of the home equity loans constituting the pool for several reasons. First, Green Tree's historical experience with home equity loans is limited: it began purchasing and servicing them in January 1996. If Green Tree's historical experience were longer, or involved a larger number of home equity loans, the data might well be substantially different, and some investors might consider the data a better predictor of the performance of the pool. Second, historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans. Third, the information incorporates some home equity loans that are not of the type to be included in the pool, and therefore the information presented is not necessarily indicative of Green Tree's delinquency experience with respect to home equity loans similar to the home equity loans comprising the pool. You must not assume that the pool will experience delinquencies and losses identical to the historical data presented here.

   Balloon Loans. A substantial number (approximately %) of the loans are "balloon loans." These loans require equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. The remainder of the loans require substantially equal monthly payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. The balloon loans may present a higher risk of default than the fully-amortizing loans, because the balloon loan borrowers are required to make a larger payment at maturity. If you purchase a certificate, the return on your investment will depend largely on the performance of the loans constituting the pool. If a substantial number of the balloon loans default, causing higher than expected defaults and losses on the pool, you may suffer a loss on your investment.

   Truth-in-Lending Considerations. It is likely that some loans in the pool will be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"). The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of such a loan (such as the trust) to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. If you purchase a certificate, the return on your investment will depend largely on the performance of the loans constituting the pool. If Green Tree is found to have violated provisions of the Home Protection Act with respect to any loan that is subject to the Home Protection Act, the trust may be unable to collect on that loan. Green Tree would, however, be obligated to repurchase that loan because of the breach of its representation warranty.

   Variations in Loan Characteristics. This prospectus supplement describes a portion of the loans. The additional loans and the subsequent loans that Green Tree delivers after the closing date will have characteristics that differ somewhat form the initial loans described in this prospectus supplement. However, each of the additional loans and subsequent loans must satisfy the eligibility criteria described under "Description of the certificates-- Conveyance of Loans" and "--Conveyance of Subsequent Loans and Pre-Funding Account" in this prospectus supplement. We will file Current Reports on Form 8-K following the purchase of additional loans and subsequent loans by the trust and following the termination of the funding period. The Current Report on Form 8-K will include the same type of information regarding the subsequent loans that is included in this prospectus supplement with respect to the initial loans.

                          STRUCTURE OF THE TRANSACTION

  On or about March 18, 1999 (the "Closing Date"), the Company will establish the Trust pursuant to a Pooling and Servicing Agreement to be dated as of February 1, 1999 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

  The Class A-1A ARM, Class A-1B ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 IO, Class M-1, Class M-2, Class B-1, Class B-2A and Class B-2 Certificates (the "Certificates") will be issued by the Trust, the corpus of which will consist primarily of the Loans, including all rights to receive payments due on such Loans after (i) February 1, 1999 (or the date of origination thereof, if later) for each Loan other than the Subsequent Loans and (ii) for each Subsequent Loan, the date on which such Loan is purchased by the Trust (the "Cut-off Date"), liens on the related real estate and amounts held for the Trust in the Certificate Account (as defined below). The Trust will also issue several other classes of more subordinated certificates, which are not being offered hereby.

  Payments and recoveries in respect of principal and interest on the Loans will be paid into a separate trust account maintained at an Eligible Institution (initially U.S. Bank National Association, Minneapolis, Minnesota) in the name of the Trust (the "Certificate Account"), no later than one Business Day after receipt. Payments on deposit in the Certificate Account and constituting the Amount Available will be applied on the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates--Distribution on Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Loans (the "Monthly Servicing Fee").

  The Servicer will be obligated to advance for each Payment Date any scheduled payments on the Loans that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Loans from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Loans, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Loans" herein and (c) certain indemnities. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein), or, at its option, to substitute another loan for, any Loan on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially and adversely affects the Certificateholders' interest in such Loan if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Loans and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home equity loans, providing warehouse financing for the purchase of loans and other costs of maintaining such loans until they are pooled and sold to other investors.

                                   THE LOANS

Fixed-Rate Loans

  The Loan Pool includes Fixed-Rate Loans (meaning all Loans other than the Adjustable Rate Loans, described separately below). This Prospectus Supplement contains information regarding the Initial Fixed-Rate Loans, which will represent approximately 46.21% of all Fixed-Rate Loans, and which consist of closed-end home equity loans originated through January 31, 1999. The information for each Initial Fixed-Rate Loan is as of the Cut-off Date for such Loan. Under the Agreement, the Trust may purchase Additional Fixed-Rate Loans on the Closing Date and may purchase Subsequent Fixed-Rate Loans for a period of up to 90 days thereafter. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  The Initial Fixed-Rate Loans have an aggregate principal balance of $415,867,677.54. Each Fixed-Rate Loan is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Fixed-Rate Loan is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Fixed-Rate Loan is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the Balloon Loans and the step-up rate Loans), (b) each Initial Fixed-Rate Loan has its last scheduled payment due no later than February 6, 2029, and (c) each Fixed-Rate Loan is secured by a lien on the related real estate. The Fixed-Rate Loans will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Fixed-Rate Loans is appended to the Agreement.
See "Description of the Certificates" herein and in the Prospectus. Each of the Initial Fixed-Rate Loans has a Loan Rate of at least 4.75% per annum and not more than 18.95% and the weighted average of the Loan Rates of the Initial Fixed-Rate Loans as of the Cut-off Date is 11.31%. As of the Cut-off Date, the Initial Fixed-Rate Loans had remaining maturities of at least 26 months but not more than 360 months and original maturities of at least 36 months but not more than 360 months. The Initial Fixed-Rate Loans had a weighted average term to scheduled maturity, as of origination, of 248 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 247 months. The average principal balance per Initial Fixed-Rate Loan as of the Cut-off Date was $58,938.16 and the principal balances on the Initial Fixed-Rate Loans as of the Cut-off Date ranged from $5,840.20 to $425,000.00. The Balloon Loans included in the Initial Fixed-Rate Loans consisted of 1,167 closed-end home equity loans and have a principal balance as of the Cut-off Date of $97,968,009.12. The weighted average of the Loan Rates of such Balloon Loans as of the Cut-off Date was 11.11%, and such Balloon Loans had a weighted average term to scheduled maturity, as of origination, of 199 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 198 months. The Initial Fixed-Rate Loans arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 9.40% of the Initial Fixed-Rate Loans were secured by real property located in California, 6.37% in Ohio, 5.57% in Michigan and 5.33% in North Carolina. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Fixed-Rate Loans.

  Set forth below is a description of certain additional characteristics of the Initial Fixed-Rate Loans.

  Geographical Distribution of Mortgaged Properties--Initial Fixed-Rate Loans

                                        % of Initial                           % of Initial
                                      Fixed-Rate Loans                       Fixed-Rate Loans
                          Number of     by Number of    Aggregate Principal   by Outstanding
                         Loans as of      Loans as      Balance Outstanding Principal Balance
                         Cut-off Date  of Cut-off Date  as of Cut-off Date  as of Cut-off Date
                         ------------ ----------------- ------------------- ------------------
Alabama.................                         %        $                             %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                            -----          ------         ---------------         ------
    Total...............                   100.00%        $                       100.00%
                            =====          ======         ===============         ======

                 Years of Origination--Initial Fixed-Rate Loans

                                                                 % of Initial Fixed-
                                                                    Rate Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1995....................                                                     %
1996....................
1997....................
1998....................
1999....................
                               -----          --------------           ------
    Total...............                                               100.00%
                               =====          ==============           ======

        Distribution of Original Loan Amounts--Initial Fixed-Rate Loans

                                                                  % of Initial Fixed-
                                                                     Rate Loans by
                                             Aggregate Principal Outstanding Principal
 Original Loan Amount      Number of Loans   Balance Outstanding     Balance as of
 (in Dollars)             as of Cut-off Date as of Cut-off Date      Cut-off Date
 --------------------     ------------------ ------------------- ---------------------
 Less than $10,000.......                                                     %
 $ 10,000 to $ 19,999....
 $ 20,000 to $ 29,999....
 $ 30,000 to $ 39,999....
 $ 40,000 to $ 49,999....
 $ 50,000 to $ 59,999....
 $ 60,000 to $ 69,999....
 $ 70,000 to $ 79,999....
 $ 80,000 to $ 89,999....
 $ 90,000 to $ 99,999....
 $100,000 to $109,999....
 $110,000 to $119,999....
 $120,000 to $129,999....
 $130,000 to $139,999....
 $140,000 to $149,999....
 $150,000 to $159,999....
 $160,000 to $169,999....
 $170,000 to $179,999....
 $180,000 to $189,999....
 $190,000 to $199,999....
 $200,000 to $209,999....
 $210,000 to $219,999....
 Greater than $220,000...
                                -----          --------------           ------
     Total...............                                               100.00%
                                =====          ==============           ======

                      Loan Rates--Initial Fixed-Rate Loans

                                                                    % of Initial Fixed-Rate
                                                                           Loans by
                                                Aggregate Principal  Outstanding Principal
                              Number of Loans   Balance Outstanding      Balance as of
Range of Loans by Loan Rate  as of Cut-off Date as of Cut-off Date       Cut-off Date
---------------------------  ------------------ ------------------- -----------------------
Less than 7.000%...........                       $                               %
 7.001 to  8.000%..........
 8.001 to  9.000%..........
 9.001 to 10.000%..........
10.001 to 11.000%..........
11.001 to 12.000%..........
12.001 to 13.000%..........
13.001 to 14.000%..........
14.001 to 15.000%..........
15.001 to 16.000%..........
16.001 to 17.000%..........
Greater than 17.000%.......
                                   -----          ---------------           ------
    Total..................                       $                         100.00%
                                   =====          ===============           ======

             Remaining Months to Maturity--Initial Fixed-Rate Loans

                                                                % of Initial Fixed-Rate
                                                                       Loans by
  Months Remaining to                       Aggregate Principal  Outstanding Principal
   Scheduled Maturity     Number of Loans   Balance Outstanding      Balance as of
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date       Cut-off Date
  -------------------    ------------------ ------------------- -----------------------
Fewer than 31...........                      $                              *
 31 to  60..............                                                      %
 61 to  90..............
 91 to 120..............
121 to 150..............
151 to 180..............
181 to 210..............
211 to 240..............
241 to 270..............
271 to 300..............
301 to 330..............
331 to 360..............
                               -----          ---------------           ------
    Total...............                      $                         100.00%
                               =====          ===============           ======

--------
* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the Initial Fixed-Rate Loans.

                    Lien Position--Initial Fixed-Rate Loans

                                                        % of Initial Fixed-Rate
                                                               Loans by
                                    Aggregate Principal  Outstanding Principal
                  Number of Loans   Balance Outstanding      Balance as of
                 as of Cut-off Date as of Cut-off Date       Cut-off Date
                 ------------------ ------------------- -----------------------
First...........                      $                               %
Second..........
Third...........
                       -----          ---------------           ------
    Total.......                      $                         100.00%
                       =====          ===============           ======

                 Loan-to-Value Ratio--Initial Fixed-Rate Loans

                                                                % of Initial Fixed-Rate
                                                                       Loans by
                                            Aggregate Principal  Outstanding Principal
                          Number of Loans   Balance Outstanding      Balance as of
Loan-to-Value Ratio      as of Cut-off Date as of Cut-off Date       Cut-off Date
-------------------      ------------------ ------------------- -----------------------
Less than 10.0001%......                                                      %
10.0001 to 20.0000%.....
20.0001 to 30.0000%.....
30.0001 to 40.0000%.....
40.0001 to 50.0000%.....
50.0001 to 60.0000%.....
60.0001 to 70.0000%.....
70.0001 to 80.0000%.....
80.0001 to 90.0000%.....
Greater than 90.0000%...
                               -----            -----------             ------
    Total...............                             $                  100.00
                               =====            ===========             ======

Adjustable Rate Loans

  The Loan Pool includes Adjustable Rate Loans. This Prospectus Supplement contains information regarding the Initial Adjustable Rate Loans, which will
represent approximately   % of all Adjustable Rate Loans, and which consist of
closed-end loans originated through      . The information for each Initial
Adjustable Rate Loan is as of the Cut-off Date for such Loan. Under the Agreement, the Trust may purchase Additional Adjustable Rate Loans on the Closing Date and may purchase Subsequent Adjustable Rate Loans for a period of up to days thereafter. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Each Adjustable Rate Loan is a closed-end loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Adjustable Rate Loan is secured by a lien on the related real estate.

  The Initial Adjustable Rate Loans have Loan Rates subject to semiannual adjustment after an initial period of up to 36 months on the day of the month specified in the Adjustable Rate Loan (each such date, an "Adjustment Date"), to equal the sum of (i) the Six-Month LIBOR Index (as defined below) and (ii) a fixed percentage amount specified in the related Adjustable Rate Loan (the "Gross Margin"). The Loan Rates will not increase on any Adjustment Date by more than 2% per annum. All of the Initial Adjustable Rate Loans further provide that the Loan Rate will in no event be more than the fixed percentage set forth in the Adjustable Rate Loan (such rate, the "Maximum Loan Rate"). Each Initial Adjustable Rate Loan provides that in no event will the Loan Rate be less than a specified lifetime interest rate floor (such rate, the "Minimum Loan Rate").

Effective with the first payment due on an Initial Adjustable Rate Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Adjustable Rate Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. All of the Initial Adjustable Rate Loans were originated with a Loan Rate less than the sum of (i) the Six-Month LIBOR Index at the time the initial Loan Rate was established and (ii) the Gross Margin. The Six-Month LIBOR Index is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related Adjustable Rate Loan.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Adjustable Rate Loan is fully amortizing and provides for monthly payments, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such loan, computed on the simple interest method, (b) each Adjustable Rate Loan has its last scheduled payment due no later than May 2028, and (c) each Adjustable Rate Loan is secured by a lien on the related real estate. The Adjustable Rate Loans will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Adjustable Rate Loans will be appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus.

  For purposes of calculating the amount of principal payable on each Payment Date on the Class A-1A ARM and Class A-1B ARM Certificates, the Adjustable Rate Loans have been divided into Group I and Group II. This Prospectus Supplement provides information regarding the Initial Group I Adjustable Rate Loans and the Initial Group II Adjustable Rate Loans.

Group I Adjustable Rate Loans

  As of the Cut-off Date, the Initial Group I Adjustable Rate Loans had Loan
Rates ranging from   % to   % and a weighted average Loan Rate of   %. As of
the Cut-off Date, the weighted average Maximum Loan Rate of the Initial Group I
Adjustable Rate Loans was   %, with Maximum Loan Rates that range from  % to
  %. As of the Cut-Off Date, the Initial Group I Adjustable Rate Loans had a
weighted average gross margin of   % and gross margins ranging from   % to   %.
As of the Cut-off Date, the Initial Group I Adjustable Rate Loans had remaining
maturities of at least   months but not more than   months and original
maturities of at least   months but not more than   months. The Initial Group I
Adjustable Rate Loans had a weighted average term to scheduled maturity, as of
origination, of   months, and a weighted average term to scheduled maturity, as
of the Cut-off Date, of   months. The average principal balance per Initial
Group I Adjustable Rate Loan as of the Cut-off Date was $    and the principal
balances on the Initial Group I Adjustable Rate Loans as of the Cut-off Date
ranged from $    to $   . The Initial Group I Adjustable Rate Loans arise from
loans relating to real property located in   states and the District of
Columbia. By principal balance as of the Cut-off Date, approximately   % of the
Initial Group I Adjustable Rate Loans were secured by real property located in
California,   % in Maryland,   % in Ohio, 6.62% in Washington,   % in Colorado
and   % in Florida. No other state represented   % or more of the aggregate
Cut-off Date Principal Balance of the Initial Group I Adjustable Rate Loans.

  Set forth below is a description of certain additional characteristics of the Initial Group I Adjustable Rate Loans.

 Geographical Distribution of Mortgaged Properties--Initial Group I Adjustable
                                   Rate Loans

                                                                                 % of Initial
                                             % of Initial                          Group I
                                                Group I                           Adjustable
                                              Adjustable                          Rate Loans
                                              Rate Loans    Aggregate Principal by Outstanding
                                             by Number of         Balance         Principal
                          Number of Loans      Loans as      Outstanding as of  Balance as of
                         as of Cut-off Date of Cut-off Date    Cut-off Date      Cut-off Date
                         ------------------ --------------- ------------------- --------------
Alabama.................                              %       $                           %
Arizona.................
California..............
Colorado................
Delaware................
District Of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Nebraska................
Nevada..................
New Hampshire...........
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
                                ---             ------        --------------        ------
    Total...............                        100.00%       $                     100.00%
                                ===             ======        ==============        ======

          Years of Origination--Initial Group I Adjustable Rate Loans

                                                                % of Initial Group I
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1997....................                      $                              %
1998....................
1999....................
                                ---           --------------           ------
    Total...............                      $                        100.00%
                                ===           ==============           ======

  Distribution of Original Loan Amounts--Initial Group I Adjustable Rate Loans

                                                                    % of Initial
                                                                 Group I Adjustable
                                                                        Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
  Original Loan Amount    Number of Loans   Balance Outstanding     Balance as of
      (in Dollars)       as of Cut-off Date as of Cut-off Date      Cut-off Date
  --------------------   ------------------ ------------------- ---------------------
Less than$ 30,000.......                       $                             %
$ 30,000 to $ 39,999....
$ 40,000 to $ 49,999....
$ 50,000 to $ 59,999....
$ 60,000 to $ 69,999....
$ 70,000 to $ 79,999....
$ 80,000 to $ 89,999....
$ 90,000 to $ 99,999....
$100,000 to $109,999....
$110,000 to $119,999....
$120,000 to $129,999....
$130,000 to $139,999....
$140,000 to $149,999....
$150,000 to $159,999....
$160,000 to $169,999....
$170,000 to $179,999....
$180,000 to $189,999....
$190,000 to $199,999....
$200,000 to $249,999....
$250,000 to $299,999....
Greater than $299,999...
                                ---            -------------           ------
    Total...............                                   $           100.00%
                                ===            =============           ======

           Current Loan Rates--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal  Adjustable Rate Loans by
   Range of Loans by      Number of Loans   Balance Outstanding   Outstanding Principal
       Loan Rate         as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
   -----------------     ------------------ ------------------- --------------------------
Less than 7.000.........                      $                                 %
 7.001 to 8.000.........
 8.001 to 9.000.........
 9.001 to 0.000.........
10.001 to 1.000.........
11.001 to 2.000.........
12.001 to 3.000.........
13.001 to 3.250.........
                                ---           --------------              ------
    Total...............                              $                   100.00%
                                ===           ==============              ======

      Remaining Months to Maturity--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
  Months Remaining to                       Aggregate Principal  Adjustable Rate Loans by
   Scheduled Maturity     Number of Loans   Balance Outstanding   Outstanding Principal
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
  -------------------    ------------------ ------------------- --------------------------
331 to 360..............                      $                           100.00%
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

              Lien Position--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
                         as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
                         ------------------ ------------------- --------------------------
First Lien Position.....                      $                           100.00%
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

           Loan-to-Value Ratio--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Loan-to-Value Ratio      as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------ ------------------- --------------------------
20.01 to 30.00..........                      $                                 %
30.01 to 40.00..........
40.01 to 50.00..........
50.01 to 60.00..........
60.01 to 70.00..........
70.01 to 80.00..........
80.01 to 90.00..........
Over 90.00..............
                                ---           --------------              ------
    Total...............                             $                    100.00%
                                ===           ==============              ======

      Month of Next Rate Adjustment--Initial Group I Adjustable Rate Loans

                                                                         % of Initial Group I
                                                  Aggregate Principal   Adjustable Rate Loans
                                Number of Loans   Balance Outstanding  by Outstanding Principal
Month of Next Rate Adjustment  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-----------------------------  ------------------ ------------------- --------------------------
February 1999...............                        $                                 %
March 1999..................
April 1999..................
May 1999....................
June 1999...................
September 1999..............
October 1999................
December 1999...............
January 2000................
February 2000...............
March 2000..................
April 2000..................
May 2000....................
June 2000...................
July 2000...................
August 2000.................
September 2000..............
October 2000................
November 2000...............
December 2000...............
January 2001................
February 2001...............
June 2001...................
July 2001...................
August 2001.................
September 2001..............
October 2001................
November 2001...............
December 2001...............
January 2002................
                                      ---           --------------              ------
    Total...................                              $                     100.00%
                                      ===           ==============              ======

      Distribution of Gross Margin--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal   Adjustable Rate Loans
                          Number of Loans   Balance Outstanding  by Outstanding Principal
Gross Margin             as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
------------             ------------------ ------------------- --------------------------
Less than 4.499%........                      $
4.500 to 4.749%.........
4.750 to 4.999%.........
5.000 to 5.249%.........
5.250 to 5.499%.........
5.500 to 5.749%.........
5.750 to 5.999%.........
6.000 to 6.249%.........
6.250 to 6.499%.........
6.500 to 6.749%.........
6.750 to 6.999%.........
7.000 to 7.249%.........
7.250 to 7.499%.........
7.500 to 7.749%.........
7.750 to 7.999%.........
8.000 to 8.249%.........
8.250 to 8.499%.........
8.500 to 8.749%.........
8.750 to 8.999%.........
9.000 to 9.249%.........
9.250 to 9.499%.........
9.500 to 9.749%.........
Greater than 9.750%.....
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

           Maximum Loan Rates--Initial Group I Adjustable Rate Loans

                                                               % of Initial Group I
                                                              Adjustable Rate Loans
                         Number of Loans Aggregate Principal by Outstanding Principal
                          as of Cut-off  Balance Outstanding      Balance as of
Maximum Loan Rates            Date       as of Cut-off Date        Cut-off Date
------------------       --------------- ------------------- ------------------------
Less than 13.000%.......                   $                                %
13.000 to 13.249%.......
13.250 to 13.499%.......
13.500 to 13.749%.......
13.750 to 13.999%.......
14.000 to 14.249%.......
14.250 to 14.499%.......
14.500 to 14.749%.......
14.750 to 14.999%.......
15.000 to 15.249%.......
15.250 to 15.499%.......
15.500 to 15.749%.......
15.750 to 15.999%.......
16.000 to 16.249%.......
16.250 to 16.499%.......
16.500 to 16.749%.......
16.750 to 16.999%.......
17.000 to 17.249%.......
17.250 to 17.499%.......
17.500 to 17.749%.......
17.750 to 17.999%.......
18.000 to 18.249%.......
18.250 to 18.499%.......
18.500 to 18.749%.......
18.750 to 18.999%.......
19.000 to 19.249%.......
19.250 to 19.499%.......
Greater than 19.500%....
                               ---         --------------             ------
    Total...............                   $                          100.00%
                               ===         ==============             ======

           Minimum Loan Rates--Initial Group I Adjustable Rate Loans

                                                                 % of
                                                           Initial Group I
                                                           Adjustable Rate
                        Number of                               Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Minimum Loan Rates       off Date  as of Cut-off Date        Cut-off Date
------------------      ---------- ------------------- ------------------------
 Less than 7.250%......              $                                %
 7.250 to  7.499%......
 7.500 to  7.749%......
 7.750 to  7.999%......
 8.000 to  8.249%......
 8.250 to  8.499%......
 8.500 to  8.749%......
 8.750 to  8.999%......
 9.000 to  9.249%......
 9.250 to  9.499%......
 9.500 to  9.749%......
 9.750 to  9.999%......
10.000 to 10.249%......
10.250 to 10.499%......
10.500 to 10.749%......
10.750 to 10.999%......
11.000 to 11.249%......
11.250 to 11.499%......
11.500 to 11.749%......
11.750 to 11.999%......
12.000 to 12.249%......
12.250 to 12.499%......
Greater than 12.750%...
                           ---       --------------             ------
  Total................              $                          100.00%
                           ===       ==============             ======

Group II Adjustable Rate Loans

  As of the Cut-off Date, the Initial Group II Adjustable Rate Loans had Loan
Rates ranging from   % to   % and a weighted average Loan Rate of   %. As of
the Cut-off Date, the weighted average Maximum Loan Rate of the Initial Group
II Adjustable Rate Loans was   %, with Maximum Loan Rates that range from   %
to   %. As of the Cut-Off Date, the Initial Group II Adjustable Rate Loans had
a weighted average gross margin of   % and gross margins ranging from   % to
  %. As of the Cut-off Date, the Initial Group II Adjustable Rate Loans had
remaining maturities of at least    months but not more than    months and
original maturities of at least    months but not more than    months. The
Initial Group II Adjustable Rate Loans had a weighted average term to scheduled
maturity, as of origination, of    months, and a weighted average term to
scheduled maturity, as of the Cut-off Date, of    months. The average principal
balance per Initial Group II Adjustable Rate Loan as of the Cut-off Date was
$     and the principal balances on the Initial Group II Adjustable Rate Loans
as of the Cut-off Date ranged from $     to $    . The Initial Group II
Adjustable Rate Loans arise from loans relating to real property located in states and the District of Columbia. By principal balance as of the Cut-off
Date, approximately   % of the Initial Group II Adjustable Rate Loans were
secured by real property located in California,   % in Maryland,   % in Ohio,
  % in Washington,   % in Colorado and   % in Florida. No other state
represented   % or more of the aggregate Cut-off Date Principal Balance of the
Initial Group II Adjustable Rate Loans.

  Set forth below is a description of certain additional characteristics of the Initial Group II Adjustable Rate Loans.

 Geographical Distribution of Mortgaged Properties--Initial Group II Adjustable
                                   Rate Loans

                                                                                 % of Initial
                                             % of Initial                          Group II
                                               Group II                           Adjustable
                                              Adjustable                          Rate Loans
                                              Rate Loans    Aggregate Principal by Outstanding
                                             by Number of         Balance         Principal
                          Number of Loans      Loans as      Outstanding as of  Balance as of
                         as of Cut-off Date of Cut-off Date    Cut-off Date      Cut-off Date
                         ------------------ --------------- ------------------- --------------
Alabama.................                              %       $                           %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District Of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maryland................
Massachusetts...........
Michigan................
Mississippi.............
Missouri................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                                ---             ------        --------------        ------
    Total...............                        100.00%       $                     100.00%
                                ===             ======        ==============        ======

          Years of Origination--Initial Group II Adjustable Rate Loans

                                                                % of Initial Group II
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1997....................                      $                              %
1998....................
1999....................
                                ---           ---------------          ------
    Total...............                      $                        100.00%
                                ===           ===============          ======

 Distribution of Original Loan Amounts--Initial Group II Adjustable Rate Loans

                                                                % of Initial Group II
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
  Original Loan Amount    Number of Loans   Balance Outstanding     Balance as of
      (in Dollars)       as of Cut-off Date as of Cut-off Date      Cut-off Date
  --------------------   ------------------ ------------------- ---------------------
Less than$ 30,000.......                      $                              %
$ 30,000 to $ 39,999....
$ 40,000 to $ 49,999....
$ 50,000 to $ 59,999....
$ 60,000 to $ 69,999....
$ 70,000 to $ 79,999....
$ 80,000 to $ 89,999....
$ 90,000 to $ 99,999....
$100,000 to $109,999....
$110,000 to $119,999....
$120,000 to $129,999....
$130,000 to $139,999....
$140,000 to $149,999....
$150,000 to $159,999....
$160,000 to $169,999....
$170,000 to $179,999....
$180,000 to $189,999....
$190,000 to $199,999....
$200,000 to $209,999....
$210,000 to $219,999....
Greater than $220,000...
                                ---           --------------           ------
    Total...............                      $                        100.00%
                                ===           ==============           ======

           Current Loan Rates--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
   Range of Loans by      Number of Loans   Balance Outstanding   Outstanding Principal
       Loan Rate         as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
   -----------------     ------------------ ------------------- --------------------------
Less than 7.000.........                      $                                 %
7.001--8.000............
8.001--9.000............
9.001--10.000...........
10.001--11.000..........
11.001--12.000..........
12.001--13.000..........
Over 13.000.............
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

      Remaining Months to Maturity--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
  Months Remaining to                       Aggregate Principal  Adjustable Rate Loans by
   Scheduled Maturity     Number of Loans   Balance Outstanding   Outstanding Principal
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
  -------------------    ------------------ ------------------- --------------------------
331--360................                      $                           100.00%
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

             Lien Position--Initial Group II Adjustable Rate Loans

                                                       % of Initial Group II
                                 Aggregate Principal  Adjustable Rate Loans by
               Number of Loans   Balance Outstanding   Outstanding Principal
              as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
              ------------------ ------------------- --------------------------
First........                      $                           100.00%
                     ---           --------------              ------
    Total....                      $                           100.00%
                     ===           ==============              ======

          Loan-to-Value Ratio--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Loan-to-Value Ratio      as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------ ------------------- --------------------------
10.01--20.00............                      $                                 %
20.01--30.00............
30.01--40.00............
40.01--50.00............
50.01--60.00............
60.01--70.00............
70.01--80.00............
80.01--90.00............
Greater than 90.00......
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

     Month of Next Rate Adjustment--Initial Group II Adjustable Rate Loans

                                                                        % of Initial Group II
                                                  Aggregate Principal   Adjustable Rate Loans
                                Number of Loans   Balance Outstanding  by Outstanding Principal
Month of Next Rate Adjustment  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-----------------------------  ------------------ ------------------- --------------------------
January 1999................                        $                                 %
February 1999...............
March 1999..................
April 1999..................
May 1999....................
June 1999...................
September 1999..............
October 1999................
December 1999...............
January 2000................
February 2000...............
March 2000..................
April 2000..................
May 2000....................
June 2000...................
July 2000...................
August 2000.................
September 2000..............
October 2000................
November 2000...............
December 2000...............
January 2001................
February 2001...............
June 2001...................
July 2001...................
August 2001.................
September 2001..............
October 2001................
November 2001...............
December 2001...............
                                      ---           --------------              ------
    Total...................                        $                           100.00%
                                      ===           ==============              ======

      Distribution of Gross Margin--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal   Adjustable Rate Loans
                          Number of Loans   Balance Outstanding  by Outstanding Principal
Gross Margin             as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
------------             ------------------ ------------------- --------------------------
Less than 4.750%........                      $                                 %
4.750 to 4.999%.........
5.000 to 5.249%.........
5.250 to 5.499%.........
5.500 to 5.749%.........
5.750 to 5.999%.........
6.000 to 6.249%.........
6.250 to 6.499%.........
6.500 to 6.749%.........
6.750 to 6.999%.........
7.000 to 7.249%.........
7.250 to 7.499%.........
7.500 to 7.749%.........
7.750 to 7.999%.........
8.000 to 8.249%.........
8.250 to 8.499%.........
8.500 to 8.749%.........
8.750 to 8.999%.........
9.000 to 9.249%.........
9.250 to 9.499%.........
9.500 to 9.749%.........
Greater than 9.749%.....
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

           Maximum Loan Rates--Initial Group II Adjustable Rate Loans

                                                              % of Initial Group II
                                                              Adjustable Rate Loans
                         Number of Loans Aggregate Principal by Outstanding Principal
                          as of Cut-off  Balance Outstanding      Balance as of
Maximum Loan Rates            Date       as of Cut-off Date        Cut-off Date
------------------       --------------- ------------------- ------------------------
Less than 13.000%.......                   $                                %
13.000 to 13.249%.......
13.250 to 13.499%.......
13.500 to 13.749%.......
13.750 to 13.999%.......
14.000 to 14.249%.......
14.250 to 14.499%.......
14.500 to 14.749%.......
14.750 to 14.999%.......
15.000 to 15.249%.......
15.250 to 15.499%.......
15.500 to 15.749%.......
15.750 to 15.999%.......
16.000 to 16.249%.......
16.250 to 16.499%.......
16.500 to 16.749%.......
16.750 to 16.999%.......
17.000 to 17.249%.......
17.250 to 17.499%.......
17.500 to 17.749%.......
17.750 to 17.999%.......
18.000 to 18.249%.......
18.250 to 18.499%.......
18.500 to 18.749%.......
18.750 to 18.999%.......
19.000 to 19.249%.......
19.250 to 19.499%.......
19.500 to 19.749%.......
19.750 to 19.999%.......
Greater than 19.999%....
                               ---         --------------             ------
    Total...............                   $                          100.00%
                               ===         ==============             ======

           Minimum Loan Rates--Initial Group II Adjustable Rate Loans

                                                                 % of
                                                           Initial Group II
                                                           Adjustable Rate
                        Number of                               Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Minimum Loan Rates       off Date  as of Cut-off Date        Cut-off Date
------------------      ---------- ------------------- ------------------------
 Less than 7.250%......              $                                %
 7.250 to  7.499%......
 7.500 to  7.749%......
 7.750 to  7.999%......
 8.000 to  8.249%......
 8.250 to  8.499%......
 8.500 to  8.749%......
 8.750 to  8.999%......
 9.000 to  9.249%......
 9.250 to  9.499%......
 9.500 to  9.749%......
 9.750 to  9.999%......
10.000 to 10.249%......
10.250 to 10.499%......
10.500 to 10.749%......
10.750 to 10.999%......
11.000 to 11.249%......
11.250 to 11.499%......
11.500 to 11.749%......
11.750 to 11.999%......
12.000 to 12.249%......
12.250 to 12.499%......
12.500 to 12.749%......
Greater than 12.750%...
                           ---       ---------------            ------
  Total................              $                          100.00%
                           ===       ===============            ======

Delinquency Information

  The following table sets forth information relating to the Company's delinquency experience with respect to all home equity loans serviced by the Company. Not all such home equity loans are of the type to be included in the Loan Pool and thus the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the Loans. In addition, the Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant experience with respect to the performance of such loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                             Delinquency Experience

                                                              At December 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
Number of Loans Outstanding(1)...............................  114,399   65,355
Number of Loans Delinquent(2)(3)
  30-59 Days.................................................    2,390    1,141
  60-89 Days.................................................      670      283
  90 Days or More............................................      801      411
                                                              --------  -------
Total Loans Delinquent.......................................    3,861    1,835
Delinquencies as a Percent of Loans Outstanding(4)...........     3.38%    2.81%

--------
(1) Excludes defaulted loans not yet liquidated.
(2) A loan is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month. These tables do not include as delinquent the home equity loans of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of loans.

Because of the Company's limited historical experience with respect to the performance of home equity loans, no information has been included herein with respect to the Company's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of any Certificate will depend on the price paid by the Certificateholder and will be sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Loans, which may fluctuate significantly from time to time. The Loans generally may be prepaid in full or in part at any time.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Loan, to reduce the outstanding principal balance on the Loans) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Loans represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Loans represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home equity loans. Because the Loans have scheduled due dates throughout the calendar month, prepayments on the Loans would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Loans prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Loans prepaid after their respective due dates in the preceding month. In addition, liquidations of Defaulted Loans or the Servicer's exercise of its option to repurchase the entire remaining pool of Loans (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Under the Agreement, the Company has the option of substituting new loans for Loans
which are prepaid in full prior to      , 1999. See "Description of the
Certificates--Conveyance of Loans" herein. There is no assurance that the Company will exercise its option to make any such substitutions nor, should it desire to exercise such option, that loans meeting the eligibility criteria will be available therefor. To the extent any such substitutions are made, the impact on the Loan Pool and the Certificates of what would otherwise have constituted a Principal Prepayment will be averted.

  The Class A-1B ARM Certificates and the Class A-1 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Loans. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Loans will be paid to the Class A-1B ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Loans will be paid to the Class A-1 Certificateholders. The Company believes that the principal amount of Subsequent Loans to be purchased by the Trust will require the application of substantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subsequent Loans purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1B ARM Certificateholders and Class A-1 Certificateholders will receive some prepayment of principal.

  Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Certificates were priced using a prepayment assumption of, with respect to the Fixed-Rate Loans, 125% of the applicable Prepayment Assumption (as described below), and with respect to the Adjustable Rate Loans, 30% of CPR. There can be no assurance that the Loans will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the Loans will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and (in the absence of any liquidation loss principal amount adjustment) the Principal Balance of such Class, or in the case of the Class A-6 IO Certificates, the Notional Principal Amount, immediately following the preceding Payment Date. Interest on each Class of Certificates, other than the Class A-1A ARM and the Class A-1B ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-1A ARM and the Class A-1B ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on Certificates." As required by applicable state laws, interest paid by Obligors on the Loans is computed according to the simple interest method.

  The final scheduled payment date on the Initial Loan with the latest maturity
is in      .

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the related Loans on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the related Loans is paid. Principal payments on Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Loans).

  The rate of principal payments on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of Loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such home equity loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Loans are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer exercises its option to repurchase the Loans, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate
principal balance of the Initial Loans as of the Cut-off Date is $      and
such Loans have the characteristics set forth under "The Loans--Fixed-Rate Loans" and "The Loans--Adjustable Rate Loans;" (iv) the Initial Fixed-Rate Loans will, as of the Cut-off Date, be grouped into ten pools having the additional characteristics set forth below under "Assumed Initial Fixed-Rate Loan Characteristics" and the Additional and Subsequent Fixed-Rate Loans will, as of the Cut-off Date, be grouped into ten pools having the additional characteristics set forth below under "Assumed Additional and Subsequent Fixed-Rate Loan Characteristics;" (v) the Initial Group I Adjustable Rate Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Initial Group I Adjustable Rate Loan Characteristics" and the Additional and Subsequent Group I Adjustable Rate Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics;" (vi) the Initial Group I Adjustable Rate Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Initial Group I Adjustable Rate Loan Characteristics" and the Additional and Subsequent Group I Adjustable Rate Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics;" (vii) each Class of the Certificates (other than the Class A-6 IO Certificates) has an Original Principal Balance as shown on the cover page
of this Prospectus Supplement; (viii) the rate for one-month LIBOR is    %;
(ix) the Subsequent Loans will have their first scheduled payment date in     ;
(x) no interest shortfalls will arise in connection with prepayments in full of the Loans; (xi) no delinquencies or losses are experienced on the Loans;
(xii) distributions are made on the Certificates on the

15th day of each month, commencing in April 15, 1999; and (xiii) the Certificates are issued on March 18, 1999. No representation is made that the Loans will not experience delinquencies or losses.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models (each a "Prepayment Assumption") are used in this Prospectus Supplement, one for the Adjustable Rate Loans and the other for the Fixed-Rate Loans. Reference in this Prospectus Supplement to a "Prepayment Assumption" shall refer to the appropriate model, depending upon whether the reference is with respect to the Adjustable Rate Loans or the Fixed-Rate Loans.

  The percentages and weighted average life information for the Class A-1A ARM Certificates and the Class A-1B ARM Certificates in the following tables are based on a CPR model that assumes that the outstanding principal balance of the Group I Adjustable Rate Loans and the Group II Adjustable Rate Loans, respectively, will prepay at the percentages of CPR set forth in the Prepayment Scenarios table below.

  The Prepayment Assumption used for the Fixed-Rate Loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The "100% Prepayment Assumption" assumes a constant prepayment of 4% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month.

  It is not likely that the Loans will prepay at any constant percentage of the Prepayment Assumption or of the CPR to maturity or that all of the Loans will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                              Prepayment Scenarios

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Adjustable Rate Loans
 (1)....................
Fixed-Rate Loans (2)....

--------
(1) As a CPR percentage.
(2) As a percentage of the Prepayment Assumption.

                Assumed Initial Fixed-Rate Loan Characteristics

                                         Weighted      Weighted    Balloon Loan
                    Cut-off  Weighted    Average        Average      Weighted
                   Date Pool Average  Remaining Term Original Term   Average
                   Principal   Loan    to Maturity    to Maturity  Amortization
Pool                Balance    Rate      (months)      (months)        Term
----               --------- -------- -------------- ------------- ------------
1. ...............    $          %
2. ...............
3. ...............
4. ...............
5. ...............
6. ...............
7. ...............
8. ...............
9. ...............
10. ..............

       Assumed Additional and Subsequent Fixed-Rate Loan Characteristics

                                         Weighted      Weighted    Balloon Loan
                    Cut-off  Weighted    Average        Average      Weighted
                   Date Pool Average  Remaining Term Original Term   Average
                   Principal   Loan    to Maturity    to Maturity  Amortization
Pool                Balance    Rate      (months)      (months)        Term
----               --------- -------- -------------- ------------- ------------
 1. ..............    $          %
 2. ..............
 3. ..............
 4. ..............
 5. ..............
 6. ..............
 7. ..............
 8. ..............
 9. ..............
10. ..............

          Assumed Initial Group I Adjustable Rate Loan Characteristics

                                            Weighted  Weighted
                                             Average  Average
                          Cut-off  Weighted Remaining Original Weighted
                         Date Pool Average   Term to  Term to  Average                      Month(s)
                         Principal   Loan   Maturity  Maturity  Gross   Life Life  Periodic to Rate
Pool                      Balance    Rate   (months)  (months)  Margin  Cap  Floor   Cap     Change
----                     --------- -------- --------- -------- -------- ---- ----- -------- --------
1. .....................    $          %                           %      %     %      %
2. .....................
3. .....................
4. .....................

         Assumed Initial Group II Adjustable Rate Loan Characteristics

                                            Weighted  Weighted
                                             Average  Average
                          Cut-off  Weighted Remaining Original Weighted
                         Date Pool Average   Term to  Term to  Average                      Month(s)
                         Principal   Loan   Maturity  Maturity  Gross   Life Life  Periodic to Rate
Pool                      Balance    Rate   (months)  (months)  Margin  Cap  Floor   Cap     Change
----                     --------- -------- --------- -------- -------- ---- ----- -------- --------
1. .....................    $          %                           %      %     %      %
2. .....................
3. .....................
4. .....................

 Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics

                                            Weighted  Weighted
                                             Average  Average
                          Cut-off  Weighted Remaining Original Weighted
                         Date Pool Average   Term to  Term to  Average                      Month(s)
                         Principal   Loan   Maturity  Maturity  Gross   Life Life  Periodic to Rate
Pool                      Balance    Rate   (months)  (months)  Margin  Cap  Floor   Cap     Change
----                     --------- -------- --------- -------- -------- ---- ----- -------- --------
1. .....................    $          %                           %      %     %      %
2. .....................
3. .....................
4. .....................

Assumed Additional and Subsequent Group II Adjustable Rate Loan Characteristics

                                            Weighted  Weighted
                                             Average  Average
                          Cut-off  Weighted Remaining Original Weighted
                         Date Pool Average   Term to  Term to  Average                      Month(s)
                         Principal   Loan   Maturity  Maturity  Gross   Life Life  Periodic to Rate
Pool                      Balance    Rate   (months)  (months)  Margin  Cap  Floor   Cap     Change
----                     --------- -------- --------- -------- -------- ---- ----- -------- --------
1. .....................    $          %                           %      %     %      %
2. .....................
3. .....................
4. .....................

  Based on the foregoing assumptions, the following tables indicated the projected weighted average lives of each Class of Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, under the indicated Prepayment Scenarios.

       Percentage of the Original Principal Balance of the Class A-1A ARM
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-1A ARM Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1A ARM Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1A ARM Certificate.

       Percentage of the Original Principal Balance of the Class A-1B ARM
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-1B ARM Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1B ARM Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1B ARM Certificate.

         Percentage of the Original Principal Balance of the Class A-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

 Percentage of the Original Principal Balance of the Class A-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

 Percentage of the Original Principal Balance of the Class A-3 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

 Percentage of the Original Principal Balance of the Class A-4 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-4 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Certificate.

 Percentage of the Original Principal Balance of the Class A-5 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class A-5 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-5 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-5 Certificate.

         Percentage of the Original Principal Balance of the Class M-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
April 15, 2011..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

 Percentage of the Original Principal Balance of the Class M-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
April 15, 2011..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class M-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Certificate.

         Percentage of the Original Principal Balance of the Class B-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

         Percentage of the Original Principal Balance of the Class B-2A
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
April 15, 2011..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class B-2A Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2A Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2A Certificate.

         Percentage of the Original Principal Balance of the Class B-2
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
April 15, 2011..........
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class B-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Certificate.

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

Ratio of Earnings to Fixed Charges for the Company

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years ended December 31, 1997 and the nine months ended September 30, 1998. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                    Nine Months
                                                                       Ended
                                           Year Ended December 31,   Sept 30,
                                           ------------------------ -----------
                                           1993 1994 1995 1996 1997    1998
                                           ---- ---- ---- ---- ---- -----------
Ratio of Earnings to Fixed Charges........ 4.81 7.98 7.90 5.44 3.94    (.53)*

--------
* On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights. As a result, the ratio of earnings (losses) to fixed charges was less than 1.00 for the nine months ended September 30, 1998 and earnings were inadequate to cover fixed charges for such period. The amount of the coverage deficiency for such period was $251,600,000.

Recent Developments

  The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

General

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "--Registration of the Certificates" below. The Trust consists primarily of the Loans and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, amounts held in the Certificate Account and the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Certificateholders.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "--Registration of the Certificates" below. The first Payment Date for the Certificates will be in April 1999. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

Conveyance of Loans

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial and Additional Loans, including all principal and interest received on or with respect to such Loans (other than receipts of principal and interest due on such Loans before the Cut-off Date).
The Agreement permits the Trust to purchase up to approximately $     aggregate
principal balance of Subsequent Loans on or within 90 days after the Closing Date on one or more closing dates (each a "Subsequent Transfer Date"). See "-- Conveyance of Subsequent Loans and Pre-Funding Account" below.

  On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with each conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Loans will be described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list will include the amount of monthly payments due on each Loan as of the date of issuance of the Certificates, the Loan Rate on each Loan and the maturity date of each Loan. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Loans to the Trust, the Company will have completed a review of all the Loan files, confirming the accuracy of each item on the list of Loans delivered to the Trustee. Any Loan discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Loan, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Loans and any other documents contained in the Loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Loans to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  Dorsey & Whitney LLP, counsel to the Company, will render an opinion to the Trustee that the transfer of the Loans from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Loans from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Loans to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Loan, including that: (a) for each Loan other than the Subsequent Loans, as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) for each Subsequent Loan, as of the respective Subsequent Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (c) no provision of a Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Loan file and reflected on the list of Loans delivered to the Trustee; (d) each Loan is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (e) no Loan is subject to any right of rescission, set-off, counterclaim or defense; (f) each Loan was originated by a home equity lender in the ordinary course of its business or was originated by the Company directly; (g) no Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Loan complies with all requirements of law; (i) no Loan has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Loan creates a valid and perfected lien on the related real estate; (k) all parties to each Loan had full legal capacity to execute such Loan; (l) no Loan has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Loan to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Loan (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Loan, and the Company has not waived any of the foregoing; (n) each Loan is a fully-amortizing loan and provides for level monthly payments based on its applicable Loan Rate, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such Loan; (o) each Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Loan set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Loan;
(r) each Loan was originated or purchased in accordance with the Company's then-current underwriting guidelines; and (s) each Loan is a "qualified mortgage" under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

  The Company will also make certain representations and warranties with respect to the Loans in the aggregate, including that (i) each Loan (other than
the Adjustable Rate Loans) has a contractual rate of interest of at least   %;
(ii) no Loan had a remaining term to maturity at origination of more than 360 months; (iii) no more than 1% of the Loans, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code;
(iv) no more than 5.0% of the Loans, by principal balance as of the Cut-off Date, were originated by any one lender; and (v) no adverse selection procedures were employed in selecting the Loans from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Loans. See "--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price, any Loan that is materially and adversely affected by a breach of a representation and warranty with respect to such Loan made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Loan to be so repurchased or with respect to a Liquidated Loan, means the outstanding principal balance of such Loan (without giving effect to any Advances made by the Servicer or the Trustee), plus interest on such Loan at the Pass-Through Rate (which will be the weighted average of the Pass-Through Rates of the related Classes of Certificates) from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Loans (but not with respect to any other breach by the Company of its obligations under the Agreement).

  In lieu of repurchasing a Loan as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Loan (as defined below) for the Loan that it is otherwise obligated to repurchase (referred to herein as the "Replaced Loan"). An Eligible Substitute Loan is a Loan that satisfies, as of the date of its substitution, the representations and warranties specified in
Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Loan, has a Loan Rate that is at least equal to the Loan Rate of the Replaced Loan and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Loan. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Loan exceeds the Scheduled Principal Balance of the Loan being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

  Under the Agreement, the Company may, at its option, substitute new loans for
Loans which are prepaid in full prior to      , 1999. Any such substitute loans
shall constitute Eligible Substitute Loans and must be substituted prior to the Determination Date immediately following the calendar month in which the prepayment was received by the Servicer. In the event the aggregate amount of principal received in respect of Loans prepaid in full in a given calendar month exceeds the aggregate of the Scheduled Principal Balances of Eligible Substitute Loans substituted therefor, such excess shall be distributed to Certificateholders on the related Payment Date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that the Company will opt to make any such substitutions nor, should it desire to exercise such option, that Eligible Substitute Loans will be available therefor.

  Pursuant to the Agreement, the Servicer will service and administer the Loans conveyed and assigned to the Trustee as more fully set forth below.

Conveyance of Subsequent Loans and Pre-Funding Account

  An account (the "Pre-Funding Account") will be established by the Trustee and
funded by the Company with up to approximately $     (the "Pre-Funded Amount")
on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Loans. The Pre-Funding Account will be used to purchase Subsequent Loans during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000, (ii) 90 days after the Closing Date or (iii) the date on which an Event of Termination occurs under the Agreement (the "Funding Period"). The Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Loans in accordance with the Agreement.

  Under the Agreement, the Trust will be obligated to purchase Subsequent Loans from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Loans purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Loans will increase by an amount equal to the aggregate principal balance of the Loans so purchased and the amount in the Pre-Funding Account will decrease accordingly.

  Any Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class A-1B ARM Certificates and the Class A-1 Certificates. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Loans will be paid to the Class A-1B ARM Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Fixed-Rate Loans will be paid to the Class A-1 Certificateholders. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Loans purchased by the Trust will require the application of substantially all of the related Pre-Funded Amount (as defined herein) and that there should be no material amount of principal prepaid to the Class A-1B ARM Certificateholders or the Class A-1 Certificateholders from the Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Loans with an aggregate principal balance identical to the remaining Pre-Funded Amount.

  Any conveyance of Subsequent Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Loans in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Loans must satisfy the following criteria: (i) no Subsequent Loan may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Loan may not exceed 360 months; (iii) each Subsequent Loan must have been underwritten in accordance with the Company's standard underwriting criteria; (iv) as a result of the purchase of the Subsequent Loans, the weighted average loan to value ratio of the Loan Pool will not be more than 200 basis points more than such ratio with respect to the Initial Loans; (v) as a result of the purchase of the Subsequent Loans, the Class A Certificates will not receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described herein.

Payments on Loans

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository institution (initially U.S. Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch (if rated by Fitch), and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;
(iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by S&P and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P and Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least A-1+ by S&P and at least F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Loans, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Loans, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Loans which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Loans repurchased, or upon substitution for a Loan otherwise required to be repurchased, as a result of a breach of representations or warranties under the Agreement, as described under "Description of the Certificates--Conveyance of Loans," shall be paid into the Certificate Account.

  On the second Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Loans required to be repurchased on such Payment Date, or any amounts required to be deposited upon substitution for any Loan otherwise required to be repurchased on such Payment Date, as a result of a breach of representations and warranties under the Agreement.

  On each Payment Date the Trustee will withdraw the Amount Available from the Certificate Account and make the following payments, in the following order of priority:

       (a) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

       (b) to pay interest and principal on the Certificates, in the manner and the order of priority described below;

       (c) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

       (d) to pay any Class B-2A Additional Principal Distribution Amount, as described under "--Distributions on Certificates--Class B-2A Principal" below;

       (e) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Loans made in respect of current or prior Payment Dates;

       (f) to reimburse the holder of the Class C Certificates for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

       (g) to reimburse the Company for any prior unreimbursed Class B-2 Guaranty Payments;

       (h) to pay the Class B-3I Distribution Amount on the Class B-3I Certificates; and

       (i) to pay any remaining amounts to the holder of the Class C
  Certificates.

  The Scheduled Principal Balance of a Loan with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance as of any Payment Date is the aggregate of the Scheduled Principal Balances of Loans comprising the Loan Pool that were outstanding during the preceding Due Period. A Liquidated Loan is a defaulted Loan as to which all amounts that the Servicer expects to recover on account of such Loan have been received.

Distributions on Certificates

  On each Payment Date, distributions on the Certificates in respect of the Amount Available will be made to the holders of the Class A Certificates, the Class M Certificates and the Class B Certificates, in the manner described below. Distributions of interest and principal on the Certificates will be made primarily from amounts available in respect of the Loans.

  Certificateholders will be entitled to receive on each Payment Date commencing in April 1999, to the extent that the Amount Available (as defined herein) in the Certificate Account (together with, in the case of the Class B-2 Certificates, the Class B-2 Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class M and Class B Certificateholders to receive distributions in respect of the Amount Available are subordinated to the rights of the Class A Certificateholders; the rights of the Class M-2 and Class B Certificateholders to receive such distributions are further subordinated to the rights of the Class M-1 Certificateholders; the rights of the Class B Certificateholders to receive such distributions are further subordinated to the rights of the Class M-2 Certificateholders; the rights of the Class B-2A and Class B-2 Certificateholders to receive such distributions are further subordinated to the rights of the Class B-1 Certificateholders; and the rights of the Class B-2 Certificateholders to receive such distributions are further subordinated to the rights of the Class B-2A Certificateholders. Distributions will be made on each Payment Date commencing in April 1999 to holders of record on the related Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

  See "Payments on Loans" above for a detailed description of the amounts on deposit in the Certificate Account that will constitute the Amount Available on each Payment Date. The Amount Available will consist primarily of payments made on or in respect of the Loans and will include amounts payable, subject to the subordination described herein, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee, and to the Class B-3 and Class C Certificateholders.

 Interest on the Class A, Class M-1, Class M-2 and Class B-1 Certificates.

  Interest will be distributable first to each Class of Class A Certificates concurrently, then to the Class M-1 Certificates, then to the Class M-2 Certificates and then to the Class B-1 Certificates. Interest on the outstanding Class A Principal Balance (or, in the case of the Class A-6 IO Certificates, on the Notional Principal Amount), Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, as applicable, will accrue at the related Pass-Through Rate from March 18, 1999, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date. Interest on each Class of Class A Certificates, other than the Class A-1A ARM and Class A-1B ARM Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-1A ARM and Class A-1B ARM Certificates will be computed on the basis of actual days elapsed in a 360-day year. The "Principal Balance" of a Class of Certificates (other than the Class A-6 IO Certificates, which has no Principal Balance) as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed in respect of principal of such Class. The "Class A Principal Balance" as of any Payment Date is the sum of the Class A-1A ARM Principal Balance, the Class A-1B ARM Principal Balance, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance. The "Class M Principal Balance" as of any Payment Date is the sum of the Class M-1 Principal Balance and the Class M-2 Principal Balance. The "Class M-1 Adjusted Principal Balance" as of any Payment Date is the Class M-1 Principal Balance less any Class M-1 Liquidation Loss Amount (described below under "Losses on Liquidated Loans"). The "Class M-2 Adjusted Principal Balance" as of any Payment Date is the Class M-2 Principal Balance less any Class M-2 Liquidation Loss Amount (described below under "Losses on Liquidated Loans"). The "Class B Principal Balance" as of any Payment Date is the sum of the Class B-1 Principal Balance, the Class B-2A Principal Balance and the Class B-2 Principal Balance. The "Class B-1 Adjusted Principal Balance" as of any Payment Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Amount (described below under "Losses on Liquidated Loans").

  The Pass-Through Rates for the Class A (other than the Class A-1A ARM and Class A-1B ARM), Class M and Class B-1 Certificates are set forth on the cover of this Prospectus Supplement.

  The Class A-1A ARM Pass-Through Rate is a floating rate equal to the lesser of one-month LIBOR plus the Class A-1A Pass-Through Margin or the Available Funds Pass-Through Rate, but in no case more than 14%. The Class A-1A Pass-Through Margin will equal % per annum on each Payment Date on which the Pool Scheduled Principal Balance is 10% or more of the Cut-off Date Pool Principal Balance, and % per annum on each Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. The Class A-1B ARM Pass-Through Rate is a floating rate equal to the lesser of one-month LIBOR plus the Class A-1B Pass-Through Margin or the Available Funds Pass-Through Rate, but in no case more than 14%. The Class A-1B Pass-Through Margin will equal % per annum on each Payment Date on which the Pool Scheduled Principal Balance is 10% or more of the Cut-off Date Pool Principal Balance, and % per annum on each Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. The Available Funds Pass-Through Rate for any Payment Date will be a rate per annum equal to the weighted average of the Expense Adjusted Loan Rates on the then outstanding Adjustable Rate Loans. The Expense Adjusted Loan Rate on any Adjustable Rate Loan is equal to the then applicable Loan Rate thereon, minus the Expense Fee Rate. The Expense Fee Rate is 0.50%. One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Calculation of One-Month LIBOR" below.

  Interest will be calculated on the Class HE: A-6 IO Certificates on each Payment Date based on the Notional Principal Amount, which for the first 24 Payment Dates is equal to $120,000,000 (or the Class A Principal Balance for such Payment Date, if less), and will thereafter equal zero. The Notional Principal Amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular Payment Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of a Class of Class A Certificates, Class M-1 Certificates, Class M-2 Certificates or Class B-1 Certificates, after payment of interest on each Class of Certificates that is senior to such Class of Certificates (the Class A Certificates being treated as a single Class for this purpose), the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate, to the extent legally permissible.

 Principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates.

  The Class A (other than the Class A-6 IO Certificates, which will receive no distributions of principal), Class M-1, Class M-2 and Class B-1 Certificates will be entitled to receive on each Payment Date distributions of principal in the order of priority set forth and as otherwise described below, to the extent of the Amount Available in the Certificate Account after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance.

  Holders of the Class A-1A ARM Certificates and the Class A-1B ARM Certificates will be entitled to receive, as payments of principal, an amount equal to the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount, respectively. The "Group I ARM Formula Principal Distribution Amount" on or before the Payment Date on which the Class A-1A ARM Certificates have been paid in full will generally be equal to the lesser of (A) the Class A-1A ARM Principal Balance or (B) the sum of the following:

       (i) all scheduled payments of principal due on each outstanding Group I Adjustable Rate Loan during the related Due Period;

       (ii) the Scheduled Principal Balance of each Group I Adjustable Rate Loan which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties;

       (iii) the Scheduled Principal Balance of each Group I Adjustable Rate Loan that became a Liquidated Loan during the related Due Period;

       (iv) all partial Principal Prepayments applied and Principal Prepayments in Full received on each Group I Adjustable Rate Loan during the related Due Period; and

       (v) on any Payment Date which is on or after the Payment Date on which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been paid in full, a pro rata portion (based on the Class A-1A ARM Principal Balance versus the Class A-1B ARM Principal Balance) of (a) the Senior Percentage times the sum of the amounts described in clause (A) of the definition of the Formula Principal Distribution Amount less (b) the amount, if any, to be distributed in payment of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates on such Payment Date.

  The "Group II ARM Formula Principal Distribution Amount" on or before the Payment Date on which the Class A-1B ARM Certificates have been paid in full will generally be equal to the lesser of (A) the Class A-1B ARM Principal Balance or (B) the sum of the following:

       (i) all scheduled payments of principal due on each outstanding Group II Adjustable Rate Loan during the related Due Period;

       (ii) the Scheduled Principal Balance of each Group II Adjustable Rate Loan which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties;

       (iii) the Scheduled Principal Balance of each Group II Adjustable Rate Loan that became a Liquidated Loan during the related Due Period;

       (iv) all partial Principal Prepayments applied and Principal Prepayments in Full received on each Group II Adjustable Rate Loan during the related Due Period; and

       (v) on any Payment Date which is on or after the Payment Date on which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been paid in full, a pro rata portion (based on the Class A-1B ARM Principal Balance versus the Class A-1A ARM Principal Balance) of (a) the Senior Percentage times the sum of the amounts described in clause (A) of the definition of the Formula Principal Distribution Amount less (b) the amount, if any, to be distributed in payment of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates on such Payment Date.

  The "Scheduled Principal Balance" of a Loan with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giving effect to any previous partial Principal Prepayments applied and to the scheduled payment due on such Due Date, and after giving effect to any adjustments due to bankruptcy or similar proceedings.

  The Class A-6 IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

  Holders of the Class A Certificates (other than the Class A-1A ARM Certificates, the Class A-1B ARM Certificates and the Class A-6 IO Certificates), the Class M-1 Certificates, the Class M-2 Certificates and the Class B-1 Certificates will be entitled to receive, as payments of principal, an amount equal to the Senior Percentage or the Class B Percentage, as applicable, of the "Formula Principal Distribution Amount," which is (A) the sum of (i) all scheduled payments of principal due on each outstanding Loan during the related Due Period, (ii) the Scheduled Principal Balance of each Loan which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period in respect of Loans, (iv) the Scheduled Principal Balance of each Loan that became a Liquidated Loan during the related Due Period and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance, minus (B) the sum of those portions of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount described in clauses (B)(i) through (iv) of the respective definitions thereof. When the Principal Balance of a Class of Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The "Senior Percentage" for any Payment Date prior to the Class B Cross-over Date (as described below), and for any Payment Date on or after the Class B Cross-over Date on which any Class B Principal Distribution Test (as described below) has not been satisfied, will equal 100%. On each Payment Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test has been satisfied on such Payment Date, the Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance (excluding the Class A-1A ARM Principal Balance and the Class A-1B ARM Principal Balance) and the Class M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of the Loans (excluding the Adjustable Rate Loans) for the immediately preceding Payment Date.

  The "Pool Scheduled Principal Balance" as of any Payment Date is the aggregate of the Scheduled Principal Balances of Loans that were outstanding during the preceding Due Period. A "Liquidated Loan" is a defaulted Loan as to which all amounts that the Servicer expects to recover on account of such Loan have been received.

  The Senior Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available, after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, as follows: (i) that portion, if any, of the Senior Percentage of the Formula Principal Distribution Amount equal to the Class A-5 Lockout Pro Rata Distribution Amount will be distributed to the Class A-5 Certificateholders; and (ii) the remainder of the Senior Percentage of the Formula Principal Distribution Amount will be distributed in the following order: first, to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero, then to the Class A-5

Certificateholders until the Class A-5 Principal Balance has been reduced to zero, then to the Class M-1 Certificateholders until the Class M-1 Principal Balance has been reduced to zero and then to the Class M-2 Certificateholders until the Class M-2 Principal Balance has been reduced to zero.

  The "Class A-5 Lockout Pro Rata Distribution Amount," as to any Payment Date, is an amount equal to the lesser of:

       (a) the product of (1) the Class A-5 Lockout Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class A-5 Principal Balance immediately preceding such Payment Date and the denominator of which is the Class A Principal Balance (excluding the Class A-1A ARM Principal Balance and the Class A-1B ARM Principal Balance) immediately preceding such Payment Date, and (B) the Senior Percentage of the Formula Principal Distribution Amount for such Payment Date, and

       (b) the Class A-5 Principal Balance immediately preceding such Payment Date.

  The "Class A-5 Lockout Percentage," as to any Payment Date occurring during the periods set forth below, is the percentage designated as such as follows:

                                                                  Class A-5
   Period (dates inclusive)                                   Lockout Percentage
   ------------------------                                   ------------------
   April 1999 through March 2001.............................          0%
   April 2001 through March 2003.............................         20%
   April 2003 through March 2004.............................         80%
   April 2004 through March 2005.............................        100%
   April 2005 and thereafter.................................        300%

  Payments of principal on the Class B-l Certificates will not commence until the Class B Cross-over Date, and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). The "Class B Cross-over Date" will be the earlier of (A) the Payment Date on which the Class M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or after the Payment Date in April 2002 on which the fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, is equal to or greater than 15.3%.

  On each Payment Date on or after the Class B Cross-over Date and prior to the Payment Date on which the Class A Principal Balance and the Class M Principal Balance have been reduced to zero, holders of Class B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class B Principal Distribution Test") is satisfied on such Payment
Date: (i) the average of the Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 10%; (ii) the average of the Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 12%; (iii) the Cumulative Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 7.5%; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.0%; and (v) (a) the sum of the Class B Principal Balance plus the amount, if any, by which the Aggregate Certificate Principal Balance exceeds the Pool Scheduled Principal Balance as of the immediately preceeding Payment Date, divided by (b) the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, must be equal to or greater than 15.3%.

  On each Payment Date on which the Class B Certificates are eligible to receive distributions of principal, the Class B Percentage of the Formula Principal Distribution Amount will be paid to the Class B-1 Certificateholders to the extent of the Amount Available, after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance and all principal then due on the Class A Certificates and Class M Certificates, until the Class B-l Principal Balance has been reduced to zero.

  The "Class B Percentage" for any Payment Date will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

  Notwithstanding the foregoing, on any Payment Date as to which there is a Class A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance plus the Pre-Funded Amount is less than the Class A Principal Balance), the remaining Amount Available, after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, will be distributed pro rata to each Class of Class A Certificates based on the Principal Balance of each Class (but in no event will such amount exceed the Principal Balance of any such Class).

  If, as to any Payment Date, the remaining Amount Available, after payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, is less than the sum of the Group I ARM Formula Principal Distribution Amount, the Group II ARM Formula Principal Distribution Amount and the Senior Percentage of the Formula Principal Distribution Amount the amounts to be distributed to the Class A-1A ARM Certificateholders and Class A-1B ARM Certificateholders, on the one hand, and the remaining Class A Certificateholders, Class M-1 Certificateholders and Class M-2 Certificateholders, on the other, will be allocated pro rata based upon the respective portions of the Amount Available that would have been distributed to the Class A, Class M-1 and Class M-2 Certificateholders, as described above, had the remaining Amount Available been sufficient therefor.

 Class B-2A Interest

  Interest on the outstanding Class B-2A Adjusted Principal Balance will accrue from March , 1999, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year composed of twelve 30-day months.

  To the extent of the remaining Amount Available, if any, for a Payment Date after payment of all interest and principal then payable on the Class A, Class M and Class B-1 Certificates, interest will be paid to the Class B-2A Certificateholders on such Payment Date at the Class B-2A Pass-Through Rate on the then outstanding Class B-2A Adjusted Principal Balance. The Class B-2A Pass-Through Rate is set forth on the cover of this Prospectus Supplement. The "Class B-2A Principal Balance" is the Original Class B-2A Principal Balance less all amounts previously distributed to the Class B-2A Certificateholders in respect of principal. The "Class B-2A Adjusted Principal Balance" as of any Payment Date is the Class B-2A Principal Balance less any Class B-2A Liquidation Loss Amount (described below under "Losses on Liquidated Loans").

  In the event that, on a particular Payment Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B-2A Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2A Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2A Pass-Through Rate.

 Class B-2A Principal

  Except for payment of any Class B-2A Additional Principal Distribution Amount, as described below, payment of principal on the Class B-2A Certificates will not commence until the Payment Date on which the Class B-1 Principal Balance has been reduced to zero (the "Class B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of all interest and principal on the Class A and Class M Certificates and all interest on the Class B-2A Certificates, to the Class B-2A Certificateholders until the Class B-2A Principal Balance has been reduced to zero.

  The Class B-2A Certificateholders will also be entitled to receive additional distributions in respect of principal (each a "Class B-2A Additional Principal Distribution Amount") on each Payment Date to the extent there is any Amount Available remaining after payment of all interest and principal on the Class A, Class M and Class B Certificates and the Monthly Servicing Fee to the Servicer for such Payment Date. The Class B-2A Additional Principal Distribution Amount for any Payment Date will be equal to the lesser of (i) one-half of such remaining Amount Available, and (ii) the amount necessary to reduce the Class B-2A Principal Balance to zero (after taking into account any distributions to made pursuant to the preceding paragraph).

 Class B-2 Interest.

  Interest on the outstanding Class B-2 Principal Balance will accrue from March , 1999, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

  To the extent of (i) the remaining Amount Available, if any, for a Payment Date after payment of all interest and (except for anyClass B-2A Additional Principal Distribution Amount) principal then payable on the Class A, Class M-1, Class M-2, Class B-1 and Class B-2A Certificates, and (ii) the Class B-2 Guaranty Payment, if any, for such date, interest will be paid to the Class B-2 Certificateholders on such Payment Date at the Class B-2 Pass-Through Rate on the then outstanding Class B-2 Principal Balance. The Class B-2 Pass-Through
Rate is   %, subject to a maximum rate equal to the weighted average of the
Loan Rates on the Loans. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less all amounts previously distributed to the Class B-2 Certificateholders (including any Class B-2 Guaranty Payments) in respect of principal.

  In the event that, on a particular Payment Date, the remaining Amount Available in the Certificate Account plus any amounts actually paid under the Class B-2 Limited Guaranty are not sufficient to make a full distribution of interest to the Class B-2 Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 Pass-Through Rate.

 Class B-2 Principal.

  Except for payments of the Class B-2 Liquidation Loss Principal Amount, payments of principal on the Class B-2 Certificates will not commence until the Payment Date on which the Class B-1 and the Class B-2A Principal Balances have been reduced to zero (the "Class B-1 and B-2A Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available, after payment of all interest and principal then due on the Class A and Class M Certificates, and any amounts actually paid under the Class B-2 Limited Guaranty, in each case after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class B-2 Certificateholders will be entitled to receive, pursuant to the Class B-2 Limited Guaranty, the Class B-2 Liquidation Loss Principal Amount until the Class B-2 Principal Balance has been reduced to zero.

Calculation of One-Month LIBOR

  "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. Notwithstanding the foregoing, however, LIBOR for a Payment Date shall not be based on LIBOR for the prior Payment Date for three consecutive Payment Dates. If, under the priorities described above, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the second consecutive Payment Date, the Calculation Agent shall select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party. The "Calculation Agent" will initially be the Trustee.

Subordination of Class M Certificates and Class B Certificates

  The rights of the holders of the Class M Certificates and Class B Certificates to receive distributions with respect to the Loans, as well as any other amounts constituting Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Loans.

  A portion of the protection afforded to the holders of the Class A Certificates by means of the subordination of the Class M and Class B Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive on any Payment Date the amount of interest due on the Class A Certificates, including any interest due on a prior Payment Date but not received, prior to any distribution being made on a Payment Date in respect of interest on the Class M and Class B Certificates. Thereafter, any remaining Amount Available in the Certificate Account will be applied to the payment of interest due on the Class M-1 Adjusted Principal Balance, then interest due on the Class M-2 Adjusted Principal Balance and then interest due on the Class B-1 Adjusted Principal Balance.

  After payment of all interest then accrued on the Class A Principal Balance, Class A-6 IO Notional Principal Amount, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance as aforesaid, any remaining Amount Available will be distributed in the following order of priority, to the extent sufficient therefor: first, the Senior Percentage or the Class B Percentage, as applicable, of the Formula Principal Distribution Amount will be distributed to the Class A, Class M and Class B-1 Certificateholders in the order of priority described under "Principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates"; second, any unpaid Class M-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Loans") will be distributed to the Class M-1 Certificateholders; third, any unpaid Class M-2 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Loans") will be distributed to the Class M-2 Certificateholders; and, fourth, any unpaid Class B-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Loans") will be distributed to the Class B-1 Certificateholders.

  The rights of the holders of the Class B-2A Certificates to receive distributions with respect to the Loans and other amounts in the Certificate Account will be subordinated to such rights of the holders of the Class A Certificates, Class M Certificates and Class B-1 Certificates. Thus, the Class B-2A Certificateholders will be entitled to distributions of interest and principal on the Class B-2A Certificates only after distributions of all interest and principal then payable on the Class A, Class M and Class B-1 Certificates.

  If a Class B-2 Liquidation Loss Amount is realized for any Payment Date and the Company fails to pay such amount pursuant to its Class B-2 Limited Guaranty, the Class B-2 Certificateholders may incur losses on their investment in the Class B-2 Certificates to the extent such losses are not made up from future payments on the Loans or the Class B-2 Limited Guaranty.

Losses on Liquidated Loans

  As described above, the distribution of principal to the Class A Certificateholders is intended to include the Senior Percentage of the Scheduled Principal Balance of each Loan (other than the Adjustable Rate Loans) that became a Liquidated Loan during the preceding Due Period and the Scheduled Principal Balance of each Adjustable Rate Loan that became a Liquidated Loan during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Loan are less than the Scheduled Principal Balance of such Liquidated Loans plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholder, then the Class B-3I Certificateholder, then the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), then the Class B-2 Certificateholders, then the Class B-2A Certificateholders, then the Class B-1 Certificateholders, then the Class M-2 Certificateholders and then the Class M-1 Certificateholders, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. Likewise, to the extent the Class M-1 Certificateholders, the Class M-2 Certificateholders or the Class B-1 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

  In the event the Amount Available for any Payment Date is insufficient to distribute the full Formula Principal Distribution Amount for such Payment Date to the Certificateholders, the aggregate outstanding Principal Balance of the Certificates will decline on that Payment Date by an amount less than the decline in the Pool Scheduled Principal Balance for that Payment Date. Because of the Class B-2A Additional Principal that will be paid on each Payment Date, assuming that the Amount Available is sufficient therefor, it is unlikely that distributions of principal on one or more Payment Dates of less than the Formula Principal Distribution Amount for the Payment Dates would result in the aggregate outstanding Principal Balance of the Certificates being greater than the Pool Scheduled Principal Balance. Nevertheless, severe losses and delinquencies on the Loan Pool will create such a deficiency. In such event, the amount of such deficiency (the "Liquidation Loss Amount") would be allocated first to the Class B-2 Certificates (the "Class B-2 Liquidation Loss Amount"), and the Company would be obligated to pay the amount of such Class B-2 Liquidation Loss Amount to the

Class B-2 Certificateholders pursuant to the Class B-2 Limited Guaranty. If on any Payment Date the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class B-1 Principal Balance and the Class B-2A Principal Balance, were equal to the Pool Scheduled Principal Balance, no further Liquidation Loss Amounts could be allocated to the Class B-2 Certificates and any further Liquidation Loss Amounts would be allocated to reduce the Class B-2A Adjusted Principal Balance (a "Class B-2A Liquidation Loss Amount"). If the Class B-2A Adjusted Principal Balance were reduced to zero, no further Liquidation Loss Amounts would be allocated to the Class B 2-A Certificates and any further Liquidation Loss Amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Amount"). If the Class B-1 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-2 Adjusted Principal Balance (a "Class M-2 Liquidation Loss Amount"). If the Class M-2 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Amount"). Any such Liquidation Loss Amounts would be reduced on subsequent Payment Dates to the extent that the Amount Available in the Certificate Account on such Payment Dates is sufficient to permit the distribution of principal due, but not paid, on the Certificates on prior Payment Dates. In the event the Adjusted Principal Balance of the Class M-1, Class M-2, Class B-2A or Class B-1 Certificates were reduced by a Liquidation Loss Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Liquidation Loss Amount each month (such Class's "Liquidation Loss Interest Amount"), plus interest at the applicable Certificate Rate on any Liquidation Loss Interest Amount due on a prior Payment Date but not paid, would be paid to the Certificateholders of such Class from the Amount Available, after distributions of principal on all Class A, Class M, Class B-1 and Class B-2A Certificates (other than Class B-2A Additional Principal), in the order of priority described above under "Subordination of Class M and Class B Certificates."

  If the Amount Available is not sufficient to cover the entire amount distributable to the Class A Certificateholders, the Class M-1
Certificateholders or the Class M-2 Certificateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency.

  But for the effect of the subordination of the Class M-2, Class B and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, the Class M-1 Certificateholders will absorb all losses on each Liquidated Loans in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the effect of the subordination of the Class B and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, the Class M-2 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

But for the effect of the subordination of the Class B-3I, Class B-2, Class B-2A and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, the Class B-1 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the effect of the subordination of the Class B-3I, Class B-2 and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, the Class B-2A Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the payments under the Class B-2 Limited Guaranty described below and the subordination of the Class B-3I and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans, the Class B-2 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

Advances

  To the extent that collections on a Loan in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Loan only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

Reports to Certificateholders

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of each Class of Class A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying (1) the aggregate amount of any Principal Prepayments included and (2) that portion of any such distribution to Class A-5 Certificateholders constituting the Class A-5 Lockout Pro Rata Distribution Amount);

       (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Payment Date;

       (d) the Principal Balance of each Class of Class A Certificates and the Notional Principal Amount for the Class A-6 IO Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) the Senior Percentage and the Class A-5 Lockout Percentage for such Payment Date;

       (f) the Pool Scheduled Principal Balance for such Payment Date;

       (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance plus the amount in the Pre-Funding Account); and

       (h) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class M-1 Formula Distribution Amount exceeds the Class M-1 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid interest on any Class M-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Senior Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class M-2 Formula Distribution Amount exceeds the Class M-2 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid interest on any Class M-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Senior Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class B-1 Formula Distribution Amount exceeds the Class B-1 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid interest on any Class B-1 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Class B Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class B-2A Certificates allocable to interest (separately identifying any unpaid interest shortfall included and (2) that portion of any such distribution constituting the Class B-2A Additional Principal Distribution Amount);

       (b) the amount of such distribution to holders of the Class B-2A Certificates allocable to principal (separately identifying (1) the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class B-2A Formula Distribution Amount exceeds the Class B-2A Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class B-2A Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid interest on any Class B-2A Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Class B Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-2A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of Class B-2 Certificates allocable to interest;

       (b) the amount of such distribution to holders of Class B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Liquidation Loss Principal Amount, if any, exceeds the Class B-2 Distribution Amount for such Payment Date;

       (d) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

       (e) any unpaid interest on any Class B-2 Liquidation Loss Principal Amounts, after giving effect to payments of such interest on such Payment Date;

       (f) the Class B-2 Guaranty Payment, if any, for such Payment Date;

       (g) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

       (h) the Class B Percentage for such Payment Date;

       (i) the Pool Scheduled Principal Balance for such Payment Date;

       (j) the Pool Factor; and

       (k) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) and clause (g) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

Repurchase Option

  The Agreement provides that at any time that the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Loans (other than any Loan as to which title to the underlying property has been assigned) at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such amount will be distributed on such Payment Date.

Collection and Other Servicing Procedures

  The Servicer will manage, administer, service and make collections on the Loans, exercising the degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar loans (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured loans and generally on junior lien secured loans with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Loans equal to one-twelfth of the product of .75% and the remaining Pool Scheduled Principal Balance plus the related Pre-Funded Amount (if any).

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Loan for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Loan. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Loans, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Loans and paid by the Servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Loans or foreclosure on collateral relating thereto, payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

Evidence as to Compliance

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Reports to Certificateholders" above. Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, beginning in 2000, the Servicer will deliver to the Trustee a report of PricerwaterhouseCoopers LLP, or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

Transferability

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

Certain Matters Relating to the Company

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

Events of Termination

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer loan with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Loans for breaches of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Loans for breaches of representations or warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

Termination of the Agreement

  The Agreement will terminate (after distribution of all principal and interest then due to the Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Loans as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

Amendment; Waiver

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Loans or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without the unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

Indemnification

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Loan, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Loans to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Loan.

Duties and Immunities of the Trustee

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Loan, Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Loans, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

The Trustee

  U.S. Bank Trust National Association has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55101.

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Registration of the Certificates

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or
(ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under loan with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the

Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Loans, the Company will provide a guaranty (the "Class B-2 Limited Guaranty") against losses that would otherwise be borne by the Class B-2 Certificates. Each payment required to be made under the Class B-2 Limited Guaranty is referred to as a "Class B-2 Guaranty Payment." Prior to the Class B-1 and B-2A Cross-over Date, and on any Payment Date on or after the Class B-1 and B-2A Cross-over Date on which the Class B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class B-2 Certificates) and (b) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class B-2 Distribution Amount for such Payment Date. The Class B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the Aggregate Certificate Principal Balance exceeds the Pool Scheduled Principal Balance for such Payment Date (but in no event greater than the Class B-2 Principal Balance). The Class B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Loans during the related Due Period that was not absorbed by the Class B-3I and Class C Certificates and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Loans. On each Payment Date on or after the Class B-1 and B-2A Cross-over Date, if the Class B Principal Distribution Test is satisfied on such Payment Date, the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (b) the Class B-2 Distribution Amount for such Payment Date.

  The Class B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1A ARM, Class A-1B ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 IO, Class M-1, Class M-2, Class B-1 or Class B-2A Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Upon the issuance of the Certificates, Dorsey & Whitney LLP, counsel to the Company, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the Trust as REMICs (respectively, the "Master REMIC" and the "Subsidiary REMIC"), and further assuming ongoing compliance with the terms of the Agreement, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC, the Subsidiary REMIC Regular Interests, which are not being offered hereunder, will be treated as "regular interests" in the Subsidiary REMIC, and each Class of Certificates will be treated as "regular interests" in the Master REMIC for federal income tax purposes. The Class C Subsidiary Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C Master Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Master REMIC.

  Other than the Class A-6 IO Certificates, the Certificates will not be issued with original issue discount for federal income tax purposes. Although the tax treatment is not entirely certain, the Class A-6 IO Certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the Loans will prepay at a rate equal to 125% of the applicable Prepayment Assumption as to the Fixed-Rate Loans and 30% CPR as to the Adjustable Rate Loans. Although unclear, a holder of a Class A-6 IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Loans.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 7701(a)(19)(C) and 856(c)(4)(A) of the Code, respectively, in the same proportion that the assets in the Master REMIC consist of qualifying assets under such sections. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted an administrative exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption No. 91-14, 56 Fed. Reg. 7413 (1991)), (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include home equity loans such as the Loans. The Exemptions will apply to the acquisition, holding, and resale of the Class A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

       (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

       (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

       (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc. (the "Exemptions Rating Agencies");

       (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

       (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

       (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A Certificates, as applicable, are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the Class A Certificates, as applicable, outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Loans included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Loan Pool, the amendment will generally allow related Loans supporting payments to related Certificateholders, and having a value equal to no more than 25% of the total principal amount of the related Certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

       (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered must be less than or equal to 25%;

       (2) all Subsequent Loans transferred to the Loan Pool after the Closing Date must meet the same terms and conditions for eligibility as the Initial Loans, which terms and conditions have been approved by one of the Exemptions Rating Agencies;

       (3) the transfer of the Subsequent Loans to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemption receiving a lower credit rating from an Exemptions Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

       (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for the Loan Pool at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Initial Loans;

       (5) for transactions occurring on or after May 23, 1997, either:

         (i) the characteristics of the Subsequent Loans must be monitored by an insurer or other credit support provider which is independent of the Company; or

         (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemptions Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Loans;

       (6) the Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the related Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

       (7) amounts transferred to any Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemptions Rating Agencies rating the Certificates, and such investment must be described in the Agreement and must:

         (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemptions Rating Agencies;

       (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period; and

       (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemption, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Account may not satisfy the conditions of the amendment in that the Pre-Funding Account may exceed 25% of the total principal amount of the related Certificates, funds in the Pre-Funding Account in excess of such 25% threshold will be used by the Trust solely to purchase Subsequent Home Equity Loans in accordance with the Agreement from a fixed pool of loans that will have been specifically identified prior to the Closing Date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Agreement, will be acquired using the Pre-Funding Account. Accordingly, the Company believes that the existence of the Pre-Funding Account should not cause the Exemption to be inapplicable.

  The Company believes that the Exemption will apply to the acquisition and holding of Class A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Loans included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  In addition to the Exemption, some or all of the transactions involving the purchase, holding and resale of Certificates that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds and PTCE 96-23, which exempts certain transactions involving employee benefit plans and in-house asset managers. There also may be other exemptions applicable to a particular transaction involving the Trust. A Plan that intends to acquire any class of the Certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date on which the Proposed 401(c) Regulations become final.

  No transfer of any Class of Certificates other than the Class A Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code or (ii) that the purchase and holding of the Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

                                  UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                            Principal      Principal     Principal    Principal    Principal    Principal
                            Amount of      Amount of     Amount of    Amount of    Amount of    Amount of
                          Class A-1A ARM Class A-1B ARM  Class A-1    Class A-2    Class A-3    Class A-4
  Underwriter              Certificates   Certificates  Certificates Certificates Certificates Certificates
  -----------             -------------- -------------- ------------ ------------ ------------ ------------
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated.....    $              $             $            $            $            $
Chase Securities Inc. ..
Credit Suisse First
 Boston.................
First Union Capital
 Markets................
Lehman Brothers Inc. ...
                            ---------      ---------     ---------    ---------    ---------    ---------
  Totals................    $              $             $            $            $            $
                            =========      =========     =========    =========    =========    =========

                           Principal    Percentage   Principal    Principal    Principal    Principle
                           Amount of   Interest of   Amount of    Amount of    Amount of    Amount of
                           Class A-5   Class A-6 IO  Class M-1    Class M-2    Class B-1    Class B-2A
  Underwriter             Certificates Certificates Certificates Certificates Certificates Certificates
  -----------             ------------ ------------ ------------ ------------ ------------ ------------
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated.....   $                 %       $            $            $            $
Chase Securities Inc. ..
Credit Suisse First
 Boston.................
First Union Capital
 Markets................
Lehman Brothers Inc.....
                           ---------       ---       ---------    ---------    ---------    ---------
  Totals................   $               100%      $            $            $            $
                           =========       ===       =========    =========    =========    =========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Company has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                              Selling   Reallowance
        Class                                Concession  Discount
        -----                                ---------- -----------
        A-1A ARM............................      %           %
        A-1B ARM............................      %           %
        A-1.................................      %           %
        A-2.................................      %           %
        A-3.................................      %           %
        A-4.................................      %           %
        A-5.................................      %           %
        A-6 IO..............................      %           %
        M-1.................................      %           %
        M-2.................................      %           %
        B-1.................................      %           %
        B-2A................................      %           %

  In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Certificates.

  Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement loan or home equity loan pass-through certificates without the consent of the Underwriters.

  Each of the Underwriters (or affiliates thereof) has from time to time provided warehouse and other financing to the Company.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by Dorsey & Whitney LLP, St. Paul and Minneapolis, Minnesota, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Dorsey & Whitney LLP.

                                                           Base Prospectus No. 1
                                                               Home Equity Loans

             Green Tree Financial Corporation, Seller and Servicer
                       Certificates for Home Equity Loans
                              (Issuable In Series)

  We are offering certificates for home equity loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. We refer to the certificates for home equity loans as "certificates" and to each separate series of certificates as a "series." Green Tree Financial Corporation will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                               ----------------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                         Prospectus dated       , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which many not apply to a particular series of certificates, including your series; and (b) the prospectus supplement related to the particular terms of your series of certificates.

  If the terms of your series of certificates described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the certificates--Reports to Certificateholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office                Chicago Regional Office
     Seven World Trade Center                Citicorp Center
     Suite 1300                              500 West Madison Street, Suite
     New York, NY 10048                   1400
                                             Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus and the accompanying prospectus supplement.

Title of Securities..........  We call the securities certificates for home eq-
                                uity loans.

Securities Offered ..........  Green Tree will create a trust and deposit a pool of loans in the trust. The trust will issue the certificates. This prospectus describes multiple trusts that Green Tree will create from time to time. Each trust will issue a separate series of certificates. Payments on the certificates will be made primarily from payments on the related pool of loans. The terms of the certificates issued by a trust will be governed by a Pooling and Servicing Agreement between Green Tree and the trustee for that series. We will identify the trustee for a series of certificates in the related prospectus supplement.

Seller and servicer..........  Green Tree Financial Corporation, 1100 Landmark
                               Towers, 345 St. Peter Street, St. Paul,
                               Minnesota 55102, telephone: (651) 293-3400.

Risk Factors.................  There are special considerations that are important to a decision to invest in the certificates. You should read carefully the section entitled "Risk Factors" beginning on page 8 of this prospectus.

The Loans....................  The loans underlying a series of certificates form a loan pool. The loans in a loan pool will be fixed or variable rate loans. All of the loans will be closed-end home equity loans. Each loan will be secured by the related real estate.

                               The prospectus supplement for each series will provide information about the following:

                                 ^  the aggregate principal balance of the
                                    loans comprising the loan pool, as of a
                                    date specified in the prospectus
                                    supplement;

                                 ^  the weighted average and range of
                                    contractual rates of interest on the loans;

                                 ^ the weighted average and ranges of terms to scheduled maturity of the loans as of origination and as of the cut-off date;

                                 ^ the average outstanding principal balance of the loans as of the cut-off date;

                                 ^  the range of loan-to-value ratios; and

                                 ^ the geographic location of improved real estate underlying the loans.

                               If we so specify in the related prospectus supplement, the trust may purchase from Green Tree additional loans after the date of issuance of that series from funds on deposit in a pre-funding account.

                               The loans will have been originated by Green
                               Tree on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

Description of                 The trust will issue the certificates of the
 Certificates................  related series of certificates on the terms specified in the related prospectus supplement.
                               Each series of certificates will evidence an interest in the loan pool and other property held in trust for the benefit of certificateholders. If we so specify in the related prospectus supplement, a series of certificates may include one or more classes with different rights to payments of principal and interest, including classes which:

                                 ^ are entitled to receive only distributions of interest,

                                 ^ are entitled to receive only distributions of principal,

                                 ^  are entitled to receive principal on a
                                    planned amortization schedule or a targeted amortization schedule, or

                                 ^  are entitled to receive principal only
                                    after other classes have received a
                                    specified amount of principal.

                               We will issue the certificates in fully
                               registered form in the authorized denominations that we specify in the related prospectus supplement. No government agency or other insurer will guarantee or insure the certificates, unless we otherwise specify in the related prospectus supplement. Similarly, no government agency or other insurer will guarantee or insure the loans, except as we specify in this prospectus and in the related prospectus supplement.

Subordinated Certificates....  We may subordinate one or more classes of any series of certificates, as specified in the related prospectus supplement. The rights of holders of subordinated certificates to receive any or a portion of distributions with respect to the loans will be subordinated to the rights of holders of senior certificates to the extent and in the manner we specify in the related prospectus supplement. If a series of certificates contains more than one class of subordinated certificates, distributions and losses will be allocated among those classes in the manner specified in the related prospectus supplement. The rights of holders of subordinated certificates, to the extent not subordinated, may be on a parity with holders of senior certificates. By subordinating a class of certificates, we intend to:

                                 ^ enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them, and

                                 ^  protect holders of senior certificates
                                    against losses.

                               If we so specify in the applicable prospectus supplement, we may entitle some classes of sub-ordinated certificates the benefits of other forms of credit enhancement that would benefit only those subordinated certificates.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated certificates, we may provide credit enhancement with respect to a series of certificates by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree Financial Corporation, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a series of certificates. We will describe any such credit enhancement in the related prospectus supplement.

Interest.....................  We will pay interest on the certificates on the dates specified in the related prospectus supplement, unless we indicate otherwise. The related prospectus supplement will describe the pass-through rate, if any, for each class or the method of determining the pass-through rate. This rate may be fixed, variable or adjustable, as specified in the related prospectus supplement. For a more complete description of interest payable on the certificates, see "Yield Considerations" and "Description of the certificates" in this prospectus. As we specify in the related prospectus supplement, classes of a series of certificates may not be entitled to receive interest or may be entitled to receive interest which is not proportionate to the principal allocable to such certificates.

Principal (Including           Principal on each loan, including any principal
 Prepayments)................  prepayments, will be passed through on each payment date, except as we otherwise describe in the related prospectus supplement. For a more complete description of principal on the certificates, see "Maturity and Prepayment
                               Considerations" and "Description of the
                               certificates" in this prospectus.

Optional Termination.........  Unless we specify otherwise in the related prospectus supplement, Green Tree may repurchase all the loans relating to a series of certificates remaining outstanding at the time and under the circumstances we specify in the related prospectus supplement. Unless we otherwise provide in the related prospectus supplement, the repurchase price will equal the principal amount of the loans plus accrued and unpaid interest. For a more complete description of optional termination of the certificates, see "Description of the certificates--Termination of the Agreement" in this prospectus.

Representations and
Warranties of Green Tree
Financial Corporation .......
                               Green Tree will make certain representations and warranties regarding the loans. These representations and warranties are a condition to Green Tree's conveyance of any loan pool to the trust fund. If Green Tree becomes aware of a breach of any representation or warranty that materially adversely affects the trust fund's interest in any loan or receives written notice of a breach from the trustee or the servicer, then Green Tree must either cure the breach, repurchase the affected loan or, if the related prospectus supplement so provides, substitute for the affected loan, under the conditions further described in this prospectus and in the prospectus supplement. For a more complete description of the representations and warranties of Green Tree, see "Description of the certificates--Conveyance of Loans."

Federal Income Tax             We may make an election to treat the trust fund
 Considerations..............  represented by a series of certificates or a segregated portion of them as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended. If we so choose, the Classes of certificates that we offer may constitute "regular interest" or "residual interests" in that REMIC under the Internal Revenue Code of 1986, as amended, with the tax consequences described in this prospectus and in the related prospectus supplement. If we so specify in the prospectus supplement, a Class of certificates that we are offering may represent interests in a "two-tier"
                               REMIC, but all interest in the first and second tier REMIC will be created under the Pooling and Servicing Agreement.

                               If we do not make a REMIC election with respect to a series of certificates, the trust fund represented by those certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In such an event, each holder of a Certificate will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related loan pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the loans included in such loan pool. If we do not make a REMIC election with respect to a series of certificates and the Trust Fund represented by such certificates will not be treated as a grantor trust, the federal income tax consequences of owning such certificates will be described in the related prospectus supplement. For a more complete description of the Federal income tax considerations related to the certificates, see "Certain Federal Income Tax Consequences--Non-REMIC series."

ERISA Considerations.........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see "ERISA Considerations" in this prospectus and in your prospectus supplement.

Legal Investment.............  Unless the related prospectus supplement indicates otherwise, the certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. For a more complete description of legal considerations regarding investment in the certificates, see "Legal Investment Considerations" in this prospectus and in your prospectus supplement.

Ratings......................  We will not issue the certificates unless one or more nationally recognized rating agencies have assigned a rating to the certificates in one of their four highest rating categories.

                               The rating of each series of certificates addresses the likelihood of the timely receipt of interest and payment of principal on that series on or before the stated maturity date for that series. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the certificates do not address the likelihood of payment of principal on any series of certificates prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States persons. For a more complete description of the ratings of the certificates, see "Ratings" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the certificates.

  ^ Limited Obligations. Unless we specify otherwise in the related prospectus supplement, the certificates will not represent an interest in or obligation of Green Tree. Neither the government, any underwriter or its affiliates, the servicer nor any other party will insure or guarantee any of the certificates of any series (except as we otherwise specify in the related prospectus supplement).

  ^ Junior Mortgage Liens; Value of Mortgaged Property. Green Tree expects that a substantial number of the liens on improved real estate securing the loans in a given loan pool will be junior to other liens on that real estate. This subordinates the rights of the trust fund (and consequently the holders of certificates of the related series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. For a more complete description of the risks associated with junior mortgage liens, see "Certain Legal Aspects of the Loans--Repurchase Obligations."

    We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

  ^ Limited Liquidity. We cannot assure to you that a secondary market will develop for the certificates of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of certificates.

  ^ Non-recordation of Mortgage Assignments. Green Tree will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from Green Tree or a trustee in bankruptcy of Green Tree.

  ^ Certain Matters Relating to Insolvency. Green Tree intends that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree, or Green Tree as debtor-in-possession, may argue that the sale of the loans by Green Tree was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the certificates.

                                 THE TRUST FUND

General

  A trust find (the "Trust Fund") will evidence the interest specified in the related Prospectus Supplement in the Loan Pool (as defined below) and certain other property held in trust for the benefit of the Certificateholders (as defined below). Each Trust Fund will include (i) closed-end home equity Loans (the "Loans") underlying a series of Certificates (the "Loan Pool"), (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the trustee (the "Trustee") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement"), (iii) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series (each, a "Series") of Certificates for Home Equity Loans ("Certificates"), and (iv) such other property as may be specified in the related prospectus supplement (the "Prospectus Supplement").

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Loan Pool comprised of Loans having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Loan Pool and will have no interest in the Loan Pool created with respect to any other Series of Certificates. If so specified in the related Prospectus Supplement, the Trust Fund may include funds on deposit in a pre-funding account (a "Pre-Funding Account") which would be used to purchase additional Loans ("Subsequent Loans") from the Company during the pre-funding period specified in the related Prospectus Supplement (the "Pre-Funding Period"). The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Except as otherwise specified in the related Prospectus Supplement, all of the Loans will have been originated by the Company in the ordinary course of its business. Specific information respecting the Loans included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Loan Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Loan Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

The Loan Pools

  Except as otherwise specified in the related Prospectus Supplement, the Loan Pool will consist of the Loans, originated by the Company on an individual basis in the ordinary course of business. All Loans will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Loan Rate").

  For each Series of Certificates, the Company will assign the Loans constituting the Loan Pool to the Trustee named in the related Prospectus Supplement. The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Loans pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Loan documents will be held by the Trustee or a custodian on its behalf.

  Each Loan Pool will be composed of Loans bearing interest at the Loan Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Loans or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the pass-through rate (the "Pass-Through Rate"), or both. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series. Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify for the Loans contained in the related Loan Pool, among other things, the range of the dates of origination of the Loans; the range of the Loan Rates and the weighted average Loan Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Loans included in the Loan Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Loans and the last maturity date of any Loan; and the geographic location of improved real estate securing the Loans. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Green Tree Financial Corporation (in its capacity as the Seller, the "Company") will make representations and warranties as to the types and geographical distribution of the Loans included in a Loan Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Loan, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Loan as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Loans."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home equity loans, costs of carrying such loans until sale of the related certificates and to pay other expenses connected with pooling the Loans and issuing the Certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

Loan Origination

  The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                              YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average and range of contractual rates of interest (each, a "Loan Rate") of the Loans (as of the related Cut-off
Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Loans. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Loans included in a Loan Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable Prospectus Supplement, all of the Loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home equity loans. Because the Loans have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Loans would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Loans prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted Loans or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Loans (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Loans will prepay at such rate, and it is unlikely that prepayments or liquidations of the Loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Loans comprising part of a Trust Fund when the aggregate outstanding principal balance of such Loans is less than a specified percentage of the initial aggregate outstanding principal balance of such Loans as of the related Cut-off Date. See also "The Trust Fund--The Loan Pools" for a description of the obligations of the Company to repurchase a Loan in case of a breach of a representation or warranty relative to such Loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to an Agreement to be entered into among the Company, as seller and Servicer, and the Trustee named in the related Prospectus Supplement, and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

General

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate Trust Fund created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Loans (the "Loan Pool") which are subject to the Agreement,
(ii) the amounts held in the Certificate Account from time to time, (iii) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (iv) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Loan Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Loan Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Loan Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Loans evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

Conveyance of Loans

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Loans, including all principal and interest received on or with respect to the Loans (other than receipts of principal and interest due on the Loans before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Loans will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Loan as of the date of issuance of the Certificates, the Loan Rate on each Loan and the maturity date of each Loan. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Loans to the Trust Fund, the Company's internal audit department will complete a review of all of the Loan files confirming the accuracy of the list of Loans delivered to the Trustee. Any Loan discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Loan, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Loans and any other documents contained in the Loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Loans to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Loans from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Loans from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Loans to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Loan as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Loan file and reflected on the list of Loans delivered to the Trustee;
(c) each Loan is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Loan is subject to any right of rescission, set-off, counterclaim or defense; (e) each Loan was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company or was originated by the Company directly; (f) no Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Agreement or the Certificates unlawful; (g) each Loan complies with all requirements of law; (h) no Loan has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (i) each Loan creates a valid and perfected lien on the related improved real estate; (j) all parties to each Loan had full legal capacity to execute such Loan; (k) no Loan has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Loan to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Loan (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Loan, and the Company has not waived any of the foregoing; (m) each Loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Loan; (n) each Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (o) the description of each Loan set forth in the list delivered to the Trustee is true and correct; (p) there is only one original of each Loan; and (q) each Loan was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Loan or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Loan, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Loans (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Loan at any time means the outstanding principal amount of such Loan (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Loan from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

Payments on Loans

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Loans subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

       (i) all Obligor payments on account of principal, including principal prepayments, on the Loans;

       (ii) all Obligor payments on account of interest on the Loans;

       (iii) all amounts received and retained in connection with the liquidation of defaulted Loans, net of liquidation expenses ("Net Liquidation Proceeds");

       (iv) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

       (v) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

       (vi) all proceeds of any Loan or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Loans" above or under "Repurchase Option" below.

Distributions on Certificates

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Loans that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Loans as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Loans.

Advances

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Loan in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Loan only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Loan or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Loan from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including foreclosure resale proceeds), if any, of the Loan, and will release its right to reimbursements in conjunction with the purchase of the Loan by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including foreclosure resale proceeds), if any, of the Loan (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Loans or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Loan or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Loans and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.

--------
(1) The initial principal balance of the Loan Pool will be the aggregate principal balance of the Loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Loan Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Loan is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

Indemnification

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Loan and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Loans to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Loans, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Loan while it was the Servicer.

Servicing

  Pursuant to the Agreement, the Servicer will service and administer the Loans assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of mortgage loans of the same type as the Loans in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Loans.

  The Servicer will make reasonable efforts to collect all payments called for under the Loans and, consistent with the Agreement, will follow such collection procedures with respect to the Loans as it follows with respect to mortgage loans serviced by it that are comparable to the Loans.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Loan Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Loans, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Loan. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Loans, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Loans and paid by the Company from its Monthly Servicing Fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Loans or foreclosure on collateral relating thereto, payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Loan for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if
(a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Loans, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Loans for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Loans for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

       (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Loans, and other payments with respect to the Loans;

       (b) the amount of such distribution which constitutes Monthly
  Interest;

       (c) the remaining Principal Balance represented by such Certificateholder's interest;

       (d) the amount of fees payable out of the Trust Fund;

       (e) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

       (f) the number and aggregate principal balance of Loans delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

       (g) the number of Loans liquidated during the Due Period ending immediately before such Payment Date;

       (h) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

       (i) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

Repurchase Option

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Loans in the related Loan Pool at a price equal to the greatest of (i) the principal balance of the Loans on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Loans and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Loans.

Amendment

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Loans which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

Termination of the Agreement

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure of any Loan; or (b) the Payment Date on which the Company or the Servicer repurchases the Loans as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

The Trustee

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Loan, Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Loans, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

           CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Loans to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Loans). The following discussion contains summaries of certain legal aspects of home equity loans secured by residential properties which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Loans may be situated or which may govern any Loan. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages and Deeds of Trust

  The Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Loans in any Loan Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Loan, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

Second or Third Mortgages

  The Loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Loan. See "-- Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Loans included in a Loan Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Loan; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Loans) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

"Due-on-Sale" Clauses

  All of the Loan documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Loans) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Loans, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Loans and the number of Loans which may be outstanding until maturity.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Loans. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Loans, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Loan which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

Repurchase Obligations

  The Company will represent and warrant under each Agreement that each Loan complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Loan, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

Plan Asset Regulations

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

Consultation With Counsel

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC Series

  With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Loan is principally secured by an interest in real property if the fair market value of the real property securing the Loan is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Loan at the time it was originated or
(ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Loan at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Loan is principally secured by an interest in real property if substantially all of the proceeds of the Loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Loan

(other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross
income exceeds a threshold amount specified in the Code ($    for 1999, in the
case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Loans held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Loan Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Loans will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any accrual period a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Loans held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Loans that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Loans will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Loans, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Loans, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Loans.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Loans is acquired by a REMIC at a discount, and one or more of such Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and
(ii) the discount on the Loans which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Loan will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Loans, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Loans if, in general, the basis of the REMIC in such Loans is exceeded by their unpaid principal balances. The REMIC's basis in such Loans is generally the fair market value of the Loans immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Loans exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Loans is the fair market value of the Loans immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Loan as a capital asset will elect to amortize premium on the Loans under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and
(ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

     Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Loan occasioned by default or a reasonably foreseeable default of the Loan, the assumption of the Loan, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Loan will not be treated as a disposition of the Loan. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Loans, a sale of such Loans by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Loan, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Loan Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Loans and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Loan Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Loans included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Loans under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Loans comprising such Loan Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Loans. (For purposes of this discussion, the term "disposition," when used with respect to the Loans, includes scheduled or prepaid collections with respect to the Loans, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($121,200 for 1997, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Loans to the extent permitted under the Code.

  To the extent that any of the Loans comprising a Loan Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Loans prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Loans comprising a Loan Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Loan from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Loans comprising a Loan Pool;
(iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Loans; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Loans. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made, the Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Loan or (ii) a separate installment obligation for each Loan representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Loans as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Loans. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Loans represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined above under "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Loans were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

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For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary prospectus supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final prospectus supplement for definitive            +
+information on any matter contained herein. This preliminary prospectus       +
+supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there be any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful      +
+prior to registration or qualification under the securities laws of any such  +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                             Prospectus Supplement to Base No. 2
PROSPECTUS SUPPLEMENT
(To prospectus dated      , 1999)

                              $      (Approximate)

GREEN TREE

                              Seller and Servicer

                      Green Tree Home Equity Trust 1999-
                       Loan-Backed Notes and Certificates

                                  ----------

    The securities will consist of     classes, but we are offering only the
    following classes now:

                             Approximate     Interest                    Underwriting Proceeds to
Class                    Principal Amount(1)   Rate   Price to Public(2)   Discount    Company(3)
-----                    ------------------- -------- ------------------ ------------ ------------
A-1 Notes...............     $                    %              %                 %             %
A-2 Notes...............     $                    %              %                 %             %
A-3 Notes...............     $                    %              %                 %             %
A-4 Notes...............     $                    %              %                 %             %
Total...................     $                                            $           $

-----
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on      , 1999.
(3) Before deducting expenses, which we estimate to be $500,000.

  Investing in the notes and the certificates involves certain risks. Prospective investors should consider carefully the Risk Factors beginning on
page S-  in this prospectus supplement and on page    in the prospectus.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  The notes will be delivered through the same-day funds settlement system of
the Depository Trust Company on or about      , 1999.

  The underwriters named below will offer the notes to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S- in this prospectus supplement and
on page   in the prospectus.

                                  ----------

                                 [Underwriters]

             The date of this prospectus supplement is      , 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Notes........................................  S-4
Risk Factors............................................................. S-12
The Trust................................................................ S-13
The Trust Property....................................................... S-14
The Contract Pool........................................................ S-15
Green Tree Financial Corporation......................................... S-20
Yield and Prepayment Considerations...................................... S-23
Description of the Notes................................................. S-25
Description of the Counterparty.......................................... S-33
Description of the Certificates.......................................... S-33
Description of the Trust Documents and Indenture......................... S-35
Certain Federal and State Income Tax Consequences........................ S-42
ERISA Considerations..................................................... S-42
Underwriting............................................................. S-44
Legal Matters............................................................ S-45
Annex I..................................................................  A-1
                                   Prospectus
Important Notice About Information Presented in This Prospectus and the
 Accompanying Prospectus Supplement......................................    2
Reports to Holders of the Certificates...................................    2
Where You Can Find More Information......................................    2
Summary of the Terms of the Certificates ................................    3
Risk Factors.............................................................   11
The Trusts...............................................................   13
Green Tree Financial Corporation.........................................   14
Yield Considerations.....................................................   16
Maturity and Prepayment Considerations...................................   16
Pool Factor..............................................................   17
Use of Proceeds..........................................................   18
The Notes................................................................   18
The Certificates.........................................................   22
Certain Information Regarding the Securities.............................   24
Description of the Trust Documents.......................................   27
Description of FHA Insurance.............................................   37
Certain Legal Aspects of the Contracts; Repurchase Obligations...........   38
Certain Federal Income Tax Consequences..................................   40
Certain State Income Tax Considerations..................................   47
ERISA Considerations.....................................................   47
Legal Investment Considerations..........................................   48
Ratings..................................................................   48
Underwriting.............................................................   48
Legal Matters............................................................   50
Experts..................................................................   50

    No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the notes in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Equity Loan Trust 1999- since the date hereof.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about Green Tree's home equity lending business, and about any series of certificates or notes for home equity loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of notes. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these notes has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These notes may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase notes or offering notes for purchase, to any person in the United Kingdom who
(1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                       SUMMARY OF THE TERMS OF THE NOTES

  This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the notes, read this entire prospectus supplement and the accompanying prospectus.

  Green Tree Home Improvement Trust 1999- will issue the classes of securities listed in the table below.

                                    Interest     Approximate      Moody's  S&P
Class                                 Rate   Principal Amount (1) Rating  Rating
-----                               -------- -------------------- ------- ------
A-1 Notes..........................       %          $
A-2 Notes..........................
A-3 Notes..........................
A-4 Notes..........................

--------
(1) May vary plus or minus 5%.

Issuer .....................  Green Tree Home Improvement and Home Equity Loan
                              Trust 1999- , a Delaware business trust.

Seller and Servicer.........  Green Tree Financial Corporation, 1100 Landmark
                              Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Indenture Trustee...........  [Indenture Trustee], not in its individual capacity but solely as trustee under the trust indenture.

Owner Trustee...............  [Owner Trustee], not in its individual capacity but solely as owner trustee under the trust agreement.

Payment Date................  The fifteenth day of each month (or, if that fifteenth day is not a business day, the next
                              succeeding business day) beginning on     15,
                              1999.

Record Date.................  The business day just before the related payment
                              date, beginning in     1999.

Distributions on Notes......  Distributions on the notes on any payment date will be made primarily from amounts collected on the home equity loans comprising the loan pool during the prior calendar month. This is the amount available for distribution. On each payment date, the indenture trustee will apply the amount available, less certain fees to the note insurer and servicer (if other than Green
                              Tree), to make distributions of principal and interest on the notes in the following order of priority:

                                ^  The Class A-1 interest;

                                ^  The Class A-1 principal;

                                ^  The Class A-2 interest;

                                ^  The Class A-2 principal;

                                ^  The Class A-3 interest;

                                ^  The Class A-3 principal;

                                ^  The Class A-4 interest; and

                                ^  The Class A-4 principal;

                              See "Description of the notes--Payments on Loans" for a detailed description of the amounts that will constitute the amount available for any payment date.

A. Class A-1 Interest ......  We will pay interest on the Class A-1 notes that has accrued from the previous distribution date. If there are not enough funds available to pay interest on the Class A- notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

B. Class A-1 Principal......  We will pay the Class A-1 noteholders principal on each distribution date, to the extent
                              available after paying interest and principal on the previous classes of notes, in an amount equal
                              to   % (approximate) of a formula principal
                              distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the Trust Documents and Indenture--Distributions."

C. Class A-2 Interest.......  We will pay interest on the Class A-2 notes that has accrued from the previous distribution date. We will pay interest on the Class A-2 notes from funds available after we pay interest on the previous class of notes. If there are not enough funds available to pay interest on the Class A-2 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

D. Class A-2 Principal......  We will pay the Class A-2 noteholders principal on each distribution date, to the extent
                              available after paying interest and principal on the previous classes of notes, in an amount equal
                              to   % (approximate) of a formula principal
                              distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the trust Documents and Indenture--Distributions."

E. Class A-3 Interest.......  We will pay interest on the Class A-3 notes that has accrued from the previous distribution date. We will pay interest on the Class A-3 notes from funds available after we pay interest on the previous classes of notes. If there are not enough funds available to pay interest on the Class A-3 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

F. Class A-3 Principal .....  We will pay the Class A-3 noteholders principal on each distribution date, to the extent
                              available after paying interest and
                              principal on the previous classes of notes, in an
                              amount equal to   % (approximate) of a formula
                              principal distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the trust Documents and Indenture--Distributions."

G. Class A-4 Interest.......  We will pay interest on the Class A-4 notes that has accrued from the previous distribution date. We will pay interest on the Class A-4 notes from funds available after we pay interest on the previous classes of notes. If there are not enough funds available to pay interest on the Class A-4 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

H. Class A-4 Principal......  We will pay the Class A-4 noteholders principal on each distribution date, to the extent
                              available after paying interest and principal on the previous classes of notes, in an amount equal
                              to   % (approximate) of a formula principal
                              distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the Trust Documents and Indenture--Distributions."

Interest Rate Cap             The Class A-1 noteholders will have the benefit
Agreement...................  of an Interest Rate Cap Agreement, dated      ,
                              1999 between the trust and [counterparty]. Under the Interest Rate Cap Agreement, [counterparty] will make a payment to the trust on each distribution date, to the extent that the Class
                              A-1 rate exceeds 10%, pursuant to a pre-set formula. For more information about calculations under the Interest Rate Cap Agreement, see
                              "Description of the Notes--Interest Rate Cap
                              Agreement" and "Description of the Counterparty."

Spread Account..............  The Class A-2, Class A-3 and Class A-4
                              noteholders will have the benefit of a separate sub-account for each class contained in a spread account. The indenture trustee will hold the spread account. On any distribution date, if there are not enough funds to distribute interest on the Class A-2, Class A-3 or Class A-4 notes, the indenture trustee will withdraw the amount of the deficiency from the applicable sub-account for distribution to the applicable class of notes.

                              On the closing date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each distribution date, the indenture trustee will deposit all funds remaining in the collection account, after distribution of all interest and principal on the notes first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub
                              account, until the amount on deposit in each of
                              the sub-accounts equals $     , $        and
                              $         . If the indenture trustee withdraws
                              funds from any sub-account, that sub-account will be replenished as provided in the Sale and Servicing Agreement and the Indenture. The spread account will be included in the property of the trust. For more information about calculation of the amounts in the spread account, see "Description of the Notes--The Spread Account."

Reserve Account.............  Noteholders will have the benefit of a reserve account. The indenture trustee will hold the reserve account. On any distribution date, if the funds in the note distribution account are insufficient to make full payment of interest or principal payable on a class of notes, the indenture trustee will withdraw the amount of the deficiency from the reserve account and deposit that amount in the note distribution account for distribution to the applicable class of notes.

                              On the closing date, the amount on deposit in the reserve account will be zero. On each distribution date, the indenture trustee will deposit into the reserve account all funds remaining in the collection account, after distribution of all interest and principal payable on the notes, all interest payable on the certificates and all deposits in the spread account, until the amount in the reserve account
                              equals      % of the pool scheduled principal
                              balance. If the reserve account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The reserve account will be included in the trust property. See "Description of the Notes--The Reserve Account."

Terms of the Certificates...  Below are the principal terms of the certificates:

A. Distributions............  Certificateholders will be entitled to receive on
                              each distribution date commencing in       1999,
                              to the extend the amount available in the collection account including the guaranty payment is sufficient, their distributable amount. For a description of the certificateholders' distributable amount, see "Description of the Trust Documents and Indenture."

B. Pass-Through Rate........       % per year payable monthly at one-twelfth
                              the annual rate calculated on the basis of a 360-day year consisting of twelve 30- day months.

C. Interest.................  On each distribution date, the Owner trustee will distribute to the certificateholders accrued
                              interest at the pass-through rate on the
                              outstanding certificate principal balance.
                              Interest will accrue from      , 1999 or from the
                              most recent distribution date up to but excluding the following distribution date. The certificate principal balance on any distribution date will be the original certificate principal balance minus all amounts previously distributed to the certificateholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the certificates.

                              We will pay interest on the certificates to the extent of funds available on each distribution date after payment of all interest and principal then payable on the notes. If there are not enough funds available to make a full distribution of interest on the certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount carried forward will bear interest at the pass-through rate, to the extent legally permissible. For a more detailed description of how interest will be paid on the certificates, see "Description of the Certificates."

D. Principal................  We will not pay principal on the certificates until we have paid off all of the notes in full. On each distribution date after we have paid off the notes, we will pay principal on the certificates in an amount equal to the formula principal distribution amount for that distribution date, plus any unpaid shortfall from prior distribution dates.

E. Limited Guarantee........  To mitigate the effect of the subordination of the certificates and the effect of liquidation losses on the loans, we will entitle the certificateholders to receive on each distribution date an amount equal to the guaranty payment, if any, under Green Tree's limited guaranty. The guaranty payment for any distribution date will equal the difference between the certificateholders' distributable amount and the remaining funds available in the collection account after payment of all interest and principal on the notes and the deposit in any sub-account of the spread account or the reserve account of any amounts previously withdrawn and not previously replenished. The certificateholders' distributable amount equals the unpaid and accrued interest on the certificates, plus on each distribution date after the notes are paid off, principal in an amount equal to the formula principal distribution amount for that distribution date plus any unpaid Certificate principal shortfall for that distribution date and plus any unreimbursed certificate principal liquidation loss.

                              The limited guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The rating assigned to the certificates may be affected by the rating of Green Tree's debt securities.

F. Optional Prepayment......  If we exercise our option to purchase the loans under the Sale and Servicing Agreement, the certificateholders will receive an amount equal to the principal amount together with accrued interest and the certificates will be retired. For more information about the process of optional prepayment, see "Description of the Certificates--Optional Prepayment."

Collection Account;
Priority of Payments........
                              Except under certain conditions described in this prospectus or as otherwise acceptable to the rating agencies, the servicer will be required to remit payments received on the loans within one business day to an account in the name of the indenture trustee. This account is the collection account. On each distribution date, the servicer will instruct the indenture trustee to withdraw funds on deposit in the collection account and to apply those funds as follows:

                                ^  if Green Tree is not the servicer, the
                                   monthly servicing fee,

                                ^ reimbursement of any advance made that were recovered during the prior monthly period,

                                ^ the noteholders' interest and principal and any amounts previously withdrawn from any sub-account of the spread account or the reserve account,

                                ^  the certificateholders' interest and
                                   principal after the notes have been paid in full,

                                ^ amounts necessary to fully fund the Class A-2, Class A-3 and Class A-4 sub-accounts of the spread account,

                                ^  the amount necessary to fully fund the
                                   reserve account and

                                ^ any remaining amount to Green Tree as the monthly servicing and guaranty fee.

Pre-Funding Account.........  On the closing date, Green Tree will deposit money in the pre-funding account to provide the trust with sufficient funds to purchase the subsequent loans. The pre-funded amount will initially equal the difference between $ and the aggregate principal balance as of the cutoff date of the initial loans. The pre-funding account will be included in the trust's property. Any reimbursement income earned on amounts on deposit in the pre-funding account will be taxable to Green Tree. For more detailed information about the pre-funding account, see "Yield and Prepayment Considerations" and "Description of the Trust Documents and Indenture--Accounts."

Tax Status..................  In the opinion of counsel to Green Tree, for federal and Minnesota income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each noteholder, by the acceptance of a Note, will agree to treat the notes as debt. Each certificateholder, by the acceptance of a Certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the federal income tax consequences of an investment in the notes and the certificates.

ERISA Considerations........  If the notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of notes by or on behalf of a benefit plan will not cause the assets of the trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, that otherwise would possibly be applicable. Green Tree believes that the notes should be treated as indebtedness without substantial equity features for purposes of such regulation. You may not acquire the certificates if you are an employee benefit plan, individual retirement account or Keogh Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings.....................  The notes will not be issued and sold unless
                              Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), have assigned the ratings specified on page S- (or better) to the notes.

                              The rating of each class of notes by Moody's and S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                              Green Tree's senior debt securities were recently downgraded by Moody's to "Bal".

                              Green Tree has not requested a rating of the notes from any rating agencies other than Moody's and S&P. You cannot assume that no other rating agency will assign a rating to any of these notes, nor can you assume what any such rating, if issued, would be.

                                  RISK FACTORS

  Consider the following risk factors in deciding whether to purchase the securities. More risk factors, applicable to any series of securities like these, are printed in the prospectus, and you should consider those risk factors also.

The Class A-2, Class A-3 and Class A-4 notes will be subordinate.

  Each class of notes will be subordinate for payment of interest and principal to the holders of the class of notes with a prior numeric designation. The certificates will be subordinate in priority of payment of interest and principal to the notes. We will not pay principal on the certificates until the outstanding principal amounts of all of the notes have been paid.

  You must rely upon payments on the loans for payment of your interest and principal. The trust will not have any significant assets or sources of funds other than the loans, the spread account, the reserve account, the interest rate cap payments and the limited guaranty of Green Tree.

We have limited delinquency, loan loss and repossession experience.

  We have limited underwriting and servicing experience with home equity loans similar to the loans under this transaction. Although we have calculated our delinquency and net loss experience with respect to our servicing portfolio of home equity loans, we cannot assure you that the information presented will reflect actual experience with respect to the loans. In addition, we cannot assure you that the future delinquency, loan loss or repossession experience of the trust will be better or worse than our own experience. For more information about delinquency, loan loss and repossession experience, see "The Loan Pool-- Delinquency, Loan Loss and Repossession Information."

The real estate securing the loans may be inadequate security.

  As of the cutoff date, approximately      % of the cutoff date principal
balance represented loans which were either unsecured or secured by subordinate liens on the applicable real estate. As a result, the real estate securing a loan is not likely to provide adequate security if it becomes necessary to realize upon the collateral. Even if the real estate securing a given loan provides adequate security, we could encounter substantial delays in connection with the liquidation of that loan. This would result in current shortfalls in distributions to the holders of the certificates. In addition, liquidation expenses relating to the any liquidated loan will reduce the proceeds otherwise available for payment to the holders of the certificates. In the event that any real estate securing a loan fails to provide adequate security, any losses in connection with that loan will be borne by the holders of the certificates.

The loans are located primarily in          .

  As of the cutoff date, obligors on approximately     % of the initial loans
were located in         . Accordingly, adverse economic conditions or other
factors particularly affecting this state could adversely affect the delinquency, loan loss or repossession experience of the trust with respect to the loans.

                                   THE TRUST

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

General

  Green Tree Home Equity Loan Trust 1998- is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to $
(approximate) from the sale of the Certificates to third party investors that are expected to be unaffiliated with Green Tree or its affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Contracts from Green Tree pursuant to the Sale and Servicing Agreement.

  The Trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

  The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

      Class A-1 Notes.............................................. $
      Class A-2 Notes..............................................
      Class A-3 Notes..............................................
      Class A-4 Notes..............................................
      Certificates.................................................
                                                                    ------------
        Total...................................................... $
                                                                    ============

The Owner Trustee

  [Name of Owner Trustee] is the Owner Trustee under the Trust Agreement. [Owner Trustee] is a Delaware banking corporation and its principal offices are
located at                ,      , Delaware      . The Owner Trustee will
perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                               THE TRUST PROPERTY

  The Trust Property will include, among other things, (i) the Contracts; (ii) all rights to receive payments due thereon on or after the Cutoff Date (excluding certain insurance premiums, late fees and other servicing charges);
(iii) such amounts as from time to time may be held in the Collection Account, the Spread Account, the Reserve Account, the Pre-Funding Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account, the Spread Account, the Reserve Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (iv) an assignment of the mortgages on the real estate securing the related Home Equity Contracts; and (v) certain other rights under the Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

  [Indenture Trustee] or a custodian on its behalf will hold each original Contract, as well as copies of documents and instruments relating to such Contract and evidencing the mortgage, if any, on the related real property (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota and Delaware to give notice of the Trust's ownership of the Contracts and the related Trust Property.

                               THE CONTRACT POOL

General

  This Prospectus Supplement contains information regarding the Initial
Contracts, which were originated through          and will be transferred to
the Trust on the Closing Date. The information for each Contract is as of the Cutoff Date for such Contract. The Contracts had an aggregate principal balance
as of the Cutoff Date of $     . The Sale and Servicing Agreement provides that
the Initial Contracts will be purchased by the Trust on the Closing Date and that the Subsequent Contracts will be purchased by the Trust from time to time during the Pre-Funding Period.

  All of the Contracts will be purchased by Green Tree from dealers and correspondent lenders who regularly originate and sell such contracts to Green Tree, or will be originated by Green Tree directly. Substantially all of the Home Equity Contracts have loan-to-value ratios equal to or greater than 125%. A significant portion of the Home Equity Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

Certain Other Characteristics

  The Contracts (i) had a remaining maturity, as of the Cutoff Date, of at
least    months, but not more than     months, (ii) had an original maturity of
at least    months, but not more than     months, (iii) had an original
principal balance of at least $         and not more than $    , (iv) had a
remaining principal balance as of the Cutoff Date of at least $       and not
more than     .

  The Home Equity Contracts have a principal balance as of the Cutoff Date of
approximately $      (the "Cutoff Date Principal Balance"). The Home Equity
Contracts were originated between      and     . A significant portion of the
Home Equity Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

               Geographic Concentration of Home Equity Contracts

                            Number of
                         Contracts as of Percent of Number Principal Balance Percent of Cutoff Date
       State (1)           Cutoff Date     of Contracts    as of Cutoff Date   Principal Balance
       ---------         --------------- ----------------- ----------------- ----------------------
Alabama.................                            %       $                              %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----           ------        ---------------          ------
  Total.................                      100.00%       $                        100.00%
                              =====           ======        ===============          ======

--------
(1) Based on the address of the Obligor set forth in Green Tree's records.

       Distribution of Original Contract Amounts of Home Equity Contracts

                                                Aggregate
                                                Principal          % of
                                                 Balance       Contract Pool
                               Number of       Outstanding    by Outstanding
                               Contracts      as of Cutoff   Principal Balance
 Original Contract Amount  as of Cutoff Date      Date       as of Cutoff Date
 ------------------------  ----------------- --------------- -----------------
Less than $10,000.........                   $                          %
Between $10,000 and
 $19,999..................
Between $20,000 and
 $29,999..................
Between $30,000 and
 $39,999..................
Between $40,000 and
 $49,999..................
Between $50,000 and
 $59,999..................
Between $60,000 and
 $69,999..................
Between $70,000 and
 $79,999..................
Between $80,000 and
 $89,999..................
Between $90,000 and
 $99,999..................
Between $100,000 and
 $109,999.................
Between $110,000 and
 $119,999.................
Between $120,000 and
 $129,999.................
Between $130,000 and
 $139,999.................
Between $140,000 and
 $149,999.................
Between $150,000 and
 $159,999.................
Between $160,000 and
 $169,999.................
Between $170,000 and
 $179,999.................
Between $180,000 and
 $189,999.................
Between $190,000 and
 $199,999.................
Between $200,000 and
 $249,999.................
Between $250,000 and
 $299,999.................
Over $300,000.............
                                 -----       ---------------      ------
  Total...................                   $                    100.00%
                                 =====       ===============      ======

                  Year of Origination of Home Equity Contracts

                                                                      % of
                                                  Aggregate       Contract Pool
                                Number of     Principal Balance  by Outstanding
  Year of                       Contracts        Outstanding    Principal Balance
 Oiginationr                as of Cutoff Date as of Cutoff Date as of Cutoff Date
-----------                 ----------------- ----------------- -----------------
   1989....................                     $                          %
   1990....................
   1991....................
   1992....................
   1993....................
   1994....................
   1995....................
   1996....................
   1997....................
                                 ------         -------------        ------
     Total.................                     $                    100.00%
                                 ======         =============        ======

                     Lien Position of Home Equity Contracts

                                                                                           %
                                                  % of                             Contract Pool by
                                                Number of    Aggregate Principal Outstanding Principal
                         Number of Contracts Contracts as of Balance Outstanding     Balance as of
                          as of Cutoff Date    Cutoff Date    as of Cutoff Date       Cutoff Date
                         ------------------- --------------- ------------------- ---------------------
First...................                               %        $                             %
Second..................
Third...................
                                -----            ------         -------------           ------
    Total...............                         100.00%        $                       100.00%
                                =====            ======         =============           ======

                           Home Equity Contract Rates

                                             Aggregate Principal   % of Contract Pool by
                         Number of Contracts Balance Outstanding   Outstanding Principal
     Contract Rate        as of Cutoff Date   as of Cutoff Date  Balance as of Cutoff Date
     -------------       ------------------- ------------------- -------------------------
Less than 9.00%.........                        $                               %
 9.01% to 10.00%........
10.01% to 11.00%........
11.01% to 12.00%........
12.01% to 13.00%........
13.01% to 14.00%........
14.01% to 15.00%........
15.01% to 16.00%........
16.01% to 17.00%........
Over 17.00%.............
                                -----           -------------             ------
  Total.................                        $                         100.00%
                                =====           =============             ======

             Remaining Months to Maturity of Home Equity Contracts

                                                  Aggregate Principal   % of Contract Pool by
                              Number of Contracts Balance Outstanding   Outstanding Principal
Remaining Months to Maturity   as of Cutoff Date   as of Cutoff Date  Balance as of Cutoff Date
----------------------------  ------------------- ------------------- -------------------------
Fewer than 31.............                           $                               %
 31 to  60................
 61 to  90................
 91 to 120................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241-270...................
271-300...................
301-330...................
331-360...................
                                     -----           -------------             ------
  Total...................                           $                         100.00%
                                     =====           =============             ======

                     Lien Position of Home Equity Contracts

                                        % of
                           Number of Home Equity
                           Contracts  Contracts                         % of
                             as of      as of    Aggregate Principal Cutoff Date
                            Cut-off     Cut-     Balance Outstanding  Principal
      Lien Position          Date     off Date   as of Cut-off Date    Balance
      -------------        --------- ----------- ------------------- -----------
First.....................                   %      $                        %
Second....................
Third.....................
Fourth....................
                             -----     ------       -------------      ------
  Total...................             100.00%      $                  100.00%
                             =====     ======       =============      ======

                        GREEN TREE FINANCIAL CORPORATION

  The following information supplements the information in the Prospectus under the heading "Green Tree Financial Corporation." No delinquency, loan loss or liquidation information has been included with respect to home equity loans, because Green Tree has only limited historical experience with respect to the performance of such loans, and does not currently compile separate delinquency, loan loss and liquidation information on home equity loans with high loan-to-value ratios such as the Home Equity Contracts.

Recent Developments

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the Prospectus under the heading "Yield and Prepayment Considerations."

  The Servicer and Green Tree each has the option to purchase from the Trust all remaining Contracts, and thereby effect early redemption of the Notes and early retirement of the Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is 10% or less of the Cutoff Date Pool Principal Balance. See "Description of the Trust Documents--Termination" in the Prospectus.

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than     , 1998) to the extent of any Pre-Funded Amount remaining in the
Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

  Principal prepayments on the Home Equity Contracts will result in accelerating principal payments on the Notes. The rate of principal payments on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of home equity loans and home improvement contacts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. Since home equity loans are not generally viewed by borrowers as permanent financing, the Home Equity Contracts may experience a higher rate of prepayments than traditional mortgage loans. In addition, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such loans, the rate of prepayment would be expected to decrease.

  Green Tree has no significant experience with respect to the rate of principal prepayments on home equity loans. In addition, liquidations of defaulted Contracts or the exercise by Green Tree or the Servicer of the option to purchase the remaining pool of Contracts will affect the timing of principal distributions on the Securities.

Weighted Average Life of the Notes and the Certificates

  The following information is given solely to illustrate the effect of prepayments on the Contracts on the weighted average life of the Notes and the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes and the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on the Contracts may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

  The Base Case prepayment model is Green Tree management's best estimate of the prepayment rates that may be experienced on the Contracts. Because Green Tree began originating and servicing home equity loans only recently, such estimate is based in part on industry experience with similar loans and contracts rather than Green Tree's experience. There can be no assurance that the Contracts will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of Contract, or that the

Contracts in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the Base Case.


  The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Home Equity Contracts. The Base Case Prepayment Rate used with respect to the Home Equity Contracts included in the Trust, for purposes of the following
tables, was    % CPR.

  As used in the following tables, the columns headed   %,   %,    %,    % and
   % assume that prepayments on the Contracts are made at Base Case Prepayment
Rates of   %,   %,    %,    % and    %, respectively. For example,   % Base
Case Prepayment Rate and    % Base Case Prepayment Rate mean that Home Equity
Contracts have been assumed to have a prepayment rate equal to     % CPR and
    % CPR, respectively. CPR DOES NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS.

                            [PREPAYMENT TABLES HERE]

                           DESCRIPTION OF THE NOTES

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."


General

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. [Indenture Trustee], a national
banking association headquartered in [   ], will be the Indenture Trustee.

Distributions

  Noteholders will be entitled to receive on each Distribution Date commencing
in     1998, to the extent that funds available are sufficient therefor, the
Noteholders' Distributable Amount. Distributions on the Notes will be made from funds available first to the holders of the Class A-1 Notes, then to the holders of the Class A-2 Notes, then to the holders of the Class A-3 Notes and then to the holders of the Class A-4 Notes, in the manner and order of priority described below.

Class A-1 Interest

  Interest on the outstanding Class A-1 Principal Balance will accrue from
      , , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-1 Rate for such monthly interest period. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1 Noteholders in respect of principal.

  Interest will be paid on the Class A-1 Notes to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Rate, to the extent legally permissible.

Class A-1 Principal

  To the extent of funds available after payment of all interest payable on the Class A-1 Notes, the Class A-1 Noteholders will be entitled to receive on
each Distribution Date as payment of principal equal to the sum of      %
(approximate) of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1 Principal Shortfall, if any, for such Distribution Date. In the event the funds available are not sufficient to make a full distribution of principal on the Class A-1 Notes, the funds available will be applied pro rata to the Class A-1 Notes based on the amount payable to such Class.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Home Equity Contract: (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Home Equity Contract, (iii) the Scheduled Principal Balance of each Home Equity Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Home Equity Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation as warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing
Agreement, and (v) with respect to the Distribution Date in     1998, any
remaining amounts on deposit in the Pre-Funding Account. The Formula Principal
Distribution Amount for the Distribution Date in       , will be the sum of the
Note Principal Balance and the Certificate Principal Balance. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered or any defaulted Contract in respect of which the related real property has been realized upon and disposed of and the proceeds of such disposition have been received. The "Unpaid Class A-1 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-1 Notes on any prior Distribution Date but not paid on any intervening Distribution Date.

Class A-2 Interest

  Interest on the outstanding Class A-2 Principal Balance will accrue from    ,
  , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-2 Rate for such monthly interest period. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2 Noteholders in respect of principal, and minus any unreimbursed Class A-2 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-2 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-1 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-2 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Rate, to the extent legally permissible.

Class A-2 Principal

  Class A-2 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-1 Notes and after payment of all interest payable on the Class A-2 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-2 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-2 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-2 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-2 Principal Liquidation Loss.

Class A-3 Interest

  Interest on the outstanding Class A-3 Principal Balance will accrue from
     ,     , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-3 Rate for such monthly interest period. The "Class A-3 Principal Balance" as of any Distribution Date will be the Original Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3 Noteholders in respect of principal, and minus any unreimbursed Class A-3 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-3 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-3 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Rate, to the extent legally permissible.

Class A-3 Principal

  Class A-3 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-2 Notes and after payment of all interest payable on the Class A-3 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-3 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-3 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-3 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-3 Principal Liquidation Loss.

Class A-4 Interest

  Interest on the outstanding Class A-4 Principal Balance will accrue from
    ,   , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-4 Rate for such monthly interest period. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4 Noteholders in respect of principal, and minus any unreimbursed Class A-4 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-4 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-3 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-4 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Rate, to the extent legally permissible.

Class A-4 Principal

  Class A-4 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-3 Notes and after payment of all interest payable on the Class A-4 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-4 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-4 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-4 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-4 Principal Liquidation Loss.

Optional Redemption

  The Notes will be redeemed in whole, but not in part, on any Distribution Date on which Green Tree exercises its option to purchase the Contracts. Green Tree may purchase the Contracts when the Pool Scheduled Principal Balance has declined to 10% or less of the Cutoff Date Pool Principal Balance, as described in the accompanying Prospectus under "Description of the Trust Documents-- Termination." The "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly

Period. Such redemption will effect early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.

Mandatory Prepayments

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than     , 1998) to the extent of any Pre-Funded Amount remaining in the
Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

The Interest Rate Cap Agreement

  Class A-1 Noteholders will have the benefit of the Interest Rate Cap Agreement between the Trust and the Counterparty. Pursuant to the Interest Rate Cap Agreement, the Counterparty will make a payment (the "Interest Rate Cap Payment") to the Trust on each Distribution Date to the extent that the Class A-1 Rate exceeds 10%, in an amount equal to the amount obtained by multiplying the Class A-1 Principal Balance by the product of (i) the maximum of (x) the excess of the Class A-1 Rate over 10% or (y) 0% and (ii) the number of days in the monthly interest period divided by 360. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap Agreement will be deposited in the Collection Account. See "Description of the Counterparty."

The Spread Account

  Class A-2, Class A-3 and Class A-4 Noteholders will have the benefit of a separate sub-account for each Class contained in the Spread Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 Notes, the Indenture Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class. On any Distribution Date, the amount of funds in the Spread Account will not be available to cover a shortfall in principal distributable on any Class of Notes, but would only be available to cover a shortfall in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes.

  On the Closing Date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes and all interest then payable on the Certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until
the amount on deposit in such sub-accounts equals $    , $     and $    ,
respectively (subject to reduction as provided in, and to the other terms and conditions contained in, the Sale and Servicing Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Spread Account is included in the Trust Property. Any amount remaining in the Spread Account upon termination of the Trust will be distributed to Green Tree.

The Reserve Account

  Noteholders will have the benefit of the Reserve Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of

Notes with a prior numeric designation) are insufficient to make full payment in respect of interest or principal payable on a Class of Notes (after making appropriate draws upon the Spread Account), the Indenture Trustee will withdraw the amount of the deficiency from the Reserve Account (or the amount on deposit in the Reserve Account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

  On the Closing Date, the amount on deposit in the Reserve Account will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes, all interest then payable on the Certificates and all deposits in the Spread Account, until the amount on deposit in the Reserve Account equals 1.5% of the Pool Scheduled Principal Balance (subject to reduction as provided in, and to other terms and conditions contained in, the Sale and Servicing Agreement). If the Reserve Account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Reserve Account is included in the Trust Property. Any amount remaining in the Reserve Account upon termination of the Trust will be distributed to Green Tree.

Losses on Liquidated Contracts

  As described above, the distribution of principal to each Class of Notes is intended to equal the applicable percentage of the Formula Principal Distribution Amount. On each Distribution Date, each such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period related to such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree, then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders), and then by each Class of Notes in inverse numeric order (although funds on deposit in the Reserve Account will be available to pay any shortfall in the distribution of interest and principal to any Class of Notes).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to more senior Classes of Notes, are insufficient to make a full distribution of interest and/or principal to a Class of Notes or the Certificates, such deficiency will be carried forward and added to the amount to be distributed to such Class of Notes or the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding principal balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

  Similarly, if the Certificate Principal Balance were reduced to zero (which would be caused only by Certificate Principal Liquidation Losses, whether or not Green Tree makes any required payments under the Limited Guaranty) and the Pool Scheduled Principal Balance on any Distribution Date were less than the aggregate outstanding principal balance of the Notes after giving effect to distributions of principal on such Distribution Date, then the Class A-4 Principal Balance would be reduced by the amount of such deficiency (a "Class A-4 Principal Liquidation Loss"). The funds on deposit in the Reserve Account will be available to pay the amount of any such Class A-4 Principal Liquidation Loss. If the funds available in the Reserve Account are insufficient to pay such amount, however, the amount distributable on the Class A-4 Notes on future Distribution Dates would include interest on any such Class A-4 Principal Liquidation Loss at the Class A-4

Rate (and, to the extent legally permissible, interest on such unpaid interest at the Class A-4 Rate) accrued from the date such Class A-4 Principal Liquidation Loss was incurred, and the amount of such Class A-4 Principal Liquidation Loss. Each more senior Class of Notes would similarly be subject to reduction in its outstanding principal balance if the aggregate outstanding principal balance of all more junior Classes of Notes were reduced to zero and the Pool Scheduled Principal Balance were less than the aggregate outstanding principal balance of the Notes, and would similarly be entitled on future Distribution Dates to receive interest on any such Principal Liquidation Loss at the applicable Interest Rate, and the amount of such Principal Liquidation Loss. The applicable percentage of the Formula Principal Distribution Amount distributable to each Class of Notes on each Distribution Date will not be affected by any Principal Liquidation Loss experienced by a Class of Notes. Accordingly, even if a Class of Notes has experienced a Principal Liquidation Loss, such Class will continue to be entitled to receive its applicable percentage of the Formula Principal Distribution Amount (or, if the Amount Available in the Collection Account is insufficient to make such distribution, such Class will be entitled to receive the amount of such deficiency on subsequent Distribution Dates as an Unpaid Principal Shortfall).

Book-Entry Registration

  Holders of the Notes or the Certificates may hold through DTC (in the United States) or, solely in the case of the Notes, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  Cede & Co., as nominee for DTC, will hold the Notes and the Certificates. CEDEL and Euroclear will hold omnibus positions in the Notes on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  For a description of transfers between persons holding directly or indirectly through DTC, see "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this

Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                        DESCRIPTION OF THE COUNTERPARTY


                  [insert description of counterparty, if any]


  The description of the Counterparty set out above has been provided by the Counterparty. The Counterparty has not, however, been involved in the preparation of, and does not accept responsibility for, this Prospectus Supplement as a whole.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

General

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distributions

  Certificateholders will be entitled to receive on each Distribution Date
commencing in     1998, to the extent that funds available together with the
Guaranty Payment described below are sufficient therefor, the Certificateholders' Distributable Amount.

Interest

  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Pass-Through Rate on the outstanding Certificate Principal Balance. Interest in respect of a Distribution

Date will accrue from       , 1998, or from the most recent Distribution Date
to but excluding the following Distribution Date. The "Certificate Principal Balance" as of any Distribution Date will be the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Certificates to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Notes and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished. In the event such funds available are not sufficient to make a full distribution of interest on the Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

Principal

  No distributions of principal on the Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal on the Certificates will be payable in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus the Unpaid Certificate Principal Shortfall, if any, from prior Distribution Dates.

  The "Unpaid Certificate Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Certificate Principal Liquidation Loss.

Optional Prepayment

  If Green Tree exercises its option to purchase the Contracts when the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding principal amount together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Trust Documents-- Termination" in the accompanying Prospectus.

Limited Guaranty

  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses and delinquencies on the Contracts, the Certificateholders are entitled to receive on each Distribution Date the amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Guaranty Payment for any Distribution Date will equal the difference, if any, between the Certificateholders' Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and the deposit in any sub-account of the Spread Account or the Reserve Account of any amounts previously withdrawn therefrom and not previously replenished. The "Certificateholders' Distributable Amount" equals the unpaid and accrued interest on the Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus any Unpaid Certificate Principal Shortfall for such Distribution Date, and plus any unreimbursed Certificate Principal Liquidation Loss.

  The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by

S&P from "A-" to "BBB+" and by Fitch from "A" to "A-", which has been reflected in the ratings assigned to the Certificates. See "Summary of Terms--Ratings."

  The Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3 or Class A-4 Noteholders.

  As compensation for servicing the Contracts and providing the Limited Guaranty, Green Tree will be entitled to receive the Monthly Servicing and Guaranty Fee on each Distribution Date, which will be equal to the Amount Available remaining after payment of the Certificateholders' Distributable Amount and any deposits into the Spread Account or the Reserve Account required on that Distribution Date.

Transfers of Certificates

  Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

Losses on Liquidated Contracts

  As described above, the distribution of principal to the Certificates is intended to equal the Class A-1:HE Formula Principal Distribution Amount. Such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period preceding such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree and the General Partner Fee payable to the General Partner and then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to the Notes, are insufficient to make a full distribution of interest and/or principal to the Certificates, such deficiency will be carried forward and added to the amount to be distributed to the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding Principal Balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

  The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents") and the Indenture. Forms of the Trust Documents and Indenture, as executed, have been filed as exhibits to the Registration Statement. A copy of each of the Trust Documents and Indenture will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents and Indenture. The following summary supplements, the description of the general terms and provisions of the Trust Documents and Indenture (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

Accounts

  The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account"). The Servicer will establish and maintain the Spread Account, which will include sub-accounts for the Class A-2, Class A-3 and Class A-4 Noteholders, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes. In addition, the Servicer will establish and maintain the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest or principal distributable on the Notes. The Servicer will establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account, the Spread Account and the Reserve Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"). See "Description of the Trust Documents-- Collections" in the accompanying Prospectus.

  An account (the "Pre-Funding Account") will be established by the Indenture Trustee and funded by Green Tree on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The amount deposited in the Pre-Funding Account (as reduced from time-to-time, the "Pre-Funded Amount")
will initially equal the difference between $      and the aggregate principal
balance as of the Cutoff Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be used to purchase Subsequent Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than
$10,000, (ii)     , 1998 or (iii) the date on which an Event of Termination
occurs under the Sale and Servicing Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Contracts in accordance with the Sale and Servicing Agreement.

  Under the Sale and Servicing Agreement, following the initial issuance of the Securities, the Trust will be obligated to purchase Subsequent Contracts from Green Tree during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Contract will have been underwritten in accordance with Green Tree's standard underwriting criteria. Subsequent Contracts will be transferred to the Trust pursuant to subsequent transfer instruments between Green Tree and the Trust. In connection with the purchase of Subsequent Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to Green Tree from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. Green Tree will designate the Subsequent Transfer Date as the Cutoff Date with respect to the related Subsequent Contracts purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Contracts in the Trust will increase by an amount equal to the aggregate principal balance of the Contracts so purchased and the amount in the Pre-Funding Account will decrease accordingly. Any Pre-Funded Amount remaining after the purchase of Subsequent Contracts will be applied on the first Distribution Date on or after the last day of the Pre-Funding Period to prepay principal on the Class A-1 Class A-2, Class A-3 and Class A-4 Notes.

  Any conveyance of Subsequent Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Sale and Servicing Agreement; (b) Green Tree will not select Subsequent Contracts in a manner that it believes is adverse to the interests of the Securityholders; (c) as of its respective Cutoff Date, each Subsequent Contract will satisfy the following criteria: (i) no Subsequent Contract may be more than 59 days contractually delinquent; (ii) the remaining stated term to maturity of each Subsequent Contract will not exceed 240 months; (iii) each Subsequent Contract will be underwritten in accordance with Green Tree's standard underwriting criteria; and (iv) no Subsequent Contract will have a loan-to-value ratio greater than 100%.

Distributions

  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute from the Collection Account the Amount Available in the following order of priority:

    1. If Green Tree or an affiliate is no longer the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

    2. To the Servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior Monthly Period.

    3. To the Note Distribution Account, the Noteholders' Distributable Amount and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished.

    4. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable Amount.

    5. To the Indenture Trustee for deposit in the Spread Account, to fund the initial amounts required in the Class A-2, Class A-3 and Class A-4 sub-accounts.

    6. To the Indenture Trustee for deposit in the Reserve Account, to fund the initial amount required therein.

    7. To Green Tree, the Monthly Servicing and Guaranty Fee.

  On each Distribution Date, the Indenture Trustee will distribute all amounts on deposit in the Note Distribution Account in the following order of priority:

    (i) to the Class A-1 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods;

    (ii) to the Class A-2 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (iii) to the Class A-2 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-2 Notes and have not previously been replenished;

    (iv) to the Class A-3 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (v) to the Class A-3 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-3 Notes and have not previously been replenished;

    (vi) to the Class A-4 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (vii) to the Class A-4 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-4 Notes and have not previously been replenished; and

    (viii) to the Reserve Account to the extent amounts have previously been withdrawn therefrom to pay interest or principal on any Class of Notes and have not previously been replenished.

On each Distribution Date, the Owner Trustee or its Paying Agent will distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders.

  For the purposes hereof, the following terms shall have the following meanings:

  "Amount Available" with respect to any Distribution Date, means generally the sum of payments on the Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Contracts, any Interest Rate Cap Payment, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Home Equity Contract: (i) all scheduled payments of principal due on each outstanding Home Equity Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Home Equity Contract, (iii) the Scheduled Principal Balance of each Home Equity Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Home Equity Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation or warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing Agreement, and (v) with
respect to the Distribution Date in     1998, any remaining amounts on deposit
in the Pre-Funding Account. The Formula Principal Distribution Amount for the
Distribution Date in     2029, will be the sum of the Note Principal Balance
and the Certificate Principal Balance.

  "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered; provided that any defaulted Contract in respect of which the related real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

  "Purchased Contract" means a Contract (i) that Green Tree has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Green Tree of a representation or warranty made by Green Tree with respect to such Contract or (ii) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Contract.

  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related monthly interest period on each Class of Notes at the respective Interest Rate for such Class on (i) the outstanding Principal Balance of the Notes of such Class and (ii) the aggregate unreimbursed Principal Liquidation Losses of such Class on each prior Distribution Date, in each case after giving effect to all payments of principal to the Noteholders of such Class on the immediately preceding Distribution Date.

  "Principal Liquidation Loss" means, with respect to any Distribution Date and any Class of Notes, the amount by which the aggregate Principal Balance of such Class and each junior Class and the Certificate Principal Balance (after giving effect to any Principal Liquidation Losses imposed on such junior Classes and Certificates) exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Principal Balance" means, with respect to any Determination Date and any Class of Notes, the Original Principal Balance of such Class minus all amounts previously distributed in respect of principal of such Class and minus any unreimbursed Principal Liquidation Losses of such Class.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate for each Class of Notes for the applicable monthly interest period.

  "Noteholder's Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes, and provided further, that the Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balances (including all unreimbursed Principal Liquidation Losses) of all Classes of Notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Formula Principal Distribution Amount plus the aggregate unreimbursed Principal Liquidation Losses of each Class of Notes.

  "Noteholders' Percentage" means, 100% until and including the Distribution Date on which the aggregate Principal Balance of the Notes are paid in full and 0% thereafter.

  "Noteholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Unpaid Principal Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued at the Pass-Through Rate on
(i) the Certificate Principal Balance and (ii) the aggregate unreimbursed Certificate Principal Liquidation Losses on each prior Distribution Date, in each case after giving effect to all payments of principal to the Certificateholders on the immediately preceding Distribution Date.

  "Certificate Principal Liquidation Loss" means, with respect to any Distribution Date, the amount by which the aggregate Principal Balance of the Notes and the Certificate Principal Balance exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Certificate Principal Balance" equals, initially, $      (approximate) and,
thereafter, equals the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding the current Distribution Date.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Principal Balance plus any unreimbursed Certificate Principal Liquidation Losses. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce to zero the Certificate Principal Balance plus the unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Formula Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

  "Certificateholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Unpaid Principal Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

Statements to Securityholders

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and to the Owner Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Notes and to the Certificates;

    (iii) the aggregate outstanding principal balance and the Note Pool Factor for the Notes and the Certificate Principal Balance and the Certificate Pool Factor for the Certificates after giving effect to all payments reported under (ii) above on such date;

    (iv) the Noteholders' Interest Shortfall, the Noteholders' Principal Shortfall, the Certificateholders' Interest Shortfall and the
  Certificateholders' Principal Shortfall, if any, and the change in such amounts from the preceding statement;

    (v) the amount, if any, of Principal Liquidation Losses, aggregate unreimbursed Principal Liquidation Losses since the Closing Date and the amount of the distribution allocable to such losses for the Notes and Certificates;

    (vi) the amount, if any, deposited or withdrawn from each sub-account of the Spread Account and the amount on deposit in each sub-account of the Spread Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (vii) the amount, if any, deposited or withdrawn from the Reserve Account and the amount on deposit in the Reserve Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (viii) the amount, if any, of the Interest Rate Cap Payment and the Guaranty Payment;

    (ix) the amount of the Monthly Servicing and Guaranty Fee paid to the Servicer;

    (x) the number and aggregate principal balances of delinquent Contracts, the number of Products repossessed and repossessed and remaining in inventory, the number of foreclosures and the number of Contracts that became Liquidated Contracts with respect to the immediately preceding Monthly Period; and

    (xi) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

  Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Principal Balance, as applicable.

  Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. Note Owners and Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners or Certificate Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee or Owner Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as Green Tree deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

Administrator

  Green Tree Financial Servicing Corporation, a Delaware corporation (the "Administrator"), will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement. The Administrator, a subsidiary of Green Tree, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Notes and the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain

Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the Prospectus.

  Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

  In the opinion of [Dorsey & Whitney LLP], for federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Certificateholder, by the acceptance of a Certificate, agrees to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. The Notes will not be issued with original issue discount ("OID"). The Class A-1 Notes provide for stated interest at a floating rate based on LIBOR. Under Treasury regulations, stated interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualified objective rate. The stated interest on the Class A-1 Notes represents interest payable at a qualified floating rate and will be taxable to holders of such Notes as interest and not as OID or contingent interest. The Class A-2, Class A-3 and Class A-4 Notes will not be issued with OID or contingent interest because interest will be payable at a single fixed rate at least annually.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

  Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited

Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

  The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the Department of Labor to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

  [Underwriters] (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from Green Tree the respective principal amounts of Notes and Certificates set forth below:

       Class A-1:      Class A-2        Class A-3        Class A-4
          Notes          Notes            Notes            Notes          Certificates
       -----------     ----------       ----------       ----------       ------------
       $               $                $                $                 $

  The Underwriting Agreement provides that the Underwriter is obligated to purchase all of the Notes and Certificates offered hereby, if any of such Notes and Certificates are purchased.

  Green Tree has been advised by the Underwriter that it proposes initially to offer the Notes and Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain
dealers at such price less a concession not in excess of    % of the Class A-1
Principal Balance,    % of the Class A-2 Principal Balance,    % of the Class
A-3 Principal Balance,    % of the Class A-4 Principal Balance and    % of the
Certificate Principal Balance, and that the Underwriter and such dealers may
reallow a discount of not in excess of     % of the Class A-1 Principal
Balance,    % of the Class A-2 Principal Balance,     % of the Class A-3
Principal Balance,    % of the Class A-4 Principal Balance and    % of the
Certificate Principal Balance, to other dealers. The public offering price and the concession and discount to dealers may be changed by the Underwriter after the initial public offering of the Notes and Certificates offered hereby.

  Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

  If the Underwriter creates a short position in the Securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither Green Tree nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither Green Tree nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and the Underwriter has agreed that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Green Tree has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Green Tree does not intend to apply for listing of the Notes and Certificates on a national securities exchange, but has been advised by the Underwriter that the Underwriter currently intends to make a market in the Securities, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Securities and any such market may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities.

                                 LEGAL MATTERS

  Certain matters with respect to the legality of the Notes and Certificates and with respect to the federal and Minnesota income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon
for Green Tree by                        , Minnesota. The validity of the Notes
and Certificates will be passed upon for the Underwriter by            , New
York, New York.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Notes"). Investors in the Global Notes may hold such Global Notes through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or

Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Notes from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

       Exemption for non-U.S. Person with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

       Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

       Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

PROSPECTUS                                                 Base Prospectus No. 2
                                         High-LTV Home Equity Loans--Owner Trust

             Green Tree Financial Corporation, Seller and Servicer
                               Home Equity Trusts
                              (Issuable In Series)

  We are offering loan-backed notes and loan-backed certificates for home equity loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of securities offered. We refer to the notes and the certificates as "securities" and to each separate series of securities as a "series." Green Tree Financial Corporation will form a trust for each series, and the trust will issue the securities of that series. The securities of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of securities within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of securities. In addition, a series of securities may include one or more classes which on the one hand are subordinated to one or more classes of securities, while on the other hand are senior to one or more classes of securities. The rate of principal and interest payment on the securities of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                               ----------------

  The securities will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any securities unless accompanied by the prospectus supplement relating to that series.

                        Prospectus dated         , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which many not apply to a particular series of securities, including your series; and (b) the prospectus supplement related to the particular terms of your series of securities.

  If the terms of your series of securities described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the securities. These types of transactions may include stabilizing, the purchase of securities to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the securities of each series certain monthly and annual reports concerning the securities and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the securities--Reports to Securityholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office                Chicago Regional Office
     Seven World Trade Center                Citicorp Center
     Suite 1300                              500 West Madison Street, Suite
     New York, NY 10048                   1400
                                             Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the securities issued by that trust, will be incorporated by reference into this prospectus.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the securities, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Certificates, read this entire prospectus and the accompanying prospectus supplement.

Issuer.......................  For each series of securities, Green Tree will form a trust pursuant to a trust agreement. Each trust will be the Issuer for a series of securities.

Securities Offered ..........  Green Tree will create a trust and deposit a pool of loans in the trust. The trust will issue the securities. This prospectus describes multiple trusts that Green Tree will create from time to time. Each trust will issue a separate series of securities. Payments on the securities will be made primarily from payments on the related pool of loans. The terms of the securities issued by a trust will be governed by a Pooling and Servicing Agreement between Green Tree and the trustee for that series. We will identify the trustee for a series of securities in the related prospectus supplement.

Seller and Servicer..........  Green Tree Financial Corporation, 1100 Landmark
                               Towers, 345 St. Peter Street, St. Paul,
                               Minnesota 55102, telephone: (651) 293-3400.

Risk Factors.................  There are special considerations that are important to a decision to invest in the
                               securities. You should read carefully the
                               section entitled "Risk Factors" beginning on
                               page   of this prospectus.

Trustee......................  The owner trustee for a trust. We will specify the owner trustee in the related prospectus supplement. See "Description of the Trust Documents--The Trustee."

Indenture Trustee............  We will specify the indenture trustee, with respect to any series of securities, in the related prospectus supplement.

The Loans....................  The loans underlying a series of securities form a loan pool. The loans in a loan pool will be fixed or variable rate loans. The loans consist of closed-end home equity loans.

                               The home equity loans will be secured by a lien on the related real estate, but may have a loan-to-value ratio substantially in excess of 100%. If we so specify in the related prospectus supplement, we may divide the loan pool into two or more sub-pools, in which the securities of specified classes may be paid primarily from the loans comprising a given sub-pool.

                               The prospectus supplement for each series will provide information about the following:

                                 -  the aggregate principal balance of the
                                    loans comprising the loan pool, as of a
                                    date specified in the prospectus
                                    supplement;

                                 -  the weighted average and range of
                                    contractual rates of interest on the loans;

                                 - the weighted average and ranges of terms to scheduled maturity of the loans as of origination and as of the cut-off date;

                                 - the average outstanding principal balance of the loans as of the cut-off date;

                                 -  the range of loan-to-value ratios; and

                                 - the geographic location of improved real estate underlying the loans.

                               If we so specify in the related prospectus supplement, the trust may purchase from Green Tree additional loans after the date of issuance of that series from funds on deposit in a pre-funding account.

                               The loans will have been originated by Green
                               Tree on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

The Notes....................  Each series of securities will include one or more classes of notes. The notes will be issued pursuant to an indenture.

                               Unless we specify otherwise in the related prospectus supplement, you may purchase the notes in denominations of $1,000 and in integral multiples thereof. These notes will be available in book-entry form only. Unless we specify otherwise in the related prospectus supplement, beneficial owners of notes will receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry Registration."

                               Unless we specify otherwise in the related prospectus supplement, no government agency or other insurer will guarantee or insure the notes or the underlying loans.

                               Unless we specify otherwise in the related prospectus supplement, each class of notes will have a stated principal amount and will accrue interest at a specified rate or rates. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of these. We will specify in the related prospectus supplement the interest rate for each class of notes and the method for determining subsequent changes to the interest rate.

                               We may include two or more classes of notes in a series which may differ as to timing and priority of payment, seniority, allocations of loss, interest rate or amount of payment of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the underlying pool. In addition, a series may include one or more classes of notes entitled to:

                                 - principal payments with disproportionate, nominal or no interest payments, or

                                 - interest payments with disproportionate, nominal or no principal payments.

                               The notes of a series may include one or more classes which on the one hand are subordinated to one or more classes of notes, while on the other hand are senior to one or more classes of notes.

                               If we exercise our option to purchase the loans of a trust on the terms and conditions described under "Description of the trust Documents-- Termination," we will redeem the outstanding notes, if any, of that series as described in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account, we will partially redeem the outstanding notes, if any, on or immediately following the end of the pre-funding period in an amount and manner specified in the related prospectus supplement. In the event that we so partially redeem, the owners of the notes may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

The Certificates.............  We will issue the certificates of any series of securities pursuant to the related trust documents. If we so specify in the related prospectus supplement, we may include the certificates of a series of one or more classes which:

                                 - are entitled to receive distributions only in respect of the principal, interest or any combination of these or in specified proportions in respect of such payments, and/or

                                 - are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other classes of certificates within that series, or on a planned amortization schedule or upon the occurrence of certain other specified events. See "The Certificates."

                               Unless we specify otherwise in the related prospectus supplement, you may purchase the certificates in denominations of $1,000 and in integral multiples thereof. These certificates will be available in book-entry form only. Unless we specify otherwise in the related prospectus supplement, beneficial owners of certificates will receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the securities--Book-Entry
                               Registration."

                               Unless we specify otherwise in the related prospectus supplement, no government agency or other insurer will guarantee or insure the Certificates or the underlying loans.

                               Unless we specify otherwise in the related prospectus supplement, each class of certificates will have a stated certificate balance and will accrue interest at a specified rate or rates. Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of these. We will specify in the related prospectus supplement the pass-through rate for each class of certificates, or the initial pass-through rate and the method for determining subsequent changes to the pass-through rate.

                               A series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates.

                               If we exercise our option to purchase the loans of a trust on the terms and conditions described under "Description of the trust Documents-- Termination," we will redeem the outstanding certificates, if any, of such series as described in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account, we will partially redeem the outstanding certificates, if any, on or immediately following the end of the pre-funding period in an amount and manner specified in the related prospectus supplement. In the event that we so partially redeem, the owners of the certificates may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

Subordinated Securities......  We may subordinate one or more classes of any series of securities, as specified in the related prospectus supplement. The rights of holders of subordinated securities to receive any or a portion of distributions with respect to the loans will be subordinated to the rights of holders of senior securities to the extent and in the manner we specify in the related prospectus supplement. If a series of securities contains more than one class of subordinated securities, distributions and losses will be allocated among those classes in the manner specified in the related prospectus supplement. The rights of holders of subordinated securities, to the extent not subordinated, may be on a parity with holders of senior securities. By subordinating a class of securities, we intend to:

                                 ^ enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them, and

                                 ^  protect holders of senior securities
                                    against losses.

                               If we so specify in the applicable prospectus supplement, we may entitle some classes of sub-ordinated securities the benefits of other forms of credit enhancement that would benefit only those subordinated securities.

Trust Property...............  Each note will represent an obligation of its related trust. Each certificate will represent a fractional undivided interest in its related trust. The assets of each trust will include (among other things):

                                 ^  a pool of fixed or variable rate home
                                    equity loans or promissory notes,

                                 ^   amounts held in the collection account,

                                 ^   any letter of credit, guarantee, surety
                                    bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of securities,

                                 ^   certain other rights under the trust
                                    documents, and

                                 ^   any other property that we specify in the
                                    related prospectus supplement.

                               In addition, if we so specify in the related prospectus supplement, the trust property will include money on deposit in a pre-funding account established by the indenture trustee or the trustee, which we will use to purchase subsequent loans from the Seller during the pre-funding period. See "The Trusts."

                               If and to the extent we specify in the related prospectus supplement, the related trust will be obligated to purchase from us additional loans during the pre-funding period. These loans will have a total principal balance approximately equal to the amount on deposit in the pre-funding account on the closing date.

                               We must repurchase loans if we breach certain representations and warranties that we make. See "Description of the Trust Documents--Sale and Assignment of the Contracts" and "Certain Legal Aspects of the Contracts--Repurchase Obligations."

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated securities, we may provide credit enhancement with respect to a series of securities by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a series of securities. We will describe any such credit enhancement in the related prospectus supplement.

Servicing ...................  The servicer will manage, administer, service and make collections on the loans held by each trust. Unless we specify otherwise in the related prospectus supplement, we will pay the servicer a monthly fee on each distribution date pursuant to a servicing fee formula. See "Description of the Trust Documents--Servicing."

Advances.....................  Unless we specify otherwise in the related prospectus supplement, the servicer must make advances each month of any scheduled payments on the loans that were due but not received during the prior due period. The servicer will then receive a reimbursement of an advance from the amount available for the related trust. The servicer must make an advance only to the extent it determines that the advance will be recoverable from subsequent funds available in the Collection Account for the related trust.

Collection Account...........  The servicer will establish and maintain one or more separate accounts for each series of securities in the name of the indenture trustee for the benefit of the owners of the securities. We refer to this account as a "collection account." We will deposit all of the payments we receive from obligors under the loans in the related collection account no later than one business day after we receive them. Unless we specify otherwise in the related prospectus supplement, we will also deposit all of the payments we receive from obligors with respect to liquidated loans no later than one business day after we receive them. Unless we specify otherwise in the related prospectus supplement, the servicer may use any alternative remittance schedule acceptable to the rating agencies. See "Description of the trust Documents-- Collections."

Optional Purchase of Loans...  Unless we specify otherwise in the related prospectus supplement, we may purchase all of the loans held by a trust on any distribution date following the first due period when the total principal balance has declined to 10% or less of the total principal balance as of the cut-off date, subject to certain provisions in the related trust documents. For a more complete description of optional purchase of the loans, see "Description of the Trust Documents-- Termination" in this prospectus.

Representations and
Warranties of Green Tree
Financial Corporation .......
                               We will make certain representations and warranties regarding the loans. These representations and warranties are a condition to our conveyance of any loan pool to a trust. If we become aware of a breach of any representation or warranty that materially adversely affects the trust's interest in any loan or receive written notice of a breach from the trustee or the servicer, then we must either cure the breach, repurchase the affected loan or, if the related prospectus supplement so provides, substitute for the affected loan, under the conditions further described in this prospectus and in the prospectus supplement. For a more complete description of our representations and warranties, see "Description of the Certificates--Conveyance of Loans."

Federal Income Tax             In the opinion of our counsel, for federal and
 Considerations..............  Minnesota income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.
                               Each noteholder, by the acceptance of a note, will agree to treat the notes as debt. Each certificateholder, by the acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes.
                               Alternative characterizations of the trust, the notes and the certificates are possible, but would not result in materially adverse tax consequences to noteholders or certificateholders. See "Certain Federal Income
                               Tax Consequences" and "Certain State Income Tax
                               Consequences" in this prospectus.

ERISA Considerations.........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see "ERISA Considerations" in this prospectus and in your prospectus supplement.

Legal Investment.............  The Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. For a more complete description of legal considerations regarding investment in the Certificates, see "Legal Investment Considerations" in this prospectus and in your prospectus supplement.

Ratings......................  We will not issue the securities unless one or more nationally recognized rating agencies have assigned a rating to the securities in one of their four highest rating categories.

                               We cannot assure you that the rating initially assigned to your securities will not be subsequently lowered or withdrawn by the rating agency. If a rating agency lowers the rating initially assigned to any securities, no person or entity will provide any credit enhancement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the securities.

  ^ Limited Obligations. Unless we specify otherwise in the related prospectus supplement, the securities will not represent an interest in or obligation of Green Tree. Neither the government, any underwriter or its affiliates, the servicer nor any other party will insure or guarantee any of the securities of any series (except as we otherwise specify in the related prospectus supplement).

  ^ Risks to Investors upon any Insolvency of Green Tree. We intend that any transfer of loans to the related trust will constitute a sale, rather than a pledge of the loans to secure our indebtedness. However, if we were to become a debtor under the federal bankruptcy code or similar applicable state laws, our creditor or trustee in bankruptcy might argue that such sale of loans by us was a pledge of the loans rather than a sale. If this argument were accepted by a court, it would cause the related trust to experience a delay in or reduction of collections on the loans.

  ^ Junior Mortgage Liens; Value of Mortgaged Property. Green Tree expects that a substantial number of the liens on improved real estate securing the loans in a given loan pool will be junior to other liens on that real estate. This subordinates the rights of the trust fund (and consequently the holders of securities of the related series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. For a more complete description of the risks associated with junior mortgage liens, see "Certain Legal Aspects of the Loans--Repurchase Obligations."

     We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan on the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

  ^ Limited Liquidity. We cannot assure to you that a secondary market will develop for the securities of any series, or, if a secondary market does develop, that it will provide the holders of any of the Certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of securities.

  ^ Subordination of Certain Classes of securities; Limited Assets. To the extent we specify in the related prospectus supplement, we may subordinate distributions of interest and principal on some or all classes of securities of a series in priority or payment to interest and principal due on the notes of such series and/or to distributions of interest and principal on other classes of securities. In addition, holders of certain classes of securities of any series may have the right to take actions that are detrimental to the interests of the holders of certain other classes of securities. For example, holders of a class of more senior securities may be entitled to instruct the trustee to liquidate the property of the trust when it is not in the interest of holders of more junior classes of securities of that series to do so. On the other hand, certain actions may require the consent of a majority of Security owners of all classes of a series, which may mean that owners of securities of more junior classes can prevent the owners of more senior classes of that series from taking action. Moreover, no trust will have any significant assets or sources of funds other than the loans and, to the extent provided in the related prospectus supplement, a pre-funding account and any credit enhancement specified in the related prospectus supplement. The notes of any series will represent obligations solely of the related trust. The certificates, if any, will represent interest solely in the related trust. Except as we specify in the related prospectus supplement, neither Green Tree, the servicer, the owner trustee, the indenture trustee nor any other person or entity will insure or guarantee the notes or certificates of any series. Consequently, holders of the securities of any series must rely for payment upon payments on the related loans and, to the extent available, amounts on deposit in a pre-funding account and any credit enhancement (if any) as we specify in the related prospectus supplement. If we so specify in the related prospectus supplement, credit enhancement for a class of securities of a series may cover one or more other classes of securities of that series, and accordingly may be exhausted for the benefit of some classes and thereafter be unavailable for other classes.

  ^ Yield and Prepayment Considerations. Full or partial prepayments on the loans will reduce the weighted average life of the securities. Obligors may prepay their loans without penalty. Prepayments may result from payments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by us as a result of certain uncured breaches of the warranties, purchases by the servicer as a result of certain uncured breaches of the covenants with respect to the loans made by it in the related Sale and Servicing Agreement, or us or the servicer exercising our option to purchase all of the remaining loans.

     Unless we specify otherwise in the related prospectus supplement, the amounts paid to Securityholders in respect of principal on any distribution date will include all prepayments on the loans during the corresponding due periods. The owners of notes and the owners of certificates will bear all reinvestment risk resulting from the timing of payments of principal on the securities.

  ^ Certain Matters Relating to Insolvency. Green Tree intends that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree, or Green Tree as debtor-in-possession, may argue that the sale of the loans by Green Tree was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the Certificates.


                                  THE TRUSTS

  With respect to each Series of Securities, Green Tree will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Notes and the Certificates, if any, of such Series and distributing payments thereon.

  Each Note will represent an obligation of, and each Certificate, if any, will represent a fractional undivided interest in, the related Trust. The
Trust Property of each Trust will include, among other things, (i) a Contract Pool, (ii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof), (iii) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Securities, (iv) certain other rights under the Trust Documents and (v) such other property as may be specified in the related Prospectus Supplement. See "The Contracts" and "Description of the Trust Documents--Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Contracts from Green Tree from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more Classes of Securities. Holders of Securities of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Securities, except with respect to FHA Insurance reserves.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the Contracts included in each Trust will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Securities. A copy of the Sale and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Sale and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust," "Sale and Servicing Agreement," "Interest Rate or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust, each Sale and Servicing Agreement, each Interest Rate applicable to the related Class of Notes and each Pass-Through Rate applicable to the related Class of Certificates.

The Contract Pools

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of closed-end home equity loans (the "Contracts") originated by Green Tree on an individual basis in the ordinary course of business. All Contracts will be secured by an interest in the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Securities, Green Tree will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Green Tree, as Servicer (in such capacity referred to herein as the "Servicer," which term shall include any successor to Green Tree in such capacity under the applicable Sale and Servicing Agreement), will service the Contracts pursuant to the Sale and Servicing Agreement. See "Description of the Trust Documents--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Green Tree will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Contract, Green Tree will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by Green Tree. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

The Trustee

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such Series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the General Partner will be obligated to appoint a successor trustee. The General Partner may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the General Partner will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts, as well as home equity loans. Green Tree is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. Green Tree also purchases, pools and services installment sales contracts for various consumer products. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

Contract Origination

  Green Tree has originated closed-end home equity loans since January 1996. As of December 31, 1997, Green Tree had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, Green Tree markets its home equity lending directly to consumers using a variety of marketing techniques. Green Tree also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  Green Tree's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

Loss and Delinquency Information

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of home equity loans. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

Ratio of Earnings to Fixed Charges for Green Tree

  Set forth below are Green Tree's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                              Year Ended December 31,        Months Ended
                              ------------------------ ----------------------
                              1993 1994 1995 1996 1997  1998
                              ---- ---- ---- ---- ---- ------
Ratio of Earnings to Fixed
Charges...................... 4.81 7.98 7.90 5.44 3.94

                              YIELD CONSIDERATIONS

  The Interest Rates, Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Securities will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Securities which may be offered hereby, such as Stripped Notes, Interest Only Certificates, Principal Only Certificates and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Securities which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Securities may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Contracts generally may be prepaid in full or in part without penalty. Green Tree has no significant experience with respect to the rate of principal prepayments on home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Securityholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Securities on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Trust Documents--Termination") will affect the timing of principal distributions on the Securities of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Securities, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Green Tree's or the Servicer's option to repurchase the Contracts comprising part of a Trust when the Aggregate Principal Balance of such Contracts as of the related Cut-off Date is less than a specified percentage of the Cut-off Date Principal Balance of such Contracts. See also "The Trusts--The Contract Pools" for a description of the obligations of Green Tree to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each Class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the outstanding balance (the "Certificate Balance") with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the original Certificate Balance of such Certificates. The "Note Pool Factor" for each Class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution Date) as a fraction of the initial outstanding principal balance of such Class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable Class of Certificates or reductions in the outstanding principal balance of the applicable Class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related Class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable Class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each Series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used for its general corporate purposes, including the origination or acquisition of additional home equity loans, costs of carrying such loans until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Securities.

                                   THE NOTES

General

  With respect to each Series of Securities, one or more Classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any Series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any Class or Classes of Notes of such Series, or any Class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A Series may include one or more Classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more Classes of Notes of a Series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all Classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each Class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a Series of Securities which includes two or more Classes of Notes, the timing, sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all of the Notes of such Class.

The Indenture

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

   Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

   Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, Green Tree or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

   Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any Class of Notes on any Payment Date (prior to the final scheduled payment date, if any, for such Class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default unless such Class of Notes has a final scheduled payment date, and then not until such final scheduled payment date for such Class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any Series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

   Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the

Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

   Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

   Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

   Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

The Indenture Trustee

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                                THE CERTIFICATES

General

  A Series of Securities may include one or more Classes of Certificates issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust

Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by Green Tree, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any Series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A Series may include one or more Classes of Certificates ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes of Certificates ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series may include one or more Classes of Certificates which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest

("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificateholders of such Class.

  In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each Series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any Series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, Green Tree or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and Green Tree, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) Green Tree or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised Green Tree that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

Statements to Securityholders

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related

Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

     (i) the amount of the distribution allocable to interest on or with respect to each Class of Securities;

     (ii) the amount of the distribution allocable to principal on or with respect to each Class of Securities;

     (iii) the Certificate Balance and the Certificate Pool Factor for each Class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

     (iv) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Due Period or Periods, as the case may be;

     (v) the Pass-Through Rate or Interest Rate for the next period for any Class of Certificates or Notes with variable or adjustable rates;

     (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

     (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any;


     (viii) the number and aggregate principal balance of Contracts delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

     (ix) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

     (x) such customary factual information as is necessary to enable Securityholders to prepare their tax returns; and

     (xi) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a Series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "-- Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a Class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

Lists of Securityholders

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Sale and Servicing Agreements and the Trust Agreements (collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Sale and Assignment of the Contracts

  On the Closing Date (as defined in the Prospectus Supplement), Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes to or upon the order of the Seller, and the Trustee will execute and deliver the related certificates representing the Certificates, if any, to or upon the order of Green Tree.

  The Schedule of Contracts will include the amount of monthly payments due on each Contract as of the date of issuance of the Securities, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Securityholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, Green Tree's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Securityholders will be repurchased or substituted for by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a Contract, Green Tree may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Collection Account") in an amount sufficient to offset such discrepancy. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to Green Tree identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from Green Tree to the related Trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from Green Tree to the Trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally);
(d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract was either (i) originated by a home equity lender in the ordinary course of such lender's business and assigned to Green Tree or
(ii) was originated by Green Tree directly; (f) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Sale and Servicing Agreement or the Securities unlawful; (g) each Contract complies with all requirements of law; (h) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (i) each Contract creates a valid and perfected lien on the related improved real estate
(j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract;
(n) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (o) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (p) there is only one original of each Contract; and (q) each Contract was originated or purchased in accordance with Green Tree's then-current underwriting guidelines.

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Under the terms of the Sale and Servicing Agreement, if Green Tree becomes aware of a breach of any such representation or warranty that materially adversely affects the interests of the Note Owners, the Certificate Owners, if any, or the related Trust in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then Green Tree will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Sale and Servicing Agreement).

  The "Purchase Amount" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

Collections

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Indenture Trustee will establish and maintain for each Series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to any Series including one or more Classes of Certificates, the Trustee will establish and maintain for each Series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such Series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such Series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cut-off Date and on or prior to the second Business Day preceding the Closing Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Collection Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

     (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

     (ii) all Obligor payments on account of interest on the Contracts;

     (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

     (iv) any Advances made as described under "Advances" below and certain other amounts required under the Sale and Servicing Agreement to be deposited in the Collection Account;

     (v) all amounts received from any credit enhancement provided with respect to a Series of Securities; and

     (vi) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or Green Tree, as described under "Sale and Assignment of the Contracts" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any Series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Due Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Due Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding

Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

Servicing

  Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Sale and Servicing Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Sale and Servicing Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Contracts.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Sale and Servicing Agreement, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Sale and Servicing Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Securities of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under agreements similar to the Sale and Servicing Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Sale and Servicing Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Sale and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which Green Tree may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Aggregate Principal Balance for such Payment Date. As long as Green Tree is the Servicer, the Trustee will pay Green Tree its Monthly Servicing Fee from any monies remaining after the Securityholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Securityholders and providing related data processing and reporting services for Securityholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by Green Tree from its Monthly Servicing Fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Securityholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Sale and Servicing Agreement will occur if (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents) or (vi) if Green Tree is the Servicer, Green Tree's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer.

  Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The

Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents without the consent of all of the Securityholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Sale and Servicing Agreement at the request, order or direction of any of the Holders of Securities, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

Distributions

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each Class of Certificateholders and all payments to each Class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Due Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Purchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Due Period, but to be applied in respect of a regular monthly payment due in a subsequent Due Period (an "Advance Payment"), minus (v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if Green Tree is no longer the Servicer, to pay the Monthly Servicing Fee to the successor Servicer, and second, to reimburse the Servicer (including Green Tree) for any Advances made with respect to a prior Due Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular Class and thereafter be unavailable to such other Classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other Classes.

Advances

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from the Amount Available in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds, if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by Green Tree for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from Net Liquidation Proceeds, if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Sale and Servicing Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Collection Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

Evidence as to Compliance

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

Indemnification and Limits on Liability

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

Amendment

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee, and a Certificate Majority and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

Termination

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and
(ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Due Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cut-off Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates (if any) following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such Series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates (if any), to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

The Trustee

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

Administrator

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

         CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of Contracts to a Trust, the Securityholders of such Series, as the beneficial owners of the Trust, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

Mortgages and Deeds of Trust

  The Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust (and therefore the Securityholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although Green Tree generally does not cure defaults under a senior mortgage or deed of trust, it is Green Tree's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in Green Tree's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Securityholders.

Second or Third Mortgages

  The Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Securityholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract.
See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Loans included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Sale and Servicing Agreement, late charges (to the extent permitted by law and not waived by Green Tree) will be retained by Green Tree as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

"Due-on-Sale" Clauses

  All of the Loan documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Loans) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related Series of Securities in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Green Tree has not made and will not make such evaluations prior to the origination of the Loans. Neither Green Tree nor any replacement Servicer will be required by any Sale and Servicing Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Green Tree does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Green Tree will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related Series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders.

Repurchase Obligations

  Green Tree will represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents-- Sale and Assignment of the Contracts."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to Green Tree, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to Green Tree identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.


Tax Status of the Trust

  With respect to each Series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the

Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

Tax Consequences to Noteholders

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the
Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Tax Consequences to Certificateholders

  Treatment of the Trust as a Partnership. Green Tree, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, Green Tree and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) Prepayment Premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to the Administration Agreement, the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Securities offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Securities sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  Green Tree may sell Securities of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Securities directly to other purchasers or through agents. Green Tree intends that Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of such methods.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Securities, Green Tree or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Securities so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Securities or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Securities, Underwriters may receive compensation from Green Tree or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from Green Tree and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from Green Tree will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by Green Tree, Underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, Green Tree will authorize Underwriters or other persons acting as Green Tree's agents to solicit offers by certain institutions to purchase the Securities from Green Tree pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by Green Tree. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Securities. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for Green Tree in the ordinary course of business.


  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for Green Tree by the counsel for Green Tree identified in the applicable Prospectus Supplement. The validity of the

Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by the counsel for the underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary prospectus Supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final prospectus Supplement for definitive            +
+information on any matter contained herein. This preliminary prospectus       +
+Supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there by any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful + +prior to registration or qualification under the securities laws of any such +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                           Prospectus Supplement
                                                                   to Base No. 3
PROSPECTUS SUPPLEMENT
(To prospectus dated      , 1999)

                              $      (Approximate)
GREEN TREE
                              Seller and Servicer

            Certificates for Home Improvement and Home Equity Loans
                                 Series 1999-

                                  -----------
   The certificates will consist of    classes, but we are offering only the
 following classes now:

                                              Pass-
                             Approximate     Through                       Underwriting Proceeds to
Class                    Principal Amount(1)  Rate      Price to Public(2)   Discount   Company(3)
-----                    ------------------- -------    ------------------ ------------ -----------
HI: A-1.................     $                    %                 %               %            %
HI: A-2.................     $                    %                 %               %            %
HI: A-3.................     $                    %                 %               %            %
HE: A-1A NAS............     $                    %                 %               %            %
HE: A-1B ARM............     $                    (4)               %               %            %
HE: A-1.................     $                    (5)               %               %            %
HE: A-2.................     $                    %                 %               %            %
HE: A-3.................     $                    %                 %               %            %
HE: A-4.................     $                    %(6)              %               %            %
HE: A-5 IO..............                          %                 %               %            %
HE: M-1.................     $                    %                 %               %            %
Total...................     $                                               $          $

 (1) May vary plus or minus 5%.
 (2) Plus any accrued interest beginning on     , 1999.
 (3) Before deducting expenses, which we estimate to be $500,000.
 (4) The lesser of one-month LIBOR plus the Pass-Through Margin for the Class
     HE: A-IB ARM or the Available Funds Pass-Through Rate, but in no case more than 14%.
 (5) For each payment date to and including the         payment date, the
     lesser of one-month LIBOR plus the pass-through margin for the Class HE:
     A-1 or 14%. Beginning on the February      payment date, the certificate
     rate will equal the rate of the Class HE: A-1 Underlying certificates. See "Description of the certificates."
 (6) Or the weighted average of the rates on the contracts in the related contract sub-pool, if less.
 (7) Interest on the Class HE: A-5 IO certificates will be based on a notional
     principal amount. That notional principal amount will equal $     (or the
     Class HE: A principal balance, if less) for the first 24 months, and will equal zero thereafter.

  Investing in the certificates involves certain risks. Prospective investors
   should consider carefully the Risk Factors beginning on page S-   in this
            prospectus supplement and on page    in the prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  These certificates will be delivered through the same-day funds settlement
system of the Depository Trust Company on or about     , 1999.

  The underwriters named below will offer these securities (other than the Class HE: A-5 IO and Class HE: M-1 certificates) to the public at the offering price listed on this cover page and they will receive the discount listed
above. See "Underwriting" on page S-    in this prospectus supplement and on
page    in the prospectus.

                                 [Underwriters]

              The date of this prospectus supplement is     , 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                           Page
                                                                           -----
Summary of the Terms of the Certificates..................................   S-4
Risk Factors..............................................................  S-19
Structure of the Transaction..............................................  S-21
Use of Proceeds...........................................................  S-23
The Contracts.............................................................  S-24
Yield and Prepayment Considerations.......................................  S-48
Green Tree Financial Corporation..........................................  S-67
Description of the Certificates...........................................  S-68
Description of the Swap Counterparty and the Swap Agreement............... S-106
Description of the Limited Guaranties..................................... S-108
Certain Federal Income Tax Consequences................................... S-110
ERISA Considerations...................................................... S-111
Underwriting.............................................................. S-115
Legal Matters............................................................. S-117
Annex I...................................................................   A-1

                                   Prospectus

Important Notice about Information Presented in this Prospectus
 and the Accompanying Prospectus Supplement...............................     2
Reports to Holders of the Certificates....................................     2
Where you can find more Information.......................................     2
Summary of Terms of the Certificates......................................     3
Risk Factors..............................................................     8
The Trust Fund............................................................     9
Use of Proceeds...........................................................    11
Green Tree Financial Corporation..........................................    11
Yield Considerations......................................................    13
Maturity and Prepayment Considerations....................................    13
Description of the Certificates...........................................    14
Description of FHA Insurance..............................................    25
Certain Legal Aspects of the Contracts; Repurchase Obligations............    27
ERISA Considerations......................................................    30
Certain Federal Income Tax Consequences...................................    38
Legal Investment Considerations...........................................    55
Ratings...................................................................    55
Underwriting..............................................................    55
Legal Matters.............................................................    56
Experts...................................................................    56


  No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Improvement and Home Equity Loan Trust 1999-and Grantor trust 1999- since the date hereof.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about Green Tree's home equity and home improvement lending business, and about any series of certificates for home improvement and home equity loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of certificates. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus.

  Home Improvement and Home Equity Loan Trust 1999- and Grantor Trust 1999-will issue the classes of certificates listed in the table below.

                                                 Approximate      Moody's Fitch
Class                       Certificate Rate Principal Amount (1) Rating  Rating
-----                       ---------------- -------------------- ------- ------
HI: A-1....................           %           $
HI: A-2....................
HI: A-3....................
HI: M-1....................
HI: M-2....................         (2)
HI: B-1....................
HI: B-2....................         (2)
HE: A-1A NAS...............
HE: A-1B ARM...............         (3)
HE: A-1....................         (4)
HE: A-1 Underlying.........
HE: A-2....................
HE: A-3....................
HE: A-4....................         (2)
HE: A-5 IO.................
HE: M-1....................
HE: M-2....................
HE: B......................         (2)
C Master...................         (6)
C Subsidiary...............         (6)

--------
(1) May vary plus or minus 5%.
(2) Or the weighted average of the rates on the contracts in the related contract sub-pool, if less.
(3) The lesser of one-month LIBOR plus the pass-through margin for the Class
    HE: A-IB ARM or the available funds pass-through rate, but in no case more than 14%.
(4) For each payment date to and including the      payment date, the lesser of
    one-month LIBOR plus the pass-through margin for the Class HE: A-1 or 14%.
    Beginning on the      payment date, the certificate rate will equal the
    rate on the Class HE: A-1 underlying certificates. The Class HE A-1 underlying certificate, which bears a fixed rate of interest, will be issued to Green Tree which will deposit it in the Grantor Trust 1999- . The grantor trust will issue the Class HE A-1 certificates. See "Description of the certificates."
(5) Interest on the Class HE: A-5 IO certificates will be based on a notional
    principal amount. That notional principal amount will equal $     (or the
    Class HE: A Principal Balance, if less) for the first 24 months, and will equal zero thereafter.
(6) This class is not entitled to any distributions of interest.

  Only some classes of the certificates are being offered pursuant to this prospectus supplement and the prospectus, and they are identified on the cover page of this prospectus supplement. Green Tree (or an affiliate) initially will retain the Class HI: M-1, Class HI: M-2, Class HI: B-1, Class HI: B-2,
Class HE: M-2, Class HE: B, Class C Master and Class C Subsidiary certificates, but may sell any or all of these certificates at a later date.

Seller and Servicer.........  Green Tree Financial Corporation, 1100 Landmark
                              Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee.....................  [Trustee], as trustee for the Home Improvement and Home Equity Loan Trust 1999- and Grantor Trust 1999- .

Payment Date................  For the certificates (other than the Class HE: A-
                              1 certificates) the fifteenth day of each month (or, if that fifteenth day is not a business day, the next succeeding business day) beginning on
                                  , 1999. For the Class HE: A-1 certificates,
                              the eighteenth day of each month during the term of a swap agreement (or if that eighteenth day is not a business day, the next succeeding business day). The payment date for the Class HE: A-1 certificates will be an earlier day (but not earlier than the payment date for the other certificates) if the trustee receives any required swap payment before 11:00 a.m. Central Standard Time on the earlier day. The payment date for the Class HE: A-1 certificates will be the same as the payment date for the other certificates after the swap agreement terminates.

Record Date.................  The business day just before the related payment
                              date, beginning in      1999.

Sub-Pool HI Certificates....  Payments of principal and interest on some of the certificates will be made primarily from payments on the loans included in Sub-Pool HI. These certificates all have an "HI" included in their class designation, and will be referred to as a group as the "Sub-Pool HI Certificates."

Sub-Pool HE Certificates....  Payments of principal and interest on some of the certificates will be made primarily from payments on the loans included in Sub-Pool HE. Certain payments of interest on the Class HE: A-1 certificates may be made by a swap counterparty under a swap agreement. These certificates all have an "HE" included in their class designation, and will be referred to as a group as the "Sub-Pool HE Certificates."

Distributions on Sub-Pool
 HI Certificates............
                              Distributions on the Sub-Pool HI certificates on any payment date will be made primarily from amounts collected on the Home Improvement Contracts comprising Sub-Pool HI during the prior calendar month (the "Sub-Pool HI amount available"). On each payment date, the trustee will apply the Sub-Pool HI amount available to make distributions of principal and interest on the Sub-Pool HI certificates in the following order of priority:

                                ^  Class HI: A interest;

                                ^  Class HI: M-1 interest;

                                ^  Class HI: M-2 interest;

                                ^  Class HI: B-1 interest;

                                ^  Principal on the class or classes of Class
                                   HI: A certificates then entitled to
                                   principal;

                                ^  Principal on the Class HI: M certificates
                                   (if due);

                                ^  Class HI: B-1 principal (if due);

                                ^  Class HI: B-2 interest; and

                                ^  Class HI: B-2 principal (if due).

                              See "Description of the Certificates--Payments on Contracts" for a detailed description of the amounts that will constitute the Sub- Pool HI amount available for any payment date.

A. Interest on the Class
   HI: A, Class HI:M-1,
   Class HI: M-2, and Class
   HI: B-1 Certificates.....
                              Interest will be payable first to each class of the Class HI: A certificates concurrently, then to the Class HI: M-1 certificates, then to the Class HI: M-2 certificates and then to the Class
                              HI: B-1 certificates, to the extent of the Sub-Pool HI amount available. See "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Losses on Liquidated Home Improvement Contracts" for a more detailed description of the calculation of interest payable on the Sub-Pool HI certificates.

B. Principal on the Class
   HI: A, Class HI: M-1,
   Class HI: M-2 and Class
   HI: B-1 Certificates.....
                              After paying the amounts of interest due on the Sub-Pool HI certificates described above, the trustee will then apply the remaining Sub-Pool HI amount available to pay principal on the Class
                              HI: A, Class HI: M-1, Class HI: M-2 and Class HI:
                              B-1 certificates. A predetermined class
                              percentage of scheduled (whether or not
                              collected) and unscheduled principal payments and other recoveries on the Home Improvement Contracts for that payment date, plus any supplementary principal distribution required because of high losses on the FHA Home Improvement Contracts, will be paid:

                                ^  to the Class HI: A-1 certificates until
                                   retired, then

                                ^  to the Class HI: A-2 certificates until
                                   retired, then

                                ^  to the Class HI: A-3 certificates until
                                   retired, then

                                ^  to the Class HI: M-1 certificates until
                                   retired, and then

                                ^  to the Class HI: M-2 certificates until
                                   retired.

                              The trustee will pay principal on the Class HI:
                              B-1 certificates from available funds in an
                              amount equal to a percentage of the contract
                              payments and recoveries described above. Prior to
                              the payment date in          , the percentage
                              will probably be zero. Thereafter, assuming delinquencies, defaults and losses on the

                              Home Improvement Contracts remain below certain thresholds and that the ratio of the aggregate outstanding principal balance of the Class HI: B certificates to the total outstanding balance of Sub-Pool HI has become at least 20%, the percentage will generally equal such ratio. See "Description of the certificates--Distributions on Sub-Pool HI certificates" for a more detailed description of the calculation of principal payable on the Sub-Pool HI certificates.

C. Class HI: B-2 Interest...  After paying the amounts of interest and principal due on the other Sub-Pool HI
                              certificates described above, the trustee will then apply the remaining Sub-Pool HI amount available to pay interest on the Class HI: B-2 certificates.

D. Class HI: B-2              After paying the amounts of interest and
Principal...................  principal due on the Sub-Pool HI certificates described above, the trustee will then apply the
                              remaining Sub-Pool HI amount available to pay
                              principal due on the Class HI: B-2 certificates.
                              In general, principal will not be payable on the
                              Class HI: B-2 certificates until the Class HI: B-
                              1 certificates have been retired. After that has
                              occurred, the Class HI: B-2 certificates will
                              generally be entitled to receive principal in an
                              amount equal to a percentage of the contract
                              payments and recoveries described above. The
                              principal balance of the Class HI: B-2
                              certificates will generally not be reduced below
                              $     until the Class HI: A, Class HI: M and
                              Class HI: B-1 certificates have been paid in full.

E. Class HI: B-2 Limited      Green Tree will guarantee payment of interest and
Guaranty....................  principal on the Class HI: B-2 certificates. The
                              Class HI: B-2 Limited Guaranty is of no benefit to any other class of certificates and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement. See "Description of the Class
                              HI: B-2 Limited Guaranty" for a complete description of Green Tree's obligation under the Class HI: B-2 Limited Guaranty.

Grantor Trust...............  The Class HE: A-1 certificates will represent undivided ownership interests in the assets held by Green Tree Grantor trust 1999- . The assets of the grantor trust will consist of (1) the Class
                              HE: A-1 Underlying certificates issued by the
                              Home Improvement and Home Equity Loan trust 1999-
                                and (2) a swap agreement between the Grantor
                              trust and a swap counterparty. Pursuant to the
                              swap agreement, the swap counterparty will be obligated to pay to the trustee the amount, if any, by which the interest due to the Class
                              HE: A-1 certificates on a payment date
                              (calculated based on a floating rate) exceeds the amount of interest due to the trustee for such payment date in respect of the Class HE: A-1 Underlying Certificate (calculated based on a fixed rate). The grantor trust will be created pursuant to a trust agreement between Green Tree and the trustee.

Swap Counterparty...........  Westdeutsche Landesbank Girozentrale, a bank organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch. See "Description of the Swap Counterparty."

Reserve Account.............  The Class HE: A and Class HE: M
                              Certificateholders will have the benefit of a reserve account to cover liquidation losses on the Home Equity Contracts. The reserve account
                              will equal $     on the closing date. Withdrawals
                              will be made from the reserve account to cover liquidation losses on the home equity contracts, and to repay the loan used to fund the reserve account, as described below. Additions will be made to the reserve account from the Sub-Pool HE amount available in an amount equal to those withdrawals from the reserve account that are used to repay the loan upon certain triggering events described below.

Reserve Account Loan........  The reserve account will be fully funded on the closing date by a loan. Loan fees on the reserve account loan will be paid on each payment date from the amount available to pay the Class HE certificateholders.

                              Amounts will be released on each payment date from the reserve account to pay a portion of the principal on the reserve account loan, commencing
                              on or after the payment date in      if on that
                              payment date, certain tests have been met. The loan reduction amount on any such payment date will be the excess of the sum of the Class HE: B adjusted principal balance and the reserve account balance over 16% of the pool scheduled principal balance of Sub-Pool HE as of that payment date. However, if the Class HE: A and Class HE: M Certificate principal balances have been reduced to zero, the reserve account balance will also be reduced to zero.

                              In addition, if on a payment date certain triggering events have occurred, amounts will be released from the reserve account to pay the reserve account loan on that payment date, and on each succeeding payment date, until the triggering event is cured. In this case, the amount of the repayment on that date will equal, in general, the amount available to Class HE certificateholders on that payment date less all amounts which the Class HE: A and Class HE: M certificateholders are entitled to receive on that payment date. A triggering event will occur if liquidation losses on contracts included in Sub-Pool HE exceed specified amounts, if prepayments fall below certain levels, or if the Sub-Pool HE amount available, after payment of interest and principal to Class HE: A and Class
                              HE: M certificateholders, is less than a specified amount.

                              On the earlier of the payment date in      or the
                              payment date on which any termination event has occurred, a portion of the Sub-Pool HE amount available may be applied to pay the reserve account loan on that payment date, and on each succeeding payment date, until the reserve account loan has been paid in full. In this case, the amount of each repayment will equal, in general, the amount available to the Class HE certificateholders on that payment date, less all amounts which the Class HE: A and Class HE: M certificateholders are entitled to receive on that payment date. Termination events include an event of default under the reserve account loan agreement, the exercise by the servicer of its right to purchase the contracts in the trust created under the Pooling and Servicing Agreement after the scheduled principal balance of all such contracts is less than 10% of the aggregate principal balance of the certificates on the closing date, and the failure of certain tests related to the performance of the contracts included in Sub-Pool HE.

Distributions on Sub-Pool
HE Certificates.............
                              Distributions on the Sub-Pool HE certificates on any payment date will be made primarily from amounts collected on the home equity contracts comprising Sub-Pool HE during the prior calendar month (the "Sub-Pool HE amount available"). The portion of the Sub-Pool HE amount available payable to the Class HE: A-1 Underlying Certificate will be deposited by the trustee into the grantor trust for payment to the Class HE: A-1 certificates, together with any payments received from the swap counterparty. On each payment date, the trustee will apply these amounts to make distributions of principal and interest on the Sub-Pool HE certificates in the following order of priority:

                                ^  Class HE: A interest;

                                ^  Class HE: M-1 interest;

                                ^  Class HE: M-2 interest;

                                ^  Principal on the class or classes of Class
                                   HE: A certificates then entitled to
                                   principal;

                                ^  Principal on the Class HE: M certificates
                                   (if due);

                                ^  Class HE: B interest; and

                                ^  Class HE: B principal (if due).

                              See "Description of the Certificates--Payments on Contracts" for a detailed description of the amounts that will constitute the Sub-Pool HE amount available for any Payment date.

A. Interest on the Class
   HE: A, Class HE: M-1 and
   Class HE: M-2
   Certificates.............
                              Interest will be payable first to each class of Class HE: A certificates concurrently (including the Class HE: A-1 Underlying Certificate but excluding the Class HE: A-1 certificates), then to the Class HE: M-1 certificates and then to the Class HE: M-2 certificates, to the extent of the Sub-Pool HE amount available. Certain payments of interest on the Class HE: A-1 certificates may be made by a swap counterparty under a swap agreement. See

                              "Description of the Certificates--Distributions on Sub-Pool HE Certificates" and "--Losses on Liquidated Home Equity Contracts" for a more detailed description of the calculation of interest payable on the Sub-Pool HE certificates.

B. Principal on the Class
   HE: A, Class HE: M-1 and
   Class HE: M-2
   Certificates.............
                              After paying the amounts due on the Sub-Pool HE certificates described above and other amounts due, the trustee will then apply any remaining amounts available, plus withdrawals from a reserve account to cover any liquidation losses, to pay principal on the Class HE: A (except the Class HE: A-5 IO certificates, which will receive no principal), Class HE: M-1 and Class HE: M-2 certificates, in the amounts and order of priority set forth below:

                              First, the trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the adjustable rate home equity contracts for that payment date, to the Class HE: A-1A NAS certificates and the Class
                              HE: A-1B ARM certificates according to the Class
                              HE: A-1A NAS Percentage and the Class HE: A-1B ARM Percentage, respectively.

                              Second, the trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the Group I Home Equity Contracts for that payment date, to the Class HE: A-1 certificates. Each Group I contract, together with any prior mortgage, has an original principal balance of no more than
                              $       .

                              Third, the trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the Group II home equity contracts for that payment date. The Group II Contracts are all of the fixed rate home equity contracts other than those specifically designated as Group I Contracts. These distributions will be made:

                                ^  to the Class HE: A-2 certificates until
                                   retired, then

                                ^  to the Class HE: A-3 certificates until
                                   retired, and then

                                ^  to the Class HE: A-4 certificates until
                                   retired.

                              After paying the amounts of interest and principal due on the Sub-Pool HE certificates described above and the satisfaction of certain additional tests, the trustee will then apply any remaining amounts available, plus withdrawals from a reserve account to cover liquidation losses, to pay principal to the Class HE: M-1 and Class HE: M-2 certificates according to a formula based on a percentage of the principal balance of the home equity contracts.

                              See "Description of the Certificates--
                              Distributions on Sub-Pool HE Certificates" for a more detailed description of the calculation of principal payable on the Sub-Pool HE certificates.

C. Class HE: B Interest.....  After paying the amounts of interest and principal due on the Sub-Pool HE certificates described above, the trustee will then apply the remaining Sub-Pool HE amount available to pay interest on the Class HE: B certificates, unless the reserve account lenders are entitled to loan payments as a result of a triggering event or termination event under the reserve account loan described above.

D. Class HE: B Principal....  After paying the amounts of interest and principal due on the Sub-Pool HE certificates described above, the trustee will then apply the remaining Sub-Pool HE amount available to pay principal due on the Class HE: B certificates. Class HE: B certificates will not be paid
                              principal before     , the reserve account
                              (described above) has been reduced to zero and certain tests are satisfied. The principal balance of the Class HE: B certificates will
                              generally not be reduced below $     until the
                              Class HE: A and Class HE: M certificates have been retired. Principal will be distributed generally according to a formula amount dictated by the principal balance of the Home Equity Contracts.

E. Class HE: B Limited        Green Tree will guarantee payment of interest and
Guaranty....................  principal on the Class HE: B certificates. The
                              Class HE: B Limited Guaranty is of no benefit to any other class of certificates and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement. See "Description of the Class
                              HE: B Limited Guaranty" for a complete
                              description of Green Tree's obligation under the Class HE: B Limited Guaranty.

Subordination of Class HI:
M and Class HI: B
Certificates................
                              The Class HI: M certificates and Class HI: B certificates will be subordinate to the Class HI:
                              A certificates in payment of both interest and principal:

                                ^  the trustee will apply the Sub-Pool HI
                                   amount available to pay all interest then due on the Class HI: A certificates and Class HI: M certificates before paying the interest then due on the Class HI: B certificates;

                                ^ the Class HI: M certificates are entitled to principal distributions only after all the Class HI: A certificates are paid in full; and

                                ^ The Class HI: B certificates are entitled to principal distributions only after all the Class HI: A certificates are paid in full, or if certain tests are met.

                              This increases the possibility that the Class HI:
                              A certificates will be paid in full but the Class
                              HI: M and Class HI: B certificates will not. See "Description of the certificates--Distributions on Sub-Pool HI certificates" for a more detailed description of the manner and order of priority of distributions on the Sub-Pool HI certificates.

                              In addition, in the event of severe losses and delinquencies on the home improvement contracts comprising Sub-Pool HI, those losses will first be imposed on the Class HI: B-2 certificates, and then on the Class HI: B-1 certificates, and so on through classes of increasing seniority. See "Description of Certificates--Losses on Home Improvement Contracts" for a more detailed description of the allocation of losses on the home improvement contracts.

Subordination of Class HE:
M and Class HE: B
Certificates................
                              The Class HE: M certificates will be subordinate to the Class HE: A certificates, meaning that the trustee will apply the Sub-Pool HE amount available to pay all interest then due on the Class HE: A certificates before paying the interest then due on the Class HE: M certificates, and the Class HE: M certificates are entitled to principal distributions only after all the Class HE: A certificates are paid in full, or if certain tests are met. This increases the possibility that the Class HE: A certificates would be paid in full but the Class
                              HE: M certificates would not. The Class HE: B certificates will be subordinated to all the other Sub-Pool HE certificates, with interest payable from the Sub-Pool HE amount available only after payment of all interest and principal then due on the other Sub-Pool HE certificates, and principal due only after the Class HE: A certificates have been retired, or if certain tests are met. See "Description of the Certificates--Distributions on Sub-Pool HE Certificates" for a more detailed description of the manner and order of priority of distributions on the Sub-Pool HE certificates.

                              In addition, in the event of severe losses and delinquencies on the home equity contracts comprising Sub-Pool HE, those losses will first be imposed on the Class HE: B certificates then on the Reserve Account, and then on the Class HE:
                              M-2 certificates, and so on through classes of increasing seniority. See "Description of Certificates--Losses on Home Equity Contracts" for a more detailed description of the allocation of losses on the Home Equity Contracts.

Home Improvement              Sub-Pool HI will consist of a pool of
Contracts...................  conventional and FHA-insured home improvement contracts and promissory notes. This prospectus
                              supplement provides information regarding a
                              portion of the home improvement contracts,
                              representing about   % of Sub-Pool HI. Green Tree
                              will transfer another portion of the home improvement contracts to the trust on the closing date, and will transfer the remaining home improvement contracts to the trust within 60 days after the closing date.

                              With respect to the first portion of home improvement contracts (as of the cut-off date):

                                ^      are conventional and     are FHA-
                                   insured;

                                ^ all are secured by a lien on the related real property;

                                ^  the related properties are located in
                                   states and the District of Columbia;

                                ^  the contract rates range from   % to   %,
                                   with a weighted average of   %;

                                ^  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was    months, and the weighted average term
                                   to scheduled maturity, as of the cut-off
                                   date, was    months; and

                                ^  the latest scheduled maturity date was in
                                       .

                              See "The Contracts--Home Improvement Contracts" for a more detailed description of the first group of home improvement contracts and the permissible characteristics of the second and third groups of home improvement contracts.

Sub-Pool HI Pre-Funding       If the aggregate principal balance of the home
Account.....................  improvement contracts transferred by Green Tree to the trust on the closing date is less than the
                              aggregate original principal balance of the Sub-
                              Pool HI certificates, that difference (which
                              Green Tree expects will be approximately $    )
                              will be deposited by the trustee in the Sub-Pool
                              HI pre-funding account, and those funds will be
                              used to purchase home improvement contracts from
                              time to time until     , 1999. If those funds are
                              not completely used by     , 1999, any remaining
                              funds will be distributed as principal on the
                              Class HI: A-1 certificates on the      1999
                              payment date.

Home Equity Contracts.......  Sub-Pool HE will include both fixed-rate home equity contracts (divided into Group I and Group
                              II) and adjustable rate home equity contracts.

A. Group I Fixed-Rate Home
   Equity Contracts.........
                              This prospectus supplement provides information regarding a portion of the Group I fixed-rate
                              home equity contracts, representing about   % of
                              all the Group I fixed-rate home equity contracts. Green Tree will transfer another portion of the Group I fixed-rate home equity contracts to the trust on the closing date, and will transfer the remaining Group I fixed-rate home equity contracts to the trust within 60 days after the closing date.

                              Each Group I home equity contract, together with any prior mortgage, has an original principal
                              balance of no more than $    .

                              With respect to the first portion of Group I fixed-rate home equity contracts (as of the cut-off date):

                                ^ all are secured by a lien on the related real property;

                                ^  the related properties are located in
                                   states and the District of Columbia;

                                ^  there are     loans;

                                ^  the contract rates range from   % to   %,
                                   with a weighted average of    %;

                                ^  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was    months, and the weighted average term
                                   to scheduled maturity, as of the cut-off
                                   date, was    months;

                                ^    % are balloon loans and the rest provide
                                   for level monthly payments for the duration of the loan;

                                ^  the weighted average contract rate on the
                                   balloon loans was    %;

                                ^  the balloon loans had a weighted average
                                   term to scheduled maturity, as of their
                                   dates of origination, of    months; and a
                                   weighted average to maturity as of the cut-
                                   off date of    months; and

                                ^  the latest scheduled maturity date was in
                                       .

                              See "The Contracts--Home Equity Contracts" for a more detailed description of the first portion of Group I fixed-rate home equity contracts and the permissible characteristics of the second and third portions of Group I fixed-rate home equity contracts.

B. Group II Fixed-Rate Home
   Equity Contracts.........
                              This prospectus supplement provides information regarding a portion of the Group II fixed-rate
                              home equity contracts, representing about   % of
                              all the Group II fixed-rate Home equity
                              contracts. Green Tree will transfer another portion of the Group II fixed-rate home equity contracts to the trust on the closing date, and will transfer the remaining Group II fixed-rate home equity contracts to the trust within 60 days after the closing date.

                              With respect to the first portion of Group II fixed-rate home equity contracts (as of the cut-off date):

                                ^ all are secured by a lien on the related real property;

                                ^  the related properties are located in
                                   states and the District of Columbia;

                                ^  there are     loans;

                                ^  the contract rates range from   % to   %,
                                   with a weighted average of   %;

                                ^  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was    months, and the weighted average term
                                   to scheduled maturity, as of the cut-off
                                   date, was    months;

                                ^    % are balloon loans and the rest provide
                                   for level monthly payments for the duration of the loan;

                                ^  the weighted average contract rate on the
                                   balloon loans was   %;

                                ^  the balloon loans had a weighted average
                                   term to scheduled maturity, as of their
                                   dates of origination, of    months; and a
                                   weighted average to maturity as of the cut-
                                   off date of    months; and

                                ^  the latest scheduled maturity date was in
                                       .

                              See "The Contracts--Home Equity Contracts" for a more detailed description of the first portion of Group II fixed-rate home equity contracts and the permissible characteristics of the second and third portions of Group II fixed-rate home equity contracts.

C. Adjustable Rate Home
   Equity Contracts.........
                              This prospectus Supplement provides information regarding a portion of the adjustable rate home
                              equity contracts, representing about   % of all
                              the adjustable rate Home Equity Contracts. Green Tree will transfer another portion of the adjustable rate Home Equity Contracts to the trust on the closing date, and will transfer the remaining adjustable rate home equity contracts to the trust within 60 days after the closing date.

                              With respect to the first portion of adjustable rate Home Equity Contracts (as of the cut-off date):

                                ^ all are secured by a lien on the related real property;

                                ^  the related properties are located in
                                   states and the District of Columbia;

                                ^  there are    loans;

                                ^ each loan accrues interest at a fixed rate for no more than months, and thereafter the interest rate adjusts annually or semiannually to equal the sum of the six-month LIBOR or one year treasury index and the gross margin specified in that loan;

                                ^  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was    months, and the weighted average term
                                   to scheduled maturity, as of the cut-off
                                   date, was    months; and

                                ^  the latest scheduled maturity date was in
                                       .

                              See "The Contracts--Home Equity Contracts" for a more detailed description of the first portion of adjustable rate home equity contracts and the permissible characteristics of the second and third portions of adjustable rate home equity contracts.

Sub-Pool HE Pre-Funding       If the aggregate principal balance of the home
Account.....................  equity contracts transferred by Green Tree to the trust on the closing date is less than the
                              aggregate original principal balance of the Sub-
                              Pool HE certificates, that difference (which
                              Green Tree expects will be
                              approximately $    ) will be deposited by the
                              trustee in the Sub-Pool HE pre-funding Account,
                              and those funds will be used to purchase home
                              equity contracts from time to time until     ,
                              1999. If those funds are not completely used by
                                  , 1999, the remaining funds (if any) will be
                              distributed as principal on the Class HE: A-1
                              certificates (to the extent of remaining funds
                              that had been allocated for the purchase of Group
                              I fixed-rate home equity contracts), on the Class
                              HE: A-2 certificates (to the extent of remaining
                              funds that had been allocated for the purchase of
                              Group II fixed-rate home equity contracts) and on
                              the Class HE: A-1B ARM certificates (to the
                              extent of remaining funds that had been allocated
                              for the purchase of adjustable rate home equity
                              contracts) on the      1999 payment date.

Advances....................  The servicer is obligated to make advances each month of any scheduled payments on the Contracts that were due but not received during the prior due period, but it will be entitled to reimbursement for any advance. See "Description of the certificates--Advances" in this prospectus supplement and in the prospectus for a more detailed description of the servicer's obligation to make advances and its right to be reimbursed for advances.

Repurchase or Substitution
Obligations.................
                              Green Tree will make representations and warranties about the Contracts when it transfers them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the certificateholders, then Green Tree must, within 90 days, either (i) cure the breach or (ii) repurchase the defective contracts. During the first two years after the closing date, Green Tree may substitute other contracts instead of repurchasing defective contracts. See "Description of the certificates--Conveyance of Contracts" herein and in the prospectus for a more complete description of Green Tree's representations and warranties about the Contracts, its repurchase obligation, and its right to substitute Contracts.

Repurchase Option...........  After the scheduled principal balance of the contracts is less than 10% of the aggregate principal balance of the certificates on the closing date, Green Tree will have the option to purchase all of the outstanding Contracts. See "Description of the certificates--Repurchase Option" in this prospectus supplement and in the prospectus for a more detailed description of the terms of this repurchase option.

Tax Status..................  In the opinion of counsel to Green Tree, for federal income tax purposes the trust, in part, will consist of two segregated asset pools--the "Master REMIC" and the "Subsidiary REMIC"--and each will be treated as a separate "real estate mortgage investment conduit" or "REMIC." Each Class of Sub-Pool HI certificates and each Class of Sub-Pool HE certificates (other than the Class HE:A-1 certificates) and the Class
                              HE: A-1 underlying certificates will constitute "regular interests" in the master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. A holder of a Certificate will be required to include as income all interest paid on the certificates (including any original issue discount), in accordance with the accrual method of accounting, even if the holder usually uses the cash method of accounting. The Class HE: A-5 IO certificates will be considered to have been issued with original issue discount. The Class HE:A-1 certificates will represent undivided ownership interests in the assets held by a grantor trust. No election will be made to treat the grantor trust as a REMIC for federal income tax purposes. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the federal income tax consequences of an investment in the certificates.

ERISA Considerations........  Subject to the conditions described under "ERISA
                              Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase the following classes of certificates: Class HI:
                              A-1; Class HI: A-2; Class HI: A-3; Class HE: A-1A NAS; Class HE: A-1B ARM; Class HE: A-2; Class HE:
                              A-3; Class HE: A-4 and Class HE: A-5 IO. An employee benefit plan may not purchase any other class of certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment              The certificates will not constitute "mortgage
Considerations..............  related securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984 ("SMMEA") because a number of the contracts are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the certificates.

Ratings.....................  The certificates will not be issued and sold unless Moody's Investors Service, Inc.
                              ("Moody's") and Fitch IBCA, Inc. ("Fitch") have assigned the ratings specified on page S-4 (or better) to the certificates.

                              The rating of each class of certificates by Moody's addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of certificates by Fitch addresses the likelihood of the receipt of Certificateholders of all distributions to which such Certificateholders are entitled. The ratings of the Class HE: A-1B ARM certificates do not address the likelihood of payment of supplemental interest in the event the Available Funds Pass-Through Rate is less than one month LIBOR plus the Pass-

                              Through Margin, as described under "Description of the certificates--Distributions on Sub-Pool HE certificates." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                              The ratings of the Class HE: B certificates and Class HI: B-2 certificates are based in part on an assessment of the Company's ability to make payments under the Class HE: B Limited Guaranty and the Class HI: B-2 Limited Guaranty. Any reduction in the rating of the Company's debt securities may result in a similar reduction in the ratings of the Class HE: B and Class HI: B-2 certificates.

                              Green Tree's senior debt securities were recently downgraded by Moody's to "Bal".

                              The ratings of the Class HE: A-1 certificates are based partially on the creditworthiness of the swap counterparty. Any reduction in the rating assigned to the swap counterparty would likely result in a reduction in the ratings of the Class HE: A-1 certificates.

                              Green Tree has not requested a rating of the certificates from any rating agencies other than Moody's and Fitch. You cannot assume that no other rating agency will assign a rating to any of these certificates, nor can you assume what any such rating, if issued, would be.

                                  RISK FACTORS

  Consider the following risk factors in deciding whether to purchase certificates. More risk factors, applicable to any series of certificates like these, are printed in the prospectus, and you should consider those risk factors also.

   Reliance on Historical Data With Respect to Home Improvement Contracts. If you purchase a Sub-Pool HI Certificate, the return on your investment will depend largely on the performance of the home improvement contracts constituting Sub-Pool HI. We have disclosed Green Tree's historical delinquency and loan loss and liquidation experience with home improvement contracts under "The Contracts--Home Improvement Contracts" in this prospectus supplement, but the historical experience may not be an accurate prediction of the performance of the home improvement contracts constituting Sub-Pool HI for several reasons. First, Green Tree's historical experience with home improvement contracts is limited: it began purchasing and servicing FHA-insured home improvement contracts in 1989 and conventional home improvement contracts in 1992. If Green Tree's historical experience were longer, or involved a larger number of home improvement contracts, the data might well be substantially different, and some investors might consider that data a better predictor of the performance of Sub-Pool HI. Second, historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans. You must not assume that Sub-Pool HI will experience delinquencies and losses identical to the historical data presented here. Also, Green Tree has limited information on the performance of a portfolio of FHA-insured home improvement contracts purchased in bulk from Empire Funding Corp., a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans. The contracts purchased from Empire Funding Corp. are
expected to make up approximately   % of Sub-Pool HI.

   Reliance on Historical Data With Respect to Home Equity Loans. If you purchase a Sub-Pool HE certificate, the return on your investment will depend largely on the performance of the home equity contracts constituting Sub-Pool HE. We have disclosed Green Tree's historical delinquency experience with home equity loans under "The Contracts--Home Equity Contracts" herein, but the historical experience may not be an accurate prediction of the performance of the Home Equity Contracts constituting Sub-Pool HE for several reasons. First, Green Tree's historical experience with home equity loans is limited: it began purchasing and servicing them in January 1996. If Green Tree's historical experience were longer, or involved a larger number of home equity loans, the data might well be substantially different, and some investors might consider that data a better predictor of the performance of Sub-Pool HE. Second, historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans. Third, the information incorporates some home equity loans that are not of the type to be included in Sub-Pool HE, and therefore the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the home equity contracts compromising Sub-Pool HE. You must not assume that Sub-Pool HE will experience delinquencies and losses identical to the historical data presented here.

   Balloon Loans. A substantial number (approximately 22%) of the home equity contracts are "balloon loans." These loans require equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. The remainder of the contracts require substantially equal monthly payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. The balloon loans may present a higher risk of default than the fully-amortizing home equity contracts, because the balloon loan borrowers are required to make a larger payment at maturity. If you purchase a Sub-Pool HE Certificate, the return on your investment will depend largely on the performance of the home equity contracts constituting Sub-Pool HE. If a substantial number of the balloon loans default, causing higher than expected defaults and losses on Sub-Pool HE, you may suffer a loss on your investment.

   Truth-in-Lending Considerations. It is likely that some contracts included in the pool will be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act").

  The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of such a loan (such as the trust) to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. If you purchase a Sub-Pool HE Certificate, the return on your investment will depend largely on the performance of the home equity contracts constituting Sub-Pool HE. If Green Tree is found to have violated the provisions of the Home Protection Act with respect to any home equity contract that is subject to the Home Protection Act, the trust may be unable to collect on that contract. Green Tree would, however, be obligated to repurchase that contract because of the breach of its representation and warranty.

   Variations in Contract Characteristics. This prospectus supplement provides information regarding only a portion of the home improvement contracts and home equity contracts that will be transferred to the trust. The subsequent home improvement contracts and home equity contracts will have characteristics that differ somewhat from the Contracts described herein. All of the subsequent contracts must satisfy various criteria specified in the Pooling and Servicing Agreement and described under "Description of the certificates--Conveyance of Contracts," "--Conveyance of Subsequent Home Improvement Contracts and the Sub-Pool HI Pre-Funding Account," and "--Conveyance of Subsequent Home Equity Contracts and the Sub-Pool HE Pre-Funding Account." If you purchase a Certificate, you must not assume that the characteristics of the contract pool will be identical to the characteristics of the home improvement contracts and home equity contracts disclosed in this prospectus supplement. Current Reports on Form 8-K will be filed following each purchase of Contracts by the trust. The final report will include the same type of information regarding the entire contract pool as this prospectus supplement contains with respect to the first group of home improvement contracts and home equity contracts.

   The Swap Agreement. The purchase of the Class HE: A-1 certificates involves risks associated with a swap agreement under which a swap counterparty is obligated to make payments to support the interest paid to the holders of the Class HE: A-1 certificates. Pursuant to the swap agreement, the swap counterparty will be obligated to pay to the trustee the amount, if any, by which the interest due to the Class HE: A-1 certificates on a payment date (calculated based on a floating rate) exceeds the amount of interest due to the trustee for such payment date in respect of the Class HE: A-1 underlying certificate (calculated based on a fixed rate). In the event that the swap counterparty fails to make the required payments or if the swap agreement is terminated in accordance with its terms, holders of the Class HE: A-1 certificates would receive only the fixed pass-through rate on the Class HE: A-1 underlying certificates. Apart from the swap counterparty's payment obligation, there will be no other assets of the grantor trust available to support the floating rate of interest on the Class HE: A-1 certificates.

  The senior debt of the swap counterparty is rated Aa1 by Moody's and AAA by Fitch. If the debt rating of the swap counterparty is withdrawn or reduced below a level acceptable to Fitch and Moody's, the swap counterparty is required, no later than the 30th day following such rating agency downgrade either to enter into a collateral security agreement or secure a replacement swap counterparty acceptable to Fitch and Moody's to maintain the ratings of the Class HE: A-1 certificates. In the event that no such agreement is entered into or replacement swap counterparty secured within such period, an early termination of the swap agreement could occur.

  The swap agreement will terminate on the earliest to occur of (a)     ,     ,
(b) the date on which there are no further amounts due on the Class HE: A-1 underlying certificates and (c) such date designated by either the trustee or swap counterparty as an early termination date with respect to the swap agreement following a payment default by the swap counterparty or the trustee, or certain other customary early termination events, such as the downgrade referred to above. In the event of a termination pursuant to clause (a) or (b) above, no termination fee will be payable either to or by the grantor trust. In the event of a termination pursuant to clause (c) above, no termination fee will be payable by the grantor trust and depending on the then-current market conditions, the trust fund may receive a termination fee. Even if the trust fund receives a fee, the holders of the Class HE: A-1 certificates might not receive full interest payments.

                          STRUCTURE OF THE TRANSACTION

  The Certificates for Home Improvement and Home Equity Loans, Series 1999- (the "Certificates") will represent interests in a Trust (the "Trust") consisting of a sub-pool ("Sub-Pool HI") of home improvement contracts and promissory notes (the "Home Improvement Contracts") and a sub-pool ("Sub-Pool HE") of fixed-rate home equity contracts (the "Fixed-Rate Home Equity Contracts") and adjustable rate home equity contracts (the "Adjustable Rate Home Equity Contracts"). The Company will convey the Home Improvement Contracts, Fixed-Rate Home Equity Contracts and Adjustable Rate Home Equity Contracts (together, the "Contracts") and certain related property to the
Trust. On or about        , 1999 (the "Closing Date"), the Company will
establish the Trust pursuant to a Pooling and Servicing Agreement to be dated
as of       , 1999 (the "Agreement"), between the Company, as Seller and
Servicer, and the Trustee.

  The Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates (the "Sub-Pool HI Certificates"), and the Class HE: A-1A NAS, Class HE: A-1B ARM, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5 IO, Class HE: M-1, Class HE: M-2, Class HE: B, Class HE: A-1 Underlying, Class C Master and Class C Subsidiary Certificates, will be issued by the Trust, the corpus of which will consist primarily of the Contracts, including all rights to receive payments due on such Contracts after (i) September 30, 1998 (or the date of origination thereof, if later) for each Home Equity Contract other than the Subsequent Home Equity Contracts (as defined below); (ii) October 31, 1998 with respect to all Home Improvement Contracts other than Subsequent Home Improvement Contracts (as defined below); and (iii) for each Subsequent Home Equity Contract or Subsequent Home Improvement Contract, the date on which such Contract is purchased by the Trust (each such date, a "Cut-off Date"), all rights under FHA Insurance with respect to the FHA-insured Home Improvement Contracts, liens on the related real estate, amounts held for the Trust in the Certificate Account (as defined below), the Class HI: B-2 Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificates, as described in "Description of the Class HI: B-2 Limited Guaranty" herein, and the Class HE: B Limited Guaranty of the Company for the benefit of the Class HE: B Certificates, as described in "Description of the Class HE: B Limited Guaranty" herein. The Class HI: M-1, Class HI: M-2, Class HI: B-1, Class HI: B-2, Class HE: A-1 Underlying Certificates, Class HE: M-2, Class HE: B, Class C Master and Class C Subsidiary Certificates are not being offered hereby. Sub-Pool HI and Sub-Pool HE will each be deemed to be a separate sub-trust within the Trust.

  The Class HE: A-1 Certificates will represent undivided ownership interests in the assets held by Green Tree Grantor Trust 1999- (the "Grantor Trust"). The assets of the Grantor Trust will consist of (1) the Class HE: A-1 Underlying Certificates issued by the Trust and (2) a swap agreement (the "Swap Agreement") between the Grantor Trust and Westdeutsche Landesbank Girozentrale, New York branch (the "Swap Counterparty") pursuant to which the Swap
Counterparty, or any successor counterparty prior to the Payment Date in      ,
will be obligated to pay to the Trustee the amount, if any, by which the interest due on the Class HE: A-1 Certificates on a Payment Date (as defined below) (which is calculated on a floating rate) exceeds the amount of interest due to the Trustee for such Payment Date in respect of the Class HE: A-1 Underlying Certificate (which is calculated on a fixed rate). The Grantor Trust will be created pursuant to a trust agreement (the "Grantor Trust Agreement")
to be dated as of      , 1999, between the Company, as the depositor and
servicer, and [Trustee], as the trustee.

  The Class HE: A-1A NAS, Class HE: A-1B ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5 IO, Class HE: M-1, Class HE: M-2, and Class HE: B Certificates are referred to herein as the "Sub-Pool HE Certificates."

  Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (as defined below) (initially [Trustee]) in the name of the Trust (the "Certificate Account"), no later than one business day after receipt. Holders of Certificates (other than Class HE: A-1 Certificates) will receive payments on the fifteenth day of each month (or, if such day is not a business day, the next succeeding business day) and holders of the HE: A-1 Certificates will receive payments on the eighteenth day of each month during the term of the Swap Agreement (or if that eighteenth day is not a business day, the next succeeding business day), (each a "Payment Date"). The Payment Date for the Class HE: A-1 Certificates will be an earlier day (but not earlier than the Payment Date for the other Certificates) if the Trustee receives any required swap payment before 11:00 a.m. Central Standard Time on the earlier day. The Payment Date for the Class
HE: A-1 Certificates will be the same as the Payment Date for the other Certificates after the Swap Agreement terminates. Payments on deposit in the Certificate Account and trust account under the Grantor Trust Agreement will be applied on each Payment Date to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Distributions on Sub-Pool HE Certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee") and to pay certain monthly fees to the Company as compensation for providing the Class HI: B-2 Limited Guaranty and the Class HE: B Limited Guaranty (the "Class HI: B-2 Guaranty Fee" and the "Class HE: B Guaranty Fee").

  The Servicer will be obligated to advance for each Payment Date any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Contracts" herein, (c) certain indemnities, (d) the Class HI: B-2 Limited Guaranty and (e) the Class HE: B Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein), or, at its option, to substitute another contract for, any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially and adversely affects the Certificateholders' interest in such Contract if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

  Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvements Contracts comprising Sub-Pool HI, while distributions of principal and interest on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE and the payments, if any, by the Swap Counterparty. Under certain circumstances as described herein, amounts available in respect of the Contracts in one Sub-Pool may be available to make distributions to the holders of Certificates relating to the other Sub-Pool. The rights of the holders of the Class HI: M-1, Class
HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class HI: A-1, Class HI: A-2, and Class HI: A-3 Certificates and, in addition, to such rights of the holders of the Class HI: M-1 Certificates (in the case of the Class HI: M-2, Class HI: B-1 and Class HI: B-2 Certificates), of the Class
HI: M-2 Certificates (in the case of the Class HI: B-1 and Class HI: B-2 Certificates) and of the Class HI: B-1 Certificates (in the case of the Class
HI: B-2 Certificates), all to the extent described herein. Likewise, the rights of the holders of the Class HE: M-1, Class HE: M-2 and Class HE: B Certificates to receive distributions on each Payment Date will be subordinated to such rights of the holders of the Class HE: A-1A NAS, Class HE: A-1B ARM, Class HE:
A-1 Underlying, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4 and Class HE: A-5 IO Certificates and, in addition, to such rights of the holders of the Class HE: M-1 Certificates (in the case of the Class HE: M-2 and Class
HE: B Certificates) and of the Class HE: M-2 Certificates (in the case of the Class HE: B Certificates), all to the extent described herein.

  Elections will be made to treat certain portions of the Trust as comprising two separate real estate mortgage investment conduits (the "Master REMIC" and "Subsidiary REMIC") for federal income tax purposes. As described more fully herein, the Certificates (other than the Class HE: A-1, Class C Master and Class C Subsidiary Certificates) will constitute "regular interests" in the Master REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  There is currently no secondary market for the Certificates offered hereby, and there is no assurance that any such market will develop or, if it does develop, that it will continue. [Underwriters] (the "Underwriters") expect, but are not obligated, to make a market in the Certificates.

  All dollar amounts in this Prospectus Supplement and the Prospectus are expressed in United States dollars.

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and home equity loans, providing warehouse financing for the purchase of contracts and loans and other costs of maintaining such contracts and loans until they are pooled and sold to other investors.

                                 THE CONTRACTS

Home Improvement Contracts

  This Prospectus Supplement contains information regarding certain Home
Improvement Contracts, which will represent approximately    % of all Home
Improvement Contracts by aggregate principal balance as of the Cut-Off Date, and which consist of home improvement contracts and promissory notes originated
through         (the "Initial Home Improvement Contracts"). The information for each Initial Home Improvement Contract is as of the Cut-Off Date for such Contract. The Agreement provides that additional Home Improvement Contracts (the "Subsequent Home Improvement Contracts") will be purchased by the Trust up to 60 days after the Closing Date. See "Description of the Certificates-- Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" below.

  The Initial Home Improvement Contracts have an aggregate principal balance as
of the Cut-off Date of $             . Each Home Improvement Contract is a home
improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Home Improvement Contract is secured by a lien on the related real estate. Each Home Improvement Contract finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Home Improvement Contract is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of such loan, computed on the simple interest method, (b) each Home Improvement Contract has its last scheduled payment due
no later than       , (c) each FHA-insured Home Improvement Contract was
originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and (d) each Home Improvement Contract is secured by a lien (which is typically a subordinate lien) on the related real estate. The Home Improvement Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Home Improvement Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the
Prospectus. Approximately     % of the Initial Home Improvement Contracts, by
aggregate principal balance as of the Cut-off Date, are insured by FHA to the extent described in "Description of FHA Insurance" in the Prospectus. Each of
the Initial Home Improvement Contracts has a Contract Rate of at least    % per
annum and not more than     % and the weighted average of the Contract Rates of
the Initial Home Improvement Contracts as of the Cut-off Date is     %. As of
the Cut-off Date, the Initial Home Improvement Contracts had remaining
maturities of at least   months but not more than     months and original
maturities of at least    months but not more than     months. The Initial Home
Improvement Contracts had a weighted average term to scheduled maturity, as of
origination, of     months, and a weighted average term to scheduled maturity,
as of the Cut-off Date, of     months. The average principal balance per
Initial Home Improvement Contract as of the Cut-off Date was $         and the
principal balances on the Initial Home Improvement Contracts as of the Cut-off
Date ranged from $        to $        . The Initial Home Improvement Contracts
arise from loans relating to real property located in    states and the
District of Columbia. By principal balance as of the Cut-off Date,
approximately     % of the Initial Home Improvement Contracts financed
improvements to real estate located in      ,    % in    ,    % in      , and
   % in     . No other state represented 5% or more of the aggregate principal balance as of the Cut-off Date of the Initial Home Improvement Contracts. Substantially none of the Initial Home Improvement Contracts provide for recourse to the originating contractor in the event of a default by the obligor.

  Set forth below is a description of certain additional characteristics of the Initial Home Improvement Contracts.

  Geographical Distribution of Mortgaged Properties--Initial Home Improvement
                                   Contracts

                                                                                 % of
                                                                                Initial
                                              % of                             Sub-Pool
                                             Initial                             HI by
                                         Sub-Pool HI by  Aggregate Principal  Outstanding
                            Number of       Number of          Balance         Principal
                         Contracts as of  Contracts as    Outstanding as of  Balance as of
                          Cut-off Date   of Cut-off Date    Cut-off Date     Cut-off Date
                         --------------- --------------- ------------------- -------------
Alabama.................                          %         $                        %
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Hawaii..................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
Other...................
                              -----          ------         ------------        ------
    Total...............                     100.00%        $                   100.00%
                              =====          ======         ============        ======

            Years of Origination--Initial Home Improvement Contracts

                                                              % of Initial
                           Number of                         Sub-Pool HI By
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
1989......................               $                             %
1990......................
1996......................
1997......................
1998......................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

 Distribution of Original Contract Amounts--Initial Home Improvement Contracts

                                                                 % of Initial
                              Number of                         Sub-Pool HI by
                              Contracts  Aggregate Principal Outstanding Principal
Original Home Improvement     as of Cut- Balance Outstanding     Balance as of
Contract Amount (in Dollars)   off Date  as of Cut-off Date      Cut-off Date
----------------------------  ---------- ------------------- ---------------------
Less than$ 10,000............               $                             %
Between$ 10,000--$ 19,999....
Between$ 20,000--$ 29,999....
Between$ 30,000--$ 39,999....
Between$ 40,000--$ 49,999....
Between$ 50,000--$ 59,999....
Between$ 60,000--$ 69,999....
Between$ 70,000--$ 79,999....
Between$ 80,000--$ 89,999....
Between$ 90,000--$ 99,999....
Between$100,000--$109,999....
Between$110,000--$119,999....
Between$120,000--$129,999....
Between$130,000--$139,999....
Between$140,000--$149,999....
Between$150,000--$159,999....
Between$160,000--$169,999....
Between$170,000--$179,999....
Between$180,000--$189,999....
Between$190,000--$199,999....
Over  $200,000...............
                                -----       -------------           ------
    Total....................               $                       100.00%
                                =====       =============           ======

               Contract Rates--Initial Home Improvement Contracts

                                                                % of Initial
                             Number of                         Sub-Pool HI by
                             Contracts  Aggregate Principal Outstanding Principal
 Range of Home Improvement   as of Cut- Balance Outstanding     Balance as of
 Contracts by Contract Rate   off Date  as of Cut-off Date      Cut-off Date
 --------------------------  ---------- ------------------- ---------------------
From  7.01%-- 8.00%.........               $                             %
From  8.01%-- 9.00%.........
From  9.01%--10.00%.........
From 10.01%--11.00%.........
From 11.01%--12.00%.........
From 12.01%--13.00%.........
From 13.01%--14.00%.........
From 14.01%--15.00%.........
From 15.01%--16.00%.........
From 16.01%--17.00%.........
Over17.01%..................
                               -----       ------------            ------
    Total...................               $                       100.00%
                               =====       ============            ======

        Remaining Months to Maturity--Initial Home Improvement Contracts

                                                                  % of
                                                                 Initial
                           Number of                         Sub-Pool HI by
   Months Remaining to     Contracts  Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    as of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less than 31..............               $                             %
31 to 60..................
61 to 90..................
91 to 120.................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241 to 270................
271 to 300................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======


Delinquency, Loan Default and Loss Information

  The following tables set forth the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Home Improvement Contracts already in foreclosure).

        Delinquency Experience--Conventional Home Improvement Contracts

                                                  At December 31,
                              At        , ------------------------------------
                                 1999     1998   1997    1996    1995    1994
                              ----------- ----  ------  ------  ------  ------
Number of Contracts
 Outstanding(1).............                    85,958  74,021  56,028  29,788
Number of Contracts
 Delinquent(2)(3)
  30-59 Days................                       946     656     394      57
  60-89 Days................                       258     241     109      10
  90 Days or More...........                       338     279     126      15
                                  ---     ---   ------  ------  ------  ------
Total Contracts Delinquent..                     1,542   1,176     629      82
Delinquencies as a Percent
 of Contracts
 Outstanding(4).............         %       %    1.79%   1.59%   1.12%    .28%

--------
(1) Excludes defaulted contracts not yet liquidated.

(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home improvement contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.

(4) By number of contracts.

         Delinquency Experience--FHA-Insured Home Improvement Contracts

                                                  At December 31,
                                          ------------------------------------
                              At        ,
                                 1999     1998   1997    1996    1995    1994
                              ----------- ----  ------  ------  ------  ------
Number of Contracts
 Outstanding(1).............                    17,539  22,001  25,925  26,885
Number of Contracts
 Delinquent(2)(3)
  30-59 Days................                       439     459     462     237
  60-89 Days................                        95     123     121      95
  90 Days or More...........                       141     198     183     146
                                 ----     ----  ------  ------  ------  ------
Total Contracts Delinquent..                       675     780     766     478
Delinquencies as a Percent
 of Contracts
 Outstanding(4).............         %        %   3.85%   3.55%   2.95%   1.78%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home improvement contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.
(4) By number of contracts.

  The following tables set forth the loan default and loss experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company.

   Loan Default and Loss Experience--Conventional Home Improvement Contracts
                             (Dollars in thousands)

                                                        Twelve Months
                                                     Ended December 31,
                                       ---------------------------------------------------
                          At        ,
                             1999       1998       1997        1996       1995      1994
                          -----------  -------  ----------  ----------  --------  --------
Principal Balance of
 Contracts Serviced(1)..  $1,741,669   $        $1,435,535  $1,147,111  $824,419  $418,055
Contract Defaults(2)....        1.08%         %       1.60%       1.25%      .53%      .12%
Net Losses:
  Dollars(3)............  $   16,840   $        $   16,034  $   11,072  $  3,424  $    285
  Percentage(4).........         .97%         %       1.12%        .97%      .42%      .07%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has commenced foreclosure or enforcement proceedings or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

    Loan Default and Loss Experience--FHA-Insured Home Improvement Contracts
                             (Dollars in thousands)

                                                     Twelve Months
                                                  Ended December 31,
                                      -----------------------------------------------
                          At        ,
                             1999      1998      1997      1996      1995      1994
                          ----------- -------  --------  --------  --------  --------
Principal Balance of
 Contracts Serviced(1)..    $98,915   $        $128,657  $161,438  $191,364  $199,286
Contract Defaults(2)....       4.03%         %     3.17%     2.90%     1.81%     1.88%
Net Losses:
  Dollars(3)............    $   511   $        $    500  $    574  $    291  $    623
  Percentage(4).........        .52%         %      .39%      .36%      .15%      .31%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has submitted a claim to FHA, the Company has commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

  The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Home Improvement Contracts will be similar to that set forth above. Moreover, because the Company began originating and purchasing FHA-insured home improvement contracts in April 1989, and secured conventional home improvement contracts in September 1992, it is possible that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

Fixed-Rate Home Equity Contracts

  Sub-Pool HE includes Fixed-Rate Home Equity Contracts (meaning all Home Equity Contracts other than the Adjustable Rate Home Equity Contracts, described separately below). This Prospectus Supplement contains information regarding certain Fixed-Rate Home Equity Contracts (divided into Group I and
Group II), which will represent approximately    % of all Fixed-Rate Home
Equity Contracts by aggregate principal balance as of the Cut-off Date, and
which consist of closed-end home equity loans originated through         (the
"Initial Fixed-Rate Home Equity Contracts"). The information for each Initial Fixed-Rate Home Equity Contract is as of the Cut-off Date for such Contract. The Agreement provides that additional Fixed-Rate Home Equity Contracts (the "Subsequent Fixed-Rate Home Equity Contracts") will be purchased by the Trust prior to or up to 60 days after the Closing Date. See "Description of the Certificates--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" below.

  The initial Group I Fixed-Rate Home Equity Contracts (the "Initial Group I Fixed-Rate Home Equity Contracts") have an aggregate principal balance of
$           . Each Group I Fixed-Rate Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Group I Fixed-Rate Home Equity Contract is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Group I Fixed-Rate Home Equity Contract is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the Balloon Loans),
(b) each Group I Initial Fixed-Rate Home Equity Contract has its last scheduled
payment due no later than       , and (c) each Group I Fixed-Rate Home Equity
Contract is secured by a lien on the related real estate. The Group I Fixed-Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Group I Fixed-Rate Home Equity Contracts is appended to the Agreement.
See "Description of the Certificates" herein and in the Prospectus. Each of the Initial Group I Fixed-Rate Home Equity Contracts has a Contract Rate of at
least    % per annum and not more than     % and the weighted average of the
Contract Rates of the Initial Group I Fixed-Rate Home Equity Contracts as of
the Cut-off Date is     %. As of the Cut-off Date, the Initial Group I Fixed-
Rate Home Equity Contracts had remaining maturities of at least    months but
not more than     months and original maturities of at least 48 months but not
more than     months. The Initial Group I Fixed-Rate Home Equity Contracts had
a weighted average term to scheduled maturity, as of origination, of months, and a weighted average term to scheduled maturity, as of the Cut-off
Date, of     months. The average principal balance per Initial Group I Fixed-
Rate Home Equity Contract as of the Cut-off Date was $         and the
principal balances on the Initial Group I Fixed-Rate Home Equity Contracts as
of the Cut-off Date ranged from $      to $         . The Balloon Loans
included in the Initial Group I Fixed-Rate Home Equity Contracts consisted of closed-end home equity loans and have a principal balance as of the Cut-off
Date of $            . The weighted average of the Contract Rates of such
Balloon Loans as of the Cut-off Date was     %, and such Balloon Loans had a
weighted average term to scheduled maturity, as of origination, of     months,
and a weighted average term to scheduled maturity, as of the Cut-off Date, of months. The Initial Group I Fixed-Rate Home Equity Contracts arise from
loans relating to real property located in    states and the District of
Columbia. By principal balance as of the Cut-off Date, approximately    % of
the Initial Group I Fixed-Rate Home Equity Contracts were secured by real
property located in      ,    % in     ,    % in   ,    % in     , and    % in
     . No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Group I Fixed-Rate Home Equity Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Group I Fixed-Rate Home Equity Contracts.

 Geographical Distribution of Mortgaged Properties--Initial Group I Fixed-Rate
                             Home Equity Contracts

                                                                             % of Initial
                                          % of Initial                          Group I
                                             Group I                          Fixed-Rate
                                           Fixed-Rate                         Home Equity
                                           Home Equity                       Contracts by
                                           Contracts     Aggregate Principal  Outstanding
                            Number of     by Number of         Balance         Principal
                         Contracts as of  Contracts as    Outstanding as of  Balance as of
                          Cut-off Date   of Cut-off Date    Cut-off Date     Cut-off Date
                         --------------- --------------- ------------------- -------------
Alabama.................                          %        $                         %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              ----           ------        ---------------      ------
    Total...............                     100.00%       $140,757,066.53      100.00%
                              ====           ======        ===============      ======

     Years of Origination--Initial Group I Fixed-Rate Home Equity Contracts

                                                         % of Initial Group I
                                                              Fixed-Rate
                        Number of                      Home Equity Contracts by
                        Contracts  Aggregate Principal  Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Year of Origination      off Date  as of Cut-off Date        Cut-off Date
-------------------     ---------- ------------------- ------------------------
1987...................               $                               %
1996...................
1997...................
1998...................
                           ----       ------------              ------
    Total..............               $                         100.00%
                           ====       ============              ======

   Distribution of Original Contract Amounts--Initial Group I Fixed-Rate Home
                                Equity Contracts

                                                          % of Initial Group I
                                                               Fixed-Rate
                         Number of                      Home Equity Contracts by
                         Contracts  Aggregate Principal  Outstanding Principal
   Original Contract     as of Cut- Balance Outstanding      Balance as of
  Amount (in Dollars)     off Date  as of Cut-off Date        Cut-off Date
  -------------------    ---------- ------------------- ------------------------
Less than$ 10,000.......               $                               %
Between$ 10,000--
 $ 19,999...............
Between$ 20,000--
 $ 29,999...............
Between$ 30,000--
 $ 39,999...............
Between$ 40,000--
 $ 49,999...............
Between$ 50,000--
 $ 59,999...............
Between$ 60,000--
 $ 69,999...............
Between$ 70,000--
 $ 79,999...............
Between$ 80,000--
 $ 89,999...............
Between$ 90,000--
 $ 99,999...............
Between$100,000--
 $109,999...............
Between$110,000--
 $119,999...............
Between$120,000--
 $129,999...............
Between$130,000--
 $139,999...............
Between$140,000--
 $149,999...............
Between$150,000--
 $159,999...............
Between$160,000--
 $169,999...............
Between$170,000--
 $179,999...............
Between$180,000--
 $189,999...............
Between$190,000--
 $199,999...............
Between$200,000--
 $209,999...............
Between$210,000--
 $219,999...............
Over   $220,000.........
                            ----       ------------              ------
    Total...............               $                         100.00%
                            ====       ============              ======

        Contract Rates--Initial Group I Fixed-Rate Home Equity Contracts

                                                           % of Initial Group I Fixed-Rate
                            Number of                         Home Equity Contracts by
                            Contracts  Aggregate Principal      Outstanding Principal
   Range of Home Equity     as of Cut- Balance Outstanding          Balance as of
Contracts by Contract Rate   off Date  as of Cut-off Date           Cut-off Date
--------------------------  ---------- ------------------- -------------------------------
From  7.00%-- 9.00%.......                $                                  %
From  9.01%--10.00%.......
From 10.01%--11.00%.......
From 11.01%--12.00%.......
From 12.01%--13.00%.......
From 13.01%--14.00%.......
From 14.01%--15.00%.......
From 15.01%--16.00%.......
From 16.01%--17.00%.......
Over 17.00%...............
                               ----       ------------                 ------
    Total.................                $                            100.00%
                               ====       ============                 ======

 Remaining Months to Maturity--Initial Group I Fixed-Rate Home Equity Contracts

                                                         % of Initial Group I
                                                              Fixed-Rate
                        Number of                      Home Equity Contracts by
  Months Remaining to   Contracts  Aggregate Principal  Outstanding Principal
  Scheduled Maturity    as of Cut- Balance Outstanding      Balance as of
  As of Cut-off Date     off Date  as of Cut-off Date        Cut-off Date
  -------------------   ---------- ------------------- ------------------------
31--60.................               $                               %
61--90.................
91--120................
121--150...............
151--180...............
181--210...............
211--240...............
241--270...............
271--300...............
301--330...............
331--360...............
                          -----       ------------              ------
    Total..............               $                         100.00%
                          =====       ============              ======

        Lien Position--Initial Group I Fixed-Rate Home Equity Contracts

                                     % of Initial
                                        Group I
                                      Fixed-Rate                          % of Initial Group I
                                      Home Equity                              Fixed-Rate
                         Number of   Contracts by                       Home Equity Contracts by
                         Contracts     Number of    Aggregate Principal  Outstanding Principal
                         as of Cut- Contracts as of Balance Outstanding      Balance as of
                          off Date   Cut-off Date   as of Cut-off Date        Cut-off Date
                         ---------- --------------- ------------------- ------------------------
First...................                      %        $                               %
Second..................
                           -----        ------         ------------              ------
    Total...............                100.00%        $                         100.00%
                           =====        ======         ============              ======

 Combined Loan-to-Value Ratio--Initial Group I Fixed-Rate Home Equity Contracts

                                                               % of Initial Group I
                                                                    Fixed-Rate
                              Number of                      Home Equity Contracts by
                              Contracts  Aggregate Principal  Outstanding Principal
                              as of Cut- Balance Outstanding      Balance as of
Combined Loan-to-Value Ratio   off Date  as of Cut-off Date        Cut-off Date
----------------------------  ---------- ------------------- ------------------------
From 0.00%-10.00%...........                $                               %
From 10.01%-20.00%..........
From 20.01%-30.00%..........
From 30.01%-40.00%..........
From 40.01%-50.00%..........
From 50.01%-60.00%..........
From 60.01%-70.00%..........
From 70.01%-80.00%..........
From 80.01%-90.00%..........
Over 90.00%.................
                                -----       ------------              ------
    Total...................                $                         100.00%
                                =====       ============              ======

  The initial Group II Fixed-Rate Home Equity Contracts (the "Initial Group II Fixed-Rate Home Equity Contracts") have an aggregate principal balance of
$            . Each Group II Fixed-Rate Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Group II Fixed-Rate Home Equity Contract is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Group II Fixed-Rate Home Equity Contract is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the Balloon Loans) (b) each Initial Group II Fixed-Rate Home Equity Contract has its last scheduled
payment due no later than       , and (c) each Group II Fixed-Rate Home Equity
Contract is secured by a lien on the related real estate. The Group II Fixed-Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Group II Fixed-Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. Each of the Initial Group II Fixed-Rate Home Equity Contracts has a Contract Rate of at
least    % per annum and not more than     % and the weighted average of the
Contract Rates of the Initial Group II Fixed-Rate Home Equity Contracts as of
the Cut-off Date is     %. As of the Cut-off Date, the Initial Group II Fixed-
Rate Home Equity Contracts had remaining maturities of at least    months but
not more than     months and original maturities of at least    months but not
more than     months. The Initial Group II Fixed-Rate Home Equity Contracts had
a weighted average term to scheduled maturity, as of origination, of months, and a weighted average term to scheduled maturity, as of the Cut-off
Date, of     months. The average principal balance per Initial Group II Fixed-
Rate Home Equity Contract as of the Cut-off Date was $         and the
principal balances on the Initial Group II Fixed-Rate Home Equity Contracts as
of the Cut-off Date ranged from $        to $         . The Balloon Loans
included in the Initial Group II Fixed-Rate Home Equity Contracts consisted of 323 closed-end home equity loans and have a principal balance as of the Cut-off
Date of $            . The weighted average of the Contract Rates of such
Balloon Loans as of the Cut-off Date was     %, and such Balloon Loans had a
weighted average term to scheduled maturity, as of origination, of     months,
and a weighted average term to scheduled maturity, as of the Cut-off Date, of months. The Initial Group II Fixed-Rate Home Equity Contracts arise from
loans relating to real property located in    states and the District of
Columbia. By principal balance as of the Cut-off Date, approximately     % of
the Initial Group II Fixed-Rate Home Equity Contracts were secured by real property located in California. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Group II Fixed-Rate Home Equity Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Group II Fixed-Rate Home Equity Contracts.

Geographical Distribution of Mortgaged Properties--Initial Group II Fixed-Rate
                             Home Equity Contracts

                                                                             % of Initial
                                          % of Initial                         Group II
                                            Group II                          Fixed-Rate
                                           Fixed-Rate                         Home Equity
                                           Home Equity                       Contracts by
                                           Contracts     Aggregate Principal  Outstanding
                            Number of     by Number of         Balance         Principal
                         Contracts as of  Contracts as    Outstanding as of  Balance as of
                          Cut-off Date   of Cut-off Date    Cut-off Date     Cut-off Date
                         --------------- --------------- ------------------- -------------
Alabama.................                           %        $                         %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisianna..............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----          ------         -------------       ------
    Total...............                     100.00%        $                   100.00%
                              =====          ======         =============       ======

    Years of Origination--Initial Group II Fixed-Rate Home Equity Contracts

                                                             % of Initial
                                                         Group II Fixed-Rate
                        Number of                      Home Equity Contracts by
                        Contracts  Aggregate Principal  Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Year of Origination      off Date  as of Cut-off Date        Cut-off Date
-------------------     ---------- ------------------- ------------------------
1995...................               $                               %
1996...................
1997...................
1998...................
                          -----       ------------              ------
    Total..............               $                         100.00%
                          =====       ============              ======

  Distribution of Original Contract Amounts--Initial Group II Fixed-Rate Home
                                Equity Contracts

                                                              % of Initial
                                                          Group II Fixed-Rate
                         Number of                      Home Equity Contracts by
                         Contracts  Aggregate Principal  Outstanding Principal
   Original Contract     as of Cut- Balance Outstanding      Balance as of
  Amount (in Dollars)     off Date  as of Cut-off Date        Cut-off Date
  -------------------    ---------- ------------------- ------------------------
Between$ 10,000--
 $ 19,999...............               $                               %
Between$ 20,000--
 $ 29,999...............
Between$ 30,000--
 $ 39,999...............
Between$ 40,000--
 $ 49,999...............
Between$ 50,000--
 $ 59,999...............
Between$ 60,000--
 $ 69,999...............
Between$ 70,000--
 $ 79,999...............
Between$ 80,000--
 $ 89,999...............
Between$ 90,000--
 $ 99,999...............
Between$100,000--
 $109,999...............
Between$110,000--
 $119,999...............
Between$120,000--
 $129,999...............
Between$130,000--
 $139,999...............
Between$140,000--
 $149,999...............
Between$150,000--
 $159,999...............
Between$160,000--
 $169,999...............
Between$170,000--
 $179,999...............
Between$180,000--
 $189,999...............
Between$190,000--
 $199,999...............
Between$200,000--
 $209,999...............
Between$210,000--
 $219,999...............
Between$220,000--
 $229,999...............
Between$230,000--
 $239,999...............
Between$240,000--
 $249,999...............
Between$250,000--
 $299,999...............
Between$300,000--
 $349,999...............
Between$350,000--
 $399,999...............
Between$400,000--
 $449,999...............
Between$450,000--
 $499,999...............
                           -----       ------------              ------
    Total...............               $                         100.00%
                           =====       ============              ======

       Contract Rates--Initial Group II Fixed-Rate Home Equity Contracts

                                                            % of Initial Group II
                                                                  Fixed-Rate
                            Number of                      Home Equity Contracts by
                            Contracts  Aggregate Principal  Outstanding Principal
   Range of Home Equity     as of Cut- Balance Outstanding      Balance as of
Contracts by Contract Rate   off Date  as of Cut-off Date        Cut-off Date
--------------------------  ---------- ------------------- ------------------------
From  7.01%-- 9.00%.......                $                               %
From  9.01%--10.00%.......
From 10.01%--11.00%.......
From 11.01%--12.00%.......
From 12.01%--13.00%.......
From 13.01%--14.00%.......
From 14.01%--15.00%.......
From 15.01%--16.00%.......
From 16.01%--17.00%.......
Over 17.00%...............
                              -----       -------------             ------
    Total.................                $                         100.00%
                              =====       =============             ======

Remaining Months to Maturity--Initial Group II Fixed-Rate Home Equity Contracts

                                                        % of Initial Group II
                                                              Fixed-Rate
                        Number of                      Home Equity Contracts by
  Months Remaining to   Contracts  Aggregate Principal  Outstanding Principal
  Scheduled Maturity    as of Cut- Balance Outstanding      Balance as of
  As of Cut-off Date     off Date  as of Cut-off Date        Cut-off Date
  -------------------   ---------- ------------------- ------------------------
31--60.................              $                                %
61--90.................
91--120................
121--150...............
151--180...............
181--210...............
211--240...............
271--300...............
301--330...............
331--360...............
                          -----      ---------------            ------
    Total..............              $140,753,245.78            100.00%
                          =====      ===============            ======

        Lien Position--Initial Group II Fixed-Rate Home Equity Contracts

                                     % of Initial
                                       Group II
                                      Fixed-Rate                         % of Initial Group II
                                      Home Equity                              Fixed-Rate
                         Number of   Contracts by                       Home Equity Contracts by
                         Contracts     Number of    Aggregate Principal  Outstanding Principal
                         as of Cut- Contracts as of Balance Outstanding      Balance as of
                          off Date   Cut-off Date   as of Cut-off Date        Cut-off Date
                         ---------- --------------- ------------------- ------------------------
First...................                      %        $                              %
Second..................
Third...................
                           -----        ------         ------------              ------
    Total...............                100.00%        $                         100.00%
                           =====        ======         ============              ======

Combined Loan-to-Value Ratio--Initial Group II Fixed-Rate Home Equity Contracts

                                                                   % of Initial
                                                                     Group II
                                                                    Fixed-Rate
                              Number of                      Home Equity Contracts by
                              Contracts  Aggregate Principal  Outstanding Principal
                              as of Cut- Balance Outstanding      Balance as of
Combined Loan-to-Value Ratio   off Date  as of Cut-off Date        Cut-off Date
----------------------------  ---------- ------------------- ------------------------
From 0.00%-10.00%...........                $                               %
From 10.01%-20.00%..........
From 20.01%-30.00%..........
From 30.01%-40.00%..........
From 40.01%-50.00%..........
From 50.01%-60.00%..........
From 60.01%-70.00%..........
From 70.01%-80.00%..........
From 80.01%-90.00%..........
Over 90.01%.................
                                -----       ------------              ------
    Total...................                $                         100.00%
                                =====       ============              ======

Adjustable Rate Home Equity Contracts

  Sub-Pool HE includes Adjustable Rate Home Equity Contracts. This Prospectus Supplement contains information regarding certain Adjustable Rate Home Equity
Contracts, which will represent approximately   % of all Adjustable Rate Home
Equity Contracts by aggregate principal balance as of the Cut-off Date, and
which consist of closed-end home equity loans originated through      , 1999
(the "Initial Adjustable Rate Home Equity Contracts"). The information for each Initial Adjustable Rate Home Equity Contract is as of the Cut-off Date for such Contract. The Agreement also provides that additional Adjustable Rate Home Equity Contracts (the "Subsequent Adjustable Rate Home Equity Contracts") will be purchased by the Trust up to 60 days after the Closing Date. See "Description of the Certificates--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" below.

  The Initial Adjustable Rate Home Equity Contracts have an aggregate principal
balance of $       . Each Adjustable Rate Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Each Adjustable Rate Home Equity Contract is secured by a lien on the related real estate.

  The Initial Adjustable Rate Home Equity Contracts have Contract Rates subject to annual or semiannual adjustment after an initial period of up to 36 months on the day of the month specified in the Adjustable Rate Home Equity Contract (each such date, an "Adjustment Date"), to equal the sum of (i) the Six-Month LIBOR Index (as defined below) and (ii) a fixed percentage amount specified in the related Adjustable Rate Home Equity Contract (the "Gross Margin"). The Contract Rates will not increase on any Adjustment Date by more than 3% per annum. All of the Initial Adjustable Rate Home Equity Contracts further provide that the Contract Rate will in no event be more than the fixed percentage set forth in the Adjustable Rate Home Equity Contract (such rate, the "Maximum Contract Rate"). Each Initial Adjustable Rate Home Equity Contract provides that in no event will the Contract Rate be less than the initial Contract Rate (such rate, the "Minimum Contract Rate"). Effective with the first payment due on an Initial Adjustable Rate Home Equity Contract after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Adjustable Rate Home Equity Contract over its remaining term, and pay interest at the Contract Rate as so adjusted. Substantially all of the Initial Adjustable Rate Home Equity Contracts were originated with a Contract Rate less than the sum of (i) the Six-Month LIBOR Index at the time the initial Contract Rate was established and
(ii) the Gross Margin. The Six-Month LIBOR Index is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related Adjustable Rate Home Equity Contract.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Adjustable Rate Home Equity Contract is fully amortizing and provides for monthly payments, over the term of such loan, computed on the simple interest method, (b) each Initial Adjustable Rate Home
Equity Contract has its last scheduled payment due no later than       , and
(c) each Adjustable Rate Home Equity Contract is secured by a lien on the related real estate. The Adjustable Rate Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Initial Adjustable Rate Home Equity Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus. The Contract Rates on the Initial Adjustable Rate
Home Equity Contracts as of the Cut-off Date range from    % to     % with a
weighted average Contract Rate of    %. As of the Cut-off Date, the weighted
average Maximum Contract Rate of the Initial Adjustable Rate Home Equity
Contracts was 15.28%, with Maximum Contract Rates that range from     % to
    %. As of the Cut-Off Date, the Initial Adjustable Rate Home Equity Contracts had a weighted average gross margin of 6.51% and gross margins
ranging from    % to     %. As of the Cut-off Date, the Initial Adjustable Rate
Home Equity Contracts had remaining maturities of at least     months but not
more than     months and original maturities of at least     months but not
more than     months. The Initial Adjustable Rate Home Equity Contracts had a
weighted average term to scheduled maturity, as of origination, of     months,
and a weighted average term to scheduled maturity, as of the Cut-off Date, of months. The average principal balance per Initial Adjustable Rate Home
Equity Contract as of the Cut-off Date was $          and the principal
balances on the Initial Adjustable Rate Home Equity Contracts as of the Cut-off
Date ranged from $         to $         . The Initial Adjustable Rate Home
Equity Contracts arise from loans relating to real property located in states and the District of Columbia. By principal balance as of the Cut-off
Date, approximately     % of the Initial Adjustable Rate Home Equity Contracts
were secured by real property located in      ,     % in      ,    % in    ,
   % in     ,    % in         and    % in      . No other state represented 5%
or more of the Cut-off Date Pool Principal Balance of the Initial Adjustable Rate Home Equity Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Adjustable Rate Home Equity Contracts.

Geographical Distribution of Mortgaged Properties--Initial Adjustable Rate Home
                                Equity Contracts

                                                                                 % of Initial
                                           % of Initial                           Adjustable
                                            Adjustable                             Rate Home
                                             Rate Home                         Equity Contracts
                                         Equity Contracts  Aggregate Principal  by Outstanding
                            Number of      by Number of          Balance           Principal
                         Contracts as of   Contracts as     Outstanding as of    Balance as of
         State            Cut-off Date    of Cut-off Date     Cut-off Date       Cut-off Date
------------------------ --------------- ----------------- ------------------- -----------------
Alabama.................                            %         $                           %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
                              ----            ------          ------------          ------
    Total...............                      100.00%         $                     100.00%
                              ====            ======          ============          ======

      Years of Origination--Initial Adjustable Rate Home Equity Contracts

                                                              % of Initial
                                                             Adjustable Rate
                                                               Home Equity
                           Number of                          Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
1997......................                    $                       %
1998......................
                              ---             ---                  ---
    Total.................                    $                       %
                              ===             ===                  ===

 Distribution of Original Contract Amounts--Initial Adjustable Rate Home Equity
                                   Contracts

                                                              % of Initial
                                                             Adjustable Rate
                                                               Home Equity
                           Number of                          Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
 Original Contract Amount  as of Cut- Balance Outstanding     Balance as of
       (in Dollars)         off Date  as of Cut-off Date      Cut-off Date
 ------------------------  ---------- ------------------- ---------------------
Between$ 20,000--
 $ 29,999.................               $                             %
Between$ 30,000--
 $ 39,999.................
Between$ 40,000--
 $ 49,999.................
Between$ 50,000--
 $ 59,999.................
Between$ 60,000--
 $ 69,999.................
Between$ 70,000--
 $ 79,999.................
Between$ 80,000--
 $ 89,999.................
Between$ 90,000--
 $ 99,999.................
Between$100,000--
 $109,999.................
Between$110,000--
 $119,999.................
Between$120,000--
 $129,999.................
Between$130,000--
 $139,999.................
Between$140,000--
 $149,999.................
Between$150,000--
 $159,999.................
Between$160,000--
 $169,999.................
Between$170,000--
 $179,999.................
Between$180,000--
 $189,999.................
Between$190,000--
 $199,999.................
Between$200,000--
 $249,999.................
Between$250,000--
 $299,999.................
Over$300,000..............
                              ---        ------------            -------
    Total.................               $                       100.00%
                              ===        ============            =======

     Current Contract Rates--Initial Adjustable Rate Home Equity Contracts

                                                                  % of
                                                                 Initial
                                                             Adjustable Rate
                                                               Home Equity
                           Number of                          Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
  Range of  Contracts by   as of Cut- Balance Outstanding     Balance as of
      Contract Rate         off Date  as of Cut-off Date      Cut-off Date
  ----------------------   ---------- ------------------- ---------------------
From 7.00%--8.00%.........               $                             %
From 8.01%--9.00%.........
From  9.01%--10.00%.......
From 10.01%--11.00%.......
From 11.01%--12.00%.......
From 12.01%--13.00%.......
                              ---        ------------            ------
    Total.................               $                       100.00%
                              ===        ============            ======

  Remaining Months to Maturity--Initial Adjustable Rate Home Equity Contracts

                                                                  % of
                                                                 Initial
                                                          Adjustable Rate  Home
                           Number of                       Equity Contracts by
   Months Remaining to     Contracts  Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less than 346.............               $                             %
346-360...................
                              ---        ------------            ------
    Total.................               $                       100.00%
                              ===        ============            ======

          Lien Position--Initial Adjustable Rate Home Equity Contracts

                                         % of
                                        Initial
                                      Adjustable                                % of
                                       Rate Home                               Initial
                                        Equity                          Adjustable Rate Home
                         Number of   Contracts by                        Equity Contracts by
                         Contracts     Number of    Aggregate Principal Outstanding Principal
                         as of Cut- Contracts as of Balance Outstanding     Balance as of
                          off Date   Cut-off Date   as of Cut-off Date      Cut-off Date
                         ---------- --------------- ------------------- ---------------------
First...................                100.00%        $                       100.00%
                            ---         ------         ------------            ------
    Total...............                100.00%        $                       100.00%
                            ===         ======         ============            ======

       Loan-to-Value Ratio--Initial Adjustable Rate Home Equity Contracts

                                                                  % of
                                                                 Initial
                                                          Adjustable Rate Home
                           Number of                       Equity Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Loan-to-Value Ratio         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
From 30.01% to 40.00%.....              $                              %
From 40.01% to 50.00%.....
From 50.01% to 60.00%.....
From 60.01% to 70.00%.....
From 70.01% to 80.00%.....
From 80.01% to 90.00%.....
Over 90.00%...............
                              ---       --------------           ------
    Total.................              $                        100.00%
                              ===       ==============           ======

  Month of Next Rate Adjustment--Initial Adjustable Rate Home Equity Contracts

                                                                        % of
                                                                      Initial
                                                                  Adjustable Rate
                               Number of                       Home Equity Contracts
                               Contracts  Aggregate Principal by Outstanding Principal
                               as of Cut- Balance Outstanding      Balance as of
Month of Next Rate Adjustment   off Date  as of Cut-off Date        Cut-off Date
-----------------------------  ---------- ------------------- ------------------------
February 1999...............                 $                               %
March 1999..................
December 1999...............
January 2000................
February 2000...............
March 2000..................
April 2000..................
May 2000....................
June 2000...................
July 2000...................
August 2000.................
September 2000..............
October 2000................
February 2001...............
March 2001..................
June 2001...................
July 2001...................
August 2001.................
September 2001..............
                                  ---        -------------             ------
    Total...................                 $                         100.00%
                                  ===        =============             ======

  Distribution of Gross Margin--Initial Adjustable Rate Home Equity Contracts

                                                                 % of
                                                               Initial
                                                           Adjustable Rate
                        Number of                       Home Equity Contracts
                        Contracts  Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Gross Margin             off Date  as of Cut-off Date        Cut-off Date
------------            ---------- ------------------- ------------------------
4.250 to 4.499%........               $                               %
4.500 to 4.749%........
4.750 to 4.999%........
5.000 to 5.249%........
5.250 to 5.499%........
5.500 to 5.749%........
5.750 to 5.999%........
6.000 to 6.249%........
6.250 to 6.499%........
6.500 to 6.749%........
6.750 to 6.999%........
7.000 to 7.249%........
7.250 to 7.499%........
7.500 to 7.749%........
7.750 to 7.999%........
8.000 to 8.249%........
8.250 to 8.499%........
8.500 to 8.749%........
8.750 to 8.999%........
9.000 to 9.249%........
9.250 to 9.499%........
9.500 to 9.749%........
Over 9.750%............
                           ---        -------------             ------
    Total..............               $                         100.00%
                           ===        =============             ======

     Maximum Contract Rates--Initial Adjustable Rate Home Equity Contracts

                                                                 % of
                                                               Initial
                                                           Adjustable Rate
                        Number of                       Home Equity Contracts
                        Contracts  Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Maximum Contract Rates   off Date  as of Cut-off Date        Cut-off Date
----------------------  ---------- ------------------- ------------------------
Less than 13.000%......               $                               %
13.000 to 13.249%......
13.250 to 13.499%......
13.500 to 13.749% .....
13.750 to 13.999%......
14.000 to 14.249%......
14.250 to 14.499%......
14.500 to 14.749%......
14.750 to 14.999%......
15.000 to 15.249%......
15.250 to 15.499%......
15.500 to 15.749%......
15.750 to 15.999%......
16.000 to 16.249%......
16.250 to 16.499%......
16.500 to 16.749%......
16.750 to 16.999%......
17.000 to 17.249%......
17.250 to 17.499%......
17.500 to 17.749%......
17.750 to 17.999%......
18.000 to 18.249%......
18.250 to 18.499%......
18.500 to 18.749%......
18.750 to 18.999%......
19.000 to 19.249%......
19.250 to 19.499%......
19.500 to 19.749%......
19.750 to 19.999%......
                           ---        -------------             ------
    Total..............               $                         100.00%
                           ===        =============             ======

     Minimum Contract Rates--Initial Adjustable Rate Home Equity Contracts

                                                                 % of
                                                               Initial
                                                           Adjustable Rate
                        Number of                       Home Equity Contracts
                        Contracts  Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Minimum Contract Rates   off Date  as of Cut-off Date        Cut-off Date
----------------------  ---------- ------------------- ------------------------
 Less than 7.250%......               $                               %
 7.250 to  7.499%......
 7.500 to  7.749%......
 7.750 to  7.999%......
 8.000 to  8.249%......
 8.250 to  8.499%......
 8.500 to  8.749%......
 8.750 to  8.999%......
 9.000 to  9.249%......
 9.250 to  9.499%......
 9.500 to  9.749%......
 9.750 to  9.999%......
10.000 to 10.249%......
10.250 to 10.499%......
10.500 to 10.749%......
10.750 to 10.999%......
11.000 to 11.249%......
11.250 to 11.499%......
11.500 to 11.749%......
11.750 to 11.999%......
12.000 to 12.249%......
12.250 to 12.499%......
12.500 to 12.749%......
                           ---        -------------             ------
  Total................               $                         100.00%
                           ===        =============             ======

Delinquency, Loan Default and Loss Information

  The following table sets forth information relating to the Company's delinquency experience with respect to all home equity loans serviced by the Company. Not all such home equity loans are of the type to be included in Sub-Pool HE, and thus the information presented is not necessarily indicative of the Company's delinquency experience with respect to home equity loans similar to the Home Equity Contracts comprising Sub-Pool HE. In addition, the Company began originating, purchasing and servicing home equity loans in January 1996, and thus has no significant experience with respect to the performance of such loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                 Delinquency Experience--Home Equity Contracts

                                                          At December 31,
                                                        ---------------------
                                           At       30,
                                               1999     1998    1997    1996
                                           ------------ -----  ------  ------
Number of Contracts Outstanding(1)........   100,161           65,355  17,731
Number of Contracts Delinquent(2)(3)
  30-59 Days..............................     1,846            1,141     504
  60-89 Days..............................       531              283      94
  90 Days or More.........................       686              411      52
                                             -------    -----  ------  ------
Total Contracts Delinquent................     3,063            1,835     650
Delinquencies as a Percent of Contracts
 Outstanding(4)...........................      3.06%        %   2.81%   3.67%

--------

(1) Excludes defaulted contracts not yet liquidated.

(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information does not include as delinquent the home equity contracts of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.

(4) By number of contracts.

  Because of the Company's limited historical experience with respect to the performance of home equity loans, no information has been included herein with respect to the Company's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the related Contracts.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Contracts prepaid after their respective due dates in the preceding month. In addition, liquidations of defaulted contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Under the Agreement, the Company has the option of substituting new contracts for
Contracts which are prepaid in full prior to        . See "Description of the
Certificates--Conveyance of Contracts" herein. There is no assurance that the Company will exercise its option to make any such substitutions nor, should it desire to exercise such option, that contracts meeting the eligibility criteria will be available therefor. To the extent any such substitutions are made, the impact on the applicable Sub-Pool and related Certificates of what would otherwise have consituted a Principal Prepayment will be averted.

  The Class HI: A-1 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Sub-Pool HI Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Home Improvement Contracts. The Class HE: A-1B ARM Certificates, the Class HE: A-1 Certificates and the Class HE: A-2 Certificates will be prepaid in part on the first Payment Date after the Funding Period in the event that any Pre-Funded Amount remains in the Sub-Pool
HE: Pre-Funding Account on such Payment Date after the purchase by the Trust of the Subsequent Home Equity Contracts. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1B ARM Certificateholders; any amounts remaining which had been allocated to the purchase of Subsequent Group I Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders and any amounts remaining which had been allocated to the purchase of Subsequent Group II Home Equity Contracts will be paid to the Class HE: A-2 Certificateholders. The Company believes that the principal amount of Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts to be purchased by the Trust will require the application of substantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subsequent Home Improvement Contracts and Subsequent Home Equity Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class
HI: A-1 Certificateholders, Class HE: A-1B ARM Certificateholders, Class HE: A-1 Certificateholders and Class HE: A-2 Certificateholders will receive some prepayment of principal.

  Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Sub-Pool HI Certificates were priced using a prepayment assumption of 100% of the applicable Prepayment Assumption and the Sub-Pool HE Certificates were priced using a prepayment assumption of, with respect to the Fixed-Rate Contracts, 125% of the applicable Prepayment Assumption (as described below), and with respect to the Adjustable Rate Contracts, 30% CPR. There can be no assurance that the Contracts comprising each Sub-Pool will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the Contracts in either Sub-Pool will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and (in the absence of any liquidation loss amount adjustment) the principal balance of such Class, or in the case of the Class HE: A-5 IO Certificates, the Notional Principal Amount, immediately following the preceding Payment Date. Interest on each Class of Certificates other than the Class HE: A-1B ARM Certificates and Class HE: A-1 Certificates (prior to the
       Payment Date), will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1B ARM Certificates and Class HE: A-
1 Certificates (prior to the        Payment Date) will be computed on the basis
of actual days elapsed in a 360-day year. On and after the February 2014 Payment Date, interest on the Class HE: A-1 Certificates will be computed on the basis of a 360-day year of twelve 30-day months. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Distributions on Sub-Pool HE Certificates," as applicable. As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method.

  The final scheduled payment date on the Initial Home Improvement Contract with the latest maturity is in November 2023. The expected final maturity of each Class of Sub-Pool HI Certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the Home Improvement Contracts and that the repurchase option has not been exercised, are as follows:

   Class                                                 Expected Final Maturity
   -----                                                 -----------------------
   HI: A-1..............................................
   HI: A-2..............................................
   HI: A-3..............................................
   HI: M-1..............................................
   HI: M-2..............................................
   HI: B-1..............................................
   HI: B-2..............................................

  The final scheduled payment date on the Initial Home Equity Contract with the latest maturity is in October 2028. The expected final maturity of each Class of Sub-Pool HE Certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the Home Equity Contracts and that the repurchase option has not been exercised, are as follows:

   Class                                                 Expected Final Maturity
   -----                                                 -----------------------
   HE: A-1A NAS.........................................
   HE: A-1B ARM.........................................
   HE: A-1..............................................
   HE: A-2..............................................
   HE: A-3..............................................
   HE: A-4..............................................
   HE: A-5 IO...........................................
   HE: M-1..............................................
   HE: M-2..............................................
   HE: B................................................

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the related Contracts on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts in either Sub-Pool.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the related Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts).

  The rate of principal payments on pools of home improvement contracts and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts or loans. Other factors affecting prepayment of Contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such contracts or loans, the contracts or loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such contracts or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts or home equity loans, the rate of prepayment would be expected to decrease. However, as described above and in "Description of the Certificates--Conveyance of Contracts" herein, the Company has the option of substituting new contracts for Contracts which are prepaid in full prior to
    , 1999, which, if exercised, would neutralize the impact to related Certificateholders of such prepayments.

Sub-Pool HI Certificates

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Home Improvement Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer does not exercise its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option"; (iii) the aggregate principal balance of the Initial Home Improvement
Contracts as of the Cut-off Date is $      and such Contracts have the
characteristics set forth under "The Contracts--Home Improvement Contracts";
(iv) the Home Improvement Contracts will, as of the Cut-off Date, be grouped into 10 pools having the additional characteristics set forth below under "Assumed Initial Home Improvement Contract Characteristics" and "Assumed Subsequent Home Improvement Contract Characteristics"; (v) each Class of the Sub-Pool HI Certificates has an Original Principal Balance as shown on the cover page of this Prospectus Supplement; (vi) the Subsequent Home Improvement Contracts will have the characteristics set forth in the table below and have their first scheduled payment date in December 1998; (vii) the Pass-Through Rates for the Certificates are as indicated in "Summary of the Terms of the Certificates"; (viii) no interest shortfalls will arise in connection with prepayments in full of the Home Improvement Contracts; (ix) no delinquencies or losses are experienced on the Home Improvement Contracts; (x) distributions are made on the Sub-Pool HI Certificates on the 15th day of each month, commencing
in     1999; (xi) the Sub-Pool HI Certificates are issued on     , 1999 and
(xii) the Company does not exercise its option to substitute new contracts for
Sub-Pool HI Contracts prepaid in full prior to     , 1999 (see "Description of
the Certificates--Conveyance of Contracts" herein). No representation is made that the Home Improvement Contracts will not experience delinquencies or losses.

  The Prepayment Assumption (as defined below) used in this Prospectus Supplement with respect to the Home Improvement Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home improvement loans for the life of such home improvement loans. The "100% Prepayment Assumption for Home Improvement Contracts" assumes a constant prepayment of 12% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.09% (precisely, 12/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption for Home Improvement Contracts assumes a constant prepayment rate of 24% per annum each month.

  It is not likely that the Home Improvement Contracts will prepay at any constant percentage of the Prepayment Assumption or that all of the Home Improvement Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                              Prepayment Scenarios

                         Scenario I Scenario II Scenario III Scenario IV ScenarioV
                         ---------- ----------- ------------ ----------- ---------
Home Improvement
 Contracts (1)..........      %            %           %            %          %

--------

(1) As a percentage of the Prepayment Assumption for Home Improvement
    Contracts.

           Assumed Initial Home Improvement Contract Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal  Contract  to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                           ----------- -------- -------------- -------------
1. ........................... $                 %
2. ...........................
3. ...........................
4. ...........................
5. ...........................

  It is not likely that the Home Improvement Contracts will prepay at any constant percentage of the CPR to maturity or that all of the Home Improvement Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

          Assumed Subsequent Home Improvement Contract Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal    Loan    to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                           ----------- -------- -------------- -------------
1. ........................... $                 %
2. ...........................
3. ...........................
4. ...........................
5. ...........................

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Sub-Pool HI Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

       Percentage of the Original Principal Balance of the Class HI: A-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV ScenarioV
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
Weighted Average Life
 (1) (years)............
--------

(1) The weighted average life of a Class HI: A-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-1 Certificate.

       Percentage of the Original Principal Balance of the Class HI: A-2
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HI: A-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-2 Certificate.

 Percentage of the Original Principal Balance of the Class HI: A-3 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HI: A-3 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: A-3 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: A-3 Certificate.

       Percentage of the Original Principal Balance of the Class HI: M-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HI: M-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: M-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: M-1 Certificate.

 Percentage of the Original Principal Balance of the Class HI: M-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: M-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: M-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: M-2 Certificate.

       Percentage of the Original Principal Balance of the Class HI: B-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
Weighted Average Life
 (1) (years)............

--------
(1) The weighted average life of a Class HI: B-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: B-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: B-1 Certificate.

 Percentage of the Original Principal Balance of the Class HI: B-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
December 15, 2019.......
December 15, 2020.......
December 15, 2021.......
December 15, 2022.......
December 15, 2023.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HI: B-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HI: B-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HI: B-2 Certificate.

Sub-Pool HE Certificates

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Home Equity Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table; (ii) the Servicer does not exercise its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option;" (iii) the aggregate principal balance of the Initial Home Equity
Contracts as of the Cut-off Date is $     and such Contracts have the
characteristics set forth under "The Contracts--Fixed Rate Home Equity Contracts" and "The Contracts--Adjustable Rate Home Equity Contracts"; (iv) the Group I Fixed-Rate Home Equity Contracts will, as of the Cut-off Date, be grouped into 14 pools having the additional characteristics set forth below under "Assumed Initial Group I Fixed-Rate Home Equity Contract Characteristics" and "Assumed Subsequent Group I Fixed-Rate Home Equity Contract Characteristics"; (v) the Group II Fixed-Rate Home Equity Contracts will, as of the Cut-off Date, be grouped into 14 pools having the additional characteristics set forth below under "Assumed Initial Group II Fixed-Rate Home Equity Contract Characteristics" and "Assumed Subsequent Group II Fixed-Rate Home Equity Contract Characteristics"; (vi) the Adjustable Rate Home Equity Contracts will, as of the Cut-off Date, be grouped into 38 pools having the additional characteristics set forth below under "Assumed Initial Adjustable Rate Home Equity Contract Characteristics" and "Assumed Subsequent Adjustable Rate Home Equity Contract Characteristics"; (vii) each Class of the Sub-Pool HE Certificates (other than the Class HE: A-5 IO Certificates) has an Original Principal Balance as shown on the cover page of this Prospectus Supplement;
(viii) the rate for one-month LIBOR is 5.2764% and the rate for six-month LIBOR is 5.1906%; (ix) the Pass-Through Rates for the Certificates are as indicated in "Summary of the Terms of the Certificates"; (x) the Pass-Through Margin for
the Class HE: A-1B ARM Certificates is   %; (xi) the Subsequent Home Equity
Contracts will have the characteristics set forth in the tables below and have
their first scheduled payment date in     ; (xii) no interest shortfalls will
arise in connection with prepayments in full of the Home Equity Contracts;
(xiii) no delinquencies or losses are experienced on the Home Equity Contracts;
(xiv) distributions are made on the Sub-Pool HE Certificates on the 15th day of
each month, commencing in      1999; (xv) the Sub-Pool HE Certificates are
issued on      ; (xvi) interest on the Class HE: A-1 Underlying Certificates was computed on the basis of a 360-day year of twelve 30-day months and (xvii) the Company does not exercise its option to substitute new contracts for Sub-
Pool HE Contracts prepaid in full prior to     , 1999 (see "Description of the
Certificates--Conveyance of Contracts" herein). No representation is made that the Home Equity Contracts will not experience delinquencies or losses.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models (each a "Prepayment Assumption") are used in this Prospectus Supplement with respect to the Adjustable Rate Home Equity Contracts, on the one hand, and the Fixed-Rate Home Equity Contracts, on the other. Reference in this Prospectus Supplement to a "Prepayment Assumption" shall refer to the appropriate model, depending upon whether the reference is with respect to the Adjustable Rate Home Equity Contracts or the Fixed-Rate Home Equity Contracts.

  The percentages and weighted average life information for the Class HE: A-1A NAS Certificates and the Class HE: A-1B ARM Certificates in the following table are based on a CPR model that assumes that the outstanding principal balance of the Adjustable Rate Home Equity Contracts will prepay at the indicated percentages of CPR set forth in the table.

  The Prepayment Assumption used in this Prospectus Supplement with respect to the Fixed-Rate Home Equity Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The "100% Prepayment Assumption for Fixed-Rate Home Equity Contracts" assumes a constant prepayment of 4% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month.

  It is not likely that the Home Equity Contracts will prepay at any constant percentage of the Prepayment Assumption or of the CPR to maturity or that all of the Home Equity Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                              Prepayment Scenarios

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Adjustable Rate Home
 Equity Contracts (1)...       %           %           %            %          %
Fixed-Rate Home Equity
 Contracts (2)..........

--------

(1) As a conditional prepayment rate ("CPR") percentage.
(2) As a percentage of the Prepayment Assumption for Fixed Rate Home Equity Contracts.

    Assumed Initial Group I Fixed-Rate Home Equity Contract Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                   Cut-off   Weighted    Average        Average      Average
                  Date Pool  Average  Remaining Term Original Term Amortization
                  Principal  Contract  to Maturity    to Maturity      Term
Pool               Balance     Rate      (months)      (months)      (months)
----             ----------- -------- -------------- ------------- ------------
1. ............. $                  %
2. .............
3. .............
4. .............
5. .............
6. .............
7. .............

   Assumed Subsequent Group I Fixed-Rate Home Equity Contract Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                   Cut-off   Weighted    Average        Average      Average
                  Date Pool  Average  Remaining Term Original Term Amortization
                  Principal  Contract  to Maturity    to Maturity      Term
Pool               Balance     Rate      (months)      (months)      (months)
----             ----------- -------- -------------- ------------- ------------
1. ............. $                 %
2. .............
3. .............
4. .............
5. .............
6. .............
7. .............

    Assumed Initial Group II Fixed-Rate Home Equity Contract Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                   Cut-off   Weighted    Average        Average      Average
                  Date Pool  Average  Remaining Term Original Term Amortization
                  Principal  Contract  to Maturity    to Maturity      Term
Pool               Balance     Rate      (months)      (months)      (months)
----             ----------- -------- -------------- ------------- ------------
1. ............. $                  %
2. .............
3. .............
4. .............
5. .............
6. .............
7. .............

  Assumed Subsequent Group II Fixed-Rate Home Equity Contract Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                   Cut-off   Weighted    Average        Average      Average
                  Date Pool  Average  Remaining Term Original Term Amortization
                  Principal  Contract  to Maturity    to Maturity      Term
Pool               Balance     Rate      (months)      (months)      (months)
----             ----------- -------- -------------- ------------- ------------
 1. ............ $                 %
 2. ............
 3. ............
 4. ............
 5. ............
 6. ............
 7. ............

      Assumed Initial Adjustable Rate Home Equity Contract Characteristics

                                              Weighted  Weighted
                                               Average  Average
                           Cut-off   Weighted Remaining Original Weighted
                          Date Pool  Average   Term to  Term to  Average                         Month(s)
                          Principal  Contract Maturity  Maturity  Gross   Life   Life   Periodic to Rate
Pool                       Balance     Rate   (months)  (months)  Margin   Cap   Floor    Cap     Change
----                     ----------- -------- --------- -------- -------- -----  -----  -------- --------
 1. .................... $                 %                           %       %      %       %
 2. ....................
 3. ....................
 4. ....................
 5. ....................
 6. ....................
 7. ....................
 8. ....................
 9. ....................
10. ....................
11. ....................
12. ....................
13. ....................
14. ....................
15. ....................
16. ....................
17. ....................
18. ....................
19. ....................

    Assumed Subsequent Adjustable Rate Home Equity Contract Characteristics

                                              Weighted  Weighted
                                               Average  Average
                           Cut-off   Weighted Remaining Original Weighted
                          Date Pool  Average   Term to  Term to  Average                         Month(s)
                          Principal  Contract Maturity  Maturity  Gross   Life   Life   Periodic to Rate
Pool                       Balance     Rate   (months)  (months)  Margin   Cap   Floor    Cap     Change
----                     ----------- -------- --------- -------- -------- -----  -----  -------- --------
 1. .................... $                 %                           %       %      %       %
 2. ....................
 3. ....................
 4. ....................
 5. ....................
 6. ....................
 7. ....................
 8. ....................
 9. ....................
10. ....................
11. ....................
12. ....................
13. ....................
14. ....................
15. ....................
16. ....................
17. ....................
18. ....................
19. ....................

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Sub-Pool HE Certificates, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the applicable Prepayment Assumption.

     Percentage of the Original Principal Balance of the Class HE: A-1A NAS
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:


                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HE: A-1A NAS Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1A NAS Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1A NAS Certificate.

     Percentage of the Original Principal Balance of the Class HE: A-1B ARM
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:


                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
December 15, 2019.......
December 15, 2020.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HE: A-1B ARM Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1B ARM Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1B ARM Certificate.

       Percentage of the Original Principal Balance of the Class HE: A-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:


                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HE: A-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-1 Certificate.

 Percentage of the Original Principal Balance of the Class HE: A-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:


                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HE: A-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-2 Certificate.

 Percentage of the Original Principal Balance of the Class HE: A-3 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HE: A-3 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-3 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-3 Certificate.

 Percentage of the Original Principal Balance of the Class HE: A-4 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                  Scenario I Scenario II Scenario III Scenario IV Scenario V
----                  ---------- ----------- ------------ ----------- ----------
Initial Percentage..     100%        100%        100%         100%       100%
December 15, 1999...
December 15, 2000...
December 15, 2001...
December 15, 2002...
December 15, 2003...
December 15, 2004...
December 15,
 2005...............
December 15, 2006...
December 15, 2007...
December 15, 2008...
December 15, 2009...
December 15, 2010...
December 15, 2011...
December 15, 2012...
December 15, 2013...
December 15, 2014...
December 15, 2015...
December 15, 2016...
December 15, 2017...
December 15, 2018...
December 15, 2019...
Weighted Average
 Life (1) (years)...

--------

(1) The weighted average life of a Class HE: A-4 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: A-4 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: A-4 Certificate.

       Percentage of the Original Principal Balance of the Class HE: M-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HE: M-1 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: M-1 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: M-1 Certificate.

 Percentage of the Original Principal Balance of the Class HE: M-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HE: M-2 Certificate is determined by
    (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: M-2 Certificate to the stated Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: M-2 Certificate.

 Percentage of the Original Principal Balance of the Class HE: BCertificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
December 15, 2019.......
December 15, 2020.......
December 15, 2021.......
December 15, 2022.......
December 15, 2023.......
December 15, 2024.......
December 15, 2025.......
December 15, 2026.......
December 15, 2027.......
December 15, 2028.......
Weighted Average Life
 (1) (years)............

--------

(1) The weighted average life of a Class HE: B Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class HE: B Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class HE: B Certificate.

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

Ratio of Earnings to Fixed Charges for the Company

  Set forth below are the Company's ratios of earnings (losses) to fixed charges for the past five years and the nine months ended September 30, 1998. For the purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before both income taxes and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.


                                                               Months
                                                               Ended
                             Year Ended December 31,                ,
                             ------------------------          ------
                             1993 1994 1995 1996 1997   1999
                             ---- ---- ---- ---- ---- --------
Ratio of Earnings (Losses)
 to Fixed Charges........... 4.81 7.98 7.90 5.44 3.94

--------

  [*On July 6, 1998, Conseco, Inc. announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs and
(2) $350 million non-cash supplemental reserve against the valuation of Green Tree's interest only securities and servicing rights. As a result, the ratio of earnings (losses) to fixed charges was less than 1.00 for the nine month period ended September 30, 1998 and earnings were inadequate to cover fixed charges for such period. The amount of the coverage deficiency for such period was $251,600,000.]

Recent Developments

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree continues to operate from its headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer has announced his retirement from active management of Green Tree at the end of 1998, but will remain a director of Conseco, Inc. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

General

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured Home Improvement Contracts, amounts held in the Certificate Account and the Class HI: B-2 Limited Guaranty and the Class HE: B Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificateholders and the Class
HE: B Certificateholders, respectively.

  Distributions on the Certificates will be made each month by the paying agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding the Payment Date (the "Record Date"). See "Description of the Certificates--Registration of the Certificates" herein. The first Payment Date
for the Certificates will be in      1999. Payments will be made by check
mailed to such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

Conveyance of Contracts

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial Home Improvement Contracts and the Initial Home Equity Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Agreement permits
the Trust to purchase approximately $     aggregate principal balance of
Subsequent Home Improvement Contracts and approximately $     aggregate
principal balance of Subsequent Home Equity Contracts within 60 days after the Closing Date on one or more closing dates. See "Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" and "Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein.

  The Trustee, concurrently with each conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  [Company Counsel], counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) for each Contract other than the Subsequent Home Improvement Contracts and the Subsequent Home Equity Contracts, as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 30 days; (b) for each Subsequent Home Improvement Contract and each Subsequent Home Equity Contract, as of the respective Subsequent Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 30 days; (c) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (d) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (e) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (f) each Contract (if an FHA-insured Home Improvement Contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (g) each Contract was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by the Company directly; (h) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (i) each Contract complies with all requirements of law; (j) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (k) each Contract creates a valid and perfected lien on the related real estate; (l) all parties to each Contract had full legal capacity to execute such Contract; (m) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (n) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (o) each Contract is a fully-amortizing loan and provides for level monthly payments based on its applicable Contract Rate, except, in the case of a Balloon Loan, for the final monthly payment, over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines; and (t) each Contract is a "qualified mortgage" under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

  The Company will also make certain representations and warranties with respect to the Home Improvement Contracts in the aggregate, including that (i) each Home Improvement Contract has a contractual rate of interest of at least 7.00%; (ii) no Home Improvement Contract had a remaining term to maturity at origination of more than 300 months; (iii) no more than 1% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were originated by any one contractor or lender, other than the Home Improvement Contracts purchased from Empire Funding Corp.; and (v) no adverse selection procedures were employed in selecting the Home Improvement Contracts from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Home Improvement Contracts. See "--Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account" herein.

  The Company will also make certain representations and warranties with respect to the Home Equity Contracts in the aggregate, including that (i) each Home Equity Contract (other than the Adjustable Rate Home Equity Contracts) has a contractual rate of interest of at least 6.00%; (ii) no Home Equity Contract had a remaining term to maturity at origination of more than 360 months; (iii) no more than 1% of the Home Equity Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 7% of the Home Equity Contracts, by principal balance as of the Cut-off Date, were originated by any one lender other than the Company; and (v) no adverse selection procedures were employed in selecting the Home Equity Contracts from the Company's portfolio. The Company will make certain additional representations and warranties with respect to the Subsequent Home Equity Contracts. See "--Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding Account" herein.

  Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price (as defined below), any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a liquidated contract, means the outstanding principal balance of such Contract (without giving effect to any advances made by the Servicer or the Trustee), plus interest on such Contract at the Pass-Through Rate (which will be the weighted average of the Pass-Through Rates of the related Classes of Certificates) from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  In lieu of repurchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a

Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a partial Principal Prepayment.

  Under the Agreement, the Company may, at its option, substitute new contracts
for Contracts which are prepaid in full prior to     , 1999. Any such
substitute contracts shall constitute Eligible Substitute Contracts and must be substituted prior to the Determination Date immediately following the calendar month in which the prepayment was received by the Servicer. In the event the aggregate amount of principal received in respect of Contracts prepaid in full in a given calendar month exceeds the aggregate of the Scheduled Principal Balances of Eligible Substitute Contracts substituted therefor, such excess shall be distributed to Certificateholders on the related Payment Date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that the Company will opt to make any such substitutions nor, should it desire to exercise such option, that Eligible Substitute Contracts will be available therefor.

  Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

Conveyance of Subsequent Home Improvement Contracts and Sub-Pool HI Pre-Funding Account

  An account (the "Sub-Pool HI Pre-Funding Account") will be established by the
Trustee and funded by the Company with approximately $     (the "Sub-Pool HI
Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Home Improvement Contracts. In no event will the Sub-Pool HI Pre-Funded Amount, less the aggregate principal balance of Subsequent Home Improvement Contracts specifically identified for purchase by the Trust as of the Closing Date, represent more than 25% of the Original Sub-Pool HI Certificate Principal Balance. The Sub-Pool HI Pre-Funding Account will be used to purchase Subsequent Home Improvement Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Sub-Pool HI Pre-Funding Account is less than $10,000, (ii) 60 days after the Closing Date or (iii) the date on which an event of termination occurs under the Agreement (the "Funding Period"). The Sub-Pool HI Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Home Improvement Contracts in accordance with the Agreement.

  Under the Agreement following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Home Improvement Contracts from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Home Improvement Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Sub-Pool HI Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Home Improvement Contracts purchased on such date. The amount paid from the Sub-Pool HI Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Home Improvement Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Home Improvement Contracts in Sub-Pool HI will increase by an amount equal to the aggregate principal balance of the Home Improvement Contracts so purchased and the amount in the Sub-Pool HI Pre-Funding Account will decrease accordingly.

  Any Sub-Pool HI Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class HI: A-1 Certificates. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Improvement Contracts purchased by the Trust will require the application of substantially all of the Sub-Pool HI Pre-Funded Amount and that there should be no material amount of principal prepaid to the

Class HI: A-1 Certificateholders from the Sub-Pool HI Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Improvement Contracts with an aggregate principal balance identical to the remaining Sub-Pool HI Pre-Funded Amount.

  Any conveyance of Subsequent Home Improvement Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to:
(a) each Subsequent Home Improvement Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Home Improvement Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Home Improvement Contracts must satisfy the following criteria: (i) no Subsequent Home Improvement Contract may be more than 30 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Home Improvement Contract may not exceed 360 months; (iii) each Subsequent Home Improvement Contract must have been underwritten in accordance with the Company's standard underwriting criteria;
(iv) no Subsequent Home Improvement Contract may have a loan-to-value ratio greater than 100%; (v) as a result of the purchase of the Subsequent Home Improvement Contracts, neither the Class HI: A Certificates nor the Class HE: A Certificates will receive from Moody's or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Home Improvement Contracts conform to the characteristics described herein.

Conveyance of Subsequent Home Equity Contracts and Sub-Pool HE Pre-Funding
Account

  An account (the "Sub-Pool HE Pre-Funding Account") will be established by the
Trustee and funded by the Company with approximately $     (the "Sub-Pool HE
Pre-Funded Amount") on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Home Equity Contracts. In no event will the Sub-Pool HE Pre-Funded Amount, less the aggregate principal balance of Subsequent Home Equity Contracts specifically identified for purchase by the Trust as of the Closing Date, represent more than 25% of the Original Sub-Pool HE Certificate Principal Balance. The Sub-Pool HE Pre-Funding Account will be used to purchase Subsequent Home Equity Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Sub-Pool HE Pre-Funding Account is less than $10,000, (ii) 60 days after the Closing Date or (iii) the date on which an Event of Termination occurs under the Agreement (the "Funding Period"). The Sub-Pool HE Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Home Equity Contracts in accordance with the Agreement.

  Under the Agreement following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Home Equity Contracts from the Company during the Funding Period, subject to the availability thereof. In connection with the purchase of Subsequent Home Equity Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Sub-Pool HE Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the related Subsequent Home Equity Contracts purchased on such date. The amount paid from the Sub-Pool HE Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Home Equity Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Home Equity Contracts in Sub-Pool HE will increase by an amount equal to the aggregate principal balance of the Home Equity Contracts so purchased and the amount in the Sub-Pool HE Pre-Funding Account will decrease accordingly.

  Any Sub-Pool HE Pre-Funded Amount remaining after the end of the Funding Period will be applied on the next Payment Date to prepay principal on the Class HE: A-1B ARM, Class HE: A-1 and Class HE: A-2 Certificates. Any amounts remaining which had been allocated to the purchase of Subsequent Adjustable Rate Home Equity Contracts will be paid to the Class HE: A-1B ARM Certificateholders, any amounts remaining which had been allocated to the purchase of Group I

Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-1 Certificateholders and any amounts remaining which had been allocated to the purchase of Group II Subsequent Fixed-Rate Home Equity Contracts will be paid to the Class HE: A-2 Certificateholders. Although no assurance can be given, the Company anticipates that the principal amount of the related Subsequent Home Equity Contracts purchased by the Trust will require the application of substantially all of the Sub-Pool HE Pre-Funded Amount and that there should be no material amount of principal prepaid to the Class HE: A-1B ARM Certificateholders, the Class HE: A-1 Certificateholders or the Class HE: A-2 Certificateholders from the Sub-Pool HE Pre-Funding Account. However, it is unlikely that the Company will be able to deliver Subsequent Home Equity Contracts with an aggregate principal balance identical to the remaining Sub-Pool HE Pre-Funded Amount.

  Any conveyance of Subsequent Home Equity Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Home Equity Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company may not select Subsequent Home Equity Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of the respective Subsequent Cut-off Date the Subsequent Home Equity Contracts must satisfy the following criteria: (i) no Subsequent Home Equity Contract may be more than 59 days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of each Subsequent Home Equity Contract may not exceed 360 months; (iii) each Subsequent Home Equity Contract must have been underwritten in accordance with the Company's standard underwriting criteria; (iv) as a result of the purchase of the Subsequent Home Equity Contracts, the weighted average loan to value ratio of Sub-Pool HE will not be more than 200 basis points more than such ratio with respect to the Initial Home Equity Contracts; (v) as a result of the purchase of the Subsequent Home Equity Contracts, neither the Class HI: A Certificates nor the Class HE: A Certificates will receive from Moody's or Fitch a lower credit rating than the rating assigned at the initial issuance of such Certificates; and (vi) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Home Equity Contracts conform to the characteristics described herein.

Grantor Trust

  Green Tree Grantor Trust 1999- will be created and established pursuant to the Grantor Trust Agreement. The Depositor will deposit into the Grantor Trust
without recourse $     of Class HE: A-1 Underlying Certificates issued by the
Trust, and the Grantor Trust will issue the Class HE: A-1 Certificates.

  The property of the Grantor Trust will include (a) the Class HE: A-1 Underlying Certificates issued by the Trust and all payments thereon, (b) such amounts as may be held by the Trustee in a trust account (the "Grantor Trust Account") held by the Trustee for the benefit of the Class HE: A-1 Certificateholders, (c) the Swap Agreement and all payments received thereunder and (d) proceeds of all of the foregoing. The Grantor Trust will not acquire any receivables or assets other than the foregoing and will not have any need for additional capital resources. To the extent that payments are made on the Class HE: A-1 Underlying Certificates and payments are received by the Trustee as required under the Swap Agreement, the Grantor Trust will have sufficient liquidity to make interest and principal distributions on the Class HE: A-1 Certificates.

  On each Payment Date with respect to the Class HE: A-1 Certificates, the Trustee will pay to the Class HE: A-1 Certificateholders, to the extent of funds available in the Grantor Trust Account:

    (i) interest at a rate equal to the Class HE: A-1 Pass-Through Rate, less any interest shortfall on the Class HE: A-1 Underlying Certificate for that period, plus any interest shortfall distributed on the related Payment Date with respect to the Class HE: A-1 Underlying Certificate; and

    (ii) principal in an amount equal to the principal received by the Grantor Trust on the related Payment Date with respect to the Class
    HE: A-1 Underlying Certificate.

Payments on Contracts

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository institution (initially U.S. Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated P-1 by Moody's and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and Fitch (if rated by Fitch), and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;
(iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause Moody's or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by Moody's and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 by Moody's and AA from Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least P-1 by Moody's and F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Contracts repurchased, or upon substitution for a Contract otherwise required to be repurchased, as a result of a breach of representations or warranties under the Agreement, as described under "Description of the Certificates--Conveyance of Contracts," shall be paid into the Certificate Account.

  On the second Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Sub-Pool HI Amount Available and the Sub-Pool HE Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date, or any amounts required to be deposited upon substitution for any Contract otherwise required to be repurchased on such Purchase Date, as a result of a breach of representations and warranties under the Agreement.

  On each Payment Date the Trustee will withdraw the Sub-Pool HI Amount Available (which will consist primarily of amounts received in respect of the Home Improvement Contracts, but will also include that portion of the Sub-Pool HE Amount Available in excess of the amounts necessary to make the payments described in clauses (i) through (ix) of the succeeding paragraph) from the Certificate Account and make the following payments, in the following order of priority:

  (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Home Improvement Contracts to the Servicer;

  (ii) to pay interest and principal on the Sub-Pool HI Certificates, in the following order of priority:

    (A) interest on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class
    HI: B-1 Certificates as follows (including, in each case, any such interest due on a prior Payment Date but not received):

      (I) first, to Class HI: A Certificateholders, interest on the Class
      HI: A Principal Balance;

      (II) second, to Class HI: M-1 Certificateholders, interest on the Class HI: M-1 Adjusted Principal Balance;

      (III) third, to Class HI: M-2 Certificateholders, interest on the Class HI: M-2 Adjusted Principal Balance; and

      (IV) fourth, to Class HI: B-1 Certificateholders, interest on the Class HI: B-1 Adjusted Principal Balance;

    (B) principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates-- Principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class
    HI: B-1 Certificates," in respect of the Sub-Pool HI Formula Principal Distribution Amount;

    (C) principal on the Class HI: A, Class HI: M-1 and Class HI: M-2 Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates-- Principal on the Class HI:
    A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates," in respect of any Sub-Pool HI Supplementary Principal Distribution Amount;

    (D) payments on the Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates in respect of Sub-Pool HI Liquidation Loss Interest Amounts as follows:

      (I) first, to Class HI: M-1 Certificateholders, any unpaid Class
      HI: M-1 Liquidation Loss Interest Amount;

      (II) second, to Class HI: M-2 Certificateholders, any unpaid Class
      HI: M-2 Liquidation Loss Interest Amount; and

      (III) third, to Class HI: B-1 Certificateholders, any unpaid Class
      HI: B-1 Liquidation Loss Interest Amount; and

    (E) interest and principal on the Class HI: B-2 Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates--Class HI: B-2 Interest" and "--Class HI: B-2 Principal."

  (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Home Improvement Contracts;

  (iv) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums with respect to the Home Improvement Contracts not paid by the Company, as Servicer, and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

  (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Home Improvement Contracts made in respect of current or prior Payment Dates;

  (vi) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

  (vii) to reimburse the Company for any prior unreimbursed Class HI: B-2 Guaranty Payments;

  (viii) to pay the Class HI: B-2 Guaranty Fee to the Company; and

  (ix)  to pay any remaining amounts to the holder of the Class C
  Certificate.

  On each Payment Date the Trustee will withdraw the Sub-Pool HE Amount Available (which will consist primarily of amounts received in respect of the Home Equity Contracts, but will also include that portion of the Sub-Pool HI Amount Available in excess of the amounts necessary to make the payments described in clauses (i) through (viii) of the preceding paragraph) and withdrawals from the Reserve Account from the Certificate Account and make the following payments (together with payments in respect of the Reserve Account loan), in the following order of priority:

  (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Home Equity Contracts to the Servicer;

  (ii) to pay interest and principal on the Sub-Pool HE Certificates, in the following order of priority:

    (A) interest on the Class HE: A Certificates (including the Class
    HE: A-1 Underlying Certificate but excluding the Class HE: A-1 Certificates), and the Class HE: M-1 and Class HE: M-2 Certificates as follows (including, in each case, any such interest due on a prior Payment Date but not received):

      (I) first, to such Class HE: A Certificateholders, interest on the Class HE: A Principal Balance or, in the case of the Class HE: A-5 IO Certificates, on the Notional Principal Amount;

      (II) second, to Class HE: M-1 Certificateholders, interest on the Class HE: M-1 Adjusted Principal Balance; and

      (III) third, to Class HE: M-2 Certificateholders, interest on the Class HE: M-2 Adjusted Principal Balance;

    (B) principal on the Class HE: A Certificates (including the Class
    HE: A-1 Underlying Certificate but excluding the Class HE: A-1 Certificates), and the Class HE: M-1 and Class HE: M-2 Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HE Certificates--Principal on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates," in respect of the Sub-Pool HE Formula Principal Distribution Amount;

    (C) payments on the Class HE: M-1 and Class HE: M-2 Certificates in respect of Sub-Pool HE Liquidation Loss Interest Amounts as follows:

      (I) first, to Class HE: M-1 Certificateholders, any unpaid Class
      HE: M-1 Liquidation Loss Interest Amount; and

      (II) second, to Class HE: M-2 Certificateholders, any unpaid Class
      HE: M-2 Liquidation Loss Interest Amount;

    (D) interest and principal on the Class HE: B Certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HE Certificates--Class HE: B Interest" and "--Class HE: B Principal;" and

    (E) interest (to the extent not paid on a prior Payment Date) on the Class HE: A-1B ARM Certificates for any Payment Date with respect to which the Available Funds Pass-Through Rate was less than one-month LIBOR plus the Pass-Through Margin (or 14.0% if less), calculated on the Class HE: A-1B ARM Principal Balance for such Payment Date at a rate equal to such difference, plus interest on such amount accrued from such Payment Date to the Payment Date on which such amount is paid.

  (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Home Equity Contracts;

  (iv) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances with respect to the Home Equity Contracts made in respect of current or prior Payment Dates;

  (v) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;

  (vi) to reimburse the Company for any prior unreimbursed Class HE: B Guaranty Payments;

  (vii) to pay the Class HE: B Guaranty Fee to the Company; and

  (viii) to pay any remaining amounts to the holder of the Class C
  Certificate.

  The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, with respect to the Contract Pool or a given Sub-Pool, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool or such Sub-Pool, as the case may be, that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

Distributions on Sub-Pool HI Certificates

  On each Payment Date, distributions on the Sub-Pool HI Certificates will be made to the holders of the Class HI: A Certificates, the Class HI: M Certificates and the Class HI: B Certificates in the manner described below. Distributions of interest and principal on the Sub-Pool HI Certificates will be made primarily from amounts available in respect of the Home Improvement Contracts comprising Sub-Pool HI, although, under certain circumstances as described herein, amounts available in respect of the Home Equity Contracts in Sub-Pool HE may be available to make such distributions.

  Sub-Pool HI Certificateholders will be entitled to receive on each Payment
Date commencing in     1999, to the extent that the Sub-Pool HI Amount
Available (as defined herein) in the Certificate Account (together with, in the case of the Class HI: B-2 Certificates, any Class HI: B-2 Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class HI: M and Class HI:
B Certificateholders to receive distributions in respect of the Sub-Pool HI Amount Available are subordinated to the rights of the Class HI: A Certificateholders; the rights of the Class HI: M-2 and Class HI: B Certificateholders to receive such distributions are further subordinated to the rights of the Class HI: M-1 Certificateholders; the rights of the Class HI:
B Certificateholders to receive such distributions are further subordinated to the rights of the Class HI: M-2 Certificateholders; and the rights of the Class
HI: B-2 Certificateholders to receive such distributions are further subordinated to the rights of the Class HI: B-1 Certificateholders. Distributions will be made on each Payment Date commencing in January 1999 to holders of record on the related Record Date, except that the final distribution in respect of the Sub-Pool HI Certificates will only be made upon presentation and surrender of the Sub-Pool HI Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

  The Sub-Pool HI Amount Available will consist primarily of payments made on or in respect of the Home Improvement Contracts comprising Sub-Pool HI and will include amounts payable, subject to the subordination described herein, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Home Improvement Contracts, to the Company as the Class HI: B-2 Guaranty Fee, and to the Class C Certificateholders.

Interest on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates

  Interest will be distributable first to each Class of Class HI: A Certificates concurrently, then to the Class HI: M-1 Certificates, then to the Class HI: M-2 Certificates and then to the Class HI: B-1 Certificates. Interest on the outstanding Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, as applicable, will accrue at the related Pass-Through Rate from December 7, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The "Principal Balance" of a Class of Sub-Pool HI Certificates as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed on account of principal of such Class. The "Class HI: A Principal Balance" as of any Payment Date is the sum of the Class HI: A-1 Principal Balance, the Class HI: A-2

Principal Balance and the Class HI: A-3 Principal Balance. The "Class HI: M Principal Balance" as of any Payment Date is the sum of the Class HI: M-1 Principal Balance and the Class HI: M-2 Principal Balance. The "Class HI: M-1 Adjusted Principal Balance" as of any Payment Date is the Class HI: M-1 Principal Balance less any Class HI: M-1 Liquidation Loss Amount. The Pass-Through Rates for the Class HI: A, Class HI: M and Class HI: B-1 Certificates are set forth on the cover of this Prospectus Supplement. The "Class HI: M-2 Adjusted Principal Balance" as of any Payment Date is the Class HI: M-2 Principal Balance less any Class HI: M-2 Liquidation Loss Amount (described below under "Losses on Liquidated Home Improvement Contracts"). The "Class HI:
B Principal Balance" as of any Payment Date is the sum of the Class HI: B-1 Principal Balance and the Class HI: B-2 Principal Balance. The "Class HI: B-1 Adjusted Principal Balance" as of any Payment Date is the Class HI: B-1 Principal Balance less any Class HI: B-1 Liquidation Loss Amount (described below under "Losses on Liquidated Home Improvement Contracts").

  The Pass-Through Rates on the Class HI: A, Class HI: M and Class HI: B-1 Certificates are set forth on the cover of this Prospectus Supplement. The Class HI: B-2 Pass-Through Rate is 8.50%, subject to a maximum rate equal to the weighted average of the Contract Rates on the Home Improvement Contracts.

  In the event that, on a particular Payment Date, the Sub-Pool HI Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of a Class of Class HI: A Certificates, Class HI: M-1 Certificates, Class HI: M-2 Certificates or Class HI: B-1 Certificates, after payment of interest on each Class of Sub-Pool HI Certificates that is senior to such Class of Certificates (the Class HI: A Certificates being treated as a single Class for this purpose), the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate, to the extent legally permissible.

Principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates.

  The Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates will be entitled to receive on each Payment Date as distributions of principal, in the order of priority set forth below and to the extent of the Sub-Pool HI Amount Available in the Certificate Account after payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, an amount equal to the Sub-Pool HI Senior Percentage (as defined below) or the Class HI: B Percentage, as applicable, of the "Sub-Pool HI Formula Principal Distribution Amount," which is the sum of (i) all scheduled payments of principal due on each outstanding Home Improvement Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Home Improvement Contract which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Home Improvement Contracts, (iv) the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during such Due Period, and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class HI: B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class HI: B-2 Guaranty Payment and corresponding reduction in the Class HI: B-2 Principal Balance, less any Sub-Pool HI Over-Collateralization Adjustment Amount (as described below). In addition, on each Payment Date occurring in January 2002 or after on which the Sub-Pool HI Current Realized Loss Test (as described below) has not been met and the ratio of (i) the Net Liquidation Losses on all FHA-Insured Contracts that became Liquidated Contracts in any Due Period preceding such Payment Date to (ii) the aggregate Repurchase Price of all such Liquidated Contracts is 50% or more, Holders of a Class of Class HI: A or Class HI: M Certificates will be entitled to receive as payments of principal, in the order of priority set forth below, the Sub-Pool HI Supplementary Principal Distribution Amount (which is the balance, if any, of the Sub-Pool HI Amount Available in the Certificate Account after payment of (1) all interest then accrued on the

Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class
HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, and (2) the Sub-Pool HI Formula Principal Distribution Amount). When the Principal Balance of a Class of Sub-Pool HI Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giving effect to any previous partial Principal Prepayments applied and to the scheduled payment due on such Due Date, and after giving effect to any adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, with respect to the Contract Pool or a given Sub-Pool as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool or such Sub-Pool, as the case may be, that were outstanding during the preceding Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

  The Sub-Pool HI Over-Collateralization Adjustment Amount for any Payment Date will be the excess, if any, of the (1) the excess of (x) the Pool Scheduled Principal Balance of Sub-Pool HI over (y) the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance, over (2) 2% of the Pool Scheduled Principal Balance of Sub-Pool HI.

  The Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount and any Sub-Pool HI Supplementary Principal Distribution Amount will be distributed, to the extent of the Sub-Pool HI Amount Available, after payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, first, to the Class HI: A-1 Certificateholders until the Class HI: A-1 Principal Balance has been reduced to zero, then to the Class HI: A-2 Certificateholders until the Class HI: A-2 Principal Balance has been reduced to zero, then to the Class HI:
A-3 Certificateholders until the Class HI: A-3 Principal Balance has been reduced to zero, then to the Class HI: M-1 Certificateholders until the Class
HI: M-1 Principal Balance has been reduced to zero and then to the Class HI: M-2 Certificateholders until the Class HI: M-2 Principal Balance has been reduced to zero.

  The Sub-Pool HI Senior Percentage for any Payment Date prior to the Class HI:
B Cross-over Date (as described below), and for any Payment Date on or after the Class HI: B Cross-over Date on which each Class HI: B Principal Distribution Test (as described below) has not been satisfied, will equal 100%. On each Payment Date on or after the Class HI: B Cross-over Date, if each Class
HI: B Principal Distribution Test has been satisfied on such Payment Date, the Sub-Pool HI Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class HI: A Principal Balance and the Class HI: M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI for the immediately preceding Payment Date.

  Payments of principal on the Class HI: B-l Certificates will not commence until the Class HI: B Cross-over Date, and will be made on that Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test (as defined below) is satisfied on such Payment Date (unless the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero). The Class HI: B Cross-over Date will be the earlier of
(A) the Payment Date on which the Class HI: M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or after the Payment Date in January 2002 on which the fraction, expressed as a percentage, the numerator of which is the Class HI: B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date, is equal to or greater than 20%.

  On each Payment Date on or after the Class HI: B Cross-over Date and prior to the Payment Date on which the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero, holders of Class HI: B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class HI: B Principal Distribution Test") is satisfied on such Payment Date: (i) the average of the Sub-Pool HI Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 2.5%; (ii) the average of the Sub-Pool

HI Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates must not exceed 5%; (iii) the Sub-Pool HI Cumulative Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 10%; (iv) the Sub-Pool HI Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.5%; and (v) the Class HI: B Principal Balance divided by the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Payment Date must be equal to or greater than 20%.

  On each Payment Date on which the Class HI: B Certificates are eligible to receive distributions of principal, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount less the Class HI: B Floor Reduction Amount (as described below) will be paid to the Class HI: B-1 Certificateholders to the extent of the Sub-Pool HI Amount Available, after payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance and all principal then due on the Class HI: A Certificates and Class HI: M Certificates, until the Class
HI: B-l Principal Balance has been reduced to zero. The Class HI: B Floor Reduction Amount means as to any payment date prior to the Class HI: M-2 Cross-over Date, the amount, if any, by which the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount exceeds (a) the Class HI: B Principal Balance prior to the effect of such distribution less (b) $1,250,000, and after the Class HI: M-2 Cross-over Date the amount will equal zero.

  Any Class HI: B Floor Reduction Amount will be distributed to the Class HI:
A-1 Certificates until the balance is reduced to zero, then to Class HI: A-2 Certificates until the balance is reduced to zero, then to Class HI: A-3 Certificates until the balance is reduced to zero, then to Class HI: M-1 Certificates, until the balance is reduced to zero, and then to Class HI: M-2 Certificates until the balance is reduced to zero.

  The Class HI: B Percentage for any Payment Date will be equal to 100% minus the Sub-Pool HI Senior Percentage. The Class HI: B Percentage for each Payment Date, if any, after the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero will be equal to 100%.

  Notwithstanding the foregoing, on any Payment Date as to which there is a Class HI: A Liquidation Loss Principal Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount is less than the Class HI: A Principal Balance), the remaining Sub-Pool HI Amount Available, after payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance, will be distributed pro rata to each Class of Class HI: A Certificates based on the Principal Balance of each Class (but in no event will such amount exceed the Principal Balance of any such Class).

Class HI: B-2 Interest.

  Interest on the outstanding Class HI: B-2 Principal Balance will accrue from
    , 1999, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

  To the extent of (i) the remaining Sub-Pool HI Amount Available, if any, for a Payment Date after payment of all interest and principal then payable on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates, and
(ii) the Class HI: B-2 Guaranty Payment, if any, for such date, interest will be paid to the Class HI: B-2 Certificateholders on such Payment Date at the Class HI: B-2 Pass-Through Rate on the then outstanding Class HI: B-2 Principal Balance. The Class HI: B-2 Principal Balance is the Original Class HI: B-2 Principal Balance less all amounts previously distributed to the Class HI: B-2 Certificateholders (including any Class HI: B-2 Guaranty Payments) on account of principal.

  In the event that, on a particular Payment Date, the remaining Sub-Pool HI Amount Available in the Certificate Account plus any amounts actually paid under the Class HI: B-2 Limited Guaranty are not sufficient to make a full distribution of interest to the Class HI: B-2 Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class HI: B-2 Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class HI: B-2 Pass-Through Rate.

Class HI: B-2 Principal.

  Except for payments of the Class HI: B-2 Liquidation Loss Principal Amount, payments of principal on the Class HI: B-2 Certificates will not commence until the Payment Date on which the Class HI: B-1 Principal Balance has been reduced to zero (the "Class HI: B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (unless the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero). On any such Payment Date, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount less the Class HI: B Floor Reduction Amount will be distributed, to the extent of the Sub-Pool HI Amount Available, after payment of all interest and principal then due on the Class HI: A and Class HI: M Certificates, and any amounts actually paid under the Class HI: B-2 Limited Guaranty, in each case after payment of interest on the Class HI: B-2 Certificates, to the Class HI: B-2 Certificateholders until the Class HI: B-2 Principal Balance has been reduced to zero. The Class HI: B-2 Principal Balance generally will not be reduced below $1,250,000 until the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B-1 Principal Balance have been reduced to zero.

  On each Payment Date, the Class HI: B-2 Certificateholders will be entitled to receive, pursuant to the Class HI: B-2 Limited Guaranty, the Class HI: B-2 Liquidation Loss Principal Amount until the Class HI: B-2 Principal Balance has been reduced to zero.

Distributions on Sub-Pool HE Certificates

  On each Payment Date, distributions on the Sub-Pool HE Certificates will be made to the holders of the Class HE: A Certificates, the Class HE: M Certificates and the Class HE: B Certificates, in the manner described below. Distributions of interest and principal on the Sub-Pool HE Certificates will be made primarily from amounts available in respect of the Home Equity Contracts comprising Sub-Pool HE, although, under certain circumstances as described herein, amounts available in respect of the Home Improvement Contracts in Sub-Pool HI may be available to make such distributions.

  Sub-Pool HE Certificateholders will be entitled to receive on each Payment
Date commencing in     1999, to the extent that the Sub-Pool HE Amount
Available plus any Reserve Account Withdrawal Amount (as defined herein) in the Certificate Account (together with, in the case of the Class HE: B Certificates, the Class HE: B Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class HE: M and Class HE: B Certificateholders to receive distributions in respect of the Sub-Pool HE Amount Available are subordinated to the rights of the Class HE: A Certificateholders; the rights of the Class HE: M-2 and Class HE: B Certificateholders to receive such distributions are further subordinated to the rights of the Class HE: M-1 Certificateholders; and the rights of the Class
HE: B Certificateholders to receive such distributions are further subordinated to the rights of the Class HE: M-2 Certificateholders. Distributions will be
made on each Payment Date commencing in      1999 to holders of record on the
related Record Date, except that the final distribution in respect of the Sub-Pool HE Certificates will only be made upon presentation and surrender of the Sub-Pool HE Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

  The Class HE: A and Class HE: M Certificateholders will have the benefit of a reserve account (the "Reserve Account") to cover Liquidation Losses on the Home
Equity Contracts. The Reserve Account will equal $     on the Closing Date.
Withdrawals will be made from the Reserve Account to cover Liquidation Losses on the Home Equity Contracts, and to repay the loan used to fund the Reserve Account, as described below. Additions will be made to the Reserve Account from the Sub-Pool HE Amount Available in an amount equal to those withdrawals from the Reserve Account that are used to repay the loan upon certain triggering events described below.

Reserve Account Loan

  The Reserve Account will be fully funded on the closing date by a loan. Loan fees due on the Reserve Account Loan will be paid on each Payment Date from the amount available to the Class HE Certificateholders.

  Amounts will be released on each Payment Date from the Reserve Account to pay a portion of the principal on the Reserve Account loan, commencing on or after
the Payment Date in      if on that Payment Date, certain tests have been met.
The loan reduction amount on any such Payment Date will be the excess of the sum of the Class HE: B Adjusted Principal Balance and the Reserve Account balance over 16% of the Pool Scheduled Principal Balance of Sub-Pool HE as of that Payment Date. However, if the Class HE: A and Class HE: M Principal Balances have been reduced to zero, the Reserve Account Balance will also be zero.

  In addition, if on a Payment Date certain triggering events have occurred, amounts will be released from the reserve account to pay the Reserve Account loan on that Payment Date, and on each succeeding Payment Date until the triggering event is cured. In this case, the amount of the repayment on that date will equal, in general, the Sub-Pool HE Amount Available on that Payment Date less all amounts which the Class HE: A and Class HE: M Certificateholders are entitled to receive on that Payment Date. A triggering event will occur if Liquidation Losses on Contracts included in Sub-Pool HE exceed specified amounts, if prepayments fall below certain levels, or if the Sub-Pool HE Amount Available, after payment of interest and principal to Class HE: A and Class HE:
M Certificateholders, is less than a specified amount.

  On the earlier of the Payment Date in      or the Payment Date on which any
termination event has occurred, a portion of the Sub-Pool HE Amount Available may be applied to pay the Reserve Account loan on that Payment Date, and on each succeeding Payment Date, until the Reserve Account loan has been paid in full. In this case, the amount of each repayment will equal, in general, the Sub-Pool HE Amount Available on that Payment Date, less all amounts which the Class HE: A and Class HE: M Certificateholders are entitled to receive on that Payment Date. Termination events include an event of default under the Reserve Account loan agreement, the exercise by the Servicer of its right to purchase the Contracts in the trust created under the Pooling and Servicing Agreement after the scheduled principal balance of all such Contracts is less than 10% of the aggregate principal balance of the Certificates on the Closing Date, and the failure of certain tests related to the performance of the Contracts included in Sub-Pool HE.

  See "Description of the Certificates" for a detailed description of the amounts on deposit in the Certificate Account that will constitute the Sub-Pool HE Amount Available on each Payment Date. The Sub-Pool HE Amount Available will consist primarily of payments made on or in respect of the Home Equity Contracts comprising Sub-Pool HE and will include amounts payable, subject to the subordination described herein, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the related Monthly Servicing Fee with respect to the Home Equity Contracts, to the Company as the Class HE: B Guaranty Fee, and to the Class C Certificateholders.

Interest on the Class HE: A, Class HE: M-1 and Class HE: M-2.

  Interest will be distributable first to each Class of Class HE: A Certificates concurrently, then to the Class HE: M-1 Certificates and then to the Class HE: M-2 Certificates. Interest on the outstanding Class HE: A Principal Balance (or, in the case of the Class HE: A-5 IO Certificates, on the Notional Principal Amount), Class HE: M-1 Adjusted Principal Balance and Class
HE: M-2 Adjusted Principal Balance, as applicable, will accrue at the related
Pass-Through Rate from     , 1999, or from the most recent Payment Date on
which interest has been paid, to but excluding the following Payment Date. Interest on each Class of Class HE: A Certificates, other than the Class HE: A-1B ARM and Class HE: A-1 Certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1B ARM and Class
HE: A-1 Certificates will be computed on the basis of actual days elapsed in a 360-day year. The "Principal Balance" of a Class of Sub-Pool HE Certificates (other than the Class HE: A-5 IO Certificates, which has no Principal Balance) as of any Payment Date is the

Original Principal Balance of such Class less all amounts previously distributed on account of principal of such Class. The "Class HE: A Principal Balance" as of any Payment Date is the sum of the Class HE: A-1A NAS Principal Balance, the Class HE: A-1B ARM Principal Balance, the Class HE: A-1 Principal Balance, the Class HE: A-2 Principal Balance, the Class HE: A-3 Principal Balance and the Class HE: A-4 Principal Balance. The "Class HE: M Principal Balance" as of any Payment Date is the sum of the Class HE: M-1 Principal Balance and the Class HE: M-2 Principal Balance. The "Class HE: M-1 Adjusted Principal Balance" as of any Payment Date is the Class HE: M-1 Principal Balance less any Class HE: M-1 Liquidation Loss Amount (described below under "Losses on Liquidated Home Equity Contracts"). The "Class HE: M-2 Adjusted Principal Balance" as of any Payment Date is the Class HE: M-2 Principal Balance less any Class HE: M-2 Liquidation Loss Amount (described below under "Losses on Liquidated Home Equity Contracts").

  The Pass-Through Rates for the Class HE: A (other than the Class HE: A-1B ARM and Class HE: A-1) and Class HE: M Certificates are set forth on the cover of this Prospectus Supplement.

  The Class HE: A-1B ARM Pass-Through Rate is a floating rate equal to the lesser of one-month LIBOR plus the Class A-1B ARM Pass-Through Margin or the Available Funds Pass-Through Rate, but in no case more than 14.0%. The Class A-1B ARM Pass-Through Margin will equal 0.65% per annum on each Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is 10% or more of the Cut-off Date Pool Principal Balance of the Contract Pool, and 0.90% per annum on each Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the aggregate principal balance of the Certificates on the Closing Date. The Available Funds Pass-Through Rate for any Payment Date will be a rate per annum equal to the weighted average of the Expense Adjusted Contract Rates on the then outstanding Adjustable Rate Home Equity Contracts. The Expense Adjusted Contract Rate on any Adjustable Rate Home Equity Contract is equal to the then applicable Mortgage Rate thereon, minus the Expense Fee Rate. The Expense Fee Rate is 0.50% per annum.

  In addition, if on any Payment Date the Class HE: A-1B ARM Pass-Through Rate is less than one-month LIBOR plus the Pass-Through Margin (or 14.0% if less) because of the limit of the Available Funds Pass-Through Rate, supplemental interest on the Class HE: A-1B ARM Principal Balance at a rate equal to such difference will be payable on the Class HE: A-1B ARM Certificates, to the extent the Sub-Pool HE Amount Available is sufficient therefor after payment of all interest and principal due on the Sub-Pool HE Certificates on, and unpaid loan fees and certain other amounts payable to the Reserve Account Lenders as of, such Payment Date. The loan fees are generally calculated at 1.50% per annum until the seventh anniversary of the Closing Date and thereafter at a rate of 2.5% per annum.

  One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month LIBOR, see "Description of the Certificates--Calculation of One-Month LIBOR."

  Through the Payment Date in     , or as described below in this paragraph,
the Class HE: A-1 Pass-Through Rate will be a floating rate equal to one-month LIBOR (as defined under the Swap Agreement) plus 0.57%, but in no case more
than 14.0%. On each Payment Date after     , the Class HE: A-1 Pass-Through
Rate will equal the Pass-Through Rate on the Class HE: A-1 Underlying Certificates, which is 6.2375%. On the Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the aggregate Principal Balance of the Certificates on the Closing Date, the Class HE: A-1 Pass-Through Rate will increase by 0.25%.

  Interest will be calculated on the Class HE: A-5 IO Certificates on each Payment Date based on the Notional Principal Amount, which for the first 24
Payment Dates is equal to $     (or the Class HE: A Principal Balance for such
Payment Date, if less), and will thereafter equal zero. The Notional Principal Amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular Payment Date, the Sub-Pool HE Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of a Class of Class HE: A Certificates, Class HE: M-1 Certificates or Class HE: M-2 Certificates, after payment of interest on each Class of Sub-Pool HE Certificates that is senior to such Class of Certificates (the Class HE: A Certificates being treated as a single Class for this purpose), the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. In such event, the amount of interest to be distributed to the Class HE: A-1 Certificates will be reduced by the amount of the interest shortfall in respect of the Class
HE: A-1 Underlying Certificates. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate (and in the case of the Class
HE: A-1 Certificates, at the Pass-Through Rate for the Class HE: A-1 Underlying Certificates), to the extent legally permissible.

Principal on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates.

  The Class HE: A (other than the Class HE: A-5 IO Certificates, which will receive no distributions of principal), Class HE: M-1 and Class HE: M-2 Certificates will be entitled to receive on each Payment Date distributions of principal in the order of priority set forth and as otherwise described below, to the extent of the Sub-Pool HE Amount Available in the Certificate Account after payment of all interest then accrued on the Class HE: A Principal Balance, Class HE: M-1 Adjusted Principal Balance and Class HE: M-2 Adjusted Principal Balance and after payment of any unpaid Loan Fees payable to the Reserve Account Lenders.

  Holders of the Class HE: A-1A NAS Certificates will generally be entitled to receive, as payments of principal, an amount equal to Class HE: A-1A NAS Percentage of the Class HE: A ARM Portion, until the Class HE: A-1A NAS Principal Balance is reduced to zero. Holders of the Class HE: A-1B ARM Certificates will generally be entitled to receive, as payments of principal, the Class HE: A ARM Portion less an amount equal to the lesser of the Class A-1A NAS Principal Balance and the Class HE: A-1A NAS Percentage of the Class HE: A ARM Portion, until the Class HE: A-1B ARM Principal Balance is reduced to zero.

   "Class HE: A-1A NAS Percentage" means, as to any Payment Date, (i) 0% prior
to the Payment Date in           (unless the Class HE: A-1B ARM Principal
Balance has been reduced to zero), (ii) 90% on the Payment Date in September 2000 and thereafter (unless the Class HE: A-1B ARM Principal Balance has been reduced to zero), and (iii) on and after any Payment Date on which the Class
HE: A-1B ARM Principal Balance has been reduced to zero (until the Class HE: A-1A NAS Principal Balance has been reduced to zero), 100%.

   "Class HE: A ARM Portion" means, generally, as to any Payment date,

     (a) if such Payment Date is on or prior to the Class HE: A ARM Cross-over Date, an amount equal to the Sub-Pool HE ARM Formula Principal Distribution Amount;

     (b) if such Payment Date is on or prior to the Class HE: A ARM Cross-over Date, and after the Class HE: A-1 Underlying and Class HE: A-4 Cross-over Dates, an amount equal to the Sub-Pool HE Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts;

     (c) if such Payment Date is after the Class HE: ARM Cross-over Date, $0.

   "Sub-Pool HE: ARM Formula Principal Distribution Amount" means, as to any Payment Date, the sum of the following amounts with respect to the related Due Period, in each case computed in accordance with the method specified in the relevant Adjustable Rate Home Equity Contract:

     (a) all scheduled payments of principal due on each outstanding Adjustable Rate Home Equity Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

     (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period in respect of the Adjustable Rate Home Equity Contracts; plus

     (c) the aggregate Scheduled Principal Balance of all Adjustable Rate Home Equity Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any Adjustable Rate Home Equity Contracts during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

     (d) the aggregate Scheduled Principal Balance of all Adjustable Rate Home Equity Contracts repurchased, and all amounts deposited in lieu of the repurchase of any Adjustable Rate Home Equity Contract, during the prior Due Period, any amount required to be deposited by the Company in the Certificate Account during the prior Due Period; plus

     (e) on the Payment Date which is on or after the last day of the Pre-Funding Period, the amount (if any) then on deposit in the Sub-Pool HE Pre-Funding ARM Subaccount.

  The Class HE: A-1 Underlying Certificateholders will be entitled to receive, as payments of principal, the Class HE: A-1 Underlying Portion, until the Class
HE: A-1 Principal Balance is reduced to zero. "Class HE: A-1 Underlying Portion" means, generally, as to any payment Date,

     (a) if such Payment Date is on or prior to the Class HE: A-1 Underlying and Class HE: A-4 Cross-over Dates, an amount equal to the Sub-Pool HE Group I Formula Principal Distribution Amount less the product of (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts times (ii) a fraction, the numerator of which is the Sub-Pool HE Group I Formula Principal Distribution Amount and the denominator of which is the Sub-Pool HE: Group I Formula Principal Distribution Amount plus the Sub-Pool HE: Group II Formula Principal Distribution Amount;

     (b) if such Payment Date is on or prior to the Class HE: A-1 Underlying Cross-over Date and the Class HE: A ARM Cross-over Date but after the Class
  HE: A-4 Cross-over Date, an amount equal to the Sub-Pool HE Fixed Rate Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts;

     (c) if such Payment Date is on or prior to the Class HE: A-1 Underlying Cross-over Date and after the Class HE: A-4 and Class HE: A ARM Cross-over Dates, an amount equal to the Sub-Pool HE Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts times;

     (d) if such Payment Date is after the Class HE: A-1 Underlying Cross-over Date, $0.

   "Sub-Pool HE: Group I Formula Principal Distribution Amount" means, as to any Payment Date, the sum of:

     (a) all scheduled payments of principal due on each outstanding Group I Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

     (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Group I Contracts; plus

     (c) the aggregate Scheduled Principal Balance of all Group I Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any

  Group I Contract during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

     (d) the aggregate Scheduled Principal Balance of all Group I Contracts repurchased, and all amounts deposited in lieu of the repurchase of any Group I Contract, during the prior Due Period, any amount required to be deposited by the Company in the Certificate Account during the prior Due Period; plus

     (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (1) the Payment Date occurs on or after the Payment Date on which the Class HE: B Principal Balance has been reduced to zero, or (2) such amount was not covered by a Class HE: B Guaranty Payment and corresponding reduction in the Class HE: B Principal Balance; plus

     (f) on the Payment Date on or after the last day of the Pre-Funding Period, the Sub-Pool HE Pre-Funded Group I Amount.

  Holders of the Class HE: A-2, Class HE: A-3 and Class HE: A-4 Certificates will be entitled to receive, as payments of principal, an amount equal to the Class HE: A(2, 3, 4) Portion. When the Principal Balance of a Class of Sub-Pool HE Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

   "Class HE: A (2, 3, 4) Portion" means, generally, as to any Payment Date,

     (a) if such Payment Date is on or prior to the Class HE: A-4, Class HE:
  A-1 Underlying, and Class HE: A ARM Cross-over Dates, an amount equal to the Sub-Pool HE Group II Formula Principal Distribution Amount less the product of (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts times (ii) a fraction, the numerator of which is the Sub-Pool HE Group II Formula Principal Distribution Amount and the denominator of which is the Sub-Pool HE: Group I Formula Principal Distribution Amount plus the Sub-Pool HE: Group II Formula Principal Distribution Amount;

     (b) if such Payment Date is on or prior to the Class HE: A-4 and Class
  HE: A ARM Cross-over Dates but after the Class HE: A-1 Cross-over Date, an amount equal to the Sub-Pool HE Fixed Rate Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts;

     (c) if such Payment Date is on or prior to the Class HE: A-4 and Class
  HE: A-1 Underlying Cross-over Dates but after the Class HE: A ARM Cross-over Date, an amount equal to the Sub-Pool HE Group II Formula Principal Distribution Amount plus the Sub-Pool HE ARM Formula Principal Distribution Amount less the product of (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts times (ii) a fraction, the numerator of which is the Sub-Pool HE Group II Formula Principal Distribution Amount and the denominator of which is the Sub-Pool
  HE: Group I Formula Principal Distribution Amount plus the Sub-Pool HE:
  Group II Formula Principal Distribution Amount;

     (d) if such Payment Date is on or prior to the Class HE: A-4 Cross-over Date and after the Class HE: A-1 Underlying and Class HE: A ARM Cross-over Dates, an amount equal to the Sub-Pool HE Formula Principal Distribution Amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Formula Principal Distribution Amounts;

     (e) if such Payment Date is after the Class HE: A-4 Cross-over Date, $0.

   "Sub-Pool HE Group II Formula Principal Distribution Amount" means, as to any Payment Date, the sum of:

     (a) all scheduled payments of principal due on each outstanding Group II Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

     (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Group II Contracts; plus

     (c) the aggregate Scheduled Principal Balance of all Group II Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any Group II Contract during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

     (d) the aggregate Scheduled Principal Balance of all Group II Contracts repurchased, and all amounts deposited in lieu of the repurchase of any Group II Contract, during the prior Due Period, any amount required to be deposited by the Company in the Certificate Account during the prior Due Period; plus

     (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Amount if (1) the Payment Date occurs on or after the Payment Date on which the Class HE: B Principal Balance has been reduced to zero, or (2) such amount was not covered by a Class HE: B Guaranty Payment and corresponding reduction in the Class HE: B Principal Balance; plus

     (f) on the Payment Date on or after the last day of the Pre-Funding Period, the Sub-Pool HE Pre-Funded Group II Amount.

  The Class HE: A-5 IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

  The Class HE: M-1 Certificateholders will be entitled to receive, as payments of principal, the Class HE: M-1 Formula Principal Distribution Amount.

   "Class HE: M-1 Formula Principal Distribution Amount" means, as to any Payment Date,

    (a) if such Payment Date is prior to the      Payment Date, or if such
  Payment Date is on or prior to the Class HE: A Cross-over Date and any Class HE: Subordinate Principal Distribution Test is not satisfied, $0;

    (b) if such Payment Date is on or after the      Payment Date and on or
  prior to the Class HE: A Cross-over Date and each Class HE: Subordinate Principal Distribution Test is satisfied, the excess of (i) the difference between (x) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B Adjusted Principal Balances and the Reserve Account Balance and (y) the sum of the Class HE: M-2 Formula Principal Distribution Amount, the Class HE: B Formula Principal Distribution Amount, and the net reduction of the Reserve Account for the Payment Date over (ii) the product of 38% and the Pool Scheduled Principal Balance of Sub-Pool HE as of such Payment Date; or

    (c) if such Payment Date is after the Class HE: A Cross-over Date, the Sub-Pool HE Formula Principal Distribution Amount less the sum of the Class
  HE: M-2 Formula Principal Distribution Amount and the Class HE: B Formula Principal Distribution Amount.

  The Class HE: M-2 Certificateholders will be entitled to receive, as payments of principal, the Class HE: M-2 Formula Principal Distribution Amount.

  "Class HE: Subordinate Principal Distribution Test" means, as to any Payment Date, each of the Sub-Pool HE Average Sixty-Day Delinquency Ratio Test, the Sub-Pool HE Average Thirty-Day Delinquency Ratio Test, the Sub-Pool HE Cumulative Realized Losses Test and the Sub-Pool HE Current Realized Losses Test.

   "Class HE: M-2 Formula Principal Distribution Amount" means, as to any Payment Date,

    (a) if such Payment Date is prior to the      Payment Date, or on or
  prior to the Class HE: M-1 Cross-over Date and any Class HE: Subordinate Principal Distribution Test is not satisfied, $0);

    (b) if such Payment Date is on or after the      Payment Date and on or
  prior to the Class HE: A Cross-over Date or the Class HE: M-1 Cross-over Date and each Class HE: Subordinated Principal Distribution Test is satisfied, the excess of (i) the difference between (x) the sum of the Class HE: M-2 Adjusted Principal Balance, the Class HE: B Adjusted Principal Balance and the Reserve Account Balance and (y) the sum of the Class HE: B Formula Principal Distribution Amount and the net reduction of the Reserve Account for that Payment Date over (ii) the product of 26% and the Pool Scheduled Principal Balance of Sub-Pool HE as of such Payment Date; or

    (c) if such Payment Date is after Class HE: A Cross-over Date and the Class M-1 Cross-over Date, the Sub-Pool HE Formula Principal Distribution Amount less the Class HE: B Formula Principal Distribution Amount.

Class HE: B Interest.

  Interest on the outstanding Class HE: B Principal Balance will accrue from
    , 1999, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

  To the extent of (i) the remaining Sub-Pool HE Amount Available, if any, for a Payment Date after payment of all interest and principal then payable on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates and any amounts payable to the Reserve Account lenders, and (ii) the Class HE: B Guaranty Payment, if any, for such date, interest will be paid to the Class HE: B Certificateholders on such Payment Date at the Class HE: B Pass-Through Rate on the then outstanding Class HE: B Principal Balance. The Class HE: B Principal Balance is the Original Class HE: B Principal Balance less all amounts previously distributed to the Class HE: B Certificateholders (including any Class HE: B Guaranty Payments) on account of principal.

  In the event that, on a particular Payment Date, the remaining Sub-Pool HE Amount Available in the Certificate Account plus any amounts actually paid under the Class HE: B Limited Guaranty are not sufficient to make a full distribution of interest to the Class HE: B Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class HE: B Certificateholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class HE: B Pass-Through Rate.

Class HE: B Principal.

  Except for payments of the Class HE: B Liquidation Loss Principal Amount, payments of principal on the Class HE: B Certificates will not commence until
the Payment Date in or after     , on which the Reserve Account has been
reduced to zero (the "Class HE: B Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if the Class HE: Subordinate Principal Distribution Test is satisfied on such Payment Date (unless the Class
HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero). The Class HE: B Principal Balance will not be reduced below $ until the Class HE: A and Class HE: M Certificates have been retired. On any such Payment Date, Class HE: B Certificateholders will be entitled to receive the Class HE: Formula Principal Distribution Amount, to the extent of the Sub-Pool HE Amount Available, after payment of all interest and principal then due on the Class HE: A and Class HE: M Certificates, and any amounts actually paid under the Class HE: B Limited Guaranty, in each case after payment of interest on the Class HE: B Certificates.

  On each Payment Date, the Class HE: B Certificateholders will be entitled to receive, pursuant to the Class HE: B Limited Guaranty, the Class HE: B Liquidation Loss Principal Amount until the Class HE: B Principal Balance has been reduced to zero.

   "Class HE: B Formula Principal Distribution Amount" means, as to any Payment Date,

  (a) if such Payment Date is prior to the      Payment Date or on or before
the Class HE: B Cross-over Date or any Class HE: Subordinate Principal Distribution Test is not satisfied, $0;

  (b) if such Payment Date is on or after the      Payment Date, after the
Class HE: B Cross-over Date and on or before either the Class HE: A or Class
HE: M-2 Cross-over Dates and each Class HE: Subordinate Principal Distribution Test is satisfied, the excess of (i) the difference between (x) the sum of the Class HE: B Adjusted Principal Balance and Reserve Account Balance and (y) the net reduction of the Reserve Account for that Payment Date over (ii) the greater of (x) $5,500,000 and (y) the product of 16% and the Pool Scheduled Principal Balance of Sub-Pool HE as of such Payment Date;

  (c) if such Payment Date is after the Class HE: A, Class HE: M-1 and Class
HE: M-2 Cross-over Dates, the Sub-Pool HE Formula Principal Distribution
Amount.

Calculation of One-Month LIBOR

  "LIBOR" ("London Interbank Offered Rate") with respect to any monthly interest period will be established by the calculation agent appointed by the Trust (the "Calculation Agent") and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to such monthly interest period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the Calculation Agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the monthly interest period immediately preceding such monthly interest period. Notwithstanding the foregoing, however, LIBOR for a Payment Date shall not be based on LIBOR for the prior Payment Date for three consecutive Payment Dates. If, under the priorities described above, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the second consecutive Payment Date, the Calculation Agent shall select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party. The "Calculation Agent" will initially be the Trustee.

Subordination of Class HI: M Certificates and Class HI: B Certificates

  The rights of the holders of the Class HI: M Certificates and Class HI: B Certificates to receive distributions with respect to the Home Improvement Contracts comprising Sub-Pool HI, as well as any other amounts constituting the Sub-Pool HI Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HI: A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Home Improvement Contracts.

  A portion of the protection afforded to the holders of the Class HI: A Certificates by means of the subordination of the Class HI: M and Class HI: B Certificates will be accomplished by the preferential right of the Class HI: A Certificateholders to receive on any Payment Date the amount of interest due on the Class HI: A Certificates, including any interest due on a prior Payment Date but not received, prior to any distribution being made on a Payment Date in respect of interest on the Class HI: M and Class HI: B Certificates. Thereafter, any remaining Sub-Pool HI Amount Available in the Certificate Account will be applied to the payment of interest due on the Class HI: M-1 Adjusted Principal Balance, then interest due on the Class HI: M-2 Adjusted Principal Balance and then interest due on the Class HI: B-1 Adjusted Principal Balance.

  After payment of all interest then accrued on the Class HI: A Principal Balance, Class HI: M-1 Adjusted Principal Balance, Class HI: M-2 Adjusted Principal Balance and Class HI: B-1 Adjusted Principal Balance as aforesaid, any remaining Sub-Pool HI Amount Available will be distributed in the following order of priority: first, the Sub-Pool HI Senior Percentage or the Class HI: B Percentage, as applicable, of the Sub-Pool HI Formula Principal Distribution Amount, together with any Sub-Pool HI Supplementary Principal Distribution Amount, will be distributed to the Class HI: A, Class HI: M and Class HI: B-1 Certificateholders in the order of priority described above under "Distributions on Sub-Pool HI Certificates--Principal on the Class HI: A, Class
HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates;" thereafter, the remaining Sub-Pool HI Amount Available, to the extent sufficient therefor, will be distributed in the following order of priority: first, any unpaid Class HI:
M-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Improvement Contracts") will be distributed to the Class HI: M-1 Certificateholders; then, any unpaid Class HI: M-2 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Improvement Contracts") will be distributed to the Class HI: M-2 Certificateholders; and, finally, any unpaid Class HI: B-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Improvement Contracts") will be distributed to the Class HI: B-1 Certificateholders.

  The rights of the holders of the Class HI: B-2 Certificates to receive distributions with respect to the Home Improvement Contracts and other amounts in the Certificate Account will be subordinated to such rights of the holders of the Class HI: A Certificates, Class HI: M Certificates and Class HI: B-1 Certificates. Thus, the Class HI: B-2 Certificateholders will be entitled to distribution of interest and principal on the Class HI: B-2 Certificates only after distribution of all interest and principal then payable on the Class HI:
A, Class HI: M and Class HI: B-1 Certificates.

  If a Class HI: B-2 Liquidation Loss Amount is realized for any Payment Date and the Company fails to pay such amount pursuant to its Class HI: B-2 Limited Guaranty, the Class HI: B-2 Certificateholders may incur losses on their investment in the Class HI: B-2 Certificates to the extent such losses are not made up from future payments on the Home Improvement Contracts or the Class HI:
B-2 Limited Guaranty.

Losses on Liquidated Home Improvement Contracts

  As described above, the distribution of principal to the Class HI: A Certificateholders is intended to include the Sub-Pool HI Senior Percentage of the Scheduled Principal Balance of each Home Improvement Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholders, then the Class HI: B-2 Guaranty Fee otherwise payable to the Company, then the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, then the Class HI: B-2 Certificateholders, then the Class HI: B-1 Certificateholders, then the Class HI: M-2 Certificateholders and then the Class HI: M-1 Certificateholders, since a portion of the Sub-Pool HI Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class HI: A Certificateholders. Likewise, to the extent the Class HI: M-1 Certificateholders, the Class HI: M-2 Certificateholders or the Class HI: B-1 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority.

  If the Sub-Pool HI Amount Available is not sufficient to cover the entire amount distributable to the Class HI: A Certificateholders, the Class HI: M-1 Certificateholders or the Class HI: M-2 Certificateholders on a particular Payment Date, then the Sub- Pool HI Senior Percentage on future Payment Dates may be increased and the Class HI: B Percentage on future Payment Dates may be reduced as a result of such deficiency.

  In the event the Sub-Pool HI Amount Available in the Certificate Account for any Payment Date is insufficient to distribute the full Sub-Pool HI Formula Principal Distribution Amount for such Payment Date to the Sub-Pool HI Certificateholders, the aggregate outstanding Principal Balance of the Sub-Pool HI Certificates will be greater than the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment Date. In such event, the amount of such deficiency (the "Sub-Pool HI Liquidation Loss Amount") would be allocated first to the Class HI: B-2 Certificates (the "Class HI: B-2 Liquidation Loss Amount"), and the Company would be obligated to pay the amount of such Class HI: B-2 Liquidation Loss Amount to the Class HI: B-2 Certificateholders pursuant to the Class HI: B-2 Limited Guaranty. If on any Payment Date the sum of the Class HI:
A Principal Balance, the Class HI: M-1 Principal Balance, the Class HI: M-2 Principal Balance and the Class HI: B-1 Principal Balance were equal to the Pool Scheduled Principal Balance of Sub-Pool HI, no further Sub-Pool HI Liquidation Loss Amounts could be allocated to the Class HI: B-2 Certificates and any further Sub-Pool HI Liquidation Loss Amounts realized would be allocated to reduce the Class HI: B-1 Adjusted Principal Balance (a "Class HI:
B-1 Liquidation Loss Amount"). If the Class HI: B-1 Adjusted Principal Balance were reduced to zero, any further Sub-Pool HI Liquidation Loss Amounts realized would be allocated to reduce the Class HI: M-2 Adjusted Principal Balance (a "Class HI: M-2 Liquidation Loss Amount"). If the Class HI: M-2 Adjusted Principal Balance were reduced to zero, any further Sub-Pool HI Liquidation Loss Amounts realized would be allocated to reduce the Class HI: M-1 Adjusted Principal Balance (a "Class HI: M-1 Liquidation Loss Amount"). Any such Sub-Pool HI Liquidation Loss Amounts would be reduced on subsequent Payment Dates to the extent that the Sub-Pool HI Amount Available in the Certificate Account on such Payment Dates is sufficient to permit the distribution of principal due, but not paid, on the Sub-Pool HI Certificates on prior Payment Dates. In the event the Adjusted Principal Balance of the Class HI: M-1, Class HI: M-2 or Class HI: B-1 Certificates were reduced by a Sub-Pool HI Liquidation Loss Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Sub-Pool HI Liquidation Loss Amount each month (such Class's "Sub-Pool HI Liquidation Loss Interest Amount"), plus interest at the applicable Pass-Through Rate on any Sub-Pool HI Liquidation Loss Interest Amount due on a prior Payment Date but not paid, would be paid to the Certificateholders of such Class from the Sub-Pool HI Amount Available, after distributions of principal on all Class HI: A, Class HI: M and Class HI: B-1 Certificates, in the order of priority described above under "Subordination of Class HI: M and Class HI: B Certificates."

  But for the effect of the subordination of the Class HI: M-2, Class HI: B and Class C Certificates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: M-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the effect of the subordination of the Class HI: B and Class C Certificates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: M-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net

Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the effect of the subordination of the Class HI: B-2 and Class C Certificates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: B-1 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the payments under the Class HI: B-2 Limited Guaranty described below and the subordination of the Class C Certificates, the Class HI: B-2 Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts, the Class HI: B-2 Certificateholders will absorb all losses on each Liquidated Home Improvement Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

Subordination of Class HE: M Certificates and Class HE: B Certificates

  The rights of the holders of the Class HE: M Certificates and Class HE: B Certificates to receive distributions with respect to the Home Equity Contracts comprising Sub-Pool HE, as well as any other amounts constituting the Sub-Pool HE Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class HE: A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HE: A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Home Equity Contracts.

  A portion of the protection afforded to the holders of the Class HE: A Certificates by means of the subordination of the Class HE: M and Class HE: B Certificates will be accomplished by the preferential right of the Class HE: A Certificateholders to receive on any Payment Date the amount of interest due on the Class HE: A Certificates, including any interest due on a prior Payment Date but not received, prior to any distribution being made on a Payment Date in respect of interest on the Class HE: M and Class HE: B Certificates. Thereafter, any remaining Sub-Pool HE Amount Available in the Certificate Account will be applied to the payment of interest due on the Class HE: M-1 Adjusted Principal Balance, then interest due on the Class HE: M-2 Adjusted Principal Balance and then interest due on the Class HE: B Adjusted Principal Balance.

  After payment of all interest then accrued on the Class HE: A Principal Balance, Class HE: A-5 IO Notional Principal Amount, Class HE: M-1 Adjusted Principal Balance, Class HE: M-2 Adjusted Principal Balance and Class HE: B Adjusted Principal Balance, any remaining Sub-Pool HE Amount Available will be distributed in the following order of priority: first, the Class HE: ARM Portion will be distributed to the Class HE: A-1A NAS and Class HE: A-1B ARM Certificateholders; second, the Class HE: A-1 Underlying Portion will be paid to the Grantor Trust for payment to the Class HE: A-1 Certificateholders; third, the Class HE: A (2,3,4) Portion will be paid sequentially to the Class
HE: A-2, Class HE: A-3 and Class HE: A-4 Certificateholders; fourth, the Class
HE: M-1 Formula Principal Distribution Amount will be paid to the Class HE: M-1 Certificateholders; and fifth, the Class HE: M-2 Formula Principal Distribution Amount will be paid to the Class HE: M-2 Certificateholders, as described above under "Distributions on Sub-Pool HE Certificates--Principal on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates"; thereafter, the remaining Sub-Pool HE Amount Available, to the extent sufficient therefor, will be distributed in the following order of priority: first, any unpaid Class HE: M-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Equity Contracts") will be distributed to the Class HE: M-1 Certificateholders; and, finally, any unpaid Class HE: M-2 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Home Equity Contracts") will be distributed to the Class HE: M-2 Certificateholders.

  The rights of the holders of the Class HE: B Certificates to receive distributions with respect to the Home Equity Contracts and other amounts in the Certificate Account will be subordinated to such rights of the holders of the Class HE: A Certificates and Class HE: M Certificates. Thus, the Class HE:
B Certificateholders will be entitled to distributions of interest and principal on the Class HE: B Certificates only after distributions of all interest and principal then payable on the Class HE: A and Class HE: M Certificates.

  If a Class HE: B Liquidation Loss Amount is realized for any Payment Date and the Company fails to pay such amount pursuant to its Class HE: B Limited Guaranty, the Class HE: B Certificateholders may incur losses on their investment in the Class HE: B Certificates to the extent such losses are not made up from future payments on the Home Equity Contracts or the Class HE: B Limited Guaranty.

Losses on Liquidated Home Equity Contracts

  As described above, the distribution of principal to the Class HE: A Certificateholders is intended to include the Sub-Pool HE Senior Percentage of the Scheduled Principal Balance of each Home Equity Contract (other than the Adjustable Rate Contracts) that became a Liquidated Contract during the preceding Due Period and the Scheduled Principal Balance of each Adjustable Rate Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Contracts are less than the Scheduled Principal Balance of such Liquidated Contracts plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class C Certificateholder, then the Class HE: B Guaranty Fee otherwise payable to the Company, then the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, then the Class HE:
B Certificateholders, then the Class HE: M-2 Certificateholders and then the Class HE: M-1 Certificateholders, since a portion of the Sub-Pool HE Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class HE: A Certificateholders. Likewise, to the extent the Class
HE: M-1 Certificateholders or the Class HE: M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Sub-Pool HE Certificates with a lower payment priority.

  In the event the Sub-Pool HE Amount Available in the Certificate Account for any Payment Date is insufficient to distribute the full Sub-Pool HE Formula Principal Distribution Amount for such Payment Date to the Sub-Pool HE Certificateholders, the aggregate outstanding Principal Balance of the Sub-Pool HE Certificates will be greater than the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment Date. In such event, the amount of such deficiency (the "Sub-Pool HE Liquidation Loss Amount") would be allocated first to the Class HE: B Certificates (the "Class HE: B Liquidation Loss Amount"), and the Company would be obligated to pay the amount of such Class HE: B Liquidation Loss Amount to the Class HE: B Certificateholders pursuant to the Class HE: B Limited Guaranty. If on any Payment Date the sum of the Class HE: A Principal Balance, the Class HE: M-1 Principal Balance and the Class HE: M-2 Principal Balance were equal to the Pool Scheduled Principal Balance of Sub-Pool HE, no further Sub-Pool HE Liquidation Loss Amounts could be allocated to the Class
HE: B Certificates and any further Sub-Pool HE Liquidation Loss Amounts realized would be allocated to reduce the Class HE: M-2 Adjusted Principal Balance (a "Class HE: M-2 Liquidation Loss Amount"). If the Class HE: M-2 Adjusted Principal Balance were reduced to zero, any further Sub-Pool HE Liquidation Loss Amounts realized would be allocated to reduce the Class HE: M-1 Adjusted Principal Balance (a "Class HE: M-1 Liquidation Loss Amount"). Any such Sub-Pool HE Liquidation Loss Amounts would be reduced on subsequent Payment Dates to the extent that the Sub-Pool HE Amount Available in the Certificate Account on such Payment Dates is sufficient to permit the distribution of principal due, but not paid, on the Sub-Pool HE Certificates on prior Payment Dates. In the event the Adjusted Principal Balance of the Class
HE: M-1 or Class HE: M-2 Certificates were reduced by a Sub-Pool HE Liquidation Loss Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Sub-Pool HE Liquidation Loss Amount each month (such Class's "Sub-Pool HE Liquidation Loss Interest Amount"), plus interest at the applicable Pass-Through Rate on any Sub-Pool HE Liquidation Loss Interest Amount due on a prior Payment Date but not paid, would be paid to the Certificateholders of such Class from the Sub-Pool

HE Amount Available, after distributions of principal on all Class HE: A and Class HE: M Certificates, in the order of priority described above under "Subordination of Class HE: M and Class HE: B Certificates."

  If the Sub-Pool HE Amount Available is not sufficient to cover the entire amount distributable to the Class HE: A Certificateholders, the Class HE: M-1 Certificateholders or the Class HE: M-2 Certificateholders on a particular Payment Date, then the Sub-Pool HE Senior Percentage on future Payment Dates may be increased and the Class HE: B Percentage on future Payment Dates may be reduced as a result of such deficiency.

  But for the effect of the subordination of the Class HE: M-2, Class HE: B and Class C Certificates, the Class HE: B Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: M-1 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the effect of the subordination of the Class HE: B and Class C Certificates, the Class HE: B Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: M-2 Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

  But for the payments under the Class HE: B Limited Guaranty described below and the subordination of the Class C Certificate, the Class HE: B Guaranty Fee otherwise payable to the Company and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts, the Class HE: B Certificateholders will absorb all losses on each Liquidated Home Equity Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

Advances

  To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

Reports to Certificateholders

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class
    HI: A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each Class of Class
    HI: A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments and any Sub-Pool HI Supplementary Principal Distribution Amount included);

    (c) the amount, if any, by which the Class HI: A Formula Distribution Amount exceeds the Class HI: A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class HI: A Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the Sub-Pool HI Senior Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (g) the Sub-Pool HI Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance of Sub-Pool HI); and

    (h) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments and any Sub-Pool HI Supplementary Principal Distribution Amount included);

    (c) the amount, if any, by which the Class HI: M-1 Formula Distribution Amount exceeds the Class HI: M-1 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HI: M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HI: M-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Sub-Pool HI Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (h) the Pool Factor; and

    (i) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: M-1 Certificate.

    (b) the amount of such distribution to holders of the Class HI: M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments and any Sub-Pool HI Supplementary Principal Distribution Amount included);

    (c) the amount, if any, by which the Class HI: M-2 Formula Distribution Amount exceeds the Class HI: M-2 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HI: M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HI: M-2 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Sub-Pool HI Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (h) the Sub-Pool HI Pool Factor; and

    (i) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HI: B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HI: B-1 Formula Distribution Amount exceeds the Class HI: B-1 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HI: B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HI: B-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Class HI: B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (h) the Sub-Pool HI Pool Factor; and

    (i) the number and aggregate principal balance of Sub-Pool HI delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HI: B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class HI: B-2 Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class HI: B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class HI: B-2 Formula Distribution Amount and the Class HI: B-2 Liquidation Loss Principal Amount, if any, exceeds the Class HI: B-2 Distribution Amount for such Payment Date;

    (d) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) the Class HI: B-2 Guaranty Payment, if any, for such Payment Date;

    (f) the Class HI: B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (g) the Class HI: B Percentage for such Payment Date;

    (h) the Pool Scheduled Principal Balance of Sub-Pool HI for such
    Payment Date;

    (i) the Sub-Pool HI Pool Factor; and

    (j) the number and aggregate principal balance of Home Improvement Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HI: B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HI: B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HI: B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: A Certificateholder, statements in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class
    HE: A Certificates allocable to interest (separately identifying any unpaid interest shortfall included) and, in the case of a Class HE: A-1 Certificateholder, the amount, if any, paid by the Swap Counterparty;

    (b) the amount of such distribution to holders of each Class of Class
    HE: A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: A Formula Distribution Amount exceeds the Class HE: A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class HE: A Certificates and the Notional Principal Amount for the Class HE: A-5 IO Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) the amounts to be paid to and by the Swap Counterparty on the related Swap Payment Date;

    (f) the Pool Scheduled Principal Balance of Sub-Pool HE for such
    Payment Date;

    (g) the Sub-Pool HE Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class HE: A Principal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance of Sub-Pool HE); and

    (h) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: A Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: M-1 Formula Distribution Amount exceeds the Class HE: M-1 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HE: M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HE: M-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Sub-Pool HE Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such
    Payment Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HE: M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class HE: M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: M-2 Formula Distribution Amount exceeds the Class HE: M-2 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class HE: M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class HE: M-2 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Sub-Pool HE Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance of Sub-Pool HE for such
    Payment Date;

    (h) the Sub-Pool HE Pool Factor; and

    (i) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: M-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class HE: B Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class HE: B
    Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class HE: B
    Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class HE: B Formula Distribution Amount and the Class HE: B Liquidation Loss Principal Amount, if any, exceeds the Class HE: B Distribution Amount for such Payment Date;

    (d) the Class HE: B Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) the Class HE: B Guaranty Payment, if any, for such Payment Date;

    (f) the Class HE: B Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (g) the Class HE: B Percentage for such Payment Date;

    (h) the Pool Scheduled Principal Balance of Sub-Pool HE for such
    Payment Date;

    (i) the Sub-Pool HE Pool Factor; and

    (j) the number and aggregate principal balance of Home Equity Contracts delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HE: B Certificate with a 1% Percentage Interest or per $1,000 denomination of Class HE: B Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class HE: B Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

Repurchase Option

  The Agreement provides that at any time that the Pool Scheduled Principal Balance of the Contract Pool is less than 10% of the aggregate Principal Balance of the Certificates on the Closing Date, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts (other than any Contract as to which title to the underlying property has been assigned) at a price sufficient to pay (i) the Aggregate Certificate Principal Balance, (ii) the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase and (iii) any accrued but unpaid interest thereon, including interest (to the extent not paid on a prior Payment Date) on the Class HE: A-1B ARM Certificates for any Payment Date with respect to which the Available Funds Pass-Through Rate was less than one-month LIBOR plus the Pass-Through Margin (or 14.0% if less), calculated on the Class HE: A-1B ARM Principal Balance for such Payment Date at a rate equal to such difference, plus interest on such amount accrued from such Payment Date to the Payment Date on which such amount is paid. Such amount will be distributed on such Payment Date.

Collection and Other Servicing Procedures

  The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured Home Improvement Contracts located in federally designated special flood hazard areas. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Contracts comprising each Sub-Pool equal to one-twelfth of the product of .50% and the remaining Pool Scheduled Principal Balance of the Contracts in such Sub-Pool plus the related Pre-Funded Amount (if any).

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

Evidence as to Compliance

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, beginning in 1999, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

Transferability

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

Certain Matters Relating to the Company

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

Events of Termination

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Home Improvement Contracts and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an

Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

Termination of the Agreement

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance of the Contract Pool is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

Amendment; Waiver

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment Moody's and Fitch shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

Indemnification

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Contract, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

Duties and Immunities of the Trustee

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

The Trustee

  [Trustee/Address].

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

The Grantor Trust Agreement

  On the Closing Date, pursuant to the Grantor Trust Agreement, the Company will transfer, assign, set over and otherwise convey without recourse to the Grantor Trustee in trust all of its right, title and interest in and to the Class HE: A-1 Underlying Certificates and to the principal and interest due thereon.

  U.S. Bank Trust National Association serves as the Grantor Trustee under the Grantor Trust Agreement. The Grantor Trustee may resign from its duties or be removed under substantially the same circumstances as the Trustee may resign or be removed under the Agreement. Likewise, the Grantor

Trust Agreement may be amended under substantially the same circumstances as the Agreement may be amended. The Grantor Trust Agreement provides that the Grantor Trust will terminate upon payment to the Class HE: A-1
Certificateholders of all amounts required to be paid to them upon the final payment of the Class HE: A-1 Underlying Certificates.

Registration of the Certificates

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein. Holders of the Certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or
(ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          DESCRIPTION OF THE SWAP COUNTERPARTY AND THE SWAP AGREEMENT

The Swap Counterparty

  The Swap Counterparty, Westdeutsche Landesbank Girozentrale ("WestLB"), which traces its history to 1832, was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank,

WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers.

  The New York Branch of WestLB ("WestLB New York") is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. WestLB New York is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.

  Upon written request, WestLB will provide without charge to each person to whom this prospectus supplement is delivered a copy of WestLB's most recent annual report. Written requests for such annual reports or any additional information concerning WestLB should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention: Branch Management.

The Swap Agreement

  The Swap Agreement will provide for payments by (i) the Swap Counterparty to the Grantor Trust equal to the amount of interest due to the Class HE: A-1 Certificateholders on a Payment Date (calculated based on a floating rate), and
(ii) the Grantor Trust to the Swap Counterparty equal to the amount of interest received by the Grantor Trust in respect of interest due on the Class HE: A-1 Underlying Certificates on a Payment Date (calculated based on a fixed rate). All amounts due under the Swap Agreement will be netted thereunder. If the resulting net amount is due to the Grantor Trust, it will be deposited by the Trustee into the Grantor Trust Account for distribution to the Class HE: A-1 Certificateholders. If the resulting net amount is due to the Swap Counterparty it will be paid out of funds on deposit in the Grantor Trust Account. The Trustee will be the calculation agent for purposes of determining the amounts due by either party.

  In addition to the terms set forth above, it is expected that the Swap Agreement will have such additional terms and conditions as are necessary to ensure that the Swap Counterparty does not bear the risk of any shortfall attributable to defaulted payment obligations on the Group I Fixed-Rate Home Equity Contracts. The Swap Agreement will not provide credit enhancement for the Class HE: A-1 Certificates.

  The Swap Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented on the ISDA Master Agreement, as supplemented by a schedule and a confirmation.

  The obligations of the Swap Counterparty are limited to those specifically set forth in the Swap Agreement.

  The Swap Agreement will have a termination date that is the earlier to occur of (a) January 15, 2014 or (b) the date on which there are no further amounts due on the Class HE: A-1 Underlying Certificates. An early termination of the Swap Agreement may occur on such date designated by either the Trustee or the Swap Counterparty as an early termination date with respect to the Swap Agreement following a payment default by the Swap Counterparty or the Trustee, respectively, or the occurrence of certain other customary early termination events. One such other early termination event would be the withdrawal or reduction of the senior debt rating of WestLB (presently rated Aa1 by Moody's and AAA by Fitch) to below a level acceptable to Fitch and Moody's and the failure of WestLB thereupon to either deposit certain amounts as collateral pursuant to a collateral security agreement or secure a replacement swap counterparty acceptable to Fitch and Moody's to maintain the ratings of the Class HE: A-1 Certificates. In the event of an early termination, a termination fee may be payable by the Swap Counterparty to the Grantor Trust. Upon the occurrence of an early termination, even if a collateral deposit is made or a termination fee is paid, the Class HE: A-1 Certificateholders could incur interest payment shortfalls and ultimate loss on the Class HE: A-1 Certificates. Upon the termination of the Swap Agreement, holders of the Class
HE: A-1 Certificates would receive only the fixed Pass-Through Rate on the Class HE: A-1 Underlying Certificates.

                     DESCRIPTION OF THE LIMITED GUARANTIES

Class HI: B-2 Limited Guaranty

  In order to mitigate the effect of the subordination of the Class HI: B-2 Certificates and liquidation losses and delinquencies on the Home Improvement Contracts, the Company will provide a guaranty (the "Class HI: B-2 Limited Guaranty") against losses that would otherwise be borne by the Class HI: B-2 Certificates. Each payment required to be made under the Class HI: B-2 Limited Guaranty is referred to as a "Class HI: B-2 Guaranty Payment." Prior to the Class HI: B-1 Cross-over Date, and on any Payment Date on or after the Class
HI: B-1 Cross-over Date on which a Class HI: B Principal Distribution Test is not satisfied, the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class HI: B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class HI: B-2 Certificates) and (b) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class HI: B-2 Distribution Amount for such Payment Date. The Class HI: B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class HI: A Principal Balance, the Class HI: M Principal Balance and the Class HI: B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance of Sub-Pool HI for such Payment Date (but in no event greater than the Class HI: B-2 Principal Balance). The Class HI: B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Home Improvement Contracts during the related Due Period that was not absorbed by the Class C Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Improvement Contracts. On each Payment Date on or after the Class HI: B-1 Cross-over Date, if each Class HI: B Principal Distribution Test is satisfied on such Payment Date (or the Class HI: A Principal Balance and the Class HI: M Principal Balance have been reduced to zero), the Class HI: B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class
HI: B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class HI: B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (b) the Class HI: B-2 Distribution Amount for such Payment Date.

  The Class HI: B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HI: B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class HI: A, Class HI: M or Class HI:
B-1 Certificateholders.

  As compensation for providing the Class HI: B-2 Limited Guaranty, the Company will be entitled to receive a Class HI: B-2 Guaranty Fee on each Payment Date equal to the lesser of (a) the Sub-Pool HI Amount Available less the Class HI:
A Distribution Amount, the Class HI: M-1 Distribution Amount, the Class HI: M-2 Distribution Amount, the Class HI: B-1 Distribution Amount, the Class HI: B-2 Distribution Amount, the Monthly Servicing Fee and certain other amounts required to be paid to the Servicer, the Trustee, the Class C Certificateholder and the Company (see "Description of the Certificates--Payments on Contracts"), and (b) an amount equal to 1/12th of the product of 3% and the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount for the immediately preceding Payment Date.

Class HE: B Limited Guaranty

  In order to mitigate the effect of the subordination of the Class HE: B Certificates and liquidation losses and delinquencies on the Home Equity Contracts, the Company will provide a guaranty (the "Class HE: B Limited Guaranty") against losses that would otherwise be borne by the Class HE: B Certificates. Each payment required to be made under the Class HE: B Limited Guaranty is referred to as a "Class HE: B Guaranty Payment." Prior to the Class
HE: B-1 Cross-over Date, and on any Payment Date on or after the Class HE: B Cross-over Date on which a Class HE: B Principal Distribution Test is not satisfied, the Class B Guaranty Payment will equal the amount, if any, by which
(i) the sum of (a) the

Class HE: B Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class HE: B Certificates) and (b) the Class HE: B Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class HE: B Distribution Amount for such Payment Date. The Class HE: B Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class HE: A Principal Balance, the Class HE: M Principal Balance and the Class HE: B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance of Sub-Pool HE for such Payment Date (but in no event greater than the Class HE: B Principal Balance). The Class HE: B Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Home Equity Contracts during the related Due Period that was not absorbed by the Class C Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Home Equity Contracts. On each Payment Date on or after the Class HE: B-1 Cross-over Date, if each Class HE: B Principal Distribution Test is satisfied on such Payment Date (or the Class HE: A Principal Balance and the Class HE: M Principal Balance have been reduced to zero), the Class HE: B Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class HE: B Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class HE: B Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (b) the Class HE: B Distribution Amount for such Payment Date.

  The Class HE: B Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HE: B Limited Guaranty will not benefit in any way, or result in any payment to, the Class HE: A or Class HE: M Certificateholders.

  As compensation for providing the Class HE: B Limited Guaranty, the Company will be entitled to receive a Class HE: B Guaranty Fee on each Payment Date equal to the lesser of (a) the Sub-Pool HE Amount Available less the Class HE:
A Distribution Amount, the Class HE: M-1 Distribution Amount, the Class HE: M-2 Distribution Amount, the Class HE B-1 Distribution Amount, the Class HE B Distribution Amount, the Monthly Servicing Fee and certain other amounts required to be paid to the Servicer, the Trustee, the Class C Certificateholder and the Company (see "Description of the Certificates--Payments on Contracts"), and (b) an amount equal to 1/12th of the product of 3% and the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount for the immediately preceding Payment Date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

REMIC Election

  Upon the issuance of the Certificates, [Company Counsel], counsel to the Company, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the Trust as REMICs (respectively, the "Master REMIC" and the "Subsidiary REMIC"), and further assuming ongoing compliance with the terms of the Agreement, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC, the Subsidiary REMIC Regular Interests, which are not being offered hereunder, will be treated as "regular interests" in the Subsidiary REMIC, and each Class of Sub-Pool HI Certificates and Sub-Pool HE Certificates (other than the Class HE: A-1 Certificates) and the Class HE: A-1 Underlying Certificates will be treated as "regular interests" in the Master REMIC for federal income tax purposes. The Class C Subsidiary Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C Master Certificate, which is not being offered hereby, will constitute the sole class of "residual interests" in the Master REMIC.

  Other than the Class HE: A-5 IO Certificates, it is not anticipated that any of the Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the Contracts will prepay at a rate equal to 100% of the applicable Prepayment Assumption as to the Home Improvement Contracts comprising Sub-Pool HI and 125% of the applicable Prepayment Assumption as to the Fixed-Rate Home Equity Contracts included in Sub-Pool HE and 30% CPR as to the Adjustable Rate Contracts included in Sub-Pool HE.

  Although the tax treatment is not entirely certain, the Class HE: A-5 IO Certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Class HE: A-5 IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Home Equity Contracts.

  Certificates (but with respect to the Class HE: A-1 Certificates, only to the extent of the Class HE: A-1 Underlying Certificates) held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 7701(a)(19)(C) and 856(c)(4) of the Code, respectively, in the same proportion that the assets in the Master REMIC consist of qualifying assets under such sections. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code to the extent that such Certificates (but with respect to the Class HE: A-1 Certificates, only to the extent of the Class HE: A-1 Underlying Certificates) are treated as "real estate assets" under Section 856(c) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

Grantor Trust

  Briggs and Morgan, Professional Association, counsel to the Company, will deliver its opinion that for federal income tax purposes, assuming compliance with the terms of the Grantor Trust Agreement, the Grantor Trust created pursuant to the Grantor Trust Agreement will constitute a grantor trust under Subpart E, Part I of Subchapter J of the Code, and not an association taxable as a corporation. A holder of a Class HE: A-1 Certificate issued by the Grantor Trust will be treated as the owner of an undivided interest in the Class HE: A-1 Underlying Certificates (which are "regular interests" in a REMIC), the Swap Agreement and other assets held by the Grantor Trust. See "Certain Federal Income Tax Consequences--Non-REMIC Series" in the Prospectus.

  A holder of Class HE: A-1 Certificates will be required to allocate the purchase price between the holder's ownership interest in the various assets of the Grantor Trust. In general, the allocation would be based on the relative fair market values of such assets on the date Class HE: A-1 Certificate was purchased. The Company will make no representation as to such relative fair market values and a holder of Class HE: A-1 Certificates should consult its tax adviser concerning the determination of such fair market values and the taxation of the holder's interest in the Swap Agreement, the tax treatment of which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and straddles.

  A holder of a Class HE: A-1 Certificate must report ordinary income equal to its share of the interest payable with respect to the Class HE: A-1 Underlying Certificates and a proportionate share of the net amounts payable to the Grantor Trust under the Swap Agreement, and may deduct the expenses incurred by the Grantor Trust that are allocable to such Certificate (including net payments under the Swap Agreement), at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly the assets held by the Grantor Trust and incurred directly its share of expenses incurred by the Grantor Trust. A holder of a Class HE: A-1 Certificate that is an individual, estate or trust should consult its tax adviser concerning possible limitations on the deductibility of expenses of the Grantor Trust. For further information regarding federal income tax consequences of investing in the Class HE: A-1 Certificates, see "Certain Federal Income Tax Consequences--Tax Status of Non-REMIC Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class HI: A Certificates and the Class HE: A Certificates, other than the Class HE: A-1 Certificates, without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted an administrative exemption
to [Underwriter] (Prohibited Transaction Exemption No.   ; Exemption
Application No.    ,     Fed. Reg.     (   )) (the "Exemption") from certain of
the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include home improvement contracts and home equity loans such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class HI: A Certificates and the Class HE: A Certificates, other than the Class HE: A-1 Certificates, (together, the "Exempted Certificates") by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Exempted Certificates are the following:

  (1) The acquisition of the Exempted Certificates by a Plan is on terms (including the price for the Exempted Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

  (2) The rights and interests evidenced by the Exempted Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

  (3) The Exempted Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's, Fitch, S&P, Duff & Phelps Credit Rating Co. (the "Exemption Rating Agencies");

  (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

  (5) The sum of all payments made to the Underwriters in connection with the distribution of the Exempted Certificates represents not more than reasonable compensation for underwriting the Exempted Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

  (6) The Plan investing in the Exempted Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Exempted Certificates in connection with the initial issuance, at least 50% of the Exempted Certificates are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Exempted Certificates does not exceed 25% of all of the Exempted Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to each Sub-Pool, the amendment will generally allow related Contracts supporting payments to related Certificateholders, and having a value equal to no more than 25% of the total principal amount of the related Certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all such Contracts be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

  (1) the ratio of the amount allocated to the related Pre-Funding Account to the total principal amount of the related Certificates being offered must be less than or equal to 25%;

  (2) all Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts transferred to the related Sub-Pool after the Closing Date must meet the same terms and conditions for eligibility as the Initial Home Equity Contracts or Initial Home Improvement Contracts, as the case may be, which terms and conditions have been approved by one of the Exemption Rating Agencies;

  (3) the transfer of the Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for each of Sub-Pool HE and Sub-Pool HI at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Initial Home Equity Contracts and the Initial Home Improvement Contracts, respectively;

  (5) for transactions occurring on or after May 23, 1997, either:

    (i) the characteristics of the Subsequent Home Equity Contracts and Subsequent Home Improvement Contracts must be monitored by an insurer or other credit support provider which is independent of the Company; or

    (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemption Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Home Equity Contracts and the Subsequent Home Improvement Contracts conform to the characteristics described in the Prospectus or Prospectus Supplement and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Initial Home Equity Contracts and the Initial Home Improvement Contracts, respectively;

  (6) the Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the related Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

  (7) amounts transferred to any Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemption, Rating Agencies rating the Certificates, and such investments must be described in the Agreement and must:

    (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

    (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies;

  (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period; and

  (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemption, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Accounts may not satisfy the conditions of the amendment in that each Pre-Funding Account may exceed 25% of the total principal amount of the related Certificates, funds in the Pre-Funding Accounts in excess of such 25% threshold will be used by the Trust solely to purchase Subsequent Home Equity Loans or Subsequent Home Improvement Loans, as applicable, in accordance with the Agreement from a fixed pool of loans that will have been specifically identified prior to the Closing Date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Agreement, will be acquired using the related Pre-Funded Account. Accordingly, the Company believes that the existence of the Pre-Funding Accounts should not cause the Exemption to be inapplicable.

  The Company believes that the Exemption will apply to the acquisition and holding of the Exempted Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase the Exempted Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Exempted Certificates. Assets of a Plan or individual retirement account should not be invested in the Exempted Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  In addition to the Exemption, some or all of the transactions involving the purchase, holding and resale of Certificates that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, and PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds. There also may be other exemptions applicable to a particular transaction involving the Trust. A Plan that intends to acquire any class of the Certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date on which the Proposed 401(c) Regulations become final.

  No transfer of any Class of Certificates other than the Exempted Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code or (ii) that the purchase and holding of the Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

                                  UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                                           Principal    Principal    Principal
                                           Amount of    Amount of    Amount of
                                             Class        Class        Class
                                            HI: A-1      HI: A-2      HI: A-3
  Underwriter                             Certificates Certificates Certificates
  -----------                             ------------ ------------ ------------
[Underwriters]...........................  $            $             $
     ....................................
     ....................................
     ....................................
     ....................................
                                           ----------   ---------     --------
  Totals.................................  $            $             $
                                           ==========   =========     ========

                          Principal       Principal       Principal    Principal    Principal    Principal
                          Amount of       Amount of       Amount of    Amount of    Amount of    Amount of
                            Class           Class           Class        Class        Class        Class
                         HE: A-1A NAS    HE: A-1B ARM      HE: A-1      HE: A-2      HE: A-3      HE: A-4
  Underwriter            Certificates    Certificates    Certificates Certificates Certificates Certificates
  -----------            ------------ ------------------ ------------ ------------ ------------ ------------
[Underwriters]..........   $              $               $            $            $            $
     . .................
     ...................
     ...................
     ...................
                           --------       ---------       ---------    ---------    ---------    ---------
  Totals................   $              $               $            $            $            $
                           ========       =========       =========    =========    =========    =========

                                                        Percentage   Principal
                                                       Interest of   Amount of
                                                          Class        Class
                                                        HE: A-5 IO    HE: M-1
  Underwriter                                          Certificates Certificates
  -----------                                          ------------ ------------
[Underwrtiers]........................................        %      $
     .................................................
     .................................................
     .................................................
     .................................................
                                                           ---       ---------
  Totals..............................................     100%      $
                                                           ===       =========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Company has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                           Selling   Reallowance
        Class                                             Concession  Discount
        -----                                             ---------- -----------
        HI:A-1...........................................       %           %
        HI:A-2...........................................       %           %
        HI:A-3...........................................       %           %
        HE:A-1A NAS......................................       %           %
        HE:A-1B ARM......................................       %           %
        HE:A-1...........................................       %           %
        HE:A-2...........................................       %           %
        HE:A-3...........................................       %           %
        HE:A-4...........................................       %           %
        HE:A-5 IO........................................       %           %
        HE:M-1...........................................       %           %

  In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Certificates.

  Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract or home equity loan pass-through certificates without the consent of the Underwriters.

  Each of the Underwriters (or affiliates thereof) has from time to time provided or may in the future provide warehouse and other financing to the Company or its affiliates.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by [Company Counsel], Minnesota, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by [Company Counsel].

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Certificates will be available only in book-entry form (the "Global Certificates"). Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

   Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 846(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a foreign trust within the meaning of Section 7701 (1)(31) of the Code. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

                                                           Base Prospectus No. 3
                                  Secured Home Improvement and Home Equity Loans

             Green Tree Financial Corporation, Seller and Servicer
            Certificates for Home Improvement and Home Equity Loans
                              (Issuable In Series)

  We are offering certificates for home improvement and home equity loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. We refer to the certificates for home improvement and home equity loans as "certificates" and to each separate series of certificates as a "series." Green Tree Financial Corporation will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                               ----------------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                         Prospectus dated       , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which many not apply to a particular series of certificates, including your series; and (b) the prospectus supplement related to the particular terms of your series of certificates.

  If the terms of your series of certificates described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the certificates--Reports to Certificateholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office                Chicago Regional Office
     Seven World Trade Center                Citicorp Center
     Suite 1300                              500 West Madison Street, Suite
     New York, NY 10048                   1400
                                             Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus and the accompanying prospectus supplement.

Title of Securities..........  We call the securities certificates for home im-
                               provement and home equity loans.

Securities Offered ..........  Green Tree will create a trust and deposit a pool of loans in the trust. The trust will issue the certificates. This prospectus describes multiple trusts that Green Tree will create from time to time. Each trust will issue a separate series of certificates. Payments on the certificates will be made primarily from payments on the related pool of loans. The terms of the certificates issued by a trust will be governed by a Pooling and Servicing Agreement between Green Tree and the trustee for that series. We will identify the trustee for a series of certificates in the related prospectus supplement.

Seller and Servicer..........  Green Tree Financial Corporation, 1100 Landmark
                               Towers, 345 St. Peter Street, St. Paul,
                               Minnesota 55102, telephone: (651) 293-3400.

Risk Factors.................  There are special considerations that are important to a decision to invest in the
                               certificates. You should read carefully the
                               section entitled "Risk Factors" beginning on
                               page   of this prospectus.

The Loans....................  The loans underlying a series of certificates form a loan pool. The loans in a loan pool will be fixed or variable rate loans. The loans in a loan pool will be either home improvement loans or closed-end home equity loans. Each loan will be secured by the related real estate.

                               The prospectus supplement for each series will provide information about the following:

                                 ^  the aggregate principal balance of the
                                    loans comprising the loan pool, as of a
                                    date specified in the prospectus
                                    supplement;

                                 ^  the weighted average and range of
                                    contractual rates of interest on the loans;

                                 ^ the weighted average and ranges of terms to scheduled maturity of the loans as of origination and as of the cut-off date;

                                 ^ the average outstanding principal balance of the loans as of the cut-off date;

                                 ^  the range of loan-to-value ratios; and

                                 ^ the geographic location of improved real estate underlying the loans.

                               If we so specify in the related prospectus supplement, the trust may purchase from Green Tree additional loans after the date of issuance of that series from funds on deposit in a pre-funding account.

                               The loans will have been originated by Green
                               Tree on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

Description of                 The trust will issue the certificates of the
 certificates................  related series of certificates on the terms specified in the related prospectus supplement.
                               Each series of certificates will evidence an interest in the loan pool and other property held in trust for the benefit of certificateholders. If we so specify in the related prospectus supplement, a series of certificates may include one or more classes with different rights to payments of principal and interest, including classes which:

                                 ^ are entitled to receive only distributions of interest,

                                 ^ are entitled to receive only distributions of principal,

                                 ^  are entitled to receive principal on a
                                    planned amortization schedule or a targeted amortization schedule, or

                                 ^  are entitled to receive principal only
                                    after other classes have received a
                                    specified amount of principal.

                               We will issue the certificates in fully
                               registered form in the authorized denominations that we specify in the related prospectus supplement. No government agency or other insurer will guarantee or insure the certificates, unless we otherwise specify in the related prospectus supplement. Similarly, no government agency or other insurer will guarantee or insure the loans, except as we specify in this prospectus and in the related prospectus supplement.

Subordinated certificates....  We may subordinate one or more classes of any series of certificates, as specified in the related prospectus supplement. The rights of holders of subordinated certificates to receive any or a portion of distributions with respect to the loans will be subordinated to the rights of holders of senior certificates to the extent and in the manner we specify in the related prospectus supplement. If a series of certificates contains more than one class of subordinated certificates, distributions and losses will be allocated among those classes in the manner specified in the related prospectus supplement. The rights of holders of subordinated certificates, to the extent not subordinated, may be on a parity with holders of senior certificates. By subordinating a class of certificates, we intend to:

                                 ^ enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them, and

                                 ^  protect holders of senior certificates
                                    against losses.

                               If we so specify in the applicable prospectus supplement, we may entitle some classes of sub-ordinated certificates the benefits of other forms of credit enhancement that would benefit only those subordinated certificates.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated certificates, we may provide credit enhancement with respect to a series of certificates by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree Financial Corporation, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a series of certificates. We will describe any such credit enhancement in the related prospectus supplement.

Interest.....................  We will pay interest on the certificates on the dates specified in the related prospectus supplement, unless we indicate otherwise. The related prospectus supplement will describe the pass-through rate, if any, for each class or the method of determining the pass-through rate. This rate may be fixed, variable or adjustable, as specified in the related prospectus supplement. For a more complete description of interest payable on the certificates, see "Yield Considerations" and "Description of the certificates" in this prospectus. As we specify in the related prospectus supplement, classes of a series of certificates may not be entitled to receive interest or may be entitled to receive interest which is not proportionate to the principal allocable to such certificates.

Principal (Including           Principal on each loan, including any principal
 Prepayments)................  prepayments, will be passed through on each payment date, except as we otherwise describe in the related prospectus supplement. For a more complete description of principal on the certificates, see "Maturity and Prepayment
                               Considerations" and "Description of the
                               certificates" in this prospectus.

Optional Termination.........  Unless we specify otherwise in the related prospectus supplement, Green Tree may repurchase all the loans relating to a series of certificates remaining outstanding at the time and under the circumstances we specify in the related prospectus supplement. Unless we otherwise provide in the related prospectus supplement, the repurchase price will equal the principal amount of the loans plus accrued and unpaid interest. For a more complete description of optional termination of the certificates, see "Description of the certificates--Termination of the Agreement" in this prospectus.

Representations and
Warranties of Green Tree
Financial Corporation .......
                               Green Tree will make certain representations and warranties regarding the loans. These representations and warranties are a condition to Green Tree's conveyance of any loan pool to the trust fund. If Green Tree becomes aware of a breach of any representation or warranty that materially adversely affects the trust fund's interest in any loan or receives written notice of a breach from the trustee or the servicer, then Green Tree must either cure the breach, repurchase the affected loan or, if the related prospectus supplement so provides, substitute for the affected loan, under the conditions further described in this prospectus and in the prospectus supplement. For a more complete description of the representations and warranties of Green Tree, see "Description of the certificates--Conveyance of Loans."

Federal Income Tax             We may make an election to treat the trust fund
 Considerations..............  represented by a series of certificates or a segregated portion of them as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended. If we so choose, the Classes of certificates that we offer may constitute "regular interest" or "residual interests" in that REMIC under the Internal Revenue Code of 1986, as amended, with the tax consequences described in this prospectus and in the related prospectus supplement. If we so specify in the prospectus supplement, a Class of certificates that we are offering may represent interests in a "two-tier"
                               REMIC, but all interest in the first and second tier REMIC will be created under the Pooling and Servicing Agreement.

                               If we do not make a REMIC election with respect to a series of certificates, the trust fund represented by those certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In such an event, each holder of a Certificate will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related loan pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the loans included in such loan pool. If we do not make a REMIC election with respect to a series of certificates and the Trust Fund represented by such certificates will not be treated as a grantor trust, the federal income tax consequences of owning such certificates will be described in the related prospectus supplement. For a more complete description of the Federal income tax considerations related to the certificates, see

                               "Certain Federal Income Tax Consequences--Non-REMIC series."

ERISA Considerations.........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see "ERISA Considerations" in this prospectus and in your prospectus supplement.

Legal Investment.............  Unless the related prospectus supplement indicates otherwise, the certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. For a more complete description of legal considerations regarding investment in the certificates, see "Legal Investment Considerations" in this prospectus and in your prospectus supplement.

Ratings......................  We will not issue the certificates unless one or more nationally recognized rating agencies have assigned a rating to the certificates in one of their four highest rating categories.

                               The rating of each series of certificates addresses the likelihood of the timely receipt of interest and payment of principal on that series on or before the stated maturity date for that series. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the certificates do not address the likelihood of payment of principal on any series of certificates prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States persons. For a more complete description of the ratings of the certificates, see "Ratings" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the certificates.

  ^ Limits on the Availability of FHA Insurance. We will specify in the prospectus supplement the number and percentage of home improvement loans in the pool that are insured by FHA pursuant to Title I of the National Housing Act. The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Although we are an FHA-approved lender and we believe that we have complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require us to obtain approval from FHA of our origination and servicing practices. If we fail to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. We sometimes engage in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

    The amount of FHA insurance on the loans in a given pool is limited to
    the balance of a reserve amount. This reserve amount as of     , 199 ,
    was equal to approximately $          , but will be reduced by the
    amount of all FHA insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by us. Severe losses on our FHA-insured manufactured housing loans, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement loans. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of our FHA insurance reserves would be transferred to the reserve account of the Trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

  ^ Limited Obligations. Unless we specify otherwise in the related prospectus supplement, the certificates will not represent an interest in or obligation of Green Tree. Neither the government, any underwriter or its affiliates, the servicer nor any other party will insure or guarantee any of the certificates of any series (except as we otherwise specify in the related prospectus supplement).

  ^ Junior Mortgage Liens; Value of Mortgaged Property. Green Tree expects that a substantial number of the liens on improved real estate securing the loans in a given loan pool will be junior to other liens on that real estate. This subordinates the rights of the trust fund (and consequently the holders of certificates of the related series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. For a more complete description of the risks associated with junior mortgage liens, see "Certain Legal Aspects of the Loans--Repurchase Obligations."

    We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

  ^ Limited Liquidity. We cannot assure to you that a secondary market will develop for the certificates of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of certificates.

  ^ Non-recordation of Mortgage Assignments. Green Tree will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from Green Tree or a trustee in bankruptcy of Green Tree.

  ^ Certain Matters Relating to Insolvency. Green Tree intends that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree, or Green Tree as debtor-in-possession, may argue that the sale of the loans by Green Tree was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the certificates.

                                 THE TRUST FUND

General

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract
Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates, and (v) such other property as may be specified in the related prospectus Supplement.

  Each Certificate will evidence the interest specified in the related prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related prospectus Supplement. Holders of certificates of a series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other series of certificates, except with respect to FHA Insurance Reserves. If so specified in the related prospectus Supplement, the Contract Pool may be divided into two or more sub-pools, in which event the certificates of certain specified Classes may be payable primarily from, and in respect of, the Contracts comprising a given sub-pool. If so specified in the related prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related prospectus Supplement. The related prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. Specific information respecting the Contracts included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

The Contract Pools

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts"), and (ii) closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, collectively the "Contracts"), originated by the Company on an individual basis in the ordinary course of business. The Home Improvement Contracts may be conventional home improvement contracts or contracts insured by FHA. All Contracts will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Contracts pursuant to the Agreement. See "Description of the Certificates-- Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  Each Contract Pool will be composed of Contracts bearing interest at the Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement contracts and home equity loans, costs of carrying such contracts and loans until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

Contract Origination

  Home Improvement Contracts. Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an FHA-insured home improvement contract with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan may not exceed $40,000 for the Company's secured "no equity" lien program, and $100,000 for the Company's secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for the Company's secured lien program, unless a higher amount financed is approved by senior management. The Company requires that any secured home improvement contract be secured by a recorded lien (which may be a first, second or (with respect to FHA-insured contracts and some conventional contracts of $30,000 or less) third lien) on the improved real estate.

  The Company's underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. While it is the Company's policy not to exceed 100% in loan-to-value ratio on any Contract, a substantial portion of the Home Improvement Contracts are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the Home Improvement Contract, and the improvements being financed. Because the Company does not require appraisals on most Home Improvement Contracts with loan amounts of less than $30,000 (which Home Improvement Contracts are expected to comprise a substantial portion of any Contract Pool), and given the many other factors that can affect the value of property securing a conventional Home Improvement Contract, the related Prospectus Supplement will not provide detailed disclosure of loan-to-value ratios on the Home Improvement Contracts.

  Home Equity Contracts. The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval.

In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                              YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Home Improvement Contracts may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

General

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

Conveyance of Contracts

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trust Fund, the Company's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally);
(d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to the Company,
(ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company, or (iii) was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Contract creates a valid and perfected lien on the related improved real estate; (k) all parties to each Contract had full legal capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (o) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Contract; and (r) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

Payments on Contracts

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank,
(iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

       (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

       (ii) all Obligor payments on account of interest on the Contracts;

       (iii) all FHA Insurance payments received by the Servicer;

       (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

       (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

       (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

       (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Contracts" above or under "Repurchase Option" below.

Distributions on Certificates

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

Advances

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.

(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

Indemnification

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Contract and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

Servicing

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement contracts and home equity loans of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Contracts.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts and home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts and home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if
(a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

       (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Contracts, and other payments with respect to the Contracts;

       (b) the amount of such distribution which constitutes Monthly
  Interest;

       (c) the remaining Principal Balance represented by such Certificateholder's interest;

       (d) the Company's FHA Insurance reserve amount;

       (e) the amount of fees payable out of the Trust Fund;

       (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

       (g) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

       (h) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

       (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

       (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

Repurchase Option

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts in the related Contract Pool at a price equal to the greatest of (i) the principal balance of the Contracts on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Contracts.

Amendment

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

Termination of the Agreement

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all property acquired upon foreclosure of any Contract; or (b) the Payment Date on which the Company or the Servicer repurchases the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

The Trustee

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the Home Improvement Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the

Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Home Improvement Contracts.

  As of December 31, 1997, the Company's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Home Improvement Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Home Improvement Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Contracts be transferred to the Trustee or a successor Servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Home Improvement Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Contract the Servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Home Improvement Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," the Company does not purchase a Home Improvement Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Home Improvement Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Contract at the date of default and uncollected interest computed at the Contract Rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the Home Improvement Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the lien to the United States, if applicable.

         CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Contracts to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts and home equity loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Contracts may be situated or which may govern any Contract. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

Mortgages and Deeds of Trust

  The Contracts will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

Second or Third Mortgages

  The Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Contracts

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is the Company's practice with some of the Home Improvement Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

"Due-on-Sale" Clauses

  All of the Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to

FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title
V. The Company will represent and warrant in each Agreement that all Contracts comply with any applicable usury limitations.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

Repurchase Obligations

  Under the Agreement, the Company will represent and warrant that each FHA-insured Home Improvement Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Contract due to a violation of FHA regulations in originating or servicing such Home Improvement Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Home Improvement Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

  In addition, the Company will also represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates-- Conveyance of Contracts."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

Plan Asset Regulations

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

Consultation With Counsel

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC Series

  With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($196,600 for 1999, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(4)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Contract Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Contract as a capital asset will elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and
(ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. For taxable years beginning after December 31, 1997, notwithstanding the preceding sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the recordholders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign

Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-

REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. To the extent that the Non-REMIC Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used with respect to the Contracts comprising the Contract Pool in computing the accrual of any original issue discount, market discount or amortizable premiums. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." It is unclear whether a prepayment assumption would be applicable in accruing or amortizing any such original issue or market discount or premium with respect to Non-REMIC Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

  To the extent the Stripped Certificates represent an interest in any pool of debt instrument the yield on which may by affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used in computing yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made. It is unclear whether a prepayment assumption would be applicable to the Stripped Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997. The Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates that do not represent an interest in a pool of debt instruments the yield on which may be affected by reason of prepayments or for taxable years beginning prior to August 5, 1997. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of

Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined above under "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary prospectus supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final prospectus supplement for definitive            +
+information on any matter contained herein. This preliminary prospectus       +
+supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there be any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful + +prior to registration or qualification under the securities laws of any such +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                             Prospectus Supplement to Base No. 4
PROSPECTUS SUPPLEMENT

(To prospectus dated       , 1999)
                           $           (Approximate)


GREEN TREE

                              Seller and Servicer

                    Certificates for Home Improvement Loans
                                 Series 1999-

                                  ----------
    The certificates will consist of    classes, but we are offering only the
    following classes now:

                             Approximate      Pass-Through                    Underwriting    Proceeds to
Class                    Principal Amount(1)     Rate      Price to Public(2)   Discount       Company(3)
-----                    ------------------- ------------- ------------------ ------------   --------------
A-1A ARM................    $                     (4)                     %             %                 %
A-1B ARM................    $                     (5)                     %             %                 %
A-1.....................    $                        %                    %             %                 %
A-2.....................    $                        %                    %             %                 %
A-3.....................    $                        %                    %             %                 %
A-4.....................    $                        %                    %             %                 %
A-5.....................    $                        %                    %             %                 %
A-6 IO..................         (6)                 %                    %             %(7)              %
M-1.....................    $                        %(8)                 %             %                 %
M-2.....................    $                        %(8)                 %             %                 %
B-1.....................    $                        %(8)                 %             %                 %
B-2A....................    $                        %(8)                 %             %                 %
                            ------------                     --------------    ----------    --------------
Total...................    $                                $                 $             $
                            ============                     ==============    ==========    ==============

-----
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on     , 1999.
(3) Before deducting expenses, which we estimate to be $500,000.
(4) The lesser of one-month LIBOR plus     % or the available funds pass-
    through rate, but in no case more than 14%.
(5) The lesser of one-month LIBOR plus     % or the available funds pass-
    through rate, but in no case more than 14%.
(6) Interest on the Class A-6 IO certificates will be based on a notional principal amount. That notional principal amount will equal $
    (or the pool scheduled principal balance, if less) for the first 24 months and will equal zero thereafter.
(7) The underwriting discount for the Class A-6 IO Certificate has been calculated as a percentage of the dollar amount of the price to public for such Certificate.
(8) Or the weighted average of the rates on the loans, if less.

    Investing in the certificates involves certain risks. Prospective investors
should consider carefully the Risk Factors beginning on page S-   in this
prospectus supplement and on page   in the prospectus.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  These certificates will be delivered through the same-day funds settlement
system of the Depository Trust Company on or about      , 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount
listed above. See "Underwriting" on page S-   in this prospectus supplement and
on page    in the prospectus.

                                  ----------

                 Underwriters

             The date of this prospectus supplement is      , 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Certificates.................................  S-4
Risk Factors............................................................. S-13
Structure of the Transaction............................................. S-13
Use of Proceeds.......................................................... S-14
The Loans................................................................ S-14
Yield and Prepayment Considerations...................................... S-19
Green Tree Financial Corporation......................................... S-25
Description of the Certificates.......................................... S-26
Description of the Class B-2 Limited Guaranty............................ S-45
Certain Federal Income Tax Consequences.................................. S-46
ERISA Considerations..................................................... S-46
Underwriting............................................................. S-48
Legal Matters............................................................ S-48
Annex I..................................................................  A-1
                                   Prospectus
Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement......................................    2
Reports to Holders of the Certificates...................................    2
Where You Can Find More Information......................................    2
Summary of the Terms of the Certificates ................................    3
Risk Factors.............................................................    8
The Trust Fund...........................................................    9
Use of Proceeds..........................................................   11
Green Tree Financial Corporation.........................................   11
Yield Considerations.....................................................   13
Maturity and Prepayment Considerations...................................   13
Description of the Certificates..........................................   14
Certain Legal Aspects of the Loans; Repurchase Obligations...............   27
ERISA Considerations.....................................................   36
Certain Federal Income Tax Consequences..................................   37
Legal Investment Considerations..........................................   54
Ratings..................................................................   54
Underwriting.............................................................   55
Legal Matters............................................................   56
Experts..................................................................   56

  No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Equity Loan Trust 1999-A since the date hereof.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about Green Tree's home improvement lending business, and about any series of certificates for home improvement loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of certificates. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus.

  The 13 classes of certificates for Home Improvement Loans, Series 1999-A listed on the table below will represent interests in a trust consisting of a pool of home equity loans.

                                  Pass-Through     Approximate      S&P   Fitch
Class                                 Rate     Principal Amount(1) Rating Rating
-----                             ------------ ------------------- ------ ------
A-1A ARM.........................     (2)         $
A-1B ARM.........................     (3)
A-1..............................        %
A-2..............................        %
A-3..............................        %
A-4..............................        %
A-5..............................        %
A-6 IO...........................        %             (4)
M-1..............................        %(5)
M-2..............................        %(5)
B-1..............................        %(5)
B-2A.............................        %(5)
B-2(6)...........................        %(5)

-------
(1) May vary plus or minus 5%.
(2) The lesser of one-month LIBOR plus     % or the available funds pass-
    through rate, but in no case more than 14%.
(3) The lesser of one-month LIBOR plus     % or the available funds pass-
    through rate, but in no case more than 14%.
(4) Interest on the Class A-6 IO certificates will be based on a notional principal amount. That notional principal amount will equal $
    (or the pool scheduled principal balance, if less) for the first 24 months and will equal zero thereafter.
(5) Or the weighted average of the rates on the loans, if less.
(6) Green Tree will retain the Class B-2 certificates initially, but may sell them later pursuant to this prospectus supplement.

Seller and Servicer........  Green Tree Financial Corporation, 1100 Landmark
                             Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee....................  U.S. Bank Trust National Association, St. Paul,
                             Minnesota.

Payment Date...............  The fifteenth day of each month, or if that day is not a regular business day, the next regular business day. The first payment date will be
                                 ,     .

Record Date................  The business day immediately prior to the payment
                             date (for example, if the payment date is     15,
                             the record date would be     14, assuming that
                                 14 is a regular business day).

Description of               The Class A-1A ARM, Class A-1B ARM, Class A-1,
Certificates...............  Class A-2, Class A-3, Class A-4, Class A-5, and
                             Class A-6 IO certificates are senior
                             certificates. We call all of these certificates the "Class A certificates."

                             The Class M-1 and Class M-2 certificates are subordinated certificates. We call these certificates the "Class M certificates."

                             The Class B-1, Class B-2A and Class B-2
                             certificates are also subordinated certificates. We call these certificates the "Class B certificates."

Distributions on the         Distributions on the certificates on any payment
   Certificates............  date will be made primarily from amounts collected during the prior calendar month on the home improvement loans comprising the pool. This is the amount available for distribution. On each payment date, the trustee will apply these amounts to make distributions of principal and interest on the certificates in the following order of priority:

                               ^ payment of the monthly servicing fee, if Green Tree is no longer the servicer;

                               ^  Class A interest;

                               ^  Class M-1 interest;

                               ^  Class M-2 interest;

                               ^  Class B-1 interest;

                               ^ Class A principal (other than the Class A-6 IO certificates);

                               ^  Class M-1 principal;

                               ^  Class M-2 principal;

                               ^  Class B-1 principal;

                               ^  Class B-2A interest;

                               ^  Class B-2A principal;

                               ^  Class B-2 interest;

                               ^  Class B-2 principal;

                               ^ payment of any additional amounts due on the Class A-1A ARM and Class A-1B ARM certificates because of the "available funds pass-through rate" limitation on their respective pass-through rates;

                               ^  payment of the monthly servicing fee to
                                  Green Tree; and

                               ^  Class B-2A additional principal.

                             See "Description of the Certificates--Payments on Loans" for a detailed description of the amounts that will constitute the amount available for any payment due.

A. Interest on the Class
   A, Class M-1, Class M-2
   and Class B-1
   Certificates............
                             Interest will be payable first to each class of Class A certificates concurrently, then to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates, to the extent of the amount available. See "Description of the Certificates-- Distributions on Certificates" and "--Losses on Liquidated Loans" for a more detailed description of the calculation of interest payable on the certificates.

B. Principal on the Class
   A, Class M and
   Class B-1 Certificates
   ........................
                             After payment of the interest due on the certificates described above, the trustee will then apply any remaining amount available to pay principal on the Class A (except the Class A-6 IO certificates, which will receive no principal), Class M and Class B-1 certificates in the amounts and order of priority set forth below:

                             First, the trustee will distribute a formula amount dictated by the amount of principal due (whether or not collected) on the adjustable rate home equity loans for that payment date, to the Class A-1A ARM and Class A-1B ARM certificates.

                             Second, the trustee will distribute a portion of a formula amount dictated by the amount of principal due (whether or not collected) on the fixed-rate home equity loans for that payment date, to the other Class A and the Class M certificates. These distributions will be made in the following order:

                               ^ a specified portion of the formula principal amount will be payable to the Class A-5 certificates, then

                               ^ to the Class A-1 certificates until retired, then

                               ^ to the Class A-2 certificates until retired, then

                               ^ to the Class A-3 certificates until retired, then

                               ^ to the Class A-4 certificates until retired, then

                               ^ to the Class A-5 certificates until retired, then

                               ^ to the Class M-1 certificates until retired, and then

                               ^  to the Class M-2 certificates until retired.

                             After paying the amounts of principal due on the Class A and Class M certificates described above, the trustee will then apply any remaining amount available to pay principal on the Class B-1 certificates until retired. Generally, the amount of principal payable on the Class B-1 certificates will be zero until April 2002, and thereafter will depend on the satisfaction of certain tests relating to the performance of the home equity loans and the amount of principal previously paid on the Class A and Class M certificates.

                             See "Description of the Certificates--
                             Distributions on Certificates" for a more detailed description of the calculation of principal payable on the certificates.

C. Class B-2A Interest.....  After paying the amount of interest and principal due on the certificates described above, the trustee will then apply the remaining amount available to pay interest on the Class B-2A certificates. See "Description of the Certificates--Distributions on Certificates" for a more detailed description of the calculation of interest payable on the Class B-2A certificates.

D. Class B-2A Principal....  After paying the amounts of interest and principal due on the certificates described above, the trustee will then apply the remaining amount available to pay a specified portion of the formula principal amount as principal on the Class B-2A certificates until retired. See "Yield and Prepayment Considerations" and "Description of the certificates--Distributions on certificates--Class B-2A Principal" for a more detailed description of the timing and amount of principal distributions to be paid on the Class B-2A certificates.

E. Class B-2 Interest......  After paying the amounts of interest and principal due on the certificates described above, the trustee will then apply any remaining amount available to pay interest on the Class B-2 certificates. See "Description of the certificates--Distributions on certificates" for a more detailed description of the calculation of interest payable on the Class B-2 certificates.

F. Class B-2 Principal.....  After paying the amounts of interest and principal due on the certificates described above, the trustee will then apply the remaining amount available to pay a specified portion of the formula principal amount as principal on the Class B-2 certificates.

G. Class B-2A Additional     After paying the amounts of interest and
Principal..................  principal due on the certificates described above, and after paying the Monthly Servicing Fee to the Servicer, the trustee will apply 50% of the remaining amount available, if any, to the payment of additional principal on the Class B-2A certificates.

Class B-2 Limited            Green Tree will guarantee payment of interest and
Guaranty...................  principal on the Class B-2 certificates. The
                             Class B-2 Limited Guaranty is of no benefit to any other class of certificates (including the Class B-2A certificates) and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement.
                             See "Description of the Class B-2 Limited
                             Guaranty" for a complete description of Green
                             Tree's obligation under the Class B-2 Limited
                             Guaranty.

Capitalized Interest         The trustee will establish a capitalized interest
Account....................  account to cover interest payments on the
                             certificates on the payment dates in   ,    and
                                1999 in the event that interest
                             collections on the loans are insufficient. Any
                             funds remaining in the capitalized interest
                             account will be released to a subsidiary of Green
                             Tree in     1999 (or after the pre-funding
                             account described below has been fully used, if earlier).

Subordination of Class M
and Class B Certificates...
                             The Class M and Class B-1 certificates will be subordinate to the Class A certificates, meaning that the trustee will apply the amount available to pay all interest then due on the Class A certificates before paying the interest then due on the Class M and Class B-1 certificates, and the trustee will likewise apply the remaining amount available (after paying interest on the Class A, Class M and Class B-1 certificates) to pay all principal then due on the Class A certificates before paying any principal on the Class M or Class B-1 certificates. The Class M-2 certificates will be similarly subordinated to the Class M-1 certificates. In addition, the Class B-1 certificates are entitled to interest only after payment of all interest then due on the Class A and Class M certificates and to principal distributions only after all the Class A and Class M certificates are paid in full, or if certain tests relating to the performance of the home equity loans are met. This increases the possibility that the Class A and Class M certificates would be paid in full but the Class B-1 certificates would not. The Class B-2A certificates will be subordinated to the Class A, Class M and Class B-1 certificates, with interest and principal payable from the amount available only after payment of all interest and principal then due on the Class A, Class M and Class B-1 certificates. The Class B-2 certificates will be similarly subordinated to the Class B-2A certificates. See "Description of the certificates-- Distributions on certificates" for a more detailed description of the manner and order of priority of distributions on the certificates.

                             In addition, in the event of severe losses and delinquencies on the home improvement loans comprising the pool, those losses will first be imposed on the Class B-2 certificates, then on the Class B-2A certificates, then on the Class B-1 certificates, and then on the Class M-2 certificates, and so on through classes of increasing seniority. See "Description of the certificates--Losses on Liquidated Loans" for a more detailed description of the allocation of losses on the home improvement loans.

Home Improvement Loans.....  The pool will include two types of home improvement loans: fixed-rate home improvement loans and adjustable rate home improvement loans. In this summary, we sometimes refer to the home improvement loans as the "loans." References to percentages of the loans refer to the percentage of the aggregate principal balance of the loans as of the cut-off date.

A. Fixed-Rate Home
   Improvement Loans.......
                             This prospectus supplement provides information regarding a portion of the fixed-rate home
                             improvement loans, representing about      % of
                             all the fixed-rate home improvement loans. Green Tree will transfer another portion of the fixed-rate home equity loans to the trust on the closing date, and will transfer the remaining fixed-rate home improvement loans to the trust within 90 days after the closing date.

                             With respect to the fixed-rate home improvement loans (as of the cut-off date):

                               ^ all are secured by a lien on the related real property;

                               ^  the related properties are located in
                                  states and the District of Columbia;

                               ^  there are      loans;

                               ^  the loan rates range from     % to      %,
                                  with a weighted average of      %;

                               ^  the weighted average term to scheduled
                                  maturity, as of their dates of origination,
                                  was     months, and the weighted average
                                  term to scheduled maturity, as of the cut-
                                  off date, was     months;

                               ^       % are balloon loans and the rest
                                  provide for level monthly payments for the duration of the loan;

                               ^  the weighted average loan rate on the
                                  balloon loans was      %;

                               ^  the balloon loans had a weighted average
                                  term to scheduled maturity, as of their
                                  dates of origination, of     months, and a
                                  weighted average to maturity as of the cut-
                                  off date of     months; and

                               ^  the latest scheduled maturity date was in
                                     ,     .

                             See "The Loans--Fixed-Rate Loans" for a more detailed description of the fixed-rate home improvement loans and the permissible characteristics of the second and third portions of the fixed-rate home improvement loans.

B. Adjustable Rate Home
   Improvement Loans.......
                             This prospectus supplement provides information regarding a portion of the adjustable rate home
                             improvement loans, representing about      % of
                             all the adjustable rate home improvement loans. Green Tree will transfer another portion of the adjustable rate home improvement loans to the trust on the closing date, and will transfer the remaining adjustable rate home improvement loans to the trust within 90 days after the closing date.

                             For purposes of calculating the amount of principal payable on each payment date on the Class A-1A ARM and Class A-1B ARM certificates, the adjustable rate loans have been divided into two groups, Group I and Group II, respectively. This prospectus supplement provides information regarding the initial Group I adjustable rate loans and the initial Group II adjustable rate loans. See "The Loans--Adjustable Rate Loans" for a more detailed description of the adjustable rate home improvement loans and the permissible characteristics of the second and third portions of the adjustable rate home improvement loans.

 1. Group I...............   With respect to the Group I adjustable rate loans
                             (as of the cut-off date):

                               ^ all are secured by a lien on the related real
                                 property;

                               ^ the related properties are located in
                                 states and the District of Columbia;

                               ^ there are     loans;

                               ^ no loan has a principal balance at
                                 origination of more than $          ;

                               ^ each loan accrues interest at a fixed rate
                                 for no more than    months, and thereafter
                                 the interest rate adjusts semiannually to equal the sum of the six-month LIBOR and the gross margin specified in that loan;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination,
                                 was     months, and the weighted average term
                                 to scheduled maturity, as of the cut-off
                                 date, was     months.

 2. Group II .............   With respect to the Group II adjustable rate
                             loans (as of the cut-off date):

                               ^ all are secured by a lien on the related real
                                 property;

                               ^ the related properties are located in
                                 states and the District of Columbia;

                               ^ there are     loans;

                               ^ each loan accrues interest at a fixed rate
                                 for no more than    months, and thereafter
                                 the interest rate adjusts semiannually to equal the sum of the six-month LIBOR and the gross margin specified in that loan;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination,
                                 was     months, and the weighted average term
                                 to scheduled maturity, as of the cut-off
                                 date, was     months.

Pre-Funding Account........  If the aggregate principal balance of the loans transferred by Green Tree to the trust on the closing date is less than the aggregate original principal balance of the certificates, that difference (which Green Tree expects will be
                             approximately $           ) will be deposited by
                             the trustee in a pre-funding account, and those funds will be used to purchase loans from time to
                             time until     ,   . If those funds are not
                             completely used by     ,   , the remaining funds
                             (if any) will be distributed as principal on the Class A-1 certificates (to the extent of remaining funds that had been allocated for the purchase of fixed-rate loans), and on the Class A-1A ARM and Class A-1B ARM certificates (to the extent of remaining funds that had been allocated for the purchase of
                             adjustable rate loans) on the         payment
                             date.

Advances...................  The Servicer is obligated to make advances each month of any scheduled payments on the loans that were due but not received during the prior due period, but it will be entitled to reimbursement for any advance. See "Description of the Certificates--Advances" in this prospectus supplement and in the prospectus for a more detailed description of the Servicer's obligation to make advances and its right to be reimbursed for advances.

Repurchase or Substitution
Obligations................
                             Green Tree will make representations and warranties about the loans when it transfers them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the Certificateholders, then Green Tree must, within 90 days, either (i) cure the breach or (ii) repurchase the defective loans. During the first two years after the closing date, Green Tree may substitute other loans instead of repurchasing defective loans. See "Description of the Certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus for a more complete description of Green Tree's representations and warranties about the loans, its repurchase obligation, and its right to substitute loans.

Repurchase Options.........  After the scheduled principal balance of the loans is less than 10% of the scheduled principal balance of the loans as of their applicable cut-off dates, the servicer will have the option to purchase all of the outstanding loans. See "Description of the Certificates--Repurchase Option" in this prospectus supplement and in the prospectus for a more detailed description of the terms of this repurchase option.

Ratings....................  The certificates will not be issued and sold unless Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch") have assigned the ratings specified on page S-4 (or better) to the certificates.

                             The ratings on each class of certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of certificates by Fitch addresses the likelihood of the receipt of Certificateholders of all distributions to which such Certificateholders are entitled. The ratings of S&P and Fitch do not address the likelihood of payment of any interest carried forward and payable to the Class A-1A ARM and Class A-1B ARM Certificateholders on future payment dates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                              S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

                              The ratings of the Class B-2 certificates are based in part on an assessment of Green Tree's ability to make payments under the Class B-2 Limited Guaranty. Any reduction in the rating of Green Tree's debt securities may result in a similar reduction in the ratings of the Class B-2 certificates.

                              Green Tree has not requested a rating of the certificates from any rating agencies other than S&P and Fitch. You must not assume that another rating agency will assign a rating to any of these certificates, nor should you assume what any such rating, if issued, would be.

Tax Status.................   In the opinion of counsel to Green Tree, for
                              federal income tax purposes the trust will consist of two segregated asset pools--the
                              "master REMIC" and the "subsidiary REMIC" and each will be treated as a separate "real estate mortgage investment conduit" or "REMIC." Each class of certificates will constitute "regular interests" in the Master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. If you purchase a Certificate, you will be required to include as income all interest paid on the certificates
                              (including any original issue discount), in accordance with the accrual method of accounting, even if you usually use the cash method of accounting. The Class A-6 IO certificates will be considered to have been issued with original issue discount. See "Certain Federal Income Tax
                              Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the tax status of the certificates.

ERISA Considerations........  Subject to the conditions described under "ERISA
                              Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase Class A certificates. An employee benefit plan may not purchase any other class of certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment              The certificates will not constitute "mortgage
Considerations..............  related securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984 ("SMMEA") because a number of the loans are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the certificates.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase certificates. There are more risk factors that are applicable to any series of certificates like these. Those risk factors are printed in the prospectus and you should consider those risk factors also.

  Limited Historical Data With Respect to Home Improvement Loans. Green Tree began purchasing and servicing FHA-insured home improvement loans in April 1989, and conventional home improvement loans in September 1992, and thus has limited historical experience with respect to the performance, including the rate of prepayments of home improvement loans. Accordingly, Green Tree's delinquency experience and loan loss and liquidation experience set forth under "The Loans" may not be indicative of the performance of the Loans.

                          STRUCTURE OF THE TRANSACTION

  On or about       , 1998 (the "Closing Date"), Green Tree Financial
Corporation (the "Company") will establish the trust pursuant to a Pooling and
Servicing Agreement to be dated as of       , 1998 (the "Agreement"), between
the Company, as Seller and Servicer, and the trustee.

  The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 certificates will be issued by the trust, the corpus of which will consist primarily of home improvement loans (the "Loans"), including all rights
to receive payments due on such Loans on and after      , 1998 (or the date of
origination thereof, if later) (the "cut-off date"), all rights under FHA Insurance with respect to the FHA-insured Loans, liens on the related real estate, amounts held for the trust in the Certificate Account (as defined below), and the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 certificates, as described in "Description of the Class B-2 Limited Guaranty" herein.

  Payments and recoveries in respect of principal and interest on the Loans will be paid into a separate trust account maintained at an Eligible Institution (initially [trustee], Minneapolis, Minnesota) in the name of the trust (the "Certificate Account"), no later than one business day after receipt. Payments deposited in the Certificate Account in respect of each Due Period, as defined below, will be applied on the fifteenth day of the next month (or, if such day is not a business day, the next succeeding business day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the certificates--Distributions on the certificates" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Loans (the "Monthly Servicing Fee").

  The Servicer will be obligated to advance any scheduled payments on the Loans ("Advances") that were due but not received during the calendar month preceding the month in which the Payment Date occurs (the "Due Period"). The Servicer will be entitled to reimbursement of an Advance from funds available therefor in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent funds available therefor in the Certificate Account. If the Servicer fails to make any Advance required under the Agreement, the trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Loans from the Company to the trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Loans, (b) certain representations and warranties in the Agreement as described under "Description of the certificates--Conveyance of Loans" herein, (c) certain indemnities, and (d) the Class B-2 Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein) any Loan on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the trustee, of any breach of any such representation and warranty in the Agreement that materially adversely affects the Certificateholders' interest in such Loan if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Loans and to indemnify the trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement loans and promissory notes, providing warehouse financing for the purchase of loans and other costs of maintaining such loans until they are pooled and sold to other investors.

                                   THE LOANS

  Each Loan is a home improvement loan originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Loan finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park. Each Loan is secured by a lien on the related real estate.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Loan is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of such loan, computed on the simple interest method, (b) each Loan has
its last scheduled payment due no later than         , (c) each FHA-insured
Loan was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and (d) each Loan is secured by a lien (which is typically a subordinate lien) on the related real estate. The Loans were originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Loans is appended to the Agreement. See "Description of the Certificates" herein and
in the Prospectus. Approximately      % of the Loans, by principal balance as
of the Cut-off Date, are insured by FHA to the extent described in "Description of FHA Insurance" in the Prospectus. Each of the Loans has a Loan Rate of at
least     % per annum and not more than      % and the weighted average of the
Loan Rates of the Loans as of the Cut-off Date is      %. As of the Cut-off
Date, the Loans had remaining maturities of at least    months but not more
than     months and original maturities of at least 24 months but not more than
360 months. The Loans had a weighted average term to scheduled maturity, as of
origination, of     months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of months. The average principal balance per Loan as of
the Cut-off Date was $          and the principal balances on the Loans as of
the Cut-off Date ranged from $         to $          . The Loans arise from
loans relating to real property located in    states and the District of
Columbia. By principal balance as of the Cut-off Date, approximately      % of
the Loans financed improvements to real estate located in California,     % in
New York,     % in Florida,     % in New Jersey,     % in Pennsylvania and
    % in Texas. No other state represented % or more of the Cut-off Date Pool Principal Balance. Substantially none of the Loans provide for recourse to the originating contractor in the event of a default by the Obligor.

  Set forth below is a description of certain additional characteristics of the Loans.

               Geographical Distribution of Improved Real Estate

                                                                              % of
                                           % of                           Loan Pool by
                                       Loan Pool by   Aggregate Principal  Outstanding
                          Number of      Number of          Balance         Principal
                         Loans as of     Loans as      Outstanding as of  Balance as of
                         Cut-off Date of Cut-off Date    Cut-off Date     Cut-off Date
                         ------------ --------------- ------------------- -------------
Alabama.................                        %       $                          %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                             ----         ------        --------------       ------
    Total...............                  100.00%       $                    100.00%
                             ====         ======        ==============       ======

                         Years of Origination of Loans

                                                                  % of
                           Number of                          Loan Pool By
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
    ......................              $                              %
    ......................
    ......................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                     Distribution of Original Loan Amounts

                                                                  % of
                           Number of                          Loan Pool by
                             Loans    Aggregate Principal Outstanding Principal
Original Loan              as of Cut- Balance Outstanding     Balance as of
Amount (in Dollars)         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
Less than $ 10,000........              $                              %
Between$ 10,000--
 $ 19,999.................
Between$ 20,000--
 $ 29,999.................
Between$ 30,000--
 $ 39,999.................
Between$ 40,000--
 $ 49,999.................
Between$ 50,000--
 $ 59,999.................
Between$ 60,000--
 $ 69,999.................
Between$ 70,000--
 $ 79,999.................
Between$ 80,000--
 $ 89,999.................
Between$ 90,000--
 $ 99,999.................
Between$100,000--
 $109,999.................
Over     $110,000.........
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                                   Loan Rates

                                                                  % of
                           Number of                          Loan Pool by
                             Loans    Aggregate Principal Outstanding Principal
    Range of Loans by      as of Cut- Balance Outstanding     Balance as of
        Loan Rate           off Date  as of Cut-off Date      Cut-off Date
    -----------------      ---------- ------------------- ---------------------
From  0.00000%--
  9.00000%................              $                              %
From  9.00001%--
 10.00000%................
From 10.00001%--
 11.00000%................
From 11.00001%--
 12.00000%................
From 12.00001%--
 13.00000%................
From 13.00001%--
 14.00000%................
From 14.00001%--
 15.00000%................
From 15.00001%--
 16.00000%................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                          Remaining Months to Maturity

                                                                  % of
                           Number of                          Loan Pool by
   Months Remaining to       Loans    Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less than 31..............              $                              %
31-60.....................
61-90.....................
91-120....................
121-150...................
151-180...................
181-210...................
211-240...................
241-270...................
271-300...................
301-330...................
331-360...................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                             Lien Position of Loans

                             % of                                 % of
              Number of  Loan Pool by                         Loan Pool by
                Loans     Number of   Aggregate Principal Outstanding Principal
              as of Cut- Loans as of  Balance Outstanding     Balance as of
               off Date  Cut-off Date as of Cut-off Date      Cut-off Date
              ---------- ------------ ------------------- ---------------------
First........                    %      $                              %
Second.......
Third........
Fourth.......
                -----      -------      --------------           -------
    Total....              100.00%      $                        100.00%
                =====      =======      ==============           =======

Delinquency, Loan Default and Loss Information

  The following tables set forth the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Loans already in repossession).

                   Delinquency Experience--Conventional Loans

                                                            At December 31,
                                                          ---------------------
                                                           1995    1994   1993
                                                          ------  ------  -----
Number of Loans Outstanding(1)........................... 56,028  29,788  3,893
Number of Loans Delinquent(2)(3)
  30-59 Days.............................................    394      57      5
  60-89 Days.............................................    109      10      1
  90 Days or More........................................    126      15      0
                                                          ------  ------  -----
Total Loans Delinquent...................................    629      82      6
Delinquencies as a Percent of Loans Outstanding(4).......   1.12%    .28%   .15%

--------
(1) Excludes defaulted loans not yet liquidated.
(2) A loan is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of loans.

                   Delinquency Experience--FHA Insured Loans

                                         At December 31,
                          ----------------------------------------------------
                          1997   1996    1995    1994    1993    1992    1991
                          -----  -----  ------  ------  ------  ------  ------
Number of Loans
 Outstanding(1).........                25,925  26,885  29,787  25,698  21,337
Number of Loans
 Delinquent(2)(3)
  30-59 Days............                   462     237     262     355     228
  60-89 Days............                   121      95      87      98      84
  90 Days or More.......                   183     146     164     207     164
                          -----  -----  ------  ------  ------  ------  ------
Total Loans Delinquent..                   766     478     513     660     476
Delinquencies as a
 Percent of Loans
 Outstanding(4).........       %      %   2.95%   1.78%   1.72%   2.57%   2.23%

--------
(1) Excludes defaulted loans not yet liquidated.
(2) A loan is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of loans.

  The following tables set forth the loan loss and repossession experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by the Company (other than Loans already in repossession).

              Loan Default and Loss Experience--Conventional Loans
                             (Dollars in thousands)

                                              Twelve Months
                                           Ended December 31,
                                ---------------------------------------------
                                 1997     1996      1995      1994     1993
                                -------  -------  --------  --------  -------
Principal Balance of Loans
 Serviced(1)................... $        $        $824,419  $418,055  $59,281
Loan Defaults(2)...............        %        %      .53%      .12%     .05%
Net Losses:
  Dollars(3)................... $        $        $  3,424  $    285  $     0
  Percentage(4)................        %        %      .42%      .07%     .00%

--------
(1) As of period end. Includes defaulted loans not yet liquidated.
(2) As a percentage of the total number of loans being serviced as of period end. The Company considers a loan defaulted when the Company has commenced foreclosure or enforcement proceedings or the loan is 180 days delinquent.
(3) Does not include any estimated losses for defaulted loans not yet liquidated.
(4) As a percentage of the principal amount of loans being serviced as of period end.

              Loan Default and Loss Experience--FHA Insured Loans
                             (Dollars in thousands)

                                                 Twelve Months
                                               Ended December 31,
                         ------------------------------------------------------------------
                           1997     1996     1995      1994      1993      1992      1991
                         -------- -------- --------  --------  --------  --------  --------
Principal Balance of
 Loans Serviced(1)...... $        $        $191,364  $199,286  $235,908  $206,062  $174,146
Loan Defaults(2)........        %        %     1.81%     1.88%     1.86%     1.87%     1.09%
Net Losses:
  Dollars(3)............     $        $    $    291  $    623  $    737  $    768  $    305
  Percentage(4).........        %        %      .15%      .31%      .31%      .37%      .18%

--------
(1) As of period end. Includes defaulted loans not yet liquidated.
(2) As a percentage of the total number of loans being serviced as of period end. The Company considers a loan defaulted when the Company has submitted a claim to FHA, the Company has commenced foreclosure or enforcement proceedings, or the loan is 180 days delinquent.
(3) Does not include any estimated losses for defaulted loans not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of loans being serviced as of period end.

  The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement loans.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Loans will be similar to that set forth above. Moreover, because the Company began originating and purchasing FHA-insured home
improvement loans in         , and secured conventional home improvement loans
in         , it is likely that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the Loans.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Loan, to reduce the outstanding principal balance on the Loans) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Loans represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Loans represented by such Certificates. The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement loans. Because the Loans have scheduled due dates throughout the calendar month, and because all Principal Prepayments are passed through to Certificateholders on the Payment Date following the Due Period in which such Principal Prepayment occurred, prepayments on the Loans would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Loans prepaid prior to their respective due dates in a particular month

(thus paying less than 30 days' interest for that Due Period) while very few Loans prepaid after their respective due dates in that month. In addition, liquidations of Defaulted Loans or the Servicer's exercise of its option to repurchase the entire remaining pool of Loans (see "Description of the Certificates--Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The Certificates were priced using a prepayment
assumption of   % CPR. There can be no assurance that the Loans will prepay at such rate, and it is unlikely that prepayments or liquidations of the Loans will occur at any constant rate.

  The amount of interest to which the Certificateholders of any Class are entitled on any Payment Date will be the product of the related Pass-Through Rate and the Principal Balance of such Class immediately following the preceding Payment Date, based on a 360-day year consisting of 12 months of 30 days each. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on the Certificates." As required by applicable state laws, interest paid by Obligors on the Loans is computed according to the simple interest method. Principal and interest payable on the Certificates will be computed according to the actuarial method.

  The final scheduled payment date on the Loan with the latest maturity is in
        .

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the Loans on the weighted average life of each Class of Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Loans is paid. Principal payments on Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Loans). Prepayments on Loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model, is described above.

  As used in the following tables, "0% CPR" assumes that none of the Loans are prepaid before maturity, " % CPR" assumes the Loans will prepay at a CPR of
 %, and so forth.

  There is no assurance, however, that prepayment of the Loans will conform to any level of the CPR, and no representation is made that the Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of home improvement loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such home improvement loans, the home improvement loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such home improvement loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Loans are received in a timely manner and prepayments are made at the indicated percentages of the CPR set forth in the table; (ii) the Servicer exercises its option to repurchase the Loans, as described under "Description of the Certificates--Repurchase Option"; (iii) the Loans will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Loan Characteristics;" (iv) the Class A-1 Certificates have an Original Class A-1 Principal Balance of
$           and a Class A-1 Pass-Through Rate of     %, the Class A-2
Certificates have an Original Class A-2 Principal Balance of $           and a
Class A-2 Pass-Through Rate of     %, the Class A-3 Certificates have an
Original Class A-3 Principal Balance of $           and a Class A-3 Pass-
Through Rate of     %, the Class M-1 Certificates have an Original Class M-1
Principal Balance of $          and a Class M-1 Pass-Through Rate of     %, the
Class M-2 Certificates have an Original Class M-2 Principal Balance of
$          and a Class M-2 Pass-Through Rate of     %, the Class B-1
Certificates have an Original Class B-1 Principal Balance of $          and a
Class B-1 Pass-Through Rate of      % and the Class B-2 Certificates have an
Original Class B-2 Principal Balance of $          and a Class B-2 Pass-Through
Rate of     %; (v) no interest shortfalls will arise in connection with prepayments in full of the Loans; (vi) no delinquencies or losses are experienced on the Loans; (vii) distributions are made on the Certificates on
the 15th day of each month, commencing in         ; and (viii) the Certificates
are issued on       ,     . No representation is made that the Loans will not
experience delinquencies or losses.

                          Assumed Loan Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal    Loan    to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                           ----------- -------- -------------- -------------
1............................. $                 %
2.............................
3.............................
4.............................

  It is not likely that the Loans will prepay at any constant percentage of the CPR to maturity or that all of the Loans will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Certificates, and set forth the percentages of the original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

         Percentage of the Original Principal Balance of the Class A-1
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
March 15, 1997.........................................
March 15, 1998.........................................
March 15, 1999.........................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

 Percentage of the Original Principal Balance of the Class A-2 Certificates at
             the Respective Percentages of the CPR Set Forth Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

 Percentage of the Original Principal Balance of the Class A-3 Certificates at
             the Respective Percentages of the CPR Set Forth Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

         Percentage of the Original Principal Balance of the Class M-1
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

 Percentage of the Original Principal Balance of the Class M-2 Certificates at
             the Respective Percentages of the CPR Set Forth Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class M-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Certificate.

         Percentage of the Original Principal Balance of the Class B-1
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

         Percentage of the Original Principal Balance of the Class B-2
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Class B-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2 Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Certificate.

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales loans for manufactured homes and other consumer installment sales loans, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing loans and conventional manufactured housing loans in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales loans for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

Ratio of Earnings to Fixed Charges for the Company

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years ending December 31, 1997. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                             Year Ended December 31,    Months Ended      ,
                             ------------------------   -------------------
                             1993 1994 1995 1996 1997   1998
                             ---- ---- ---- ---- ---- --------
Ratio of Earnings to Fixed
 Charges.................... 4.81 7.98 7.90 5.44 3.94

Recent Developments

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

General

  The Certificates will be issued in fully registered, certificated form only in minimum denominations of $1,000 or any integral multiple in excess thereof. The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein. The Trust consists primarily of the Loans and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured Home Improvement Loans, amounts held in the Certificate Account and the Class HI: B-2 Limited Guaranty and the Class HE: B-2 Limited Guaranty of the Company for the benefit of the Class HI: B-2 Certificateholders and the Class HE: B-2 Certificateholders, respectively.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "Description of the Certificates-- Registration of the Certificates" herein. The first Payment Date for the
Certificates will be in     1998. Payments will be made by check mailed to such
Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

Conveyance of Loans

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Loans, including all principal and interest received on or with respect to such Loans (other than receipts of principal and interest due on such Loans before the Cut-off Date). On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Loans are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Loan as of the date of issuance of the Certificates, the Loan Rate on each Loan and the maturity date of each Loan. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Loans to the Trust, the Company's internal audit department will have completed a review of all the Loan files, confirming the accuracy of each item on the list of Loans delivered to the Trustee. Any Loan discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Loan, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Loans and any other documents contained in the Loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Loans to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  [Dorsey & Whitney LLP], counsel to the Company, will render an opinion to the Trustee that the transfer of the Loans from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Loans from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Loans to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Loan, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Loan file and reflected on the list of Loans delivered to the Trustee; (c) each Loan is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);
(d) no Loan is subject to any right of rescission, set-off, counterclaim or defense; (e) each Loan (if an FHA-insured Loan) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Loan was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by the Company directly; (g) no Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Agreement or the Certificates unlawful;
(h) each Loan complies with all requirements of law; (i) no Loan has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Loan creates a valid and perfected lien on the related improved real estate; (k) all parties to each Loan had full legal capacity to execute such Loan; (l) no Loan has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Loan to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Loan (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Loan, and the Company has not waived any of the foregoing; (n) each Loan is a fully-amortizing loan with a fixed rate of interest and provides for level monthly payments over the term of such Loan; (o) each Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Loan set forth in the list delivered to the Trustee is true and correct;
(q) there is only one original of each Loan; and (r) each Loan was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  The Company will also make certain representations and warranties with respect to the Loans in the aggregate, including that (i) the Cut-off Date Pool Principal Balance equals at least the Original Series 1998- Principal Balance,
and each Loan has a contractual rate of interest of at least     %; (ii) no
Loan had a remaining term to maturity at origination of more than     months;
(iii) no more than % of the Loans, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code;
(iv) no more than % of the Loans, by principal balance as of the Cut-off Date, were originated by any one contractor; and (v) no adverse selection procedures were employed in selecting the Loans from the Company's portfolio.

  Under the terms of the Agreement, the Company has agreed to repurchase, at the Repurchase Price, any Loan that is materially and adversely affected by a breach of a representation and warranty with respect to such Loan made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Loans (but not with respect to any other breach by the Company of its obligations under the Agreement).

  The "Repurchase Price," with respect to any Loan to be so repurchased or with respect to a Liquidated Loan, means the outstanding principal balance of such Loan (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the Pass-Through Rate (which will be the weighted average of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Pass-Through Rates) on such Loan from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation.

  Pursuant to the Agreement, the Servicer will service and administer the Loans conveyed and assigned to the Trustee as more fully set forth below.

Payments on Loans

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository
institution (initially [Trustee],    , Minnesota) with trust powers organized
under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated P-1 by Moody's and A-1 by S&P or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and S&P, and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;
(iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by Moody's and S&P. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "Aa2" from Moody's and at least "AA" from S&P not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least P-1 by Moody's and at least A-1+ by S&P. Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Loans, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Loans, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Loans which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," and amounts paid by the Company for Loans repurchased as a result of breach of warranties under the Agreement as described under "Description of the Certificates--Conveyance of Loans," shall be paid into the Certificate Account.

  On the seventh Business Day of each month (the "Determination Date"), the Servicer will determine the Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Loans required to be repurchased on such Payment Date as a result of a breach of representations and warranties.

  On each Payment Date the Trustee will withdraw the Amount Available from the Certificate Account and make the following payments, in the following order of priority:

       (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

       (ii) to pay interest and principal on the Certificates, in the manner and the order of priority described below;

       (iii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

       (iv) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums not paid by the Company, as Servicer, and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

       (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made in respect of current or prior Payment Dates;

       (vi) to reimburse the holder of the Class C Certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the Trust as a REMIC or otherwise;
       (vii) to reimburse the Company for any prior unreimbursed Class B-2 Guaranty Payments; and

       (viii) to pay any remaining amounts to the holder of the Class C Certificate.

Distributions

  On each Payment Date, distributions on the Certificates in respect of the Amount Available will be made first to the holders of the Class A Certificates, then to the holders of the Class M-1 Certificates, then to the holders of the Class M-2 Certificates, then to the holders of the Class B-1 Certificates and then to the holders of the Class B-2 Certificates, as described below.

  Distributions of interest and principal to holders of a Class of Class A Certificates will be made on each Payment Date, to the extent that the Amount Available in the Certificate Account is sufficient therefor, in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class A Interest" below and (ii) their respective Percentage Interests, distributed to each Class of Class A Certificates in the order of priority described under "Class A Principal" below, of the Senior Percentage of the Formula Principal Distribution Amount, calculated as described under "Class A Principal" below. Distributions on the Class A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class A Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class A Interest" below and (ii) the Senior Percentage of the Formula Principal Distribution Amount, provided that, if the Class A Formula Distribution Amount exceeds the Amount Available in the Certificate Account on such Payment Date, then the Class A Distribution Amount shall instead equal the Amount Available and the amount of such deficiency will be carried forward and added to the amount the Class A Certificateholders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class M-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class M-1 Distribution Amount. Distributions on the Class M-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class M-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class M-1 Interest" below and (ii) after the Class A Principal Balance has been reduced to zero and until the Class M-1 Principal Balance has been reduced to zero, the Senior Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class M-1 Certificateholders (after giving effect to any distribution made to Class A Certificateholders on such Payment Date) (the "Class M-1 Remaining Amount Available") is less than the Class M-1 Formula Distribution Amount, then the Class M-1 Distribution Amount will equal the Class M-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class M-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class M-2 Distribution Amount. Distributions on the Class M-2 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class M-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class M-2 Interest" below and (ii) after the Class M-1 Principal Balance has been reduced to zero and until the Class M-2 Principal Balance has been reduced to zero, the Senior Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class M-2 Certificateholders (after giving effect to any distribution made to Class A Certificateholders and the Class M-1 Certificateholders on such Payment Date) (the "Class M-2 Remaining Amount Available") is less than the Class M-2 Formula Distribution Amount, then the Class M-2 Distribution Amount will equal the Class M-2 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of Class B-1 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests multiplied by the Class B-1 Distribution Amount. Distributions on the Class B-1 Certificates will be applied first to the payment of interest and then to the payment of principal. The Class B-1 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class B-1 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class B-1 Interest" below and (ii) until the Class B-1 Principal Balance has been reduced to zero, an amount of principal equal to the Class B Percentage of the Formula Principal Distribution Amount. If the Amount Available in the Certificate Account available for distribution to the Class B-1 Certificateholders (after giving effect to any distribution made to Class A Certificateholders, Class M-1 Certificateholders and Class M-2 Certificateholders on such Payment Date) (the "Class B-1 Remaining Amount Available") is less than the Class B-1 Formula Distribution Amount, then the Class B-1 Distribution Amount will equal the Class B-1 Remaining Amount Available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date.

  Distributions of interest and principal to holders of the Class B-2 Certificates will be made on each Payment Date in an amount equal to their respective Percentage Interests of the Class B-2 Distribution Amount and any Class B-2 Guaranty Payment. The Class B-2 Distribution Amount for any Payment Date is intended to be equal to the sum (referred to as the "Class B-2 Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class B-2 Interest" below and (ii) after the Class B-1 Principal Balance has been reduced to zero and until the Class B-2 Principal Balance has been reduced to zero, the Class B Percentage of the Formula Principal Distribution Amount. Distributions on the Class B-2 Certificates will be applied first to the payment of interest and then to the payment of principal. If the Amount Available in the Certificate Account available for distribution to the Class B-2 Certificateholders (after giving effect to distributions made to Class A Certificateholders, Class M Certificateholders and Class B-1 Certificateholders on such Payment

Date) (the "Class B-2 Remaining Amount Available") is not sufficient to make a full distribution of the Class B-2 Formula Distribution Amount to the Class B-2 Certificateholders, then the Class B-2 Distribution Amount will equal the Class B-2 Remaining Amount Available and the Company will be obligated to make a Class B-2 Guaranty Payment into the Certificate Account in respect thereof pursuant to the Class B-2 Limited Guaranty.

  On each Payment Date the Amount Available will be distributed to Class A Certificateholders, then Class M Certificateholders and then Class B Certificateholders in the amounts and order of priority set forth below:

Class A Interest

  One month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the holders of each Class of Class A Certificates on each Payment Date, to the extent of the Amount Available in the Certificate Account on such date, at the related Pass-Through Rate on the then outstanding Principal Balance of each Class of Class A Certificates. Interest
on each Class of Class A Certificates will accrue from       , 1998, or from
the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date.

  The Pass-Through Rates for the Class A-1, Class A-2 and Class A-3 Certificates are set forth on the cover of this Prospectus Supplement, and in each case will be computed on the basis of a 360-day year of twelve 30-day months.

  The Principal Balance of any Class of Class A Certificates as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class A Principal Balance as of any Payment Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance.

  In the event that, on a particular Payment Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of each Class of Class A Certificates, the amount of interest to be distributed in respect of the Class A Certificates will be allocated among each Class thereof (and within a Class among the Certificates of such Class) pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Such a shortfall could occur, for example, if delinquencies or losses realized on the Loans were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the applicable Pass-Through Rate for each Class of Class A Certificates, to the extent permitted by law.

Class A Principal

  Holders of a Class of Class A Certificates will be entitled to receive on each Payment Date as payments of principal, in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account on such date after payment of interest on each Class of Class A Certificates, the Senior Percentage of the sum (such sum being referred to hereinafter as the "Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Loan during the month preceding the month in which the Payment Date occurs, (ii) the Scheduled Principal Balance of each Loan which, during the month preceding the month of such Payment Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding month, (iv) the Scheduled Principal Balance of each Loan that became a Liquidated Loan during such preceding month, and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Senior Percentage for any Payment Date prior to the Class B Cross-over Date, and for any Payment Date on or after the Class B Cross-over Date on which any Class B Principal Distribution Test is not satisfied (each as described under "Class B-1 Principal" below), will be 100%, and for any Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date. The Scheduled Principal Balance of a Loan with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the calendar month preceding such Payment Date (the "Due Period") as specified in its amortization schedule, after giving effect to any previous partial Principal Prepayments and to the scheduled payment due on such Due Date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The Pool Scheduled Principal Balance, as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Loans that were outstanding during the preceding Due Period. A Liquidated Loan is a defaulted Loan as to which all amounts that the Servicer expects to recover on account of such Loan have been received.

  The Senior Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on each Class of Class A Certificates, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero and then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero.

  As hereinafter described, all losses on Liquidated Loans will be absorbed first by the Class C Certificate, then by the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer), then by the Class B-2 Certificates, then by the Class B-1 Certificates, then by the Class M-2 Certificates and then by the Class M-1 Certificates. If the Amount Available on any Payment Date is less than the Class A Distribution Amount, the Amount Available will be applied first to the payment of interest on the Class A Certificates and then to the payment of principal to the Class of Class A Certificates then entitled thereto.

Class M-1 Interest

  Interest will be paid to the Class M-1 Certificateholders on each Payment Date, to the extent of the Class M-1 Remaining Amount Available, if any, in an amount (the "Class M-1 Interest Payment Amount") equal to the product of (a) the Class M-1 Pass-Through Rate and (b) the then outstanding Class M-1 Principal Balance less the Class M-1 Principal Shortfall Amount, if any. The "Class M-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the aggregate of the Principal Balances of the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates. The "Aggregate Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of (i) the aggregate Principal Balance of the Certificates as of the preceding Payment Date (after giving effect to distributions of principal thereon) over (ii) the Pool Scheduled Principal Balance for such preceding Payment Date. Interest on
the outstanding Class M-1 Principal Balance will accrue from       , 1998, or
from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-1 Principal Balance is the Original Class M-1 Principal Balance less the sum of all amounts previously distributed to Class M-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class M-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class M-1 Interest Payment Amount to the Class M-1 Certificateholders, the amount of such interest to be distributed in respect of the Class M-1 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class M-1 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount and the Class B-2 Distribution Amount. Any interest amounts carried forward will bear interest at the Class M-1 Pass-Through Rate, to the extent permitted by law.

  The Class M-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class M-1 Principal

  On each Payment Date after the Class A Principal Balance has been reduced to zero, Class M-1 Certificateholders will be entitled to receive, as payments of principal, the Senior Percentage (as described under "Class A Principal" above) of the Formula Principal Distribution Amount to the extent of the Class M-1 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class M-1 Certificates, until the Class M-1 Principal Balance has been reduced to zero. On each Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied, payments of principal will be made to Class B-1 or Class B-2 Certificateholders, even if Class M-1 Certificateholders are not yet entitled to receive payments of principal because the Class A Principal Balance has not been reduced to zero.

Class M-2 Interest

  Interest will be paid to the Class M-2 Certificateholders on each Payment Date, to the extent of the Class M-2 Remaining Amount Available, if any, in an amount (the "Class M-2 Interest Payment Amount") equal to the product of (a) the Class M-2 Pass-Through Rate and (b) the then outstanding Class M-2 Principal Balance less the Class M-2 Principal Shortfall Amount, if any. The "Class M-2 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the aggregate of the Principal Balances of the Class B-1 Certificates and the Class B-2 Certificates. Interest on the outstanding Class M-2 Principal Balance will
accrue from       , 1998, or from the most recent Payment Date on which
interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-2 Principal Balance is the Original Class M-2 Principal Balance less the sum of all amounts previously distributed to Class M-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class M-2 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class M-2 Interest Payment Amount to the Class M-2 Certificateholders, the amount of such interest to be distributed in respect to the Class M-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class M-2 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class M-2 Pass-Through Rate, to the extent permitted by law.

  The Class M-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class M-2 Principal

  On each Payment Date after the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero, Class M-2 Certificateholders will be entitled to receive, as payments of principal, the Senior Percentage (as described under "Class A Principal" above) of the Formula Principal Distribution Amount to the extent of the Class M-2 Remaining Amount Available in the Certificate Account on such date, after payment of all interest payable on the Class M-2 Certificates, until the Class M-2 Principal Balance has been reduced to zero. On each Payment Date on or after the Class B Cross-over Date on which each Class B Principal Distribution Test is satisfied, payments of principal will be made to Class B-1 or Class B-2 Certificateholders, even if Class M-2 Certificateholders are not yet entitled to receive payments of principal because the Class A Principal Balance and Class M-1 Principal Balance have not been reduced to zero.

Class B-1 Interest

  Interest will be paid to the Class B-1 Certificateholders on each Payment Date, to the extent of the Class B-1 Remaining Amount Available, if any, in an amount (the "Class B-1 Interest Payment Amount") equal to the product of (a) the Class B-1 Pass-Through Rate and (b) the then outstanding Class B-1 Principal Balance less the Class B-1 Principal Shortfall Amount, if any. The "Class B-1 Principal Shortfall Amount" as of any Payment Date will equal the excess, if any, of the Aggregate Principal Shortfall Amount over the Class B-2 Principal Balance. Interest on the outstanding Class B-1 Principal Balance will
accrue from       , 1998, or from the most recent Payment Date on which
interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-1 Principal Balance is the Original Class B-1 Principal Balance less the sum of all amounts previously distributed to Class B-1 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class B-1 Remaining Amount Available, plus other funds in the Certificate Account available therefor, is not sufficient to make a full distribution of the Class B-1 Interest Payment Amount to the Class B-1 Certificateholders, the amount of such interest to be distributed in respect of the Class B-1 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue on the Class B-1 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount and Class M-2 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class B-1 Pass-Through Rate, to the extent permitted by law.

  The Class B-1 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class B-1 Principal

  Prior to the Class B Cross-over Date, there will be no distributions of principal on the Class B-1 Certificates. The Class B Cross-over Date will be the earlier of (A) the Payment Date on which the Class M-2 Principal Balance is reduced to zero (the "Fifth Cross-over Date"), and (B) the first Payment Date
on or after the Payment Date in          on which the fraction, expressed as a
percentage, the numerator of which is the Class B Principal Balance as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, is equal to or greater
than   %.

  On each Payment Date on or after the Class B Cross-over Date and prior to the Payment Date on which the Class A Principal Balance and the Class M Principal Balance have been reduced to zero, holders of Class B Certificates will be entitled to distributions of principal only if each of the following tests (each a "Class B Principal Distribution Test") is satisfied on such Payment
Date: (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement)
as of such Payment Date must not exceed    %; (ii) the Average Thirty-Day
Delinquency Ratio (as defined in the Agreement) as of such Payment Date must not exceed %; (iii) the Cumulative Realized Losses (as defined in the Agreement) as of such Payment Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Payment Date occurs; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Payment Date must not exceed 2.5%; and (v) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Payment Date must be equal to or greater than
  %.

  On each Payment Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Payment Date, Class B-1 Certificateholders will be entitled to receive, as payments of principal, the Class B Percentage of the Formula Principal Distribution Amount to the extent of the Class B-1 Remaining Amount Available in the Certificate Account on such date after payment of all interest payable on the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero. The Class B-2 Certificateholders will not be entitled to any distributions of principal from the Class B-1 Remaining Amount Available until the Class B-1 Principal Balance has been reduced to zero. The Class B Percentage for any Payment Date will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

Class B-2 Interest

  Interest will be paid to the Class B-2 Certificateholders on each Payment Date, to the extent of (i) the Class B-2 Remaining Amount Available, if any and
(ii) the amount, if any, paid pursuant to the Class B-2 Limited Guarantee, in an amount (the "Class B-2 Interest Payment Amount") equal to the product of (a) the Class B-2 Pass-Through Rate and (b) the then outstanding Class B-2 Principal Balance less the Class B-2 Principal Shortfall Amount, if any. The "Class B-2 Principal Shortfall Amount" as of any Payment Date will equal the Aggregate Principal Shortfall Amount. Interest on the outstanding Class B-2
Principal Balance will accrue from       , 1998, or from the most recent
Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less the sum of all amounts previously distributed to Class B-2 Certificateholders on account of principal. In the event that, on a particular Payment Date, the Class B-2 Remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of the Class B-2 Interest Payment Amount to the Class B-2 Certificateholders and the Company fails to pay such amount under the Class B-2 Limited Guaranty, the amount of such interest to be distributed in respect of the Class B-2 Certificates will be allocated among the Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Interest will accrue in respect of the Class B-2 Principal Shortfall Amount, if any, and will be payable on succeeding Payment Dates to the extent of the Amount Available remaining after payment in full of the Class A Distribution Amount, the Class M-1 Distribution Amount, the Class M-2 Distribution Amount, the Class B-1 Distribution Amount, the Class B-2 Distribution Amount and interest accrued and unpaid on the Class M-1 Principal Shortfall Amount, the Class M-2 Principal Shortfall Amount and the Class B-1 Principal Shortfall Amount. Any interest amounts carried forward will bear interest at the Class B-2 Pass-Through Rate, to the extent permitted by law.

  The Class B-2 Pass-Through Rate is set forth on the cover of this Prospectus Supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class B-2 Principal

  Except for distributions of any amounts representing a Class B-2 Principal Liquidation Loss Amount (as described below), payments of principal on the Class B-2 Certificates will not commence until the Payment Date on which the Class B-1 Principal Balance has been reduced to zero (the "Sixth Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Class B-2 Remaining Amount Available and any amounts actually paid under the Class B-2 Limited Guaranty after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

  On each Payment Date, the Class B-2 Certificateholders will be entitled to receive pursuant to the Class B-2 Limited Guaranty the amount (the "Class B-2 Principal Liquidation Loss Amount"), if any, by which the sum Class A Certificateholders to receive future distributions on the Loans that would otherwise be payable to the holders of Class M Certificates and Class B Certificates. On each Payment Date the Class M-1 Certificateholders will be entitled to receive only amounts described above under "Class M-1 Interest" and "Class M-1 Principal," the Class M-2 Certificateholders will be entitled to receive only amounts described under "Class M-2 Interest" and "Class M-2 Principal," the Class B-1 Certificateholders will be entitled to receive only amounts described above under "Class B-1 Interest" and "Class B-1 Principal," and the Class B-2 Certificateholders will be entitled to receive only amounts described above under "Class B-2 Interest" and "Class B-2 Principal."

  In addition, the rights of the holders of the Class M-2 Certificates and Class B Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the Class M-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Class M-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class M-2 Certificates and the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Class M-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class M-1 Certificateholders to receive future distributions on the Loans that would otherwise be payable to the holders of Class M-2 Certificates and Class B Certificates.

  In addition, the rights of the holders of the Class B-1 Certificates and the Class B-2 Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the Class M-2 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-2 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Class M-2 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-2 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class B Certificates, the amount of principal and interest due them on each Payment Date out of the Class M-2 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class M-2 Certificateholders to receive future distributions of the Loans that would otherwise be payable to the holders of Class B Certificates.

  In addition, the rights of the holders of the Class B-2 Certificates to receive distributions with respect to the Loans will be subordinate to such rights of the Class B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Loans. The protection afforded to the Class B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class B-1 Certificateholders to receive, prior to any distribution being made on a Payment Date in respect of the Class B-2 Certificates, the amount of principal and interest due them on each Payment Date out of the Class B-1 Remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class B-1 Certificateholders to receive future distributions on the Loans that would otherwise be payable to the holders of Class B-2 Certificates.

  As described above, prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders is intended to include the Senior Percentage of the Scheduled Principal Balance of each Loan that became a Liquidated Loan during the preceding Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Loan are less than its Scheduled Principal Balance plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Class M, the Class B and the Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A or Class M Certificateholders. Likewise, to the extent the Class M-1 Certificateholders or the Class M-2 Certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Certificates with a lower payment priority. If the Amount Available is not sufficient to cover the amounts distributable to the Class A or Class M Certificateholders on a particular Payment Date, then the Senior Percentage on future Payment Dates may be increased and the Class B Percentage on future Payment Dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class M-2, Class B and Class C Certificateholders, the Class M-1 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class B and Class C Certificateholders on each Payment Date, the Class M-2 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class B-2 and Class C Certificateholders, the Class B-1 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) and amounts otherwise distributable to the Class C Certificateholder on each Payment Date, and amounts paid under the Class B-2 Limited Guaranty as described below, the Class B-2 Certificateholders will absorb all losses on each Liquidated Loan in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee. Class B-2 Certificateholders, however, will be entitled to receive Class B-2 Guaranty Payments. If the Company fails to make a payment required under the Class B-2 Limited Guaranty, the Class B-2 Certificateholders will incur a loss on their investment in the Class B-2 Certificates.

Advances

  To the extent that collections on a Loan in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Loan only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

Reports to Certificateholders

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of each Class of Class A Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Payment Date;

       (d) the Principal Balance of each Class of Class A Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) the Senior Percentage for such Payment Date;

       (f) the Pool Scheduled Principal Balance of the Loans for such Payment Date;

       (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance); and

       (h) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class M-1 Formula Distribution Amount exceeds the Class M-1 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class M-1 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) the Class M-1 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

       (f) the Senior Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance of the Loans for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class M-2 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class M-2 Formula Distribution Amount exceeds the Class M-2 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class M-2 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) the Class M-2 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

       (f) the Senior Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance of the Loans for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-1 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class B-1 Certificates allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class B-1 Formula Distribution Amount exceeds the Class B-1 Remaining Amount Available for such Payment Date;

       (d) the Principal Balance of the Class B-1 Certificates after giving effect to the distribution of principal on such Payment Date;

       (e) the Class B-1 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

       (f) the Class B Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance of the Loans for such Payment Date;

       (h) the Pool Factor; and

       (i) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of Class B-2 Certificates allocable to interest;

       (b) the amount of such distribution to holders of Class B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Principal Liquidation Loss Amount, if any, exceeds the Class B-2 Distribution Amount for such Payment Date;

       (d) the Class B-2 Liquidation Loss Amount, if any, for such Payment
  Date;

       (e) the Class B-2 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such Payment Date;

       (f) the Class B-2 Guarantee Payment, if any, for such Payment Date;

       (g) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

       (h) the Class B Percentage for such Payment Date;

       (i) the Pool Scheduled Principal Balance of the Loans for such Payment Date;

       (j) the Pool Factor; and

       (k) the number and aggregate principal balance of Loans delinquent (i) 30-59 days and (ii) 60 or more days.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

Repurchase Option

  The Agreement provides that at any time that the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Loans (other than any Loan as to which title to the underlying property has been assigned) at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such price will be distributed on such Payment Date.

Collection and Other Servicing Procedures

  The Servicer will manage, administer, service and make collections on the Loans, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar loans (including manufactured housing loans) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured Loans located in federally designated special flood hazard areas. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured loans and generally on junior
lien secured loans with amounts financed of over $      .

Servicing Compensation and Payment of Expenses

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) equal to one-twelfth of the product of
 .75% and the remaining Pool Scheduled Principal Balance of the Loans.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Loan (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Loan. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Loans, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Loans and paid by the Company from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Loans or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

Evidence as to Compliance

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or
before         of each year, beginning in      1998, the Servicer will deliver
to the Trustee a report of [Accountant], or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of home improvement loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the Aggregate Certificate Principal Balance will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

Transferability

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

Certain Matters Relating to the Company

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

Events of Termination

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer loan with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Aggregate Certificate Principal Balance may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Loans for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Loans and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Loans be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Loans for breaches of warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company as Servicer under the Agreement without the consent of all of the Certificateholders.

Termination of the Agreement

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Pool Scheduled Principal Balance is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Loans as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

Amendment; Waiver

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment Moody's and S&P shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Aggregate Certificate Principal Balance, and holders of Certificates representing 51% or more of the Aggregate Certificate Principal Balance may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Loans or distributions which are required to be made on any Certificate, or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

Indemnification

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) arising out of or resulting from the use or ownership by the Company or any affiliate thereof of any real estate securing a Loan, (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Loans to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (c) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Loan.

Duties and Immunities of the Trustee

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Loan, Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Loans, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

The Trustee

  [Trustee] has its corporate trust offices at        , Minnesota      .

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

Registration of the Certificates

  The Certificates initially will be registered in the name of Cede & Co., the nominee of DTC. The Certificates may be held by investors only through the book-entry facilities of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or
(ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Loans, the Company will provide a guaranty (the "Class B-2 Limited Guaranty") against losses that would otherwise be borne by the Class B-2 Certificates. Each payment required to be made under the Class B-2 Limited Guaranty is referred to as a "Class B-2 Guaranty Payment." Prior to the Sixth Cross-over Date, and on any Payment Date on or after the Sixth Cross-over Date on which a Class B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class B-2 Certificates) and (b) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (ii) the Class B-2 Distribution Amount for such Payment Date. The Class B-2 Principal Liquidation Loss Amount for any Payment Date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance for such Payment Date. The Class B-2

Principal Liquidation Loss Amount is, in substance, the amount of delinquencies and losses experienced on the Loans during the related Due Period that was not absorbed by the Class C Certificate and the Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer). On each Payment Date on or after the Sixth Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Payment Date (or the Class A Principal Balance and the Class M Principal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class B-2 Principal Liquidation Loss Amount, if any, for such Payment Date exceeds (b) the Class B-2 Distribution Amount for such Payment Date.

  The Class B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 or Class B-1 Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  [Dorsey & Whitney LLP], counsel to the Company, will deliver its opinion that, assuming ongoing compliance with the terms of the Agreement, upon the issuance of the Certificates, the Trust will qualify as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will constitute "regular interests" in the REMIC. The Class C Certificate, which is not being offered hereunder, will constitute the sole class of "residual interests" in the REMIC.

  It is not anticipated that any of the Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of market discount and premium, if any, will be based on the assumption that the Loans
will prepay at a rate equal to   % CPR.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "qualifying real property loans," "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 593(d), 7701(a)(19)(C) or 856(c)(5) of the Code, respectively. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the Prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A-1, Class A-2 and Class A-3
Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted an administrative exemption to [underwriter] [cite exemption] (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include home improvement loans such as the Loans. The Exemption will apply to the acquisition, holding, and resale of the Class A-1, Class A-2 and Class A-3 Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A-1, Class A-2 and Class A-3 Certificates are the following:

       (1) The acquisition of the Class A-1, Class A-2 or Class A-3 Certificates by a Plan is on terms (including the price for the Class A-1, Class A-2 or Class A-3 Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

       (2) The rights and interests evidenced by the Class A-1, Class A-2 or Class A-3 Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

       (3) The Class A-1, Class A-2 or Class A-3 Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.;

       (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

       (5) The sum of all payments made to the Underwriter in connection with the distribution of the Class A-1, Class A-2 or Class A-3 Certificates represents not more than reasonable compensation for underwriting the Class A-1, Class A-2 or Class A-3 Certificates, as applicable. The sum of all payments made to and retained by the Company pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

       (6) The Plan investing in the Class A-1, Class A-2 or Class A-3 Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A-1, Class A-2 or Class A-3 Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A-1, Class A-2 or Class A-3 Certificates, as applicable, are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Class A-1, Class A-2 or Class A-3 Certificates does not exceed twenty-five percent (25%) of all of the Class A-1, Class A-2 or Class A-3 Certificates, as applicable, outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriter, the Trustee, the Servicer, any obligor with respect to Loans included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  The Company believes that the Exemption will apply to the acquisition and holding of Class A-1, Class A-2 and Class A-3 Certificates sold by the Underwriter and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Loans included in the Trust constitutes more than five percent (5%) of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A-1, Class A-2 or Class A-3 Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A-1, Class A-2 or Class A-3 Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A-1, Class A-2 or Class A-3 Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of any other Class of Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any other Class of Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                  UNDERWRITING

  The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase the Certificates at the prices set forth on the cover page of this Prospectus Supplement.

  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriter proposes to offer the Certificates in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such
prices less concessions not to exceed     % of the Original Class A-1 Principal
Balance,     % of the Original Class A-2 Principal Balance,    % of the
Original Class A-3 Principal Balance,     % of the Original Class M-1 Principal
Balance,   % of the Original Class M-2 Principal Balance,   % of the Original
Class B-1 Principal Balance, or   % of the Original Class B-2 Principal
Balance, as applicable. The Underwriter may allow, and such dealers may
reallow, concessions not to exceed     % of Original Class A-1 Principal
Balance,     % of the Original Class A-2 Principal Balance,     % of Original
Class A-3 Principal Balance,    % of the Original Class M-1 Principal Balance,
   % of the Original Class M-2 Principal Balance,    % of the Original Class B-
1 Principal Balance, or    % of the Original Class B-2 Principal Balance, as
applicable, to certain brokers and dealers. After the Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter.

  The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement loan pass-through certificates without the consent of the Underwriter.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by [Dorsey & Whitney LLP,] Minneapolis, Minnesota, and for the Underwriter by [Thacher Proffitt & Wood, New York, New York]. The material federal income tax consequences of the Certificates will be passed upon for the Company by[Dorsey & Whitney LLP].

                            Base Prospectus No. 4 Secured Home Improvement Loans
PROSPECTUS

             Green Tree Financial Corporation, Seller and Servicer
                    Certificates for Home Improvement Loans
                              (Issuable In Series)

  We are offering certificates for home improvement loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. We refer to the certificates for home improvement loans as "certificates" and to each separate series of certificates as a "series." Green Tree Financial Corporation will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home improvement loans.

                               ----------------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                        Prospectus dated         , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (b) the prospectus supplement related to the particular terms of your series of certificates.

  If the terms of your series of certificates described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the certificates--Reports to Certificateholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office                Chicago Regional Office
     Seven World Trade Center                Citicorp Center
     Suite 1300                              500 West Madison Street, Suite
     New York, NY 10048                   1400
                                             Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus and the accompanying prospectus supplement.

Title of Securities..........  We call the securities certificates for home im-
                                provement loans.

Securities Offered ..........  Green Tree will create a trust and deposit a pool of loans in the trust. The trust will issue the certificates. This prospectus describes multiple trusts that Green Tree will create from time to time. Each trust will issue a separate series of certificates. Payments on the certificates will be made primarily from payments on the related pool of loans. The terms of the certificates issued by a trust will be governed by a Pooling and Servicing Agreement between Green Tree and the trustee for that series. We will identify the trustee for a series of certificates in the related prospectus supplement.

Seller and Servicer..........  Green Tree Financial Corporation, 1100 Landmark
                               Towers, 345 St. Peter Street, St. Paul,
                               Minnesota 55102, telephone: (651) 293-3400.

Risk Factors.................  There are special considerations that are important to a decision to invest in the
                               certificates. You should read carefully the
                               section entitled "Risk Factors" beginning on
                               page   of this prospectus.

The Loans....................  The loans underlying a series of certificates form a loan pool. The loans in a loan pool will be fixed or variable rate loans. All of the loans will be closed-end home improvement loans. Each loan will be secured by the related real estate.

                               The prospectus supplement for each series will provide information about the following:

                                 ^  the aggregate principal balance of the
                                    loans comprising the loan pool, as of a
                                    date specified in the prospectus
                                    supplement;

                                 ^  the weighted average and range of
                                    contractual rates of interest on the loans;

                                 ^ the weighted average and ranges of terms to scheduled maturity of the loans as of origination and as of the cut-off date;

                                 ^ the average outstanding principal balance of the loans as of the cut-off date;

                                 ^  the range of loan-to-value ratios; and

                                 ^ the geographic location of improved real estate underlying the loans.

                               If we so specify in the related prospectus supplement, the trust may purchase from Green Tree additional loans after the date of issuance of that series from funds on deposit in a pre-funding account.

                               The loans will have been originated by Green
                               Tree on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

Description of                 The trust will issue the certificates of the
 Certificates................  related series of certificates on the terms specified in the related prospectus supplement.
                               Each series of certificates will evidence an interest in the loan pool and other property held in trust for the benefit of certificateholders. If we so specify in the related prospectus supplement, a series of certificates may include one or more classes with different rights to payments of principal and interest, including classes which:

                                 ^ are entitled to receive only distributions of interest,

                                 ^ are entitled to receive only distributions of principal,

                                 ^  are entitled to receive principal on a
                                    planned amortization schedule or a targeted amortization schedule, or

                                 ^  are entitled to receive principal only
                                    after other classes have received a
                                    specified amount of principal.

                               We will issue the certificates in fully
                               registered form in the authorized denominations that we specify in the related prospectus supplement. No government agency or other insurer will guarantee or insure the certificates, unless we otherwise specify in the related prospectus supplement. Similarly, no government agency or other insurer will guarantee or insure the loans, except as we specify in this prospectus and in the related prospectus supplement.

Subordinated Certificates....  We may subordinate one or more classes of any series of certificates, as specified in the related prospectus supplement. The rights of holders of subordinated certificates to receive any or a portion of distributions with respect to the loans will be subordinated to the rights of holders of senior certificates to the extent and in the manner we specify in the related prospectus supplement. If a series of certificates contains more than one class of subordinated certificates, distributions and losses will be allocated among those classes in the manner specified in the related prospectus supplement. The rights of holders of subordinated certificates, to the extent not subordinated, may be on a parity with holders of senior certificates. By subordinating a class of certificates, we intend to:

                                 ^ enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them, and

                                 ^  protect holders of senior certificates
                                    against losses.

                               If we so specify in the applicable prospectus supplement, we may entitle some classes of sub-ordinated certificates the benefits of other forms of credit enhancement that would benefit only those subordinated certificates.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated certificates, we may provide credit enhancement with respect to a series of certificates by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a series of certificates. We will describe any such credit enhancement in the related prospectus supplement.

Interest.....................  We will pay interest on the certificates on the dates specified in the related prospectus supplement, unless we indicate otherwise. The related prospectus supplement will describe the pass-through rate, if any, for each class or the method of determining the pass-through rate. This rate may be fixed, variable or adjustable, as specified in the related prospectus supplement. For a more complete description of interest payable on the Certificates, see "Yield Considerations" and "Description of the certificates" in this prospectus. As we specify in the related prospectus supplement, classes of a series of certificates may not be entitled to receive interest or may be entitled to receive interest which is not proportionate to the principal allocable to such certificates.

Principal (Including           Principal on each loan, including any principal
 Prepayments)................  prepayments, will be passed through on each payment date, except as we otherwise describe in the related prospectus supplement. For a more complete description of principal on the certificates, see "Maturity and Prepayment
                               Considerations" and "Description of the
                               Certificates" in this prospectus.

Optional Termination.........  Unless we specify otherwise in the related prospectus supplement, Green Tree may repurchase all the loans relating to a series of certificates remaining outstanding at the time and under the circumstances we specify in the related prospectus supplement. Unless we otherwise provide in the related prospectus supplement, the repurchase price will equal the principal amount of the loans plus accrued and unpaid interest. For a more complete description of optional termination of the certificates, see "Description of the Certificates--Termination of the Agreement" in this prospectus.

Representations and
Warranties of Green Tree
Financial Corporation .......
                               Green Tree will make certain representations and warranties regarding the loans. These representations and warranties are a condition to Green Tree's conveyance of any loan pool to the trust fund. If Green Tree becomes aware of a breach of any representation or warranty that materially adversely affects the trust fund's interest in any loan or receives written notice of a breach from the trustee or the servicer, then Green Tree must either cure the breach, repurchase the affected loan or, if the related prospectus supplement so provides, substitute for the affected loan, under the conditions further described in this prospectus and in the prospectus supplement. For a more complete description of the representations and warranties of Green Tree, see "Description of the Certificates--Conveyance of Loans."

Federal Income Tax             We may make an election to treat the trust fund
 Considerations..............  represented by a series of certificates or a segregated portion of them as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended. If we so choose, the Classes of certificates that we offer may constitute "regular interest" or "residual interests" in that REMIC under the Internal Revenue Code of 1986, as amended, with the tax consequences described in this prospectus and in the related prospectus supplement. If we so specify in the prospectus supplement, a Class of certificates that we are offering may represent interests in a "two-tier"
                               REMIC, but all interest in the first and second tier REMIC will be created under the Pooling and Servicing Agreement.

                               If we do not make a REMIC election with respect to a series of certificates, the trust fund represented by those certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In such an event, each holder of a Certificate will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related loan pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the loans included in such loan pool. If we do not make a REMIC election with respect to a series of certificates and the Trust Fund represented by such certificates will not be treated as a grantor trust, the federal income tax consequences of owning such certificates will be described in the related prospectus supplement. For a more complete description of the Federal income tax considerations related to the certificates, see "Certain Federal Income Tax Consequences--Non-REMIC Series."

ERISA Considerations.........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended

                               ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see "ERISA Considerations" in this prospectus and in your prospectus supplement.

Legal Investment.............  Unless the related prospectus supplement indicates otherwise, the certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. For a more complete description of legal considerations regarding investment in the certificates, see "Legal Investment Considerations" in this prospectus and in your prospectus supplement.

Ratings......................  We will not issue the certificates unless one or more nationally recognized rating agencies have assigned a rating to the certificates in one of their four highest rating categories.

                               The rating of each series of certificates addresses the likelihood of the timely receipt of interest and payment of principal on that series on or before the stated maturity date for that series. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the certificates do not address the likelihood of payment of principal on any series of certificates prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States persons. For a more complete description of the ratings of the certificates, see "Ratings" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the certificates.

  ^ Limits on the Availability of FHA Insurance. We will specify in the prospectus supplement the number and percentage of home improvement loans in the pool that are insured by FHA pursuant to Title I of the National Housing Act. The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by Green Tree with FHA regulations in originating and servicing the loan. Although Green Tree is an FHA-approved lender and we believe that Green Tree has complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require Green Tree to obtain approval from FHA of its origination and servicing practices. If Green Tree fails to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. Green Tree sometimes engages in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

  ^  The amount of FHA insurance on the loans in a given pool is limited to
     the balance of a reserve amount. This reserve amount as of      , 199 ,
     was equal to approximately $    , but will be reduced by the amount of
     all FHA insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by Green Tree. Severe losses on our FHA-insured manufactured housing loans, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement loans. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of Green Tree's FHA insurance reserves would be transferred to the reserve account of the Trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

  ^ Limited Obligations. Unless we specify otherwise in the related prospectus supplement, the certificates will not represent an interest in or obligation of Green Tree. Neither the government, any underwriter or its affiliates, the servicer nor any other party will insure or guarantee any of the certificates of any series (except as we otherwise specify in the related prospectus supplement).

  ^ Junior Mortgage Liens; Value of Mortgaged Property. Green Tree expects that a substantial number of the liens on improved real estate securing the loans in a given loan pool will be junior to other liens on that real estate. This subordinates the rights of the trust fund (and consequently the holders of certificates of the related series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. For a more complete description of the risks associated with junior mortgage liens, see "Certain Legal Aspects of the Loans--Repurchase Obligations."

    We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

  ^ Limited Liquidity. We cannot assure to you that a secondary market will develop for the certificates of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of certificates.

  ^ Non-recordation of Mortgage Assignments. Green Tree will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from Green Tree or a trustee in bankruptcy of Green Tree.

  ^ Certain Matters Relating to Insolvency. Green Tree intends that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree, or Green Tree as debtor-in-possession, may argue that the sale of the loans by Green Tree was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the certificates.



                                 THE TRUST FUND

General

  A trust fund (the "Trust Fund") will evidence the interest specified in the related Prospectus Supplement in the Loan Pool (as defined below) and certain other property held in trust for the benefit of the Certificateholders (as defined below). Each Trust Fund will include (i) closed-end home improvement loans (the "Loans") underlying a series of Certificates (the "Loan Pool"), (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the trustee (the "Trustee") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement"), (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Loan included in the Loan Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Loan Pool comprised of Loans having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Loan Pool and will have no interest in the Loan Pool created with respect to any other Series of Certificates, except with respect to FHA Insurance Reserves. If so specified in the related Prospectus Supplement, the Loan Pool may be divided into two or more sub-pools, in which event the Certificates of certain specified Classes may be payable primarily from, and in respect of, the Loans comprising a given sub-pool. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Loans ("Subsequent Loans") from the Company during the pre-funding period specified in the related Prospectus Supplement (the "Pre-Funding Period"). The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Except as otherwise specified in the related Prospectus Supplement, all of the Loans will have been originated by the Company in the ordinary course of its business. Specific information respecting the Loans included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Loan Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Loan Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of Certificates.

The Loan Pools

  Except as otherwise specified in the related Prospectus Supplement, the Loan Pool will consist of (i) home improvement loans and promissory notes (the "Home Improvement Loans"), and (ii) closed-end home equity loans (the "Home Equity Loans" and, together with the Home Improvement Loans, collectively the "Loans"), originated by the Company on an individual basis in the ordinary course of business. The Home Improvement Loans may be conventional home improvement loans or loans insured by FHA. All Loans will be secured by the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Loan Rate").

  For each Series of Certificates, the Company will assign the Loans constituting the Loan Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Loans pursuant to the Agreement. See "Description of the Certificates-- Servicing." Unless otherwise specified in the related Prospectus Supplement, the Loan documents will be held by the Trustee or a custodian on its behalf.

  Each Loan Pool will be composed of Loans bearing interest at the Loan Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Loans or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Loans contained in the related Loan Pool, among other things, the range of the dates of origination of the Loans; the range of the Loan Rates and the weighted average Loan Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Loans included in the Loan Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Loans and the last maturity date of any Loan; and the geographic location of improved real estate securing the Loans. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  The Company will make representations and warranties as to the types and geographical distribution of the Loans included in a Loan Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Loan, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Loan as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Loans."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement loans and home equity loans, costs of carrying such loans and loans until sale of the related certificates and to pay other expenses connected with pooling the Loans and issuing the Certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales loans for manufactured homes and other consumer installment sales loans, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing loans and conventional manufactured housing loans in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales loans for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

Loan Origination

  Home Improvement Loans. Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain loans from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Loans to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to loans sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All loans that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction loan to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured loans) and the credit is approved, the Company purchases the loan from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an FHA-insured home improvement loan with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Certain other criteria for home improvement loans eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan may not exceed $40,000 for the Company's secured "no equity" lien program, and $100,000 for the Company's secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for the Company's secured lien program, unless a higher amount financed is approved by senior management. The Company requires that any secured home improvement loan be secured by a recorded lien (which may be a first, second or (with respect to FHA-insured loans and some conventional loans of $30,000 or less) third lien) on the improved real estate.

  The Company's underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. While it is the Company's policy not to exceed 100% in loan-to-value ratio on any Loan, a substantial portion of the Home Improvement Loans are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the Home Improvement Loan, and the improvements being financed. Because the Company does not require appraisals on most Home Improvement Loans with loan amounts of less than $30,000 (which Home Improvement Loans are expected to comprise a substantial portion of any Loan Pool), and given the many other factors that can affect the value of property securing a conventional Home Improvement Loan, the related Prospectus Supplement will not provide detailed disclosure of loan-to-value ratios on the Home Improvement Loans.

  Home Equity Loans. The Company has originated closed-end home equity loans since January 1996. As of December 31, 1997, the Company had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, the Company markets its home equity lending directly to consumers using a variety of marketing techniques. The Company also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  The Company's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                              YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Loan Rate of the Loans (as of the related Cut-off Date) relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Loans. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Loans included in a Loan Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable Prospectus Supplement, all of the Loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. FHA-insured Home Improvement Loans may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement loans or home equity loans. Because the Loans have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Loans would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Loans prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted Loans or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Loans (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the Certificates of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Certificates, there can be no assurance that the Loans will prepay at such rate, and it is unlikely that prepayments or liquidations of the Loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Loans comprising part of a Trust Fund when the aggregate outstanding principal balance of such Loans is less than a specified percentage of the initial aggregate outstanding principal balance of such Loans as of the related Cut-off Date. See also "The Trust Fund--The Loan Pools" for a description of the obligations of the Company to repurchase a Loan in case of a breach of a representation or warranty relative to such Loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

General

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Loans (the "Loan Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Loan included in the Loan Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related

Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Loan Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Loan Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Loan Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Loans evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

Conveyance of Loans

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Loans, including all principal and interest received on or with respect to the Loans (other than receipts of principal and interest due on the Loans before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Loans will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Loan as of the date of issuance of the Certificates, the Loan Rate on each Loan and the maturity date of each Loan. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Loans to the Trust Fund, the Company's internal audit department will complete a review of all of the Loan files confirming the accuracy of the list of Loans delivered to the Trustee. Any Loan discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Loan, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Loans, including the requisite characteristics of the Subsequent Loans.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Loans and any other documents contained in the Loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Loans to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Loans from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Loans from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Loans to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Loan as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Loan file and reflected on the list of Loans delivered to the Trustee; (c) each Loan is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Loan is subject to any right of rescission, set-off, counterclaim or defense;
(e) each FHA-insured Home Improvement Loan was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Loan was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to the Company, (ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to the Company, or (iii) was originated by the Company directly; (g) no Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Loan complies with all requirements of law; (i) no Loan has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) each Loan creates a valid and perfected lien on the related improved real estate; (k) all parties to each Loan had full legal capacity to execute such Loan; (l) no Loan has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Loan to the Trustee; (m) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Loan (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Loan, and the Company has not waived any of the foregoing; (n) each Loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Loan; (o) each Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (p) the description of each Loan set forth in the list delivered to the Trustee is true and correct; (q) there is only one original of each Loan; and (r) each Loan was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Loan or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Loan, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Loans (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

  The "Repurchase Price" of a Loan at any time means the outstanding principal amount of such Loan (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Loan from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

Payments on Loans

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the Certificates, by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank,
(iii) in an account
or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Loans subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

       (i) all Obligor payments on account of principal, including principal prepayments, on the Loans;

       (ii) all Obligor payments on account of interest on the Loans;

       (iii) all FHA Insurance payments received by the Servicer;

       (iv) all amounts received and retained in connection with the liquidation of defaulted Loans, net of liquidation expenses ("Net Liquidation Proceeds");

       (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

       (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

       (vii) all proceeds of any Loan or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Loans" above or under "Repurchase Option" below.

Distributions on Certificates

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a Series of Certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such Series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Loans that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Loans as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a Series of Certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such Certificates. In the case of any other Series of Certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the Certificates of such Series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Loans.

Advances

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Loan in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Loan only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Loan or from liquidation proceeds thereof. The Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Loan from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Loan, and will release its right to reimbursements in conjunction with the purchase of the Loan by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments, if applicable, or foreclosure resale proceeds), if any, of the Loan (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Loans or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Loan or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical Series of Certificates issued, and with a Cut-off Date occurring, in March 1998 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Loans and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 31........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Loan Pool will be the aggregate principal balance of the Loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Loan Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Loan is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.

(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

Indemnification

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any real estate related to a Loan and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Loans to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Loans, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Loan while it was the Servicer.

Servicing

  Pursuant to the Agreement, the Servicer will service and administer the Loans assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement loans and home equity loans of the same type as the Loans in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of Loans.

  The Servicer will make reasonable efforts to collect all payments called for under the Loans and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Loans as it follows with respect to mortgage loans or loans serviced by it that are comparable to the Loans.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Loan Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement loans and home equity loans serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement loans and home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Loans, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Loan. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Loans, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Loans and paid by the Company from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Loans or foreclosure on collateral relating thereto (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Loan (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if
(a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's servicing rights under its master seller-servicer loan with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a Series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Loans, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Loans for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Loans and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Loans be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Loans for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

       (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Loans, and other payments with respect to the Loans;

       (b) the amount of such distribution which constitutes Monthly
  Interest;

       (c) the remaining Principal Balance represented by such Certificateholder's interest;

       (d) the Company's FHA Insurance reserve amount;

       (e) the amount of fees payable out of the Trust Fund;

       (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the Certificates and the denominator of which is the Initial Principal Amount of the Certificates) immediately before and immediately after such Payment Date;

       (g) the number and aggregate principal balance of Loans delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

       (h) the number of Loans liquidated during the Due Period ending immediately before such Payment Date;

       (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

       (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

Repurchase Option

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Loans in the related Loan Pool at a price equal to the greatest of (i) the principal balance of the Loans on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related Certificates plus interest on such Certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Loans and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Loans.

Amendment

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Loans which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

Termination of the Agreement

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the later of the final payment or other liquidation of the last Loan or the disposition of all property acquired upon foreclosure of any Loan; or (b) the Payment Date on which the Company or the Servicer repurchases the Loans as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

The Trustee

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates or any Loan, Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Loans, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the Home Improvement Loans may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Home Improvement Loans.

  As of December 31, 1997, the Company's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing loans and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Home Improvement Loans that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Home Improvement Loans and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Home Improvement Loans be transferred to the Trustee or a successor Servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Home Improvement Loans. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Loan the Servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured Home Improvement Loan is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Home Improvement Loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Loan in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Loan Origination," the Company does not purchase a Home Improvement Loan until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Home Improvement Loan to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Loan at the date of default and uncollected interest computed at the Loan Rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the Home Improvement Loan from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the lien to the United States, if applicable.

          CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Loans to a Trust Fund, the Certificateholders of such Series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Loans). The following discussion contains summaries of certain legal aspects of home improvement loans and home equity loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Loans. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the Loans may be situated or which may govern any Loan. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages and Deeds of Trust

  The Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment loan evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Loans in any Loan Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust Fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although the Company generally does not cure defaults under a senior mortgage or deed of trust, it is the Company's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in the Company's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of the Company, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust Fund with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Loan, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Certificateholders.

Second or Third Mortgages

  The Loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Loan. See "-- Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Loans included in a Loan Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the loan.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit loan which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such loan free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a loan to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Loan; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Loans) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Loans, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is the Company's practice with some of the Home Improvement Loans to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment loans.

"Due-on-Sale" Clauses

  All of the Loan documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Loans) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a loan for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Loans, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Loans and the number of Loans which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional loans if the loan is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. The Company will represent and warrant in each Agreement that all Loans comply with any applicable usury limitations.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Loans. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Loans, would result in a reduction of the amounts distributable to the Certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Loan which goes into default, there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

Repurchase Obligations

  Under the Agreement, the Company will represent and warrant that each FHA-insured Home Improvement Loan was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Loan due to a violation of FHA regulations in originating or servicing such Home Improvement Loans, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Home Improvement Loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

  In addition, the Company will also represent and warrant under each Agreement that each Loan complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Loan, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

Plan Asset Regulations

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in Certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of Certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

Consultation With Counsel

  Any fiduciary or other Plan investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular Series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC Series

  With respect to each Series of Certificates for which a REMIC Election is made, at the initial issuance of the Certificates in such Series the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming ongoing compliance with the applicable Agreement, the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day pursuant to a fixed price loan in effect on the Startup Day. The REMIC Regulations provide that a Loan is principally secured by an interest in real property if the fair market value of the real property securing the Loan is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Loan at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Loan at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Loan is principally secured by an interest in real property if substantially all of the proceeds of the Loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Loan (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular

Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on loans are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item of gross income and as a separate item of expense to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($121,200 for 1997, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a Regular Certificate in such a REMIC, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related Prospectus Supplement, the foregoing expenses will not be allocated to holders of a Regular Certificate in a REMIC. If the foregoing limitations apply, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, Regular Certificates in such a "single class-REMIC" may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in any such Regular Certificates.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Loans held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on Regular Certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. As described above, it appears that the Prepayment Assumption will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday) includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on Regular Certificates may not be considered to be unconditionally payable under the OID Regulations because Regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the

Regular Certificates. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Loan Pool, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Loans will occur in such a manner that the initial Pass-Through Rate for a Certificate will not change. Accordingly, interest at the initial Pass-Through Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate generally includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the accrual period and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate over the adjusted issue price of the Regular Certificate at the beginning of the accrual period. Generally, the accrual period for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and
(c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Loans held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Loans that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Loans will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's remaining stated redemption price. If the price paid exceeds the Regular Certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (i) the excess of the purchase price therefor over the Regular Certificate's adjusted issue price by (ii) the aggregate original issue discount remaining to be accrued with respect to such Regular Certificate.

  The Company believes that the holder of a Regular Certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Adjustable Rate Regular Certificates. Regular Certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate may be computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate Regular Certificates are issued, the related Prospectus Supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate Regular Certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Regular Certificate is held by the purchaser), in each case computed taking into account the Prepayment

Assumption. Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income will require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Amortizable bond premium with respect to a Regular Certificate will be treated as an offset to interest income on such Regular Certificate, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Regular Certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on a Regular Certificate held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Regular Certificate. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     Realized Losses. Holders of a Regular Certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the Regular Certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a Regular Certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a Regular Certificate. Such a holder may be required to accrue interest and original issue discount with respect to such Regular Certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a Regular Certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a Regular Certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Loans, plus any cancellation of indebtedness income due to realized losses with respect to Regular Certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Loans, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Loans.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Loans is acquired by a REMIC at a discount, and one or more of such Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and

(ii) the discount on the Loans which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Loan will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased (but not below zero) by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is in excess of the corresponding portion of the REMIC's basis in the Loans, the Residual Holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Loans if, in general, the basis of the REMIC in such Loans is exceeded by their unpaid principal balances. The REMIC's basis in such Loans is generally the fair market value of the Loans immediately after the transfer thereof to the REMIC (which will equal the aggregate issue prices of the REMIC Certificates which are sold to investors and the estimated fair market value of any classes of Certificates which are retained). In respect of the Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series-- Market Discount."

  Generally, if the basis of a REMIC in the Loans exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Loans is the fair market value of the Loans immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a Loan as a capital asset will elect to amortize premium on the Loans under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and
(ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause
(ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

     Mark-to-Market Rules. On December 24, 1996, the Service released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Loan occasioned by default or a reasonably foreseeable default of the Loan, the assumption of the Loan, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Loan will not be treated as a disposition of the Loan. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Loans, a sale of such Loans by the REMIC pursuant to a purchase agreement or other loan with the Company or other party, if and when the Obligor elects to so convert the terms of the Loan, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by the Company or the Trustee, if due to the breach of the Company's or the Trustee's obligations, as the case may be, under the related Pooling and

Servicing Agreement or in other cases, such taxes shall be borne by the related Trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual Certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Regular Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual Certificates to Foreign Holders will be prohibited by the related Agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Loan Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Loans and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool", within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Loan Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Loans included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Loans under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Loans comprising such Loan Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Loans. (For purposes of this discussion, the term "disposition," when used with respect to the Loans, includes scheduled or prepaid collections with respect to the Loans, as well as the sale or exchange of a Non-REMIC Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Loans to the extent permitted under the Code.

  To the extent that any of the Loans comprising a Loan Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Loans prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Loans comprising a Loan Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Loan from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Loans comprising a Loan Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Loans; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Loans. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made, the Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Loan or (ii) a separate installment obligation for each Loan representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain Certificates or Loans as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Loans. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Loans represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC
Certificateholder who is a Foreign Holder (as defined above under

"REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Loans were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to loans providing for payment and delivery on a future date. Institutions with which such loans may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such loan will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such loans.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary prospectus supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final prospectus supplement for definitive            +
+information on any matter contained herein. This preliminary prospectus       +
+supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there be any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful + +prior to registration or qualification under the securities laws of any such +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                              Prospectus Supplement to Base No.5
PROSPECTUS SUPPLEMENT
(To prospectus dated      , 1999)

                              $      (Approximate)

GREEN TREE

                              Seller and Servicer

         Green Tree Home Improvement and Home Equity Loan Trust 1999-
                               Loan-Backed Notes

                                  ----------
    The securities will consist of     classes, but we are offering only the
    following classes now:

                             Approximate     Interest                    Underwriting    Proceeds to
Class                    Principal Amount(1)   Rate   Price to Public(2)   Discount      Company(3)
-----                    ------------------- -------- ------------------ ------------- ---------------
A-1 Notes...............     $                    %                %                 %               %
A-2 Notes...............     $                    %                %                 %               %
M-1 Notes...............     $                    %              (4)               (4)             (4)
M-2 Notes...............     $                    %              (4)               (4)             (4)
B-1 Notes...............     $                    %              (4)               (4)             (4)
Total...................     $                                           $         (5) $           (5)

-----
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on      , 1999.
(3) Before deducting expenses, which we estimate to be $500,000.
(4) The Class M-1, Class M-2 and Class B-1 notes will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of the sale. The proceeds to the company from any sale of such notes will be the purchase price paid by the purchaser, less any expenses payable by the company and any compensation payable to any underwriter and dealer.
(5)  Class A-1 and Class A-2 notes only.

  A note insurance policy, to be issued by Financial Security Assurance Inc., will guarantee certain payments on the Class A-1 and Class A-2 notes at the times and to the extent described in this prospectus supplement.

  Investing in the notes involves certain risks. Prospective investors should consider carefully the Risk Factors beginning on page S-12 in this prospectus
supplement and on page    in the prospectus.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  The Class A-1 and Class A-2 notes will be delivered through the same-day
funds settlement system of the Depository Trust Company on or about      ,
1999.

  The underwriters named below will offer the Class A-1 and Class A-2 notes to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-59 in this prospectus supplement and on page 60 in the prospectus.

                                  ----------

                                 [Underwriters]

             The date of this prospectus supplement is      , 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of the Terms of the Notes..........................................  S-4
Risk Factors............................................................... S-12
The Trust.................................................................. S-13
The Trust Property......................................................... S-14
Use of Proceeds............................................................ S-16
The Contracts.............................................................. S-16
Yield and Prepayment Considerations........................................ S-26
Green Tree Financial Corporation........................................... S-32
Description of the Notes................................................... S-33
The Note Insurer........................................................... S-51
The Note Insurance Policy.................................................. S-54
Description of the Limited Guaranty........................................ S-56
Certain Federal and State Income Tax Consequences.......................... S-57
ERISA Considerations....................................................... S-57
Experts.................................................................... S-58
Underwriting............................................................... S-59
Legal Matters.............................................................. S-60
Annex I....................................................................  A-1
                                   Prospectus
Available Information......................................................    3
Reports to Securityholders.................................................    3
Incorporation of Certain Documents by Reference............................    3
Prospectus Summary ........................................................    4
Risk Factors...............................................................   15
The Trusts.................................................................   17
Green Tree Financial Corporation...........................................   19
Yield Considerations.......................................................   21
Maturity and Prepayment Considerations.....................................   21
Pool Factor................................................................   22
Use of Proceeds............................................................   23
The Notes..................................................................   23
The Certificates...........................................................   27
Certain Information Regarding the Securities...............................   29
Description of the Trust Documents.........................................   32
Description of FHA Insurance...............................................   42
Certain Legal Aspects of the Contracts; Repurchase Obligations.............   43
Certain Federal Income Tax Consequences....................................   52
Certain State Income Tax Considerations....................................   59
ERISA Considerations.......................................................   59
Legal Investment Considerations............................................   60
Ratings....................................................................   60
Underwriting...............................................................   60
Legal Matters..............................................................   62
Experts....................................................................   62

    No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the notes in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Improvement and Home Equity Loan Trust 1999-since the date hereof.

   This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about Green Tree's home equity and home improvement lending business, and about any series of certificates or notes for home improvement and home equity loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of notes. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

   If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

   No prospectus regarding these notes has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These notes may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase notes or offering notes for purchase, to any person in the United Kingdom who
(1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                       SUMMARY OF THE TERMS OF THE NOTES

   This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the notes, read this entire prospectus supplement and the accompanying prospectus.

   Green Tree Home Improvement and Home Equity Loan Trust 1999- will issue the classes of securities listed in the table below.

                                    Interest     Approximate      Moody's  S&P
Class                                 Rate   Principal Amount (1) Rating  Rating
-----                               -------- -------------------- ------- ------
A-1 Notes..........................       %          $
A-2 Notes..........................
M-1 Notes..........................
M-2 Notes..........................
B-1 Notes..........................
B-2 Notes..........................
Certificates.......................

--------
(1) May vary plus or minus 5%.

   Only some classes of the notes are being offered pursuant to this prospectus supplement and the prospectus, and they are identified on the cover page of this prospectus supplement. If the Class M-1, Class M-2 and Class B-1 notes are
not sold by      , 1999, Green Tree will retain such notes until such time as they are sold. Green Tree (or an affiliate) initially will retain the Class B-2 notes, but may sell any or all of these notes at a later date.

Issuer .....................  Green Tree Home Improvement and Home Equity Loan
                              Trust 1999- , a Delaware business trust.

Seller and Servicer.........  Green Tree Financial Corporation, 1100 Landmark
                              Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Indenture Trustee...........  [Indenture Trustee], not in its individual capacity but solely as trustee under the trust indenture.

Owner Trustee...............  [Owner Trustee], not in its individual capacity but solely as owner trustee under the trust agreement.

Payment Date................  The fifteenth day of each month (or, if that fifteenth day is not a business day, the next
                              succeeding business day) beginning on     15,
                              1999.

Record Date.................  The business day just before the related payment
                              date, beginning in     1999.

Note Insurer and Insurance    Financial Security Assurance Inc., a New York
   Policy...................  monoline insurance company, will irrevocably and unconditionally guarantee certain payments to the indenture trustee for the benefit of the holders of the Class A-1 and Class A-2 notes. The insurance payments, if any, made on a payment date will equal the amount by which the sum of
                              (a) the current interest payable on the Class A notes and (b) the Class A principal deficiency amount (the amount by which the principal balance of the Class A notes exceeds the scheduled principal balance of the contracts) and (c) on the maturity date, the amount by which the unpaid principal balance of the Class A notes exceeds the cash available to pay such amount on that payment date. Insurance payments will not cover deficiencies resulting from relief to debtors under the federal Soldiers' and Sailors' Civil
                              Relief Act of 1940.

Distributions on Notes......  Distributions on the notes on any payment date will be made primarily from amounts collected on the home improvement and home equity contracts comprising the contract pool during the prior calendar month. This is the amount available for distribution. On each payment date, the indenture trustee will apply the amount available, less certain fees to the note insurer and servicer (if other than Green Tree), to make distributions of principal and interest on the notes in the following order of priority:

                                ^  Class A-1 and Class A-2 interest;

                                ^  Class M-1 interest;

                                ^  Class M-2 interest;

                                ^  Class B-1 interest;

                                ^  Class A-1 and Class A-2 principal;

                                ^  Class M-1 principal (if due);

                                ^  Class M-2 principal (if due);

                                ^  Class B-1 principal (if due);

                                ^  Class B-2 interest; and

                                ^  Class B-2 principal (if due).

                              See "Description of the notes--Payments on contracts" for a detailed description of the amounts that will constitute the amount available for any payment date.

A. Interest on the Class A,
   Class M and Class B-1
   Notes....................
                              After payment to the note insurer of its monthly premium, interest will be payable first to the Class A-1 and Class A-2 notes concurrently, then to the Class M-1 notes, then to the Class M-2 notes and then to the Class B-1 notes, to the extent of the amount available. See "Description of the Notes--Distributions on the Notes" and "-- Losses on Liquidated Contracts" for a more detailed description of the calculation of interest payable on the notes.

B. Principal on the Class A
   and Class M Notes........
                              After paying interest due on the notes described above, the indenture trustee will then apply the remaining amount available to pay principal on the Class A notes, pay any reimbursement amount due to the note insurer and then pay principal on the Class M notes. For purposes of determining the amount of principal due on the Class A notes, the contract pool will be divided into Group 1 contracts and Group 2 contracts. A senior percentage will be calculated on each payment date for the purpose of determining the amount of the principal payments, which are payable in the following priority:

                                ^ Concurrently, to the Class A-1 and Class A-2 notes, until they are retired. The Class A-1 notes will be entitled to receive the senior percentage of scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 1 contracts. The Class A-2 notes will be entitled to receive the senior percentage of scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 2 contracts. If either the Class A-1 notes or the Class A-2 notes are retired, the remaining class will be entitled to receive the senior percentage of such payments and recoveries on the Group 1 and Group 2 contracts.

                                ^ Following retirement of the Class A notes and after reimbursements, if any, are made to the note insurer, to the Class M-1 notes until retired, the senior percentage of scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 1 and Group 2 contracts.

                                ^  Following retirement of the Class A and
                                   Class M-1 notes, to the Class M-2 notes
                                   until retired, the senior percentage of
                                   scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 1 and Group 2 contracts.

C. Principal on the Class     The indenture trustee will pay principal on the
   B-1 Notes................  Class B-1 notes from the amount available remaining after the payments described above, in
                              an amount equal to a percentage of the scheduled
                              (whether or not collected) and unscheduled
                              principal payments and other recoveries on the
                              Group 1 and Group 2 contracts. Prior to the
                              payment date in      2003, the percentage will be
                              zero. Thereafter, if delinquencies, defaults and losses on the contracts remain below certain thresholds and the ratio of the aggregate outstanding principal balance of the Class B notes to the total outstanding balance of the contract pool has become at least 22%, the percentage will generally equal such ratio. See
                              "Description of the Notes--Distributions on the Notes" for a more detailed description of the calculation of principal payable on the notes.

D. Interest on the Class B-   After paying the amounts of interest and
2 Notes ....................  principal due on the other notes described above, the indenture trustee will then apply the remaining amount available to pay interest on the Class B-2 notes.

E. Principal on the Class     After paying the amounts of interest and
B-2 Notes ..................  principal due on the notes described above, the indenture trustee will then apply the remaining
                              amount available to pay principal due on the
                              Class B-2 notes. In general, principal will not
                              be payable on the Class B-2 notes until the Class
                              B-1 notes have been retired and if the same
                              thresholds and ratios applicable to the Class B-1
                              notes are met. If that has occurred, the Class B-
                              2 notes will generally be entitled to receive
                              principal in an amount equal to a percentage of
                              the scheduled (whether or not collected) and
                              unscheduled principal payments and other
                              recoveries on the Group 1 and Group 2 contracts.
                              The principal balance of the Class B-2 notes will
                              generally not be reduced below $    until the
                              Class A, Class M and Class B-1 notes have been paid in full.

F. Supplementary Principal
   Distribution ............
                              If certain cumulative loss triggers are exceeded, the Class A-1 and Class A-2 notes will get an additional payment of principal to the extent of the amount available remaining after the above distributions are made and the servicer is paid its fee.

Class B-2 Limited             Green Tree will guarantee payment of interest and
Guaranty....................  principal on the Class B-2 notes. The Class B-2
                              Limited Guaranty is of no benefit to any other class of notes and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement. See
                              "Description of the Class B-2 Limited Guaranty" for a complete description of Green Tree's obligation under the Class B-2 Limited Guaranty.

Subordination of Class M
and Class B Notes...........
                              The Class M notes and Class B notes will be subordinate to the Class A notes in payment of both interest and principal:

                                ^ interest on the Class A notes and Class M notes will be payable before interest on the Class B notes;

                                ^ the Class M notes are entitled to principal distributions only after all the Class A notes are paid in full; and

                                ^ The Class B notes are entitled to principal distributions on or after the payment date
                                   in        and if certain tests are met, or
                                   after all the Class A and Class M notes are paid in full.

                              This subordination feature increases the possibility that the Class A notes will be paid in full but the Class M and Class B notes will not. See "Description of the Notes--Distributions on the Notes" for a more detailed description of the manner and order of priority of distributions on the notes.

                              In addition, in the event of severe losses and delinquencies on the contracts, those losses will first be imposed on the Class B-2 notes, and then on the Class B-1 notes, and so on through classes of increasing seniority. See "Description of the Notes--Losses on Liquidated Contracts" for a more detailed description of the allocation of losses on the contracts.

The Contracts...............  The contract pool will include conventional home improvement contracts and promissory notes and home equity loans. These contracts will be divided into two groups, Group 1 and Group 2. Group 1 will not include any contracts secured by a first priority lien on the related mortgaged property with an original principal balance in
                              excess of $   , or any contracts secured by a
                              junior priority lien on the related mortgaged property with an original principal balance in excess of 50% of the original principal balance of the related senior liens. Group 2 will include some contracts with original principal balances that exceed the foregoing amounts. The contracts are divided into Group 1 and Group 2 solely for the purpose of calculating the respective amounts of principal to which the Class A-1 and Class A-2 notes are entitled. Actual payments received from both Group 1 and Group 2 will be used to make payments of interest and principal on each class of notes.

A. Group 1 Contracts........  With respect to the Group 1 contracts (as of the cut-off date):

                                ^  all are conventional (not FHA-insured)
                                   contracts;

                                ^      are home improvement contracts and
                                   are home equity loans;

                                ^ all are secured by a lien on the related real property;

                                ^  the related properties are located in
                                   states and the District of Columbia;

                                ^  the interest rates range from   % to   %,
                                   with a weighted average of   %;

                                ^  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was    months, and the weighted average term
                                   to scheduled maturity, as of the cut-off
                                   date, was    months; and

                                ^  the latest scheduled maturity date was     .

                              See "The Contracts--Group 1 Contracts" for a more detailed description of the Group 1 Contracts.

B. Group 2 Contracts........  This prospectus supplement provides information regarding a portion of the Group 2 contracts,
                              representing about   % of all the Group 2
                              contracts. Green Tree will transfer the remainder of the Group 2 contracts to the trust on the Closing Date.

                              With respect to the initial Group 2 contracts (as of the Cut-off Date):

                                ^  all are conventional (not FHA-insured)
                                   contracts;

                                ^      are home improvement contracts and
                                   are home equity loans;

                                ^ all are secured by a lien on the related real property;

                                ^  the related properties are located in
                                   states and the District of Columbia;

                                ^  the interest rates range from   % to   %,
                                   with a weighted average of   %;

                                ^  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was    months, and the weighted average term
                                   to scheduled maturity, as of the Cut-off
                                   Date, was    months; and

                                ^  the latest scheduled maturity date was in
                                       .

                              See "The Contracts--Group 2 Contracts" for a more detailed description of the initial Group 2 contracts.

Repurchase Obligations......  Green Tree will make representations and warranties about the contracts when it transfers them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the Noteholders or the note insurer, then Green Tree must, within 90 days, either (i) cure the breach or (ii) repurchase the defective contracts. See "Description of the notes--Conveyance of contracts" in this prospectus supplement and in the prospectus for a more complete description of Green Tree's representations and warranties about the contracts and its repurchase obligation.

Repurchase Option...........  After the scheduled principal balance of the contracts is less than 10% of the aggregate principal balance of the contracts as of the Cut-off Date, Green Tree will have the option to purchase all of the outstanding contracts, provided that all amounts owed to the note insurer are paid in full. The note insurer has a similar right to purchase the contracts. See "Description of the notes--Repurchase Option" in this prospectus supplement and in the prospectus for a more detailed description of the terms of this repurchase option.

Tax Status..................  In the opinion of counsel to Green Tree, for federal and Minnesota income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the notes as debt. See "Certain Federal Income Tax Consequences" herein and in the prospectus for a more detailed description of the federal income tax consequences of an investment in the notes.

ERISA Considerations........  If the notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of notes by or on behalf of a Benefit Plan will not cause the assets of the trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, that otherwise would possibly be applicable. Green Tree believes that the notes should be treated as indebtedness without substantial equity features for purposes of such regulation. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment              The notes will not constitute "mortgage related
Considerations..............  securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984 ("SMMEA") because a number of the contracts are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the notes. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the notes.

Ratings.....................  The notes will not be issued and sold unless
                              Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), have assigned the ratings specified on page S-4 (or better) to the notes.

                              The rating of each class of notes by Moody's and S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                              The ratings of the Class A-1 and Class A-2 notes are based primarily on the creditworthiness of the note insurer. Any reduction in a rating of the claims-paying ability of the note insurer may result in a similar reduction in the ratings of the Class A-1 and Class A-2 notes.

                              The ratings of the Class B-2 notes are based in part on an assessment of the Company's ability to make payments under the Class B-2 Limited Guaranty. Any reduction in the rating of the Company's debt securities may result in a similar reduction in the ratings of the Class B-2 notes.

                              Green Tree's senior debt securities were recently downgraded by Moody's to "Bal".

                              Green Tree has not requested a rating of the notes from any rating agencies other than Moody's and S&P. You cannot assume that no other rating agency will assign a rating to any of these notes, nor can you assume what any such rating, if issued, would be.

                                  RISK FACTORS

   Consider the following risk factors in deciding whether to purchase notes. More risk factors, applicable to any series of notes like these, are printed in the prospectus, and you should consider those risk factors also.

   High Loan-to-Value Ratio Loans. The contracts were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and were underwritten with an emphasis on the creditworthiness of the borrowers. If the contracts go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property has increased or the principal amount of the related senior liens has been reduced to the point where the value of the property, less any related foreclosure costs, is greater than the principal amount of the related senior liens. To the extent that any losses are incurred on any of the contracts that are not covered by the credit enhancement described herein, the holders of the notes will bear all risk of such losses resulting from defaults by borrowers.

   Servicing High Loan-to-Value Ratio Loans. The servicing of high loan-to-value ratio loans such as the contracts requires special skill and diligence and requires more attention to each account and earlier and more frequent contact with borrowers in default. Green Tree has no historical loss or delinquency data with respect to high loan-to-value contracts that may be referred to for estimating the future delinquency and loss experience on the contracts. Green Tree has not included its historical delinquency and loan loss and liquidation experience with home improvement contracts and home equity loans because such information is not a meaningful predictor of the performance of the pool of contracts.

   Truth-in-Lending Considerations. It is likely that some contracts included in the pool will be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"). The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of such a loan (such as the trust) to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. The return on your investment will depend largely on the performance of the home equity loans contained in the contract pool. If the Company is found to have violated the provisions of the Home Protection Act with respect to any home equity loan that is subject to the Home Protection Act, the trust may be unable to collect on that loan. The Company would, however, be obligated to repurchase that loan because of the breach of its representation and warranty.

   Variations in Contract Characteristics. This prospectus supplement provides information regarding only a portion of the Group 2 contracts that will be transferred to the trust. The subsequent Group 2 contracts will have characteristics that differ somewhat from the Group 2 contracts described herein. All of the subsequent contracts will be transferred to the trust on the closing date and must satisfy various criteria specified in the Sale and Servicing Agreement. If you purchase a Note, you must not assume that the characteristics of the Contract pool will be identical to the characteristics of the contracts disclosed in this prospectus supplement. Current Reports on Form 8-K will be filed following the purchase of contracts by the trust on the closing date. The report will include the same type of information regarding the entire contract pool as this prospectus supplement contains with respect to the first group of contracts.

   Risk Associated with the Note Insurer. If the note insurer is unable to meet its obligations under the note insurance policy, then holders of the Class A-1 and Class A-2 notes could suffer a loss in their investments. In addition, a reduction in the claims-paying ability of the note insurer may result in a similar reduction in the ratings of the Class A-1 and Class A-2 notes.

                                   THE TRUST

   The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

General

   Green Tree Home Improvement and Home Equity Loan Trust 1999- (the "Issuer" or the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

   The Trust will be capitalized with the proceeds of the initial sale of the Notes, which will be used by the Trust to purchase the Contracts from Green Tree pursuant to the Sale and Servicing Agreement between Green Tree and the Indenture Trustee (the "Sale and Servicing Agreement").

   The Trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

   The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes had taken place on such date:

      Class A-1 Notes................................................. $
      Class A-2 Notes................................................. $
      Class M-1 Notes................................................. $
      Class M-2 Notes................................................. $
      Class B-1 Notes................................................. $
      Class B-2 Notes................................................. $
                                                                       ---------
        Total......................................................... $
                                                                       =========

The Owner Trustee

   [Owner Trustee] is the Owner Trustee under the Trust Agreement. [Owner Trustee] is a Delaware banking corporation and its principal offices are
located at     ,      ,    , Delaware    . The Owner Trustee will perform
limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                               THE TRUST PROPERTY

   The Trust Property will include, among other things, (i) a pool of conventional home improvement contracts and promissory notes ("Home Improvement Contracts") and home equity loans ("Home Equity Contracts", together with the Home Improvement Contracts, the "Contracts"); (ii) the mortgage, deed of trust or security deed granted by or on behalf of the related obligor with respect thereto, including the lien on the related real property, (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the obligor describing any collateral securing such Contract, (iv) all rights the Company may have against the originator of the Contract if other than the Company, (v) all rights under hazard insurance, if applicable, on the property described in the Contract, (vi) all rights in any title insurance policy with respect to a Contract, (vii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, (viii) all records in respect of such Contract, and (ix) the note insurance policy issued by Financial Security Assurance Inc. (the "Note Insurer") for the benefit of the Class A Noteholders. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

   In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota to give notice of the Trust's ownership of the Contracts and the related Trust Property.

   Pursuant to the Indenture, the Trust will grant a security interest in favor of the Indenture Trustee and the Note Insurer in the Trust Property, the rights of the Trust under the Sale and Servicing Agreement (including the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Noteholders), and the Collection Account and Note Distribution Account (as defined below). Any proceeds of such property will be distributed according to the Indenture, as described below under "Description of the Trust Documents and Indenture-- Distributions."

   The Indenture Trustee or its custodian will hold each original Contract, as well as copies of documents and instruments relating to such Contract and evidencing the security interest in the real property securing such Contract (the "Contract Files").

   Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (as defined below) (initially U.S. Bank National Association, Minneapolis, Minnesota) in the name of the Indenture Trustee (the "Collection Account"), no later than one business day after receipt. The Indenture Trustee will, on the fifteenth day of each month (or, if such day is not a business day, the next succeeding business day) (each a "Payment Date"), deposit funds from the Collection Account into a distribution account (the "Note Distribution Account"). Payments on deposit in the Note Distribution Account will be applied on each Payment Date to make the distributions to the Noteholders as of the immediately preceding Record Date as described under "Description of the Notes--Distributions on the Notes" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee" and premiums and other payments to the Note Insurer).

   Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Sale and Servicing Agreement as described under "Description of the Notes-- Conveyance of Contracts" herein, (c) certain indemnities and fees and (d) the Class B-2 Limited Guaranty. The Company is obligated under the Sale and Servicing Agreement to repurchase at the Repurchase Price (as defined herein), any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Indenture Trustee or the Note Insurer, of any breach of any such representation and warranty in the Sale and Servicing Agreement that materially and adversely affects the Noteholders' or Note Insurer's interest in such Contract if such breach has not been cured prior to such date. The Sale and Servicing Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Indenture Trustee, Noteholders and the Note Insurer with respect to certain other matters. The Company is obligated to indemnify the
Note Insurer for certain matters under the Note Insurance Policy. The Company is also obligated to pay certain fees of the Owner Trustee and Indenture Trustee.

                                USE OF PROCEEDS

   The Company will use the net proceeds received from the sale of the Notes for working capital and general corporate purposes, including building a portfolio of home improvement contracts and home equity loans, providing warehouse financing for the purchase of contracts and loans and other costs of maintaining such contracts and loans until they are pooled and sold to other investors.

                                 THE CONTRACTS

General

   The Contract Pool will consist of Home Improvement Contracts and Home Equity Contracts, and will be divided into Group 1 and Group 2. Group 1 will not include any Contracts secured by a first priority lien on the related mortgaged
property with an original principal balance in excess of $   , or any Contracts
secured by a junior lien on the related mortgaged property with an original principal balance in excess of 50% of the original principal balance of the related senior liens, as applicable. Group 2 will include some Contracts with original principal balances that exceed the foregoing amounts. The Contracts are divided into Group 1 and Group 2 solely for the purpose of calculating the respective amounts of principal to which the Class A-1 and Class A-2 Notes are entitled. Actual payments received from both Group 1 and Group 2 will be used to make payments of interest and principal on each Class of Notes.

Home Improvement Contracts

   This Prospectus Supplement contains information regarding certain Home
Improvement Contracts, which will represent approximately   % of all Home
Improvement Contracts by aggregate principal balance as of the Cut-off Date, and which consist of home improvement contracts and promissory notes originated
through       (the "Initial Home Improvement Contracts"). The information for the Initial Home Improvement Contract is as of the Cut-off Date for such Contracts. The remaining Home Improvement Contracts will be purchased by the Trust on the Closing Date.

   The Initial Home Improvement Contracts have an aggregate principal balance
as of the Cut-off Date of $     . Each Home Improvement Contract is a home
improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. The primary loan purpose of the Initial Home Improvement Contracts is debt consolidation. Each Home Improvement Contract is secured by a lien on the related real estate, which consists of a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park. Substantially all of the liens are second or third liens.

   The Home Improvement Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Home Improvement Contracts is appended to the Sale and Servicing Agreement. All of the Home Improvement Contracts are conventional contracts, meaning they are not FHA-insured. Each of the Initial Home Improvement Contracts has a Contract
Rate of at least   % per annum and not more than   % and the weighted average
of the Contract Rates of the Initial Home Improvement Contracts as of the Cut-
off Date is   %. As of the Cut-off Date, the Initial Home Improvement Contracts
had remaining maturities of at least    months but not more than    months and
original maturities of at least     months but not more than    months. The
Initial Home Improvement Contracts had a weighted average term to scheduled
maturity, as of origination, of    months, and a weighted average term to
scheduled maturity, as of the Cut-off Date, of    months. The average principal
balance per Initial Home Improvement Contract as of the Cut-off Date was $
and the principal balances on the Initial Home Improvement Contracts as of the
Cut-off Date ranged from $    to $   . The Initial Home Improvement Contracts
arise from loans relating to real property located in    states and the
District of

Columbia. By principal balance as of the Cut-off Date, approximately   % of the
Initial Home Improvement Contracts were secured by real property located in
    ,   % in     ,   % in     ,   % in     ,   % in      and   % in     . No
other state represented 5% or more of the aggregate principal balance as of the Cut-off Date of the Initial Home Improvement Contracts. Substantially none of the Initial Home Improvement Contracts provide for recourse to the originating contractor in the event of a default by the obligor.

Home Equity Contracts

   The following summary information about the Home Equity Contracts is as of the Cut-off Date for such Contracts.

   The Home Equity Contracts have an aggregate principal balance of $     .
Each Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the
Company. Approximately   % of the Home Equity Contracts by principal balance
are for the primary purpose of debt consolidation. Each Home Equity Contract is secured by a lien on the related real estate, substantially all of which are second or third liens.

   The Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. All of the Home Equity Contracts are conventional contracts, meaning they are not FHA-insured. Each of the Home
Equity Contracts has a Contract Rate of at least   % per annum and not more
than   % and the weighted average of the Contract Rates of the Initial Home
Equity Contracts as of the Cut-off Date is   %. As of the Cut-off Date, the
Home Equity Contracts had remaining maturities of at least    months but not
more than 360 months and original maturities of at least    months but not more
than    months. The Home Equity Contracts had a weighted average term to
scheduled maturity, as of origination, of    months, and a weighted average
term to scheduled maturity, as of the Cut-off Date, of    months. The average
principal balance per Home Equity Contract as of the Cut-off Date was $    and
the principal balances on the Initial Home Equity Contracts as of the Cut-off
Date ranged from $    to $   . The Home Equity Contracts arise from loans
relating to real property located in 48 states and the District of Columbia. By
principal balance as of the Cut-off Date, approximately   % of the Home Equity
Contracts were secured by real property located in California,   % in Florida
and   % in Illinois. No other state represented 5% or more of the Cut-off Date
Pool Principal Balance of the Home Equity Contracts.

Group 1 Contracts

   Set forth below is a description of certain characteristics of the Group 1 Contracts. The Group 1 Contracts consist of Home Improvement Contracts and Home Equity Contracts.

   The weighted average of the Contract Rates of the Group 1 Contracts as of
the Cut-off Date is   %. As of the Cut-off Date, the Group 1 Contracts had
remaining maturities of at least    months but not more than    months and
original maturities of at least 24 months but not more than    months. The
Group 1 Contracts had a weighted average term to scheduled maturity, as of
origination, of    months, and a weighted average term to scheduled maturity,
as of the Cut-off Date, of    months. The average principal balance per Group 1
Contract as of the Cut-off Date was $    and the principal balances on the
Group 1 Contracts as of the Cut-off Date ranged from $    to $   . The Group 1
Contracts arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date,
approximately   % of the Group 1 Contracts were secured by real property
located in     ,   % in     ,   % in     ,   % in      and   % in     . No
other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Group 1 Contracts.

                       Contract Rates--Group 1 Contracts

                              Number of                      % of Group 1 Contracts by
                              Contracts  Aggregate Principal   Outstanding Principal
     Range of Contracts       as of Cut- Balance Outstanding       Balance as of
      by Contract Rate         off Date  as of Cut-off Date        Cut-off Date
     ------------------       ---------- ------------------- -------------------------
Less than 9.001%............               $                               %
From  9.001%--10.000%.......
From 10.001%--11.000%.......
From 11.001%--12.000%.......
From 12.001%--13.000%.......
From 13.001%--14.000%.......
From 14.001%--15.000%.......
From 15.001%--16.000%.......
From 16.001%--17.000%.......
Greater than 17.000%........
                                -----      --------------             ------
    Total...................               $                          100.00%
                                =====      ==============             ======

               Distribution of Current Balance--Group 1 Contracts

                                                                   % of Group 1
                                                                    Contracts by
                                                               Outstanding Principal
                              Number of  Aggregate Principal       Balance as of
Current Balance (in Dollars)  Contracts  Balance Outstanding       Cut-off Date
----------------------------  ---------- ------------------- -------------------------
Less than$ 10,000.00........               $                               %
$ 10,000.00--$ 19,999.99....
$ 20,000.00--$ 29,999.99....
$ 30,000.00--$ 39,999.99....
$ 40,000.00--$ 49,999.99....
$ 50,000.00--$ 59,999.99....
Greater than $ 59,999.99....
                                -----      --------------             ------
    Total...................               $                          100.00%
                                =====      ==============             ======

          Distribution of Original Contract Amounts--Group 1 Contracts

                                                                   % of Group 1
                              Number of                             Contracts by
                              Contracts  Aggregate Principal   Outstanding Principal
     Original Contract        as of Cut- Balance Outstanding       Balance as of
    Amount (in Dollars)        off Date  as of Cut-off Date        Cut-off Date
    -------------------       ---------- ------------------- -------------------------
Less than$ 10,000.00........               $                               %
Between$ 10,000.00--
 $ 19,999.99................
Between$ 20,000.00--
 $ 29,999.99................
Between$ 30,000.00--
 $ 39,999.99................
Between$ 40,000.00--
 $ 49,999.99................
Between$ 50,000.00--
 $ 59,999.99................
Greater than $59,999.99.....
                                -----      --------------             ------
    Total...................               $                          100.00%
                                =====      ==============             ======

                Remaining Months to Maturity--Group 1 Contracts

                                                              % of Group 1
                           Number of                          Contracts by
   Months Remaining to     Contracts  Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
  1--60...................               $                            %
 61--120..................
121--180..................
181--240..................
241--300..................
301--360..................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

                  Months since Origination--Group 1 Contracts

                                                              % of Group 1
                           Number of                          Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Months Since Origination    off Date  as of Cut-off Date      Cut-off Date
------------------------   ---------- ------------------- ---------------------
Less than 4...............               $                            %
From 4--6.................
From 7--12................
Greater than 12...........
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

      Geographical Distribution of Mortgaged Properties--Group 1 Contracts

                                                                             % of Group 1
                                          % of Group 1                       Contracts by
                                           Contracts     Aggregate Principal  Outstanding
                            Number of     by Number of         Balance         Principal
                         Contracts as of  Contracts as    Outstanding as of  Balance as of
                          Cut-off Date   of Cut-off Date    Cut-off Date     Cut-off Date
                         --------------- --------------- ------------------- -------------
Alabama.................                          %        $                         %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----          ------        ---------------      ------
Total...................                     100.00%       $320,000,001.00      100.00%
                              =====          ======        ===============      ======

                        Credit Scores--Group 1 Contracts

                                                             % of Group 1
                          Number of                          Contracts by
                          Contracts  Aggregate Principal Outstanding Principal
                          as of Cut- Balance Outstanding     Balance as of
Range of Scores            off Date  as of Cut-off Date      Cut-off Date
---------------           ---------- ------------------- ---------------------
Less Than 551............               $                            %
From 551--600............
From 601--650............
From 651--700............
From 701--750............
Greater Than 750.........
                            -----       ------------            ------
    Total................               $                       100.00%
                            =====       ============            ======

                    Debt to Income Ratio--Group 1 Contracts

                                                             % of Group 1
                          Number of                          Contracts by
                          Contracts  Aggregate Principal Outstanding Principal
Range of Debt to Income   as of Cut- Balance Outstanding     Balance as of
Ratios                     off Date  as of Cut-off Date      Cut-off Date
-----------------------   ---------- ------------------- ---------------------
Less Than 10.01%.........               $                            %
From 10.01%-15.00%.......
From 15.01%-20.00%.......
From 20.01%-25.00%.......
From 25.01%-30.00%.......
From 30.01%-35.00%.......
From 35.01%-40.00%.......
From 40.01%-45.00%.......
From 45.01%-50.00%.......
Greater than 50.00%......
                            -----       ------------            ------
    Total................               $                       100.00%
                            =====       ============            ======

Group 2 Contracts

   The weighted average of the Contract Rates of the Initial Group 2 Contracts
as of the Cut-off Date is   %. As of the Cut-off Date, the Initial Group 2
Contracts had remaining maturities of at least    months but not more than 300
months and original maturities of at least 36 months but not more than months. The Initial Group 2 Contracts had a weighted average term to scheduled
maturity, as of origination, of    months, and a weighted average term to
scheduled maturity, as of the Cut-off Date, of    months. The average principal
balance per Initial Group 2 Contract as of the Cut-off Date was $    and the
principal balances on the Initial Group 2 Contracts as of the Cut-off Date
ranged from $    to $   . The Initial Group 2 Contracts arise from loans
relating to real property located in   states and the District of Columbia. By
principal balance as of the Cut-off Date, approximately   % of the Initial
Group 2 Contracts were secured by real property located in    ,   % in    ,   %
in     and   % in    . No other state represented 5% or more of the Cut-off
Date Pool Principal Balance of the Initial Group 2 Contracts.

   Set forth below is a description of certain characteristics of the Group 2 Contracts. The Group 2 Contracts consist of Home Improvement Contracts and Home Equity Contracts.

                   Contract Rates--Initial Group 2 Contracts

                                                          % of Initial Group 2
                           Number of                          Contracts by
Range of                   Contracts  Aggregate Principal Outstanding Principal
Contracts                  as of Cut- Balance Outstanding     Balance as of
by Contract Rate            off Date  as of Cut-off Date      Cut-off Date
----------------           ---------- ------------------- ---------------------
Less than 9.001%..........               $                             %
From  9.001%--10.000%.....
From 10.001%--11.000%.....
From 11.001%--12.000%.....
From 12.001%--13.000%.....
From 13.001%--14.000%.....
From 14.001%--15.000%.....
From 15.001%--16.000%.....
From 16.001%--17.000%.....
Over 17.000%..............
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

           Distribution of Current Balance--Initial Group 2 Contracts

                                                              % of Initial Group 2
                                                                  Contracts by
                                                                  Outstanding
                                                              Principal Balance as
                                Number of Aggregate Principal          of
Current Balance (in Dollars)    Contracts Balance Outstanding     Cut-off Date
----------------------------    --------- ------------------- --------------------
Less than $10,000.00...........              $                             %
Between $10,000.00--
 $19,999.99....................
Between $20,000.00--
 $29,999.99....................
Between $30,000.00--
 $39,999.99....................
Between $40,000.00--
 $49,999.99....................
Between $50,000.00--
 $59,999.99....................
Greater than $59,999.99........
                                  -----      ------------            ------
    Total......................              $                       100.00%
                                  =====      ============            ======

      Distribution of Original Contract Amounts--Initial Group 2 Contracts

                                                              % of Initial
                           Number of                      Group 2 Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
    Original Contract      as of Cut- Balance Outstanding     Balance as of
   Amount (in Dollars)      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less Than $10,000.00.....                $                             %
Between$10,000.00--
 $19,999.99..............
Between$20,000.00--
 $29,999.99..............
Between$30,000.00--
 $39,999.99..............
Between$40,000.00--
 $49,999.99..............
Between$50,000.00--
 $59,999.99..............
Greater than $59,999.99..
                             -----       ------------            ------
Total....................                $                       100.00%
                             =====       ============            ======

            Remaining Months to Maturity--Initial Group 2 Contracts

                                                          % of Initial Group 2
                           Number of                          Contracts by
   Months Remaining to     Contracts  Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
  1-- 60..................               $                             %
 61--120..................
121--180..................
181--240..................
241--300..................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

              Months Since Origination--Initial Group 2 Contracts

                                                              % of Initial
                           Number of                      Group 2 Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Months since Origination    off Date  as of Cut-off Date      Cut-off Date
------------------------   ---------- ------------------- ---------------------
Less than 4...............               $                             %
From 4--6.................
From 7--12................
Greater than 12...........
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

  Geographical Distribution of Mortgaged Properties--Initial Group 2 Contracts

                                                                             % of Initial
                                          % of Initial                          Group 2
                                             Group 2                         Contracts by
                                            Contracts    Aggregate Principal  Outstanding
                            Number of     by Number of         Balance         Principal
                         Contracts as of  Contracts as    Outstanding as of  Balance as of
                          Cut-off Date   of Cut-off Date    Cut-off Date     Cut-off Date
                         --------------- --------------- ------------------- -------------
Alabama.................                           %        $                         %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----          ------         ------------        ------
Total...................                     100.00%        $                   100.00%
                              =====          ======         ============        ======

                    Credit Scores--Initial Group 2 Contracts

                                                              % of Initial
                                                                 Group 2
                           Number of                          Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Range of Scores             off Date  as of Cut-off Date      Cut-off Date
---------------            ---------- ------------------- ---------------------
Less Than 551.............               $                             %
From 551-600..............
From 601-650..............
From 651-700..............
From 701-750..............
Greater Than 750..........
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

                Debt to Income Ratio--Initial Group 2 Contracts

                                                             % of Initial
                                                                Group 2
                          Number of                          Contracts by
                          Contracts  Aggregate Principal Outstanding Principal
Range of Debt to Income   as of Cut- Balance Outstanding     Balance as of
Ratios                     off Date  as of Cut-off Date      Cut-off Date
-----------------------   ---------- ------------------- ---------------------
Less Than 10.01%.........               $                             %
From 10.01%-15.00%.......
From 15.01%-20.00%.......
From 20.01%-25.00%.......
From 25.01%-30.00%.......
From 30.01%-35.00%.......
From 35.01%-40.00%.......
From 40.01%-45.00%.......
From 45.01%-50.00%.......
Greater Than 50.00%......
                            -----       ------------            ------
    Total................               $                       100.00%
                            =====       ============            ======

Delinquency, Loan Default and Loss Information

   Because of the Company's limited historical experience with respect to the performance of home improvement contracts and home equity loans similar to the Contracts in the pool, no information has been included herein with respect to the Company's historical loan loss or liquidation experience. The Contracts in the pool have high loan-to-value ratios and have been issued primarily for debt consolidation purposes.

                      YIELD AND PREPAYMENT CONSIDERATIONS

   The yield on any Note will depend on the price paid by the Noteholder, the timing of principal payments, and the timing and amount of any liquidation losses on the related Contracts.

   The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, prepayments on the Contracts would affect the amount of funds available to make distributions on the Notes on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Contracts prepaid after their respective due dates in the preceding month. In addition, liquidations of defaulted contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Notes--Repurchase Option" herein) will affect the timing of principal distributions on the Notes.

   The amount of interest to which the Noteholders of any Class are entitled on any Payment Date will be the product of the related Interest Rate and (in the absence of any liquidation loss amount adjustment) the principal balance of such Class immediately following the preceding Payment Date. Interest on each Class of will be computed on the basis of a 360-day year of twelve 30-day months. Noteholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Note Distribution Account are sufficient therefor, in the priority described under "Description of the Notes--Distributions on the Notes". As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method.

Weighted Average Life of the Notes

   The following information is given solely to illustrate the effect of prepayments of the related Contracts on the weighted average life of each Class of Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

   Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate at which principal on the related Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts).

   The rate of principal payments on pools of home improvement contracts and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts or loans. Other factors affecting prepayment of Contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such contracts or loans, the contracts or loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such contracts or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts or home equity loans, the rate of prepayment would be expected to decrease.

   The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table;
(ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Notes--Repurchase Option"; (iii) the aggregate principal balance of the Initial Contracts as of the Cut-off Date is
approximately $     and such Contracts have the characteristics set forth under
"The Contracts"; (iv) the Contracts will,
as of the Cut-off Date, be grouped into pools having the additional characteristics set forth below under "Assumed Group 1 Contract Characteristics", "Assumed Initial Group 2 Characteristics" and "Assumed Subsequent Group 2 Contract Characteristics"; (v) each Class of Notes has an Original Principal Balance as indicated in "Summary of the Terms of the Notes";
(vi) the subsequent Contracts will have the characteristics set forth in the
table below and have their first scheduled payment date in     1999; (vii) the
Interest Rates for the Notes are as indicated in "Summary of the Terms of the Notes"; (viii) no interest shortfalls will arise in connection with prepayments in full of the Contracts; (ix) no delinquencies or losses are experienced on the Contracts; (x) distributions are made on the Notes on the 15th day of each
month, commencing in     1999; and (xi) the Notes are issued on     , 1999. No
representation is made that the Contracts will not experience delinquencies or losses.

   Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The Prepayment Assumption used in this Prospectus Supplement with respect to the Home Improvement and Home Equity Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home improvement and home equity loans for the life of such home improvement and home equity loans. The "100% Prepayment Assumption" assumes a constant prepayment of 0% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.14% (precisely, 16/14%) per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption assumes a constant prepayment rate of 16% per annum each month.

   It is not likely that the Contracts will prepay at any constant percentage of the Prepayment Assumption or that all of the Contracts will prepay at the same rate.

   Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                    Assumed Group 1 Contract Characteristics

                                                       Weighted      Weighted
                              Cut-off Date Weighted    Average        Average
                                  Pool     Average  Remaining Term Original Term
                               Principal   Contract  to Maturity    to Maturity
Pool                            Balance      Rate      (months)      (months)
----                          ------------ -------- -------------- -------------
1. .......................... $                  %
2. ..........................
3. ..........................
4. ..........................
5. ..........................

                Assumed Initial Group 2 Contract Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal  Contract  to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                           ----------- -------- -------------- -------------
1. ........................... $                 %
2. ...........................
3. ...........................
4. ...........................

              Assumed Subsequent Group 2 Contract Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal    Loan    to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                            ---------- -------- -------------- -------------
1. ............................ $                %
2. ............................
3. ............................
4. ............................

   Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Notes, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

         Percentage of the Original Principal Balance of the Class A-1
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
Weighted Average Life (1) (years)...................
--------

(1) The weighted average life of a Class A-1 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-1 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class
    A-1 Note.

         Percentage of the Original Principal Balance of the Class A-2
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:


Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
Weighted Average Life (1) (years)...................

--------

(1) The weighted average life of a Class A-2 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-2 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Note.

         Percentage of the Original Principal Balance of the Class M-1
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
December 15, 2013...................................
December 15, 2014...................................
December 15, 2015...................................
Weighted Average Life (1) (years)...................

--------
(1) The weighted average life of a Class M-1 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class M-1 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Note.

   Percentage of the Original Principal Balance of the Class M-2 Notes at the
      Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
December 15, 2013...................................
December 15, 2014...................................
Weighted Average Life (1) (years)...................

--------
(1) The weighted average life of a Class M-2 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class M-2 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Note.

         Percentage of the Original Principal Balance of the Class B-1
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
Weighted Average Life (1) (years)...................

--------
(1) The weighted average life of a Class B-1 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class B-1 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Note.

   Percentage of the Original Principal Balance of the Class B-2 Notes at the
      Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
December 15, 2013...................................
December 15, 2014...................................
Weighted Average Life (1) (years)...................

--------
(1) The weighted average life of a Class B-2 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class B-2 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Note.

                        GREEN TREE FINANCIAL CORPORATION

General

   The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

   The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

Ratio of Earnings to Fixed Charges for the Company

   Set forth below are the Company's ratios of earnings (losses) to fixed charges for the past five years and the nine months ended September 30, 1998. For the purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before both income taxes and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.


                                                         Months Ended
                             Year Ended December 31,             ,
                             ------------------------    ------------------
                             1993 1994 1995 1996 1997   1998
                             ---- ---- ---- ---- ---- --------
Ratio of Earnings (Losses)
 to Fixed Charges........... 4.81 7.98 7.90 5.44 3.94

--------
   [*On July 6, 1998, Conseco, Inc. announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs and
(2) $350 million non-cash supplemental reserve against the valuation of Green Tree's interest only securities and servicing rights. As a result, the ratio of earnings (losses) to fixed charges was less than 1.00 for the nine month period ended September 30, 1998 and earnings were inadequate to cover fixed charges for such period. The amount of the coverage deficiency for such period was $251,600,000.]

Recent Developments

   On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree continues to operate from its headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer has announced his retirement from active management of Green Tree at the end of 1998, but will remain a director of Conseco, Inc. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

   Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                            DESCRIPTION OF THE NOTES

   The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

General

   The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. U.S. Bank Trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the Indenture Trustee.

   The Notes initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Notes--Registration of the Notes" herein. The property held by the Indenture Trustee pursuant to the Indenture consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, amounts held in the Collection Account and Note Distribution Account, the Note Insurance Policy and the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Noteholders.

   Payments on the Notes will be made each month by the paying agent (which shall initially be the Indenture Trustee) on each Payment Date to persons in whose names the Notes are registered as of the Business Day immediately preceding the Payment Date (the "Record Date"). See "Description of the Notes-- Registration of the Notes" herein. The first Payment Date for the Notes will be in January 1999. Payments will be made by check mailed to such Noteholder at the address appearing on the Note Register (except that a Noteholder who holds an aggregate Percentage Interest of at least 5% of a Class of Notes may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Notes to the Indenture Trustee for cancellation.

   To the extent not paid in full prior to such date, the outstanding principal amount of each Class of Notes will be payable on the following "Final Scheduled Distribution Date" for such Class:

                            Class A-1:
                            Class A-2:
                            Class M-1:

                            Class M-2:
                            Class B-1:
                            Class B-2:

Payments on Contracts

   The Servicer will establish and maintain in the name of the Indenture Trustee a Collection Account in an "Eligible Account" (as defined below) at a depository institution (initially [Indenture Trustee], Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated P-1 by Moody's and A-1 by S&P or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and S&P, and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the Notes without regard to the Note Policy, as evidenced in writing by Moody's and S&P. The Servicer may authorize the Indenture Trustee to invest the funds in the Collection Account in Eligible Investments (as defined in the Sale and Servicing Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 by Moody's and AA from S&P (if rated by S&P) not in excess of 10% of amounts in the Collection Account at the time of such investment; and commercial paper assigned a rating of at least P-1 by Moody's and A-1+ by S&P. Any losses on such investments will be deducted from other investment earnings or from other funds in the Collection Account.

   All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), will be paid into the Collection Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Collection Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Notes--Servicing Compensation and Payment of Expenses" herein. In addition, any Advances by the Servicer or the Indenture Trustee as described under "Description of the Notes--Advances," and amounts paid by the Company for Contracts repurchased as a result of a breach of representations or warranties under the Agreement, as described under "Description of the Notes-- Conveyance of Contracts," will be paid into the Collection Account.

   On a specified Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Amount Available in the Collection Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Collection Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Collection Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date as a result of a breach of representations and warranties under the Agreement.

   The Amount Available will consist primarily of payments made on or in respect of the Contracts and will include payments made by the Note Insurer under the Note Insurance Policy and amounts payable, subject to the subordination described herein, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Contracts, and to the Certificateholders.

   On each Payment Date the Indenture Trustee will withdraw the Amount Available from the Collection Account and make the following payments, in the following order of priority:

     (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Contracts to the Servicer;

     (ii) to pay the amount payable monthly to the Note Insurer, in an amount equal to the premium rate times the sum of the Class A-1 and Class A-2 Principal Balance (the "Premium Amount");


     (iii) to pay interest on certain of the Notes, in the following order of priority:

         (A) first, to Class A-1 Noteholders and the Class A-2
      Noteholders, interest on the Class A-1 Principal Balance and Class A-2 Principal Balance, respectively;

         (B) second, to Class M-1 Noteholders, interest on the Class M-1 Adjusted Principal Balance;

         (C) third, to Class M-2 Noteholders, interest on the Class M-2 Adjusted Principal Balance; and

         (D) fourth, to Class B-1 Noteholders, interest on the Class B-1 Adjusted Principal Balance;

     (iv) to pay principal on the Class A Notes, in the amount described below under "Distributions on the Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of the Group 1 Formula Principal Distribution Amount in the case of the Class A-1 Notes, and in respect of the Group 2 Formula Principal Distribution Amount in the case of the Class A-2 Notes;

     (v) to pay the Note Insurer for any unreimbursed insurance payments and any other amounts owing to the Note Insurer under the Insurance Agreement, including any unpaid Premium Amount (together with interest thereon as specified in the Insurance Agreement) (the "Reimbursement Amount");

     (vi) to pay principal and interest on certain of the Notes, in the following order of priority:

       (A) principal on the Class M-1, Class M-2 and Class B-1 Notes, in the amount described below under "Distributions on the Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of the Class M Principal Distribution Amount and Class B-1 Principal Distribution Amount, respectively;

       (B) payments on the Class M-1, Class M-2 and Class B-1 Notes in respect of Liquidation Loss Interest Amounts as follows:

         (I) first, to Class M-1 Noteholders, any unpaid Class M-1 Liquidation Loss Interest Amount;

         (II) second, to Class M-2 Noteholders, any unpaid Class M-2 Liquidation Loss Interest Amount; and

         (III) third, to Class B-1 Noteholders, any unpaid Class B-1 Liquidation Loss Interest Amount; and

       (C) interest and principal on the Class B-2 Notes, in the manner and order of priority described below under "Distributions on the Notes-- Class B-2 Interest" and "--Class B-2 Principal."

     (vii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Contracts;

     (viii) to pay principal on the Class A Notes, in the manner described below under "Distributions on Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of any

  Supplementary Principal Distribution Amount (which is an amount equal to the lesser of (1) the Class A Principal Balance or (2) the Amount Available remaining after the distributions described in (i) through (vii) above; and

     (ix)  to pay any remaining amounts to the holder of the Certificate.

Distributions on the Notes

   On each Payment Date, distributions on the Notes will be made to the holders of the Class A, the Class M and the Class B Notes in the manner described below.

   Noteholders will be entitled to receive on each Payment Date commencing in January 1999, to the extent that the Amount Available (as defined herein) in the Note Distribution Account (together with, in the case of the Class B-2 Notes, any Class B-2 Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class M and Class B Noteholders to receive distributions in respect of the Amount Available are subordinated to the rights of the Class A Noteholders and the Note Insurer's right to the Premium Amount (as defined below) and the Reimbursement Amount; the rights of the Class M-2 and Class B Noteholders to receive such distributions are further subordinated to the rights of the Class M-1 Noteholders; the rights of the Class B Noteholders to receive such distributions are further subordinated to the rights of the Class M-2 Noteholders; and the rights of the Class B-2 Noteholders to receive such distributions are further subordinated to the rights of the Class B-1 Noteholders. Distributions will be made on each Payment
Date commencing in     1999 to holders of record on the related Record Date,
except that the final distribution in respect of the Notes will only be made upon presentation and surrender of the Notes at the office or agency appointed by the Indenture Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

 Interest on the Class A, Class M-1, Class M-2 and Class B-1 Notes

   Interest will be distributable first to each Class of Class A Notes concurrently, then to the Class M-1 Notes, then to the Class M-2 Notes and then to the Class B-1 Notes. The Interest Rates for the Class A, Class M and Class B-1 Notes are set forth in "Summary of the Terms of the Notes." Interest on the outstanding Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance,
as applicable, will accrue at the related Interest Rate from    , 1999, or from
the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The "Principal Balance" of a Class of Notes as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed on account of principal of such Class. The "Class A Principal Balance" as of any Payment Date is the sum of the Class A-1 Principal Balance and the Class A-2 Principal Balance. The "Class M Principal Balance" as of any Payment Date is the sum of the Class M-1 Principal Balance and the Class M-2 Principal Balance. The "Class M-1 Adjusted Principal Balance" as of any Payment Date is the Class M-1 Principal Balance less any Class M-1 Liquidation Loss Principal Amount (described below under "--Losses on Liquidated Contracts"). The "Class M-2 Adjusted Principal Balance" as of any Payment Date is the Class M-2 Principal Balance less any Class M-2 Liquidation Loss Principal Amount (described below under "Losses on Liquidated Contracts"). The "Class B Principal Balance" as of any Payment Date is the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance. The "Class B-1 Adjusted Principal Balance" as of any Payment Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Principal Amount (described below under "Losses on Liquidated Contracts").

   In the event that, on a particular Payment Date, the Amount Available in the Note Distribution Account (after payment of certain fees to the Servicer (if other than the Company) and the Note Insurer) is not sufficient to make a full distribution of interest to the holders of Class M-1 Notes, Class M-2 Notes or Class B-1 Notes, after payment of interest on each Class of Notes that is senior to such Class of Notes, the amount of interest to be distributed in respect of such Class will be allocated among the outstanding holders of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the applicable Interest Rate, to the extent legally permissible.

 Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes.

   The Class A, Class M-1, Class M-2 and Class B-1 Notes will be entitled to receive on each Payment Date distributions of principal, in the order of priority set forth below and to the extent of the Amount Available in the Note Distribution Account after payment of certain fees to the Servicer (if other than the Company) and to the Note Insurer and all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance.

   Principal will be distributable first to each Class of Class A Notes, concurrently, until retired. The Class A-1 Notes will be entitled to receive an amount equal to the Senior Percentage (as defined below) of the "Group 1 Formula Principal Distribution Amount," which is the sum of (i) all scheduled payments of principal due on each outstanding Group 1 Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Group 1 Contract which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Group 1 Contracts, (iv) the Scheduled Principal Balance of each Group 1 Contract that became a Liquidated Contract during such Due Period, and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Note Distribution Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance.

   The Class A-2 Notes will be entitled to receive an amount equal to the Senior Percentage (as defined below) of the "Group 2 Formula Principal Distribution Amount," which is the sum of (i) all scheduled payments of principal due on each outstanding Group 2 Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Group 2 Contract which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Group 2 Contracts, (iv) the Scheduled Principal Balance of each Group 2 Contract that became a Liquidated Contract during such Due Period, and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Note Distribution Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance.

   If either the Class A-1 Notes or the Class A-2 Notes are retired, the remaining Class will be entitled to receive the Senior Percentage of the Group 1 Formula Principal Distribution Amount and Group 2 Formula Principal Distribution Amount.

   In addition, on each Payment Date on which the Supplementary Principal Distribution Test has not been satisfied, holders of Class A Notes will be entitled to receive as payments of principal the Supplementary Principal Distribution Amount. The Supplementary Principal Distribution Test will not be met if the cumulative losses on the Contracts exceed certain specified percentages of the principal balance of the Contracts as of the Cut-off Date.

   Upon the payment in full of the Class A Notes, the Class M-1 Notes will be entitled to receive an amount equal to the Senior Percentage (as defined below) of the Group 1 and Group 2 Formula Principal Distribution Amounts. Upon payment in full of the Class M-1 Notes, the Class M-2 Notes will be entitled to receive an amount equal to the Senior Percentage of the Group 1 and Group 2 Formula Principal Distribution Amounts.

On each Payment Date, the Class B-1 Notes will be entitled to receive an amount equal to the Class B Percentage (as defined below) of the Group 1 and Group 2 Formula Principal Distribution Amounts. When the Principal Balance of a Class of Notes is reduced to zero, no further distributions of principal will be made to the holders of such Class.

   The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giving effect to any previous partial Principal Prepayments applied and to the scheduled payment due on such Due Date, and after giving effect to any adjustments due to bankruptcy or similar proceedings. The "Pool Scheduled
Principal Balance," with respect to the Contract Pool as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool that were outstanding during the preceding Due Period. A "Liquidated Contract" is a defaulted Contract (a) which is 180 days delinquent or (b) as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

   The Senior Percentage for any Payment Date prior to the Class B Cross-over Date (as described below), and for any Payment Date on or after the Class B Cross-over Date on which any Class B Principal Distribution Test (as described below) has not been satisfied, will equal 100%. On each Payment Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test has been satisfied on such Payment Date, the Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance for the immediately preceding Payment Date.

   Payments of principal on the Class B-l Notes will not commence until the Class B Cross-over Date, and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test (as defined below) is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). The "Class B Cross-over Date" will be the earlier of (A) the Payment Date on which the Class M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or after the Payment Date in January 2003.

   The "Class B Principal Distribution Test" will be satisfied on each Payment Date that (i) the average of the Sixty-Day Delinquency Ratio (as defined in the Sale and Servicing Agreement) as of such Payment Date and the prior two Payment Dates does not exceed %; (ii) the average of the Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates does not exceed %; (iii) the Cumulative Realized Loss Ratio (as defined in the Sale and Servicing Agreement) as of such Payment Date does not exceed
  %; (iv) the Current Realized Loss Ratio (as defined in the Sale and Servicing
Agreement) as of such Payment Date does not exceed   %; and (v) the Class B
Principal Balance divided by the Pool Scheduled Principal Balance as of the
immediately preceding Payment Date is equal to or greater than   %.

   On each Payment Date on which the Class B Notes are eligible to receive distributions of principal, the Class B Percentage of the Group 1 and Group 2 Formula Principal Distribution Amounts less the Class B Floor Reduction Amount (as described below) will be paid to the Class B-1 Noteholders to the extent of the Amount Available, after payment of certain fees to the Servicer (if other than the Company) and the Note Insurer, all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, all principal then due on the Class A Notes and Class M Notes and reimbursement to the Note Insurer and all principal then due on the Class M Notes, until the Class B-l Principal Balance has been reduced to zero. The Class B Floor Reduction Amount means as to any Payment Date prior to the Class M-2 Cross-over Date, the amount, if any, by which the Class B Percentage of the Group 1 and Group 2 Formula Principal Distribution Amounts exceeds (a) the Class B Principal Balance prior to the effect of such distribution less (b) $2,250,000, and after the Class M-2 Cross-over Date the Class B Floor Reduction Amount will equal zero. The "Class M-2 Cross-over Date" is the Payment Date on which the Class M-2 Principal Balance has been reduced to zero.

   Any Class B Floor Reduction Amount will be distributed to the Class A-1 Notes and Class A-2 Notes concurrently, until the related balances are reduced to zero, then to the Class M-1 Notes until the balance is reduced to zero, and then to the Class M-2 Notes until the balance is reduced to zero.

   The Class B Percentage for any Payment Date will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

   Notwithstanding the foregoing, on any Payment Date as to which there is a Class A Principal Deficiency Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance is less than the Class A Principal Balance), the remaining Amount Available (including any Insured Payments under the Note Insurance Policy), after payment of all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, will be distributed pro rata to each Class of Class A Notes based on the Principal Balance of each Class (but in no event will such amount exceed the Principal Balance of any such Class).

 Class B-2 Interest.

   Interest on the outstanding Class B-2 Principal Balance will accrue from December 30, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

   To the extent of (i) the remaining Amount Available, if any, for a Payment Date after payment of certain fees to the Servicer (if other than the Company) and the Note Insurer, all interest and principal then payable on the Class A, Class M-1, Class M-2 and Class B-1 Notes and reimbursement to the Note Insurer, and (ii) the Class B-2 Guaranty Payment, if any, for such date, interest will be paid to the Class B-2 Noteholders on such Payment Date at the Class B-2 Interest Rate on the then outstanding Class B-2 Principal Balance. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less all amounts previously distributed to the Class B-2 Noteholders (including any Class B-2 Guaranty Payments) on account of principal.

   In the event that, on a particular Payment Date, the remaining Amount Available in the Note Distribution Account plus any amounts actually paid under the Class B-2 Limited Guaranty are not sufficient to make a full distribution of interest to the Class B-2 Noteholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 Noteholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 Interest Rate.

 Class B-2 Principal.

   Except for payments of the Class B-2 Liquidation Loss Principal Amount, payments of principal on the Class B-2 Notes will not commence until the Payment Date on which the Class B-1 Principal Balance has been reduced to zero (the "Class B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Group 1 and Group 2 Formula Principal Distribution Amounts less the Class B Floor Reduction Amount will be distributed, to the extent of any amounts actually paid under the Class B-2 Limited Guaranty and the Amount Available, after payment of certain fees to the Servicer (if other than the Company) and the Note Insurer, all interest and principal then due on the Class A and Class M and Class B-1 Notes, reimbursement to the Note Insurer and interest on the Class B-2 Notes, to the Class B-2 Noteholders until the Class B-2 Principal Balance has been reduced to zero. The Class B-2 Principal Balance generally will not be reduced below $2,250,000 until the Class A Principal Balance, the Class M Principal Balance and the Class B-1 Principal Balance have been reduced to zero.

   On each Payment Date, the Class B-2 Noteholders will be entitled to receive, pursuant to the Class B-2 Limited Guaranty, the Class B-2 Liquidation Loss Principal Amount until the Class B-2 Principal Balance has been reduced to zero.

Subordination of Class M Notes and Class B Notes

   The rights of the holders of the Class M Notes and Class B Notes to receive distributions with respect to the Contracts, as well as any other amounts constituting the Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class A Notes and the rights of the Note Insurer under the Insurance Agreement. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

   A portion of the protection afforded to the holders of the Class A Notes by means of the subordination of the Class M and Class B Notes will be accomplished by the preferential right of the Class A Noteholders to receive on any Payment Date the amount of interest due on the Class A Notes, including any interest due on a prior Payment Date but not received, prior to any distribution being made on a Payment Date in respect of interest on the Class M and Class B Notes. Thereafter, any remaining Amount Available in the Note Distribution Account will be applied to the payment of interest due on the Class M-1 Adjusted Principal Balance, then interest due on the Class M-2 Adjusted Principal Balance and then interest due on the Class B-1 Adjusted Principal Balance. The Class A Notes will also have the benefit of the Note Insurance Policy.

   After payment of certain fees to the Servicer (if other than the Company) and the Note Insurer, all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance and reimbursement to the Note Insurer as described above, any remaining Amount Available will be distributed in the following order of priority: first, the Senior Percentage or the Class B Percentage, as applicable, of the Formula Principal Distribution Amounts will be distributed to the Class A, Class M and Class B-1 Noteholders in the order of priority described above under "Distributions on the Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes." Such remaining Amount Available, to the extent sufficient therefor, will be distributed in the following order of priority: first, any unpaid Class M-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Contracts") will be distributed to the Class M-1 Noteholders; then, any unpaid Class M-2 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Contracts") will be distributed to the Class M-2 Noteholders; and, finally, any unpaid Class B-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Contracts") will be distributed to the Class B-1 Noteholders.

   The rights of the holders of the Class B-2 Notes to receive distributions with respect to the Contracts and other amounts in the Note Distribution Account will be subordinated to such rights of the holders of the Class A Notes, Class M Notes and Class B-1 Notes and amounts payable to the Note Insurer. Thus, the Class B-2 Noteholders will be entitled to distribution of interest and principal on the Class B-2 Notes only after distribution of all interest and principal then payable on the Class A, Class M and Class B-1 Notes.

   If a Class B-2 Liquidation Loss Principal Amount is realized for any Payment Date and the Company fails to pay such amount pursuant to its Class B-2 Limited Guaranty, the Class B-2 Noteholders may incur losses on their investment in the Class B-2 Notes to the extent such losses are not made up from future payments on the Contracts or the Class B-2 Limited Guaranty.

Losses on Liquidated Contracts

   As described above, the distribution of principal to the Class A Noteholders is intended to include the Senior Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Certificateholders first, then the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, then the Class B-2 Noteholders, then the Class B-1 Noteholders, then the Class M-2 Noteholders and then the Class M-1 Noteholders. Likewise, to the extent the Class M-1 Noteholders, the Class M-2 Noteholders or the Class B-1 Noteholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Notes with a lower payment priority.

   In the event the Amount Available in the Note Distribution Account for any Payment Date is insufficient to distribute the full Formula Principal Distribution Amounts for such Payment Date to the Noteholders, the aggregate outstanding Principal Balance of the Notes will be greater than the Pool Scheduled Principal Balance for such Payment Date. In such event, the amount of such deficiency (the "Liquidation Loss Principal Amount") would be allocated first to the Class B-2 Notes (the "Class B-2 Liquidation Loss Principal Amount"), and the Company would be obligated to pay the amount of such Class B-2 Liquidation Loss Principal Amount to the Class B-2 Noteholders pursuant to the Class B-2 Limited Guaranty. If on any Payment Date the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance was equal to the Pool Scheduled Principal Balance, no further Liquidation Loss Principal Amounts could be allocated to the Class B-2 Notes and any further Liquidation Loss Principal Amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Principal Amount"). If the Class B-1 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Principal Amounts realized would be allocated to reduce the Class M-2 Adjusted Principal Balance (a "Class M-2 Liquidation Loss Principal Amount"). If the Class M-2 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Principal Amounts realized would be allocated to reduce the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Principal Amount"). Any such Liquidation Loss Principal Amounts would be reduced on subsequent Payment Dates to the extent that the Amount Available in the Note Distribution Account on such Payment Dates is sufficient to permit the distribution of principal due, but not paid, on the Notes on prior Payment Dates. In the event the Adjusted Principal Balance of the Class M-1, Class M-2 or Class B-1 Notes were reduced by a Liquidation Loss Principal Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Liquidation Loss Principal Amount each month (such Class's "Liquidation Loss Interest Amount"), plus interest at the applicable Interest Rate on any Liquidation Loss Interest Amount due on a prior Payment Date but not paid, would be paid to the Noteholders of such Class from the Amount Available, after distributions of principal on all Class A, Class M and Class B-1 Notes, in the order of priority described above under "Subordination of Class M and Class B Notes."

   But for the effect of the subordination of the Class M-2 and Class B Notes and the Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, the Class M-1 Noteholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

   But for the effect of the subordination of the Class B Notes and the Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, the Class M-2 Noteholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

   But for the effect of the subordination of the Class B-2 Notes and the Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, the Class B-1 Noteholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

   But for the payments under the Class B-2 Limited Guaranty described below and the subordination of the Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, the Class B-2 Noteholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

Reports to Noteholders

   The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class A Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class A Notes allocable to interest;

    (b) the amount of such distribution to holders of each Class of Class A Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments and any Supplementary Principal Distribution Amount included);

    (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class A Notes after giving effect to the distribution of principal on such Payment Date;

       (e) the Senior Percentage for such Payment Date;

       (f) the Pool Scheduled Principal Balance for such Payment Date;

    (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance;

       (h) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days;

       (i) the amount of any payment by the Note Insurer under the Note Insurance Policy and any reimbursement paid to the Note Insurer; and

       (j) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

   Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Note with a 1% Percentage Interest or per $1,000 denomination of Class A Note.

   In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A Noteholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

   The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class M-1 Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class M-1 Notes allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class M-1 Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class M-1 Formula Distribution Amount exceeds the Class M-1 Distribution Amount for such Payment Date;

       (d) the Principal Balance of the Class M-1 Note after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid Class M-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

       (f) the Senior Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor;

       (i) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days; and

       (j) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

   Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 Note with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Note.

   In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Noteholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

   The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class M-2 Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class M-2 Notes allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class M-2 Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class M-2 Formula Distribution Amount exceeds the Class M-2 Distribution Amount for such Payment Date;

       (d) the Principal Balance of the Class M-2 Notes after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid Class M-2 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

       (f) the Senior Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor;

       (i) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days; and

       (j) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

   Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 Note with a 1% Percentage Interest or per $1,000 denomination of Class M-2 Note.

   In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Noteholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

   The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class B-1 Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of the Class B-1 Notes allocable to interest (separately identifying any unpaid interest shortfall included);

       (b) the amount of such distribution to holders of the Class B-1 Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the Class B-1 Formula Distribution Amount exceeds the Class B-1 Distribution Amount for such Payment Date;

       (d) the Principal Balance of the Class B-1 Notes after giving effect to the distribution of principal on such Payment Date;

       (e) any unpaid Class B-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

       (f) the Class B Percentage for such Payment Date;

       (g) the Pool Scheduled Principal Balance for such Payment Date;

       (h) the Pool Factor;

       (i) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days; and

       (j) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

   Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-1 Note with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Note.

   In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Noteholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

   The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class B-2 Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

       (a) the amount of such distribution to holders of Class B-2 Notes allocable to interest;

       (b) the amount of such distribution to holders of Class B-2 Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

       (c) the amount, if any, by which the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Liquidation Loss Principal Amount, if any, exceeds the Class B-2 Distribution Amount for such Payment Date;

       (d) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

       (e) the Class B-2 Guaranty Payment, if any, for such Payment Date;

       (f) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

       (g) the Class B Percentage for such Payment Date;

       (h) the Pool Scheduled Principal Balance for such Payment Date;

       (i) the Pool Factor;

       (j) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days; and

       (k) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

   Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Note with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Note.

   In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Noteholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

   Each of the foregoing statements will also be provided to the Note Insurer, so long as the Note Insurance Policy is in effect.

Conveyance of Contracts

   On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Home Improvement Contracts and the Home Equity Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Trust will pledge each Contract to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer pursuant to the Indenture.

   The Indenture Trustee, concurrently with each conveyance, will execute and deliver the Notes to or upon the order of the Company. The Contracts are described on a list delivered to the Trust and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Notes, the interest rate on each Contract and the maturity date of each Contract. The list will be available for inspection by any Noteholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Indenture Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Noteholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Collection Account in an amount sufficient to offset such discrepancy.

   The Indenture Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the pledge and assignment of the Contracts to the Indenture Trustee, and the Company's accounting records and computer systems will also reflect such pledge and assignment.

   [Company Counsel], counsel to the Company, will render an opinion to the Indenture Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

   The Company will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract, including that: (a) for each Contract as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trust; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);
(d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by the Company directly; (f) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Notes unlawful; (g) each Contract complies with all requirements of law; (h) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (i) each Contract creates a valid and perfected lien on the related real estate; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trust; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan and provides for level monthly payments based on its applicable Contract Rate, for the final monthly payment, over the term of such Contract; (n) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (o) the description of each Contract set forth in the list delivered to the Trust is true and correct; (p) there is only one original of each Contract; and (q) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

   The Company will also make certain representations and warranties with respect to the Home Improvement Contracts in the aggregate, including that (i) the aggregate pool of Home Improvement Contracts have a contractual rate of
interest of at least   %; (ii) no Home Improvement Contract had a remaining
term to maturity at origination of more than    months; (iii) no more than 1%
of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were originated by any one contractor or lender; and (v) no adverse selection procedures were employed in selecting the Home Improvement Contracts from the Company's portfolio.

   Under the terms of the Sale and Servicing Agreement, the Company has agreed to repurchase, at the Repurchase Price (as defined below), any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Sale and Servicing Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Indenture Trustee. The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a Liquidated Contract, means the outstanding principal balance of such Contract plus interest on such Contract at the Interest Rate (which will be the weighted average of the Interest Rates of the related Classes of Notes) from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Indenture Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Noteholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

Collection and Other Servicing Procedures

   The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

   The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Contracts equal to one-twelfth of the product of .75% and the remaining Pool Scheduled Principal Balance of the Contracts.

   The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract for customary out-of-pocket liquidation expenses incurred by it.

   Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Noteholders and providing related data processing and reporting services for Noteholders and on behalf of the Indenture Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto, payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Noteholders.

Evidence as to Compliance

   The Sale and Servicing Agreement provides for delivery to the Indenture Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Notes--Reports to the Noteholders." Each report to the Indenture Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, beginning in 1999, the Servicer will deliver to the Indenture Trustee a report of a nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

   The Sale and Servicing Agreement provides that the Servicer shall furnish to the Indenture Trustee and the Note Insurer such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

   The Sale and Servicing Agreement provides that a Noteholder holding Notes representing at least 5% of the Aggregate Principal Balance will have the same rights of inspection as the Indenture Trustee and may upon written request to the Servicer receive copies of all reports provided to the Indenture Trustee.

Certain Matters Relating to the Company

   The Sale and Servicing Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Noteholder for the purchase of a Note, purchasing Notes in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

Repurchase Option

   Green Tree, the Servicer and the Note Insurer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Monthly Period as of the last day of which the Pool Scheduled Principal Balance is equal to or less than 10% of the Cut-off Date Pool Principal Balance, all remaining Contracts and the other remaining Trust Property at a price equal to the unpaid principal amount of the Notes and Certificates, plus accrued and unpaid interest thereon, provided that all amounts owed to the Note Insurer are paid in full.

Administrator

   Green Tree Financial Servicing Corporation, a Delaware corporation (the "Administrator"), will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement. The Administrator, a subsidiary of Green Tree, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

Registration of the Notes

   The Notes initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of the participating members of DTC. Definitive Notes will be available only under the limited circumstances described herein. Holders of the Notes may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

   CEDEL and Euroclear will hold omnibus positions in the Notes on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

   The beneficial owners of Notes ("Note Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes may do so only through Participants (unless and until Definitive Notes, as defined below, are issued). In addition, Note Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC and Participants. Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below.

   Unless and until Definitive Notes (as defined below) are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders as that term is used in the Agreement. Note Owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

   While Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess certificates, the Rules provide a mechanism by which Note Owners will receive distributions and will be able to transfer their interests.

   Notes will be issued in registered form to Note Owners, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes"), only if (i) DTC or the Company advise the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Company or the Indenture Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Notes to Note Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

   DTC has advised the Company that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Sale and Servicing Agreement only at the direction of one or more Participants to whose DTC accounts the Notes are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Notes. DTC may take actions, at the direction of the Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

   Issuance of Notes in book-entry form rather than as physical certificates may adversely affect the liquidity of the Notes in the secondary market and the ability of Note Owners to pledge them. In addition, since distributions on the Notes will be made by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Note Owners, Note Owners may experience delays in the receipt of such distributions.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

   The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

   Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                                THE NOTE INSURER

   The information set forth in this section has been provided by Financial Security Assurance Inc. ("Financial Security" or the "Note Insurer"). No representation is made by the Company, the Underwriters or any of their affiliates as to the accuracy or completeness of such information or any information related to the Note Insurer incorporated by reference herein.

General

   Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

   Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities-- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

   Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and EXEL Limited. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

   The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

   Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial

Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Ratings

   Financial Security's insurance financial strength is rated "Aaa" by Moody's; Financial Security's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd.; and Financial Security's claims paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Summary of the Terms of the Notes--Ratings" herein.

Capitalization

   The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998:

                                                           September 30, 1998
                                                         ----------------------
                                                              (Unaudited)
                                                             (In Thousands)
                                                                        As
                                                           Actual   Adjusted(1)
                                                         ---------- -----------
Deferred Premium Revenue
 (net of prepaid reinsurance premiums).................  $  480,089 $  480,089
                                                         ---------- ----------
Surplus Notes..........................................      50,000    130,000
                                                         ---------- ----------
Minority Interests.....................................         --      20,000
                                                         ---------- ----------
Shareholder's Equity:
  Common Stock.........................................      15,000     15,000
  Additional Paid-In Capital...........................     614,787    684,787
  Accumulated Other Comprehensive Income
   (net of deferred income taxes)......................      41,923     41,923
  Accumulated Earnings.................................     326,145    326,145
Total Shareholder's Equity.............................     997,855  1,067,855
                                                         ---------- ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
 Interests and Shareholder's Equity....................  $1,527,944 $1,697,944
                                                         ========== ==========

--------
(1) Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from the Note Insurer in connection with the formation of a new indirect Bermuda subsidiary of the Note Insurer, initially capitalized with $100 million, including a $20 million minority interest owned by EXEL Limited, and (b) contribution by Holdings to the capital of the Note Insurer of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

   For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holding's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Incorporation of Certain Information by Reference

   The financial statements of Financial Security and subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) of which this Prospectus Supplement and the Prospectus form a part:

  (a) Annual Report on Form 10-K for the year ended December 31, 1997; and

  (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

   All financial statements of Financial Security and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of the filing of such documents.

   Green Tree will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Secretary, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102.

   The Company on behalf of the Trust will undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation

   Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and insurance of liability for borrowings.

                           THE NOTE INSURANCE POLICY

Note Insurance Policy

   The following summary of the terms of the Note Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the
Note Insurance Policy. A form of the Note Insurance Policy may be obtained, upon request, from Green Tree.

   Simultaneously with the issuance of the Notes, the Note Insurer will deliver the Note Insurance Policy to the Indenture Trustee for the benefit of the Class A Noteholders. Under the Note Insurance Policy, the Note Insurer will irrevocably and unconditionally guarantee payment on each Payment Date to the Indenture Trustee for the benefit of the Class A Noteholders of the Insured Payments for such Payment Date calculated in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes, the Indenture or the Sale and Servicing Agreement, except amendments or modifications to which the Note Insurer has given its prior written consent. An Insured Payment for a Payment Date, if any, will equal the amount by which the sum of (a) the current interest payable on the Class A Notes and (b) the Class A Principal Deficiency Amount (the amount by which the principal balance of the Class A Notes exceeds the scheduled principal balance of the Contracts) and (c) on the maturity date, the amount by which the unpaid principal balance of the Class A Notes exceeds the cash available to pay such amount on that Payment Date (without regard to any Insured Payment to be made with respect to such Payment Date). Insured Payments do not cover Realized Losses; provided, however, that the Note Insurer is permitted at its sole option, but not required, to pay any losses in connection with the liquidation of a Contract in accordance with the Note Insurance Policy. Insured Payments do not cover deficiencies resulting from relief to debtors under the federal Soldiers' and Sailors' Civil Relief Act of 1940. Nevertheless, the effect of the Note Insurance Policy is to guaranty the timely payments of interest on, and the ultimate payment of the principal amount of, the Class A Notes.

   Payment of claims under the Note Insurance Policy will be made by the Note Insurer following Receipt by the Note Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the relevant Payment Date.

   If any payment of an amount guaranteed by the Note Insurer pursuant to the
Note Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Note Insurer will pay such amount out of the funds of the Note Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Note Insurer from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that a Noteholder is required to return principal or interest distributed with respect to a Note during the term of the Note Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of the Class A Noteholders(s) that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A Noteholder(s) in such form as is reasonably required by the Note Insurer and provided to the Class A Noteholder(s) by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Class A Noteholder(s) relating to or arising under the Class A Notes against the debtor that made such preference payment or otherwise with respect to such preference payment, and (ii) the date of Receipt by the Note Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Note Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Note Insurer).

   The terms "Receipt" and "Received," with respect to the Note Insurance Policy, mean actual delivery to the Note Insurer and to its fiscal agent appointed by the Note Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Note Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Note Insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

   Under the Note Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York or the State of New York are authorized or obligated by law or executive order to be closed. The Note Insurer's obligations under the Note Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Note Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

   The Note Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest, as applicable, with respect to distribution on the Class A Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy. To the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Class A Noteholders, the Note Insurer will be subrogated to the rights of the Class A Noteholders, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payment so made to be a registered Class A Noteholder for purposes of payment.

   Claims under the Note Insurance Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Note Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Note Insurer under the
Note Insurance Policy constitute pari passu claims against the general assets of the Note Insurer. The terms of the Note Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Company. The Note Insurance Policy may not be canceled or revoked prior to payment in full of the Notes. The Note Insurance Policy is governed by the laws of the State of New York. The Note Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

   To the fullest extent permitted by applicable law, the Note Insurer agrees under the Note Insurance Policy not to assert, and waives, for the benefit of each Class A Noteholder, all of its rights (whether by counterclaim, setoff or otherwise) and defense (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Note Insurer to avoid payment of its obligations under the Note Insurance Policy in accordance with the express provisions of the Note Insurance Policy.

   Pursuant to the terms of the Sale and Servicing Agreement and the Indenture, unless a Note Insurer Default exists, the Note Insurer will be deemed to be a Class A Noteholder for all purposes (other than with respect to payment on the Class A Notes), will be entitled to exercise all rights of the Class A Noteholders thereunder, without the consent of such Noteholders, and the Class A Noteholders may exercise such rights only with the prior written consent of the Note Insurer. In addition, the Note Insurer will have, as a third party beneficiary to the Sale and Servicing Agreement, among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement in the event of a Servicer Termination Event (as defined in the Sale and Servicing Agreement) and to institute proceedings against the Servicer; (ii) the right to consent to or direct any waivers of defaults by the

Servicer; (iii) the right to remove the Indenture Trustee pursuant to the Indenture; (iv) the right to direct the actions of the Indenture Trustee during the continuation of a Servicer default; (v) the right to require the Company to repurchase Contracts for breach of representation and warranty or defect in documentation; (vi) the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the Company; and (vii) the right to direct the Indenture Trustee to investigate certain matters. The Note Insurer's consent will be required prior to, among other things, (i) the removal of the Indenture Trustee, (ii) the appointment of any successor Indenture Trustee or Servicer or (iii) any amendment to the Sale and Servicing Agreement.

   The Company, the Issuer and the Note Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Company will agree to reimburse, with interest, the Note Insurer for amounts paid pursuant to claims under the Note Insurance Policy. The Company will further agree to pay the Note Insurer all reasonable charges and expenses that the Note Insurer may pay or incur relative to any amounts paid under the Note Insurance Policy or otherwise in connection with the transaction and to indemnify the Note Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Estate. An "event of default" by the Company under the Insurance Agreement will constitute a Servicer Termination Event under the Sale and Servicing Agreement and allow the Note Insurer, among other things, to direct the Indenture Trustee to terminate the Company or the Servicer. See "Administration, Removal and Resignation of the Servicer" herein. An "event of default" under the Insurance Agreement includes (i) the Company's or the Issuer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the inaccuracy or incompleteness in any material respect of any representation or warranty of the Company or the Issuer in the Insurance Agreement, the Sale and Servicing Agreement or certain other documents, (iii) the Company's or the Issuer's failure to perform or to comply with any covenant or agreement in the Insurance Agreement, the Sale and Servicing Agreement and certain other documents, (iv) a finding or ruling by a governmental authority or agency that the Insurance Agreement, the Sale and Servicing Agreement or certain other documents are not binding on the Company or the Issuer, (v) the Company's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Company or the Issuer and (vi) the occurrence of certain "performance test violations" designed to measure the performance of the Contracts.

                      DESCRIPTION OF THE LIMITED GUARANTY

   In order to mitigate the effect of the subordination of the Class B-2 Notes and liquidation losses and delinquencies on the Contracts, the Company will provide a guaranty (the "Class B-2 Limited Guaranty") against losses that would otherwise be borne by the Class B-2 Notes. Each payment required to be made under the Class B-2 Limited Guaranty is referred to as a "Class B-2 Guaranty Payment." Prior to the Class B-1 Cross-over Date, and on any Payment Date on or after the Class B-1 Cross-over Date on which a Class B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class B-2 Notes) and (b) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class B-2 Distribution Amount for such Payment Date. The Class B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance for such Payment Date (but in no event greater than the Class B-2 Principal Balance). The Class B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Contracts during the related Due Period that was not absorbed by the Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts. On each Payment Date on or after the Class B-1 Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Payment Date (or the Class A Principal Balance and the Class M Principal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (b) the Class B-2 Distribution Amount for such Payment Date.

   The Class B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 Limited Guaranty will not benefit in any way, or result in any payment to, the Class A, Class M or Class B-1 Noteholders.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

   The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership and disposition of the Notes. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences" and "Certain State Income Tax Consequences" in the Prospectus.

   Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

   In the opinion of [Company Counsel], for Federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation.

   The Class A-1 and Class A-2 Notes will not be issued with original issue discount ("OID"). Depending upon the price at which a substantial portion of a Class of Notes is sold, the Class M-1, Class M-2 and Class B-1 Notes may be issued with OID.

   The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be 100% of the Prepayment Assumption. No representation is made that the Contracts will prepay at that rate or any other rate.

   The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

                              ERISA CONSIDERATIONS

   The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

   Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

   Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that, as of the date of this prospectus supplement, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, the Underwriters, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of asset invested and the position of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; and PTCE 96-23, regarding transactions effected by "in-house asset managers."

   In addition, if the Notes were treated as an Equity Interest in the future, the assets of the Trust could be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code. In view of the investor-specific nature of the conditions on the exemptive relief available under ERISA and the Code, each investor should determine whether it is investing plan assets in the Notes and, if it is, should determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. By acquiring Notes, each purchaser will be deemed to represent that either (1) it is not acquiring the Note with the assets of a Benefit Plan; or (2) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

   Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

   A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                    EXPERTS

   The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ending December 31, 1997, incorporated by reference in this Prospectus Supplement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  UNDERWRITING

   The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Notes set forth opposite their names below.

                                                           Principal  Principal
                                                           Amount of  Amount of
                                                             Class      Class
     Underwriter                                           A-1 Notes  A-2 Notes
     -----------                                           ---------- ----------
   [Underwriters]......................................... $          $
                                                           ---------- ----------
     Totals............................................... $          $
                                                           ========== ==========

   In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A-1 and Class A-2 Notes offered hereby if any such Notes are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

   The Company has been advised by the Underwriters that they propose initially to offer the Notes to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                              Selling   Reallowance
        Class                                Concession  Discount
        -----                                ---------- -----------
        A-1.................................       %           %
        A-2.................................       %           %

   In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

   Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A-1 and Class A-2 Notes. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   Until the distribution of the Class A-1 and Class A-2 Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Class A-1 and Class A-2 Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Class A-1 and Class A-2 Notes.

   Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Class Class A-1 and Class A-2 Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A-1 and Class A-2 Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A-1 and Class A-2 Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)

(Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

   Subject to the terms and conditions set forth in an Underwriting Agreement relating to the Class M and Class B-1 Notes, the Underwriters have agreed to offer the Class M and Class B-1 Notes on a best effort basis and the Company has agreed to sell the Class M and Class B-1 Notes if and when sold by the Underwriters.

   Each Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

   The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract or home equity loan pass-through certificates without the consent of the Underwriters.

   Each of the Underwriters (or affiliates thereof) has from time to time provided or may in the future provide warehouse and other financing to the Company or its affiliates.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuance of the Notes will be passed upon for the Company and the Trust by [Company Counsel], Minnesota, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Notes will be passed upon for the Company by [Company Counsel].

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Certificates will be available only in book-entry form (the "Global Certificates"). Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

   Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 846(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a foreign trust within the meaning of Section 7701 (1)(31) of the Code. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

PROSPECTUS                                                 Base Prospectus No. 5
                                               Unsecured Home Improvement Loans
                                     and High-LTV Home Equity Loans--Owner Trust

             Green Tree Financial Corporation, Seller and Servicer
                  Home Improvement and Home Equity Loan Trusts
                              (Issuable In Series)

  We are offering loan-backed notes and loan-backed certificates for home improvement and home equity loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of securities offered. We refer to the notes and the certificates as "securities" and to each separate series of securities as a "series." Green Tree Financial Corporation will form a trust for each series, and the trust will issue the securities of that series. The securities of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of securities within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of securities. In addition, a series of securities may include one or more classes which on the one hand are subordinated to one or more classes of securities, while on the other hand are senior to one or more classes of securities. The rate of principal and interest payment on the securities of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                               ----------------

  The securities will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any securities unless accompanied by the prospectus supplement relating to that series.

                         Prospectus dated       , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which many not apply to a particular series of securities, including your series; and (b) the prospectus supplement related to the particular terms of your series of securities.

  If the terms of your series of securities described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the securities. These types of transactions may include stabilizing, the purchase of securities to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the securities of each series certain monthly and annual reports concerning the securities and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the securities--Reports to Securityholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office                Chicago Regional Office
     Seven World Trade Center                Citicorp Center
     Suite 1300                              500 West Madison Street, Suite
     New York, NY 10048                   1400
                                             Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the securities issued by that trust, will be incorporated by reference into this prospectus.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the securities, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus and the accompanying prospectus supplement.

Issuer.......................  For each series of securities, Green Tree will form a trust pursuant to a trust agreement. Each trust will be the Issuer for a series of securities.

Securities Offered ..........  Green Tree will create a trust and deposit a pool of loans in the trust. The trust will issue the securities. This prospectus describes multiple trusts that Green Tree will create from time to time. Each trust will issue a separate series of securities. Payments on the securities will be made primarily from payments on the related pool of loans. The terms of the securities issued by a trust will be governed by a Pooling and Servicing Agreement between Green Tree and the trustee for that series. We will identify the trustee for a series of securities in the related prospectus supplement.

Seller and Servicer..........  Green Tree Financial Corporation, 1100 Landmark
                               Towers, 345 St. Peter Street, St. Paul,
                               Minnesota 55102, telephone: (651) 293-3400.

Risk Factors.................  There are special considerations that are important to a decision to invest in the
                               securities. You should read carefully the
                               section entitled "Risk Factors" beginning on
                               page   of this prospectus.

Trustee......................  The owner trustee for a trust. We will specify the owner trustee in the related prospectus supplement. See "Description of the Trust Documents--The Trustee."

Indenture Trustee............  We will specify the Indenture trustee, with respect to any series of securities, in the related prospectus supplement.

The Loans....................  The loans underlying a series of securities form a loan pool. The loans in a loan pool will be fixed or variable rate loans. The loans consist of

                                 - home improvement loans that will be either conventional loans or loans insured by the Federal Housing Administration ("FHA"), and

                                 -  closed-end home equity loans.

                               The home improvement loans will not be secured by any lien on the related real estate. The home equity loans may have a loan-to-value ratio substantially in excess of 100%. If we so specify in the related prospectus supplement, we may divide the loan pool into two or more sub-pools, in which the securities of specified classes may be paid primarily from the loans comprising a given sub-pool.

                               The prospectus supplement for each series will provide information about the following:

                                 -  the aggregate principal balance of the
                                    loans comprising the loan pool, as of a
                                    date specified in the prospectus
                                    supplement;

                                 -  the weighted average and range of
                                    contractual rates of interest on the loans;

                                 - the weighted average and ranges of terms to scheduled maturity of the loans as of origination and as of the cut-off date;

                                 -  the percentage of loans that are home
                                    improvement loans and home equity loans;

                                 - the average outstanding principal balance of the loans as of the cut-off date;

                                 - the percentage of the loans that are FHA insured;

                                 -  the range of loan-to-value ratios; and

                                 - the geographic location of improved real estate underlying the loans.

                               If we so specify in the related prospectus supplement, the trust may purchase from Green Tree additional loans after the date of issuance of that series from funds on deposit in a pre-funding account.

                               The loans will have been originated by Green
                               Tree on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

The Notes....................  Each series of securities will include one or more classes of notes. The notes will be issued pursuant to an indenture.

                               Unless we specify otherwise in the related prospectus supplement, you may purchase the notes in denominations of $1,000 and in integral multiples thereof. These notes will be available in book-entry form only. Unless we specify otherwise in the related prospectus supplement, beneficial owners of notes will receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the securities--Book-Entry Registration."

                               Unless we specify otherwise in the related prospectus supplement, no government agency or other insurer will guarantee or insure the notes or the underlying loans.

                               Unless we specify otherwise in the related prospectus supplement, each class of notes will have a stated principal amount and will accrue interest at a specified rate or rates. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of these. We will specify in the related prospectus supplement the interest rate for each class of notes and the method for determining subsequent changes to the interest rate.

                               We may include two or more classes of notes in a series which may differ as to timing and priority of payment, seniority, allocations of loss, interest rate or amount of payment of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the underlying pool. In addition, a series may include one or more classes of notes entitled to:

                                 - principal payments with disproportionate, nominal or no interest payments, or

                                - interest payments with disproportionate, nominal or no principal payments.

                               The notes of a series may include one or more classes which on the one hand are subordinated to one or more classes of notes, while on the other hand are senior to one or more classes of notes.

                               If we exercise our option to purchase the loans of a trust on the terms and conditions described under "Description of the trust Documents-- Termination," we will redeem the outstanding notes, if any, of such series as described in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account, we will partially redeem the outstanding notes, if any, on or immediately following the end of the pre-funding period in an amount and manner specified in the related prospectus supplement. In the event that we so partially redeem, the owners of the notes may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

The Certificates.............  We will issue the certificates of any series of securities pursuant to the related trust documents. If we so specify in the related prospectus supplement, we may include the certificates of a series of one or more classes which:

                                 - are entitled to receive distributions only in respect of the principal, interest or any combination of these or in specified proportions in respect of such payments, and/or

                                 - are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other classes of certificates within that series, or on a planned amortization schedule or upon the occurrence of certain other specified events. See "The Certificates."

                               Unless we specify otherwise in the related prospectus supplement, you may purchase the certificates in denominations of $1,000 and in integral multiples thereof. These certificates will be available in book-entry form only. Unless we specify otherwise in the related prospectus supplement, beneficial owners of certificates will receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry
                               Registration."

                               Unless we specify otherwise in the related prospectus supplement, no government agency or other insurer will guarantee or insure the certificates or the underlying loans.

                               Unless we specify otherwise in the related prospectus supplement, each class of certificates will have a stated certificate balance and will accrue interest at a specified rate or rates. Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of these. We will specify in the related prospectus supplement the pass-through rate for each class of certificates, or the initial pass-through rate and the method for determining subsequent changes to the pass-through rate.

                               A series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates.

                               If we exercise our option to purchase the loans of a trust on the terms and conditions described under "Description of the trust Documents-- Termination," we will redeem the outstanding certificates, if any, of such series as described in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account, we will partially redeem the outstanding certificates, if any, on or immediately following the end of the pre-funding period in an amount and manner specified in the related prospectus supplement. In the event that we so partially redeem, the owners of the certificates may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

Subordinated Securities......  We may subordinate one or more classes of any series of securities, as specified in the related prospectus supplement. The rights of holders of subordinated securities to receive any or a portion of distributions with respect to the loans will be subordinated to the rights of holders of senior securities to the extent and in the manner we specify in the related prospectus supplement. If a series of securities contains more than one class of subordinated securities, distributions and losses will be allocated among those classes in the manner specified in the related prospectus supplement. The rights of holders of subordinated securities, to the extent not subordinated, may be on a parity with holders of senior securities. By subordinating a class of securities, we intend to:

                                 ^ enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them, and

                                 ^  protect holders of senior securities
                                    against losses.

                               If we so specify in the applicable prospectus supplement, we may entitle some classes of sub-ordinated securities the benefits of other forms of credit enhancement that would benefit only those subordinated securities.


Trust Property...............  Each note will represent an obligation of its related trust. Each certificate will represent a fractional undivided interest in its related trust. The assets of each trust will include (among other things):

                                 ^  a pool of fixed or variable rate home
                                    improvement loans or promissory notes and closed-end home equity loans,

                                 ^   amounts held in the collection account,

                                 ^   proceeds from FHA insurance,

                                 ^   any letter of credit, guarantee, surety
                                    bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of securities,

                                 ^   certain other rights under the trust
                                    documents, and

                                 ^   any other property that we specify in the
                                    related prospectus supplement.

                               In addition, if we so specify in the related prospectus supplement, the trust property will include money on deposit in a pre-funding account established by the Indenture trustee or the trustee, which we will use to purchase subsequent loans from the Seller during the pre-funding period. See "The Trusts."

                               If and to the extent we specify in the related prospectus supplement, the related trust will be obligated to purchase from us additional loans during the pre-funding period. These loans will have a total principal balance approximately equal to the amount on deposit in the pre-funding account on the closing date.

                               We must repurchase loans if we breach certain representations and warranties that we make. See "Description of the trust Documents--Sale and Assignment of the Contracts" and "Certain Legal Aspects of the Contracts--Repurchase Obligations."

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated securities, we may provide credit enhancement with respect to a series of securities by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a series of securities. We will describe any such credit enhancement in the related prospectus supplement.

Servicing ...................  The servicer will manage, administer, service and make collections on the loans held by each trust. Unless we specify otherwise in the related prospectus supplement, we will pay the servicer a monthly fee on each distribution date pursuant to a servicing fee formula. See "Description of the trust Documents--Servicing."

Advances.....................  Unless we specify otherwise in the related prospectus supplement, the servicer must make advances each month of any scheduled payments on the loans that were due but not received during the prior due period. The servicer will then receive a reimbursement of an advance from the amount available for the related trust. The servicer must make an advance only to the extent it determines that the advance will be recoverable from subsequent funds available in the collection account for the related trust.

Collection Account...........  The servicer will establish and maintain one or more separate accounts for each series of securities in the name of the Indenture trustee for the benefit of the owners of the securities. We refer to this account as a "collection account." We will deposit all of the payments we receive from obligors under the loans in the related collection account no later than one business day after we receive them. Unless we specify otherwise in the related prospectus supplement, we will also deposit all of the payments we receive from obligors with respect to liquidated loans no later than one business day after we receive them. Unless we specify otherwise in the related prospectus supplement, the servicer may use any alternative remittance schedule acceptable to the rating agencies. See "Description of the trust Documents-- Collections."

Optional Purchase of Loans...  Unless we specify otherwise in the related prospectus supplement, we may purchase all of the loans held by a trust on any distribution date following the first due period when the total principal balance has declined to 10% or less of the total principal balance as of the cut-off date, subject to certain provisions in the related trust documents. For a more complete description of optional purchase of the loans, see "Description of the trust Documents-- Termination" in this prospectus.

Representations and
Warranties of Green Tree
Financial Corporation .......
                               We will make certain representations and warranties regarding the loans. These representations and warranties are a condition to our conveyance of any loan pool to a trust. If we become aware of a breach of any representation or warranty that materially adversely affects the trust's interest in any loan or receive written notice of a breach from the trustee or the servicer, then we must either cure the breach, repurchase the affected loan or, if the related prospectus supplement so provides, substitute for the affected loan, under the conditions further described in this prospectus and in the prospectus supplement. For a more complete description of our representations and warranties, see "Description of the Certificates--Conveyance of Loans."

Federal Income Tax             In the opinion of our counsel, for federal and
 Considerations..............  Minnesota income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.
                               Each noteholder, by the acceptance of a note, will agree to treat the notes as debt. Each certificateholder, by the acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes.
                               Alternative characterizations of the trust, the notes and the certificates are possible, but would not result in materially adverse tax consequences to noteholders or certificateholders. See "Certain Federal Income
                               Tax Consequences" and "Certain State Income Tax
                               Consequences" in this prospectus.

ERISA Considerations.........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see "ERISA Considerations" in this prospectus and in the prospectus supplement.

Legal Investment.............  The certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. For a more complete description of legal considerations regarding investment in the certificates, see "Legal Investment Considerations" in this prospectus and in the prospectus supplement.

Ratings......................  We will not issue the securities unless one or more nationally recognized rating agencies have assigned a rating to the securities in one of their four highest rating categories.

                               We cannot assure you that the rating initially assigned to your securities will not be subsequently lowered or withdrawn by the rating agency. If a rating agency lowers the rating initially assigned to any securities, no person or entity will provide any credit enhancement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the securities.

  ^   Limits on the Availability of FHA Insurance. We will specify in the prospectus supplement the number and percentage of home improvement loans in the pool that are insured by FHA pursuant to Title I of the National Housing Act. The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Although we are an FHA-approved lender and we believe that we have complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require us to obtain approval from FHA of our origination and servicing practices. If we fail to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. We sometimes engage in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

     The amount of FHA insurance on the loans in a given pool is limited to the balance of a reserve amount. This reserve amount as of December 31,
     199 , was equal to approximately $          , but will be reduced by
     the amount of all FHA insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by us. Severe losses on our FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement contracts. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of our FHA insurance reserves would be transferred to the reserve account of the trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

  ^ Limited Obligations. Unless we specify otherwise in the related prospectus supplement, the certificates will not represent an interest in or obligation of Green Tree. Neither the government, any underwriter or its affiliates, the servicer nor any other party will insure or guarantee any of the securities of any series (except as we otherwise specify in the related prospectus supplement).

  ^ Junior Mortgage Liens; Value of Mortgaged Property. Green Tree expects that a substantial number of the liens on improved real estate securing the loans in a given loan pool will be junior to other liens on that real estate. This subordinates the rights of the trust fund (and consequently the holders of securities of the related series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. For a more complete description of the risks associated with junior mortgage liens, see "Certain Legal Aspects of the Loans--Repurchase Obligations."

    We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

  ^ Unsecured Home Improvement Loans. The obligations of an obligor under each home improvement loan will not be secured by an interest in the related real estate. The related trust, as the owner of the home improvement loan, will be a general unsecured creditor as to those obligations. Consequently, if an obligor defaults on its home improvement loan, the related trust will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor of a home improvement loan, the obligations of an obligor under that home improvement loan may be discharged in their entirety. An obligor on a home improvement loan may not demonstrate concern over performance of its obligations under the home improvement loan as in the case where such obligations are secured by the real estate owned by the obligor.

  ^ Risks to Investors upon any Insolvency of Green Tree. We intend that any transfer of loans to the related trust will constitute a sale, rather than a pledge of the loans to secure our indebtedness. However, if we were to become a debtor under the federal bankruptcy code or similar applicable state laws, our creditor or trustee in bankruptcy might argue that such sale of loans by us was a pledge of the loans rather than a sale. If this argument were accepted by a court, it would cause the related trust to experience a delay in or reduction of collections on the loans.

  ^ Value of Mortgaged Property. We expect a substantial portion of the home equity loans included in a pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deed of trust and of the loans on the one hand, and the value of the home on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a conventional home improvement loan or a home equity loan such that the remaining balance on the loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

  ^ Limited Liquidity. We cannot assure to you that a secondary market will develop for the securities of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of securities.

  ^ Non-recordation of Mortgage Assignments. Green Tree will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from Green Tree or a trustee in bankruptcy of Green Tree.

  ^   Subordination of Certain Classes of securities; Limited Assets. To the extent we specify in the related prospectus supplement, we may subordinate distributions of interest and principal on some or all classes of securities of a series in priority or payment to interest and principal due on the notes of such series and/or to distributions of interest and principal on other classes of securities. In addition, holders of certain classes of securities of any series may have the right to take actions that are detrimental to the interests of the holders of certain other classes of securities. For example, holders of a class of more senior securities may be entitled to instruct the trustee to liquidate the property of the trust when it is not in the interest of holders of more junior classes of securities of that series to do so. On the other hand, certain actions may require the consent of a majority of Security owners of all classes of a series, which may mean that owners of securities of more junior classes can prevent the owners of more senior classes of that series from taking action. Moreover, no trust will have any significant assets or sources of funds other than the loans and, to the extent provided in the related prospectus supplement, a pre-funding account and any credit enhancement specified in the related prospectus supplement. The notes of any series will represent obligations solely of the related trust. The certificates, if any, will represent interest solely in the related trust. Except as we specify in the related prospectus supplement, neither Green Tree, the servicer, the Owner trustee, the Indenture trustee nor any other person or entity will insure or guarantee the notes or certificates of any series. Consequently, holders of the securities of any series must rely for payment upon payments on the related loans and, to the extent available, amounts on deposit in a pre-funding account and any credit enhancement (if any) as we specify in the related prospectus supplement. If we so specify in the related prospectus supplement, credit enhancement for a class of securities of a series may cover one or more other classes of securities of that series, and accordingly may be exhausted for the benefit of some classes and thereafter be unavailable for other classes.

  ^ Yield and Prepayment Considerations. Full or partial prepayments on the loans will reduce the weighted average life of the securities. Obligors may prepay their loans without penalty. Prepayments may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by us as a result of certain uncured breaches of the warranties, purchases by the servicer as a result of certain uncured breaches of the covenants with respect to the loans made by it in the related Sale and Servicing Agreement, or us or the servicer exercising our option to purchase all of the remaining loans.

     Unless we specify otherwise in the related prospectus supplement, the amounts paid to Securityholders in respect of principal on any distribution date will include all prepayments on the loans during the corresponding due periods. The owners of notes and the owners of certificates will bear all reinvestment risk resulting from the timing of payments of principal on the securities.

  ^ Certain Matters Relating to Insolvency. Green Tree intends that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree, or Green Tree as debtor-in-possession, may argue that the sale of the loans by Green Tree was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the securities.

                                   THE TRUSTS

  With respect to each series of securities, Green Tree will establish a trust pursuant to the related trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related trust Documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the trust Property, issuing the Notes and the certificates, if any, of such series and distributing payments thereon.

  Each Note will represent an obligation of, and each Certificate, if any, will represent a fractional undivided interest in, the related trust. The trust Property of each trust will include, among other things, (i) a Contract Pool,
(ii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof), (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of securities, (v) certain other rights under the trust Documents and (vi) such other property as may be specified in the related prospectus Supplement. See "The Contracts" and "Description of the trust Documents--Collections." The trust Property will also include, if so specified in the related prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture trustee or the

Trustee, which will be used to purchase Subsequent Contracts from Green Tree from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more Classes of Securities. Holders of Securities of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Securities, except with respect to FHA Insurance reserves.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the Contracts included in each Trust will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Securities. A copy of the Sale and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Sale and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust," "Sale and Servicing Agreement," "Interest Rate or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust, each Sale and Servicing Agreement, each Interest Rate applicable to the related Class of Notes and each Pass-Through Rate applicable to the related Class of Certificates.

The Contract Pools

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts"), and (ii) closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, the "Contracts"), originated by Green Tree on an individual basis in the ordinary course of business. The Home Improvement Contracts may be conventional home improvement contracts or contracts insured by FHA. The Home Improvement Contracts will not be secured by any lien on the related real estate, and the Home Equity Loans may have a loan-to-value ratio substantially in excess of 100%. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Securities, Green Tree will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Green Tree, as Servicer (in such capacity referred to herein as the "Servicer," which term shall include any successor to Green Tree in such capacity under the applicable Sale and Servicing Agreement), will service the Contracts pursuant to the Sale and Servicing Agreement. See "Description of the Trust Documents--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Green Tree will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Contract, Green Tree will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by Green Tree. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

The Trustee

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such Series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the General Partner will be obligated to appoint a successor trustee. The General Partner may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the General Partner will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and home equity loans. Green Tree is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. Green Tree began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. Green Tree also purchases, pools and services installment sales contracts for various consumer products. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

Contract Origination

  Home Improvement Contracts. Through its centralized loan processing operations in St. Paul, Minnesota, Green Tree arranges to purchase certain contracts from home improvement contractors located throughout the United States. Green Tree's regional sales managers contact home improvement contractors and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize Green Tree's available customer financing, the contractor must make an application for contractor approval. Green Tree has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to Green Tree. In addition, Green Tree has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. Green Tree also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to Green Tree. Green Tree occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that Green Tree originates are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The contractor submits the customer's credit application and construction contract to Green Tree's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by Green Tree in June 1993. If Green Tree determines that the application meets Green Tree's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, Green Tree purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, Green Tree follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by Green Tree include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. Green Tree may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  Green Tree began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000 (except in Massachusetts where the loan limit may be $20,000). The allowable term of unsecured contracts is 24 to 120 months. Green Tree's underwriting standards with respect to unsecured home improvement contracts are, in general, more stringent than its underwriting standards with respect to secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Green Tree-approved park or attached to the real estate.

  Home Equity Contracts. Green Tree has originated closed-end home equity loans since January 1996. As of December 31, 1997, Green Tree had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, Green Tree markets its home equity lending directly to consumers using a variety of marketing techniques. Green Tree also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  Green Tree's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

Loss and Delinquency Information

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of home improvement contracts and home equity loans. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

Ratio of Earnings to Fixed Charges for Green Tree

  Set forth below are Green Tree's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                             Year Ended December 31,
                                             ------------------------
                                                                         Months
                                                                        Ended
                                             1993 1994 1995 1996 1997   1998
                                             ---- ---- ---- ---- ---- ---------
Ratio of Earnings to Fixed Charges.......... 4.81 7.98 7.90 5.44 3.94

                              YIELD CONSIDERATIONS

  The Interest Rates, Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Securities will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Securities which may be offered hereby, such as Stripped Notes, Interest Only Certificates, Principal Only Certificates and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Securities which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Securities may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Contracts may be prepaid at any time without penalty. Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement contracts and home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Securityholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Securities on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Trust Documents-- Termination") will affect the timing of principal distributions on the Securities of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Securities, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Green Tree's or the Servicer's option to repurchase the Contracts comprising part of a Trust when the Aggregate Principal Balance of such Contracts as of the related Cut-off Date is less than a specified percentage of the Cut-off Date Principal Balance of such Contracts. See also "The Trusts--The Contract Pools" for a description of the obligations of Green Tree to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each Class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the outstanding balance (the "Certificate Balance") with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the original Certificate Balance of such Certificates. The "Note Pool Factor" for each Class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution Date) as a fraction of the initial outstanding principal balance of such Class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable Class of Certificates or reductions in the outstanding principal balance of the applicable Class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related Class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable Class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each Series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used for its general corporate purposes, including the origination or acquisition of additional home improvement loan contracts and home equity loans, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Securities.

                                   THE NOTES

General

  With respect to each Series of Securities, one or more Classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any Series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any Class or Classes of Notes of such Series, or any Class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A Series may include one or more Classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more Classes of Notes of a Series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all Classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each Class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a Series of Securities which includes two or more Classes of Notes, the timing, sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all of the Notes of such Class.

The Indenture

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

     Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders;
(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

     Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, Green Tree or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any Class of Notes on any Payment Date (prior to the final scheduled payment date, if any, for such Class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default unless such Class of Notes has a final scheduled payment date, and then not until such final scheduled payment date for such Class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any Series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the

Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

The Indenture Trustee

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                                THE CERTIFICATES

General

  A Series of Securities may include one or more Classes of Certificates issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust

Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by Green Tree, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any Series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A Series may include one or more Classes of Certificates ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes of Certificates ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series may include one or more Classes of Certificates which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest

("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificateholders of such Class.

  In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each Series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any Series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, Green Tree or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and Green Tree, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) Green Tree or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised Green Tree that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

Statements to Securityholders

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related

Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

       (i) the amount of the distribution allocable to interest on or with respect to each Class of Securities;

       (ii) the amount of the distribution allocable to principal on or with respect to each Class of Securities;

       (iii) the Certificate Balance and the Certificate Pool Factor for each Class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

       (iv) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Due Period or Periods, as the case may be;

       (v) the Pass-Through Rate or Interest Rate for the next period for any Class of Certificates or Notes with variable or adjustable rates;

       (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

       (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any;

       (viii) Green Tree's FHA Insurance reserve amount;

       (ix) the number and aggregate principal balance of Contracts delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

       (x) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

       (xi) such customary factual information as is necessary to enable Securityholders to prepare their tax returns; and

       (xii) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a Series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "-- Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a Class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

Lists of Securityholders

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Sale and Servicing Agreements and the Trust Agreements (collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Sale and Assignment of the Contracts

  On the Closing Date (as defined in the Prospectus Supplement), Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes to or upon the order of the Seller, and the Trustee will execute and deliver the related certificates representing the Certificates, if any, to or upon the order of Green Tree.

  The Schedule of Contracts will include the amount of monthly payments due on each Contract as of the date of issuance of the Securities, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Securityholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, Green Tree's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Securityholders will be repurchased or substituted for by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a Contract, Green Tree may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Collection Account") in an amount sufficient to offset such discrepancy. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to Green Tree identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from Green Tree to the related Trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from Green Tree to the Trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally);
(d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA Insurance; (f) each Contract was either
(i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to Green Tree or (ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to Green Tree or (iii) was originated by Green Tree directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Sale and Servicing Agreement or the Securities unlawful; (h) each Contract complies with all requirements of law;
(i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such

Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct;
(o) there is only one original of each Contract; and (p) each Contract was originated or purchased in accordance with Green Tree's then-current underwriting guidelines.

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Under the terms of the Sale and Servicing Agreement, if Green Tree becomes aware of a breach of any such representation or warranty that materially adversely affects the interests of the Note Owners, the Certificate Owners, if any, or the related Trust in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then Green Tree will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Sale and Servicing Agreement).

  The "Purchase Amount" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

Collections

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Indenture Trustee will establish and maintain for each Series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to any Series including one or more Classes of Certificates, the Trustee will establish and maintain for each Series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such Series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such Series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cut-off Date and on or prior to the second Business Day preceding the Closing Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Collection Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

       (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

       (ii) all Obligor payments on account of interest on the Contracts;

       (iii) all FHA Insurance payments received by the Servicer;

       (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

       (v) any Advances made as described under "Advances" below and certain other amounts required under the Sale and Servicing Agreement to be deposited in the Collection Account;

       (vi) all amounts received from any credit enhancement provided with respect to a Series of Securities; and

       (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or Green Tree, as described under "Sale and Assignment of the Contracts" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any Series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Due Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Due Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

Servicing

  Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Sale and Servicing Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Sale and Servicing Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, as well as submission of FHA Insurance claims where applicable.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Sale and Servicing Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Sale and Servicing Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Securities of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under agreements similar to the Sale and Servicing Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Sale and Servicing Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Sale and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which Green Tree may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Aggregate Principal

Balance for such Payment Date. As long as Green Tree is the Servicer, the Trustee will pay Green Tree its Monthly Servicing Fee from any monies remaining after the Securityholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Securityholders and providing related data processing and reporting services for Securityholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by Green Tree from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable) or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Securityholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Sale and Servicing Agreement will occur if (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents) or (vi) if Green Tree is the Servicer, Green Tree's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer.

  In addition, the Trustee will notify FHA of Green Tree's termination as Servicer of the Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents without the consent of all of the Securityholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Sale and Servicing Agreement at the request, order or direction of any of the Holders of Securities, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

Distributions

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each Class of Certificateholders and all payments to each Class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Due Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Purchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Due Period, but to be applied in respect of a regular monthly payment due in a subsequent Due Period (an "Advance Payment"), minus (v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if

Green Tree is no longer the Servicer, to pay the Monthly Servicing Fee to the successor Servicer, and second, to reimburse the Servicer (including Green
Tree) for any Advances made with respect to a prior Due Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular Class and thereafter be unavailable to such other Classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other Classes.

Advances

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from the Amount Available in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by Green Tree for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from Net Liquidation Proceeds (including FHA Insurance payments, if applicable), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Sale and Servicing Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Collection Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

Evidence as to Compliance

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

Indemnification and Limits on Liability

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

Amendment

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee, and a Certificate Majority and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

Termination

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and
(ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Due Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cut-off Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates (if any) following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such Series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates (if any), to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

The Trustee

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus

Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

Administrator

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the Home Improvement Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by Green Tree, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by Green Tree. Green Tree's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by Green Tree. In the Sale and Servicing Agreement, Green Tree will agree to pay all FHA Insurance premiums required by FHA Regulations. If Green Tree fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by Green Tree and from collections on the related Home Improvement Contracts.

  As of December 31, 1997, Green Tree's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Trust Documents-- Termination") occurs, each Trustee will notify FHA of Green Tree's termination as Servicer of the related FHA-insured Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Contract the Servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," Green Tree does not purchase a Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Contract at the date of default and uncollected interest computed at the Contract Rate earned to the data of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, and (iv) legal fees, not to exceed $500.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of Contracts to a Trust, the Securityholders of such Series, as the beneficial owners of the Trust, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

Mortgages and Deeds of Trust

  The Home Equity Contracts (but not the Home Improvement Contracts) will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Home Equity Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust (and therefore the Securityholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although Green Tree generally does not cure defaults under a senior mortgage or deed of trust, it is Green Tree's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in Green Tree's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Securityholders.

Second or Third Mortgages

  The Home Equity Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Securityholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself.

Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Contracts

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Sale and Servicing Agreement, late charges (to the extent permitted by law and not waived by Green Tree) will be retained by Green Tree as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is Green Tree's practice with some of the Home Improvement Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

"Due-on-Sale" Clauses

  All of the Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. Green Tree will represent and warrant in each Sale and Servicing Agreement that all Contracts comply with any applicable usury limitations.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related Series of Securities in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Green Tree has not made and will not make such evaluations prior to the origination of the Contracts. Neither Green Tree nor any replacement Servicer will be required by any Sale and Servicing Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Green Tree does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Green Tree will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related Series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders.

Repurchase Obligations

  Under the Sale and Servicing Agreement, Green Tree will represent and warrant that each FHA-insured Home Improvement Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Contract due to a violation of FHA regulations in originating or servicing such Home Improvement Contracts, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation of Green Tree to repurchase such Home Improvement Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

  In addition, Green Tree will also represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents-- Sale and Assignment of the Contracts."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to Green Tree, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to Green Tree identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.

Tax Status of the Trust

  With respect to each Series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

Tax Consequences to Noteholders

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the
Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Tax Consequences to Certificateholders

  Treatment of the Trust as a Partnership. Green Tree, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, Green Tree and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

(iii) Prepayment Premium payable to the Certificateholders for such month; and
(iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to the Administration Agreement, the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Securities offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Securities sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  Green Tree may sell Securities of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Securities directly to other purchasers or through agents. Green Tree intends that Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of such methods.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Securities, Green Tree or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Underwriter or

Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Securities so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Securities or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Securities, Underwriters may receive compensation from Green Tree or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from Green Tree and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from Green Tree will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by Green Tree, Underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, Green Tree will authorize Underwriters or other persons acting as Green Tree's agents to solicit offers by certain institutions to purchase the Securities from Green Tree pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by Green Tree. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Securities. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for Green Tree in the ordinary course of business.

  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for Green Tree by the counsel for Green Tree identified in the applicable Prospectus Supplement. The validity of the

Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by the counsel for the underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary prospectus supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final prospectus supplement for definitive            +
+information on any matter contained herein. This preliminary prospectus       +
+supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there be any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful + +prior to registration or qualification under the securities laws of any such +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                             Prospectus Supplement to Base No. 6
PROSPECTUS SUPPLEMENT

(To prospectus dated       , 1999)
                           $           (Approximate)


GREEN TREE

                              Seller and Servicer

                    Certificates for Home Improvement Loans
                                 Series 1999-

                                  ----------

    The certificates will consist of    classes, but we are offering only the
    following classes now:

                             Approximate      Pass-Through                    Underwriting  Proceeds to
Class                    Principal Amount(1)     Rate      Price to Public(2)   Discount     Company(3)
-----                    ------------------- ------------- ------------------ ------------ --------------
Each Certificate........    $                                             %             %               %
                            ------------                     --------------    ----------  --------------
Total...................    $                                $                 $           $
                            ============                     ==============    ==========  ==============

-----
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on     , 1999.
(3) Before deducting expenses, which we estimate to be $500,000.

    Investing in the certificates involves certain risks. Prospective investors
should consider carefully the Risk Factors beginning on page S-   in this
prospectus supplement and on page   in the prospectus.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  These certificates will be delivered through the same-day funds settlement
system of the Depository Trust Company on or about      , 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount
listed above. See "Underwriting" on page S-   in this prospectus supplement and
on page    in the prospectus.

                                  ----------

                                  Underwriters

             The date of this prospectus supplement is      , 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Certificates.................................  S-4
Risk Factors............................................................. S-13
Structure of the Transaction............................................. S-13
Use of Proceeds.......................................................... S-14
The Loans................................................................ S-14
Yield and Prepayment Considerations...................................... S-19
Green Tree Financial Corporation......................................... S-25
Description of the Certificates.......................................... S-26
Description of the Class B-2 Limited Guaranty............................ S-45
Certain Federal Income Tax Consequences.................................. S-46
ERISA Considerations..................................................... S-46
Underwriting............................................................. S-48
Legal Matters............................................................ S-48
Annex I..................................................................  A-1
                                   Prospectus
Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement......................................    2
Reports to Holders of the Certificates...................................    2
Where You Can Find More Information......................................    2
Summary of the Terms of the Certificates ................................    3
Risk Factors.............................................................    8
The Trust Fund...........................................................    9
Use of Proceeds..........................................................   11
Green Tree Financial Corporation.........................................   11
Yield Considerations.....................................................   13
Maturity and Prepayment Considerations...................................   13
Description of the Certificates..........................................   14
Certain Legal Aspects of the Loans; Repurchase Obligations...............   27
ERISA Considerations.....................................................   36
Certain Federal Income Tax Consequences..................................   37
Legal Investment Considerations..........................................   54
Ratings..................................................................   54
Underwriting.............................................................   55
Legal Matters............................................................   56
Experts..................................................................   56

  No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Equity Loan Trust 1999-A since the date hereof.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about Green Tree's home improvement lending business, and about any series of certificates for home improvement loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of certificates. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus.

  The certificates for home improvement loans, Series 1999-A listed on the table below will represent interests in a trust consisting of a pool of home equity loans.

                                  Pass-Through     Approximate      S&P   Fitch
Class                                 Rate     Principal Amount(1) Rating Rating
-----                             ------------ ------------------- ------ ------
Each Certificate.................                 $

--------
(1) May vary plus or minus 5%.

Seller and Servicer.........    Green Tree Financial Corporation, 1100 Landmark
                                Towers, 345 St. Peter Street, St. Paul,
                                Minnesota 55102, telephone: (651) 293-3400.

Trustee.....................    U.S. Bank Trust National Association, St. Paul,
                                Minnesota.

Payment Date................    The fifteenth day of each month, or if that day
                                is not a regular business day, the next regular
                                business day. The first payment date will be
                                    ,     .

Record Date.................    The business day immediately prior to the
                                payment date (for example, if the payment date
                                is     15, the record date would be     14,
                                assuming that     14 is a regular business
                                day).

Description of                  We will issue a single class of the
Certificates................    certificates that are payable solely from the
                                property of the trust.

Distributions...............    Holders of the certificates will receive on
                                each payment date distribution of interest and principal as described in this prospectus supplement. We will make distributions to holders of record of the certificates on the related record date, except that the final distribution in respect of the certificates will be made only upon presentation and surrender of the certificates at the office or agency appointed by the trustee for that purpose in Minneapolis or St. Paul, Minnesota.
                                The amount available for the trust on each payment date generally includes payments on the loans due during the previous calendar month and received on or prior to the determination date, prepayments and other unscheduled collections received on the loans during such due period, any advances made by the servicer or the trustee with respect to such due period and any amounts paid by Green Tree to repurchase a loan due to a breach of representation or warranty.

Distributions on the
 Certificates

  Interest..................    We will pay interest on the certificates on
                                each payment date in an amount equal to one
                                month's interest at the pass-through rate on
                                the aggregate certificate principal balance
                                immediately prior to that payment date. In the
                                case of the first payment date, we will only
                                pay interest from the closing date to      ,
                                1999. The aggregate certificate principal balance on any payment date is the original series 1999- certificate principal balance minus all distributions previously made on the certificates. We will compute accrued interest on the basis of a 360-day year of twelve 30-day months.

                                If there is not a sufficient amount available in the certificate account to make a full distribution of interest to the certificateholders, we will allocate the amount of interest due pro rata to the outstanding certificates and we will carry forward the amount of the shortfall and add it to the amounts due on the next payment date. See "Description of the certificates."

  Principal.................    We will pay principal on the certificates on
                                each payment date, to the extent of the amount available in the certificate account after payment of all interest payable on the certificates, an amount equal to the sum (such sum being hereinafter referred to as the "Monthly Principal") of

                                    ^ the amount of regular principal payments on contracts paid or applied during the prior due period;

                                    ^  the amount of principal prepayments
                                       received on loans during the prior due
                                       period;

                                    ^ the principal portion of all payments on loans that were delinquent payments as of the end of the prior due period;

                                    ^  the unpaid principal balance of all
                                       loans that became liquidated loans with
                                       respect to the prior due period;

                                    ^  the principal portion of the repurchase
                                       price paid by Green Tree to repurchase
                                       loans for breach of representations and
                                       warranties with respect to the prior due period, as described in this summary under "Repurchases or Substitution Obligations;"

                                    ^  the amount of any reduction in the
                                       principal amount deemed owed on any loan as a result of the obligor's bankruptcy; and

                                    ^  any principal amount described that was
                                       not previously distributed because of an insufficient amount of funds available in the certificate account and Green Tree either was not obligated to or failed to pay such amount under the limited guaranty.

Limited Guaranty..............  To mitigate the effect of liquidation losses on the loans, we will entitle the
                                certificateholders to receive on each
                                distribution date an amount equal to the guaranty payment, if any, under Green Tree's limited guaranty. The guaranty payment for any payment date will equal the amount, if any, by which the formula distribution amount exceeds the amount available in the certificate account for that payment date.

                                The limited guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The rating assigned to the certificates may be affected by the rating of Green Tree's debt securities.

Loans.........................  The loans consist of       conventional and
                                FHA-insured home improvement contracts and
                                promissory notes, including all rights to
                                receive payments due thereunder on and after
                                the cut-off date. The obligations of the
                                obligor under each loan are unsecured and such
                                loans constitute "Unsecured Loans" as described
                                in the prospectus. The loans arise from loans
                                relating to the improvement of real estate
                                located in    states and the District of
                                Columbia. The annual interest rate on the loans
                                as of the cut-off date ranges from      % to
                                     % with a weighted average of      %. The
                                loans had a weighted average term to scheduled
                                maturity, as of origination, of    months, and
                                a weighted average term to scheduled maturity,
                                as of the cut-off date, of    months. The final
                                scheduled payment date on the loan with the
                                latest scheduled maturity is in       . See
                                "The Loans" in this prospectus supplement.

FHA Insurance.................  Approximately    % of the loans by principal
                                balance as of the cut-off date are insured by FHA against obligor defaults pursuant to Title
                                I of the National Housing Act ("FHA
                                Insurance"). See "Description of FHA Insurance" in the prospectus.

Advances......................  The servicer must make advances each month of any scheduled payments on the loans that were due but not received during the prior due period. The servicer will be entitled to reimbursement of an advance from subsequent funds available in the certificate account. The servicer will be obligated to make an advance only to the extent that it determines that the advance will be recoverable from subsequent funds available in the certificate account. If the servicer fails to make any advance required under the Pooling and Servicing Agreement, the trustee will be obligated (subject to certain conditions) to make that advance. See "Description of the certificates--Advances" in this prospectus supplement and in the prospectus.

Repurchase or Substitution      Green Tree will repurchase any loan in which
 Obligations..................  the trust's or the certificateholders' interest is materially and adversely affected by a breach of a representation and warranty with respect to that loan made in the Pooling and Servicing Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the trustee.

                                Instead of repurchasing a loan, during the 120 day period following the closing date, Green Tree may, at its option, substitute another loan for the loan that it is otherwise obligated to repurchase. See "Description of the certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus.

Repurchase Option.............  The servicer will have the option to repurchase all of the outstanding loans on any payment date on which the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance. See "Description of the certificates--Repurchase Option" in this prospectus supplement and in the Prospectus.

Monthly Servicing Fee.........  The servicer will receive monthly compensation for servicing the loans equal to 1/12 of the product of .75% and the pool scheduled principal balance. See "Description of the certificates--Servicing Compensation and
                                Payment of Expenses" and "Rights upon an Event of Termination" in this prospectus supplement .

Tax Status....................  In the opinion of our counsel, the trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. Each certificateholder will be treated for these purposes as the owner of an undivided interest in the loans. Accordingly, each certificateholder must report on its federal income tax return its share of the income from the loans and, subject to limitations on deductions by individuals, estates and trusts, may deduct its share of the reasonable fees paid by the trust, determined in accordance with a certificateholder's tax accounting method. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations..........
                                No transfer of any certificates will be
                                permitted to be made to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to the Internal Revenue Code of 1986, as amended, unless the opinion of counsel described under "ERISA Considerations" herein and in the Prospectus is delivered to the Trustee. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                The certificates will not be issued and sold
Rating........................  unless Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.
                                ("S&P") and Fitch IBCA, Inc. ("Fitch") have
                                assigned the rating specified on page     (or
                                better) to the certificates.

                                The ratings on the certificates by S&P
                                addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating by Fitch addresses the likelihood of the receipt of certificateholders of all distributions to which such certificateholders are entitled. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                Green Tree has not requested a rating of the certificates from any rating agencies other than S&P and Fitch. You must not assume that another rating agency will assign a rating to any of these certificates, nor should you assume what any such rating, if issued, would be.

Legal Investment                The certificates will not constitute "mortgage
 Considerations...............  related securities" for purposes of the
                                Secondary Mortgage Market Enhancement Act of
                                1984 ("SMMEA") because the loans are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the certificates.

                                  RISK FACTORS

  You should consider the following factors in connection with the purchase of the certificates. There are more risk factors that are applicable to the certificates. Those risk factors are printed in the prospectus and you should consider those risk factors also.

  Limited Historical Data With Respect to Home Improvement Loans. Green Tree began purchasing and servicing FHA-insured home improvement loans in April 1989, and conventional home improvement loans in September 1992, and thus has limited historical experience with respect to the performance, including the rate of prepayments of home improvement loans. Accordingly, Green Tree's delinquency experience and loan loss and liquidation experience set forth under "The Loans" may not be indicative of the performance of the Loans.

  Delinquency and Loan Default Rates on Unsecured Home Improvement Loans. Based on Green Tree's experience, home improvement loans that are not secured by any lien on the improved real estate have experienced, and are expected to continue to experience, a higher rate of delinquency and loan default as compared with Green Tree's servicing portfolio of FHA-insured and other secured home improvement loans. Based on Green Tree's experience to date, loan defaults on unsecured home improvement loans typically result in chargeoffs that equal or exceed 100% of the outstanding principal balance of the loan.

                          STRUCTURE OF THE TRANSACTION

  On or about       , 1998 (the "Closing Date"), the Company will establish the
Trust pursuant to a Pooling and Servicing Agreement to be dated as of      ,
1998 (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

  The Certificates will be issued by the Trust, the corpus of which will consist primarily of the Contracts, including all rights to receive payments
due on the  Contracts on and after      , 1998 (or the date of origination
thereof, if later) (the "Cut-off Date"), all rights under FHA Insurance with respect to the FHA-insured Contracts, amounts held for the Trust in the Certificate Account (as defined below), and the Limited Guaranty of the Company described in "Description of the Limited Guaranty" herein.

  Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible
Institution (initially [Trustee],      , Minnesota) in the name of the Trust
(the "Certificate Account"), no later than one Business Day after receipt. Payments deposited in the Certificate Account in respect of each Due Period will be applied on the fifteenth day of the next month (or, if such day is not a business day, the next succeeding business day) (each a "Payment Date") to make the distributions to the Certificateholders as of the immediately preceding Record Date as described under "Description of the Certificates-- Distributions on the Certificates" herein, and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee") and to pay any remaining amounts in the Certificate Account to the Company as compensation for providing the Limited Guaranty (the "Guaranty Fee").

  The Servicer will be obligated to advance any scheduled payments on the Contracts that were due but not received during the prior Due Period ("Advances"). The Servicer will be entitled to reimbursement of an Advance from payments on or liquidation proceeds of the related Contract and then from other funds in the Certificate Account. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent collections on the Contract or from liquidation proceeds thereof. If the Servicer fails to make any Advance required under the Agreement, the Trustee is obligated (subject to certain conditions) to make such Advance.

  Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Agreement as described under "Description of the Certificates--Conveyance of Contracts" herein, (c) certain indemnities, and (d) the Limited Guaranty. The Company is obligated under the Agreement to repurchase at the Repurchase Price (as defined herein), or, at its option, to substitute another contract for, any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Trustee, of any breach of any such representation and warranty in the Agreement that materially adversely affects the Certificateholders' interest in such Contract if such breach has not been cured prior to such date. The Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Trustee and Certificateholders with respect to certain other matters.

                                USE OF PROCEEDS

  The Company will use the net proceeds received from the sale of the Certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and promissory notes, providing warehouse financing for the purchase of contracts and other costs of maintaining such contracts until they are pooled and sold to other investors.

                                 THE CONTRACTS

  Each Contract is a home improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. Each Contract finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park. The Contracts are not secured by any mortgage or other lien on or security interest in the related improved real estate or any other real or personal property.

  The Company will make certain representations and warranties in the Agreement, including that (a) each Contract is fully amortizing with a fixed contractual rate of interest and provides for level payments over the term of such loan, computed on the simple interest method, (b) each Contract has its
last scheduled payment due no later than         and (c) each FHA-insured
Contract was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance. The Contracts were originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Contracts is appended to the Agreement. See "Description of the Certificates" herein and in the Prospectus.
Each of the Contracts has a Contract Rate of at least      % per annum and not
more than      % and the weighted average of the Contract Rates of the
Contracts as of the Cut-off Date is      %. As of the Cut-off Date, the
Contracts had remaining maturities of at least    months but not more than
months and original maturities of at least 24 months but not more than months. The Contracts had a weighted average term to scheduled maturity, as of
origination, of    months, and a weighted average term to scheduled maturity,
as of the Cut-off Date, of    months. The average principal balance per
Contract as of the Cut-off Date was $     and the principal balances on the
Contracts as of the Cut-off Date ranged from $     to $    . The Contracts
arise from loans relating to real property located in    states and the
District of Columbia. By principal balance as of the Cut-off Date,
approximately      % of the Contracts financed improvements to real estate
located in California. No other state represented   % or more of the Cut-off
Date Pool Principal Balance. Substantially none of the Contracts provide for recourse to the originating contractor in the event of a default by the Obligor.

  Set forth below is a description of certain additional characteristics of the Contracts.

               Geographical Distribution of Improved Real Estate

                                                                                        % of
                                                                                   Contract Pool by
                                         % of Contract Pool by Aggregate Principal   Outstanding
                            Number of          Number of             Balance          Principal
                         Contracts as of     Contracts as       Outstanding as of   Balance as of
                          Cut-off Date      of Cut-off Date       Cut-off Date       Cut-off Date
                         --------------- --------------------- ------------------- ----------------
Alabama.................                               %          $                           %
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----             -------           ------------          ------
    Total...............                        100.00%           $                     100.00%
                              =====             =======           ============          ======

                       Years of Origination of Contracts

                                                                           % of
                                                                     Contract Pool by
                                              Aggregate Principal Outstanding Principal
                         Number of Contracts  Balance Outstanding     Balance as of
  Year of Origination     as of Cut-off Date  as of Cut-off Date       Cut-off Date
  -------------------    -------------------- ------------------- ----------------------
    ....................                         $                              %
    ....................
    ....................
                                ------           ------------             ------
    Total...............                         $                        100.00%
                                ======           ============             ======

                   Distribution of Original Contract Amounts

                                                                           % of
                                                                     Contract Pool by
                                              Aggregate Principal  Outstanding Principal
   Original Contract     Number of Contracts  Balance Outstanding     Balance as of
  Amount (in Dollars)     as of Cut-off Date  as of Cut-off Date       Cut-off Date
  -------------------    -------------------- ------------------- ----------------------
Less than $10,000.......                         $                              %
$10,000-$19,999.........
                                ------           ------------             ------
    Total...............                         $                        100.00%
                                ======           ============             ======

                                 Contract Rates

                                                                           % of
                                                                     Contract Pool by
                                              Aggregate Principal  Outstanding Principal
Range of Contracts       Number of Contracts  Balance Outstanding     Balance as of
by Contract Rate          as of Cut-off Date  as of Cut-off Date       Cut-off Date
------------------       -------------------- ------------------- ----------------------
 9.00001%-10.00000%.....                         $                              %
10.00001%-11.00000%.....
11.00001%-12.00000%.....
12.00001%-13.00000%.....
13.00001%-14.00000%.....
14.00001%-15.00000%.....
15.00001%-16.00000%.....
16.00001%-17.00000%.....
Over 17.00000%..........
                                ------           ------------             ------
    Total...............                         $                        100.00%
                                ======           ============             ======

                          Remaining Months to Maturity

                                                                           % of
                                                                     Contract Pool by
  Months Remaining to                         Aggregate Principal  Outstanding Principal
   Scheduled Maturity    Number of  Contracts Balance Outstanding     Balance as of
   As of Cut-off Date     as of Cut-off Date  as of Cut-off Date       Cut-off Date
  -------------------    -------------------- ------------------- ----------------------
Less than 31............                         $                              %
31 to 60................
61 to 90................
91 to 120...............
121 to 150..............
151 to 180..............
181 to 210..............
211 to 240..............
                                ------           ------------             ------
    Total...............                         $                        100.00%
                                ======           ============             ======

Delinquency, Loan Default and Loss Information

  The following table sets forth the delinquency experience for the periods indicated of the portfolio of unsecured home improvement loans serviced by the Company (other than Contracts already in liquidation).

                            Delinquency Experience

                                                           At December 31,
                                                   At    , ------------------
                                                           1997  1996   1995
                                                   ------- ----  ----  ------
Number of Contracts Outstanding(1)................                     18,411
Number of Contracts Delinquent(2)(3)
  30-59 Days......................................                        115
  60-89 Days......................................                         44
  90 Days or More.................................                         14
                                                    ----   ----  ----  ------
Total Contracts Delinquent........................                        173
Delinquencies as a Percent of Contracts Outstand-
 ing(4)...........................................      %      %     %    .94%

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by the Company if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

  The following table sets forth the loan default and loss experience for the periods indicated of the portfolio of unsecured home improvement loans serviced by the Company.

                       Loan Default and Loss Experience
                            (Dollars in thousands)

                                                     Twelve Months
                                     Months       Ended December 31,
                                 Ended    , ----------------------------------
                                    1998     1997     1996     1995
                                 ---------- -------  -------  -------
Principal Balance of Contracts
 Serviced(1)....................  $         $        $        $97,544
Contract Defaults(2)............          %        %        %    1.38%
Net Losses:
  Dollars(3)....................  $         $        $        $ 1,710
  Percentage(4).................          %        %        %    1.75%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.
(2) As a percentage of the total number of contracts being serviced as of period end. The Company considers a contract defaulted when the Company has submitted a claim to FHA (in the case of FHA-insured contracts), the Company has commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. The calculation of net loss on FHA-insured contracts includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

  The Company's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the Contracts will be similar to that set forth above. Moreover, because the Company began originating and purchasing unsecured home improvement contracts in September 1992, it is likely that the Company's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any Certificate will depend on the price paid by the Certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the Contracts.

  Higher than expected "Principal Prepayments" (payments received from Obligors, other than regular payments of principal, which are applied upon receipt or, in the case of partial prepayments, upon the next scheduled payment date for such Contract, to reduce the outstanding principal balance on the Contracts) will increase the yield on Certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates and will decrease the yield on Certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the Contracts represented by such Certificates. Because the Contracts have scheduled due dates throughout the calendar month, and because all Principal Prepayments are passed through to Certificateholders on the Payment Date following the Due Period in which such Principal Prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of Defaulted Contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates-- Repurchase Option" herein) will affect the timing of principal distributions on the Certificates. Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant
annual rate. The Certificates were priced using a prepayment assumption of   %
CPR. There can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  The amount of interest to which the Certificateholders are entitled on any Payment Date will be the product of the Pass-Through Rate and the Aggregate Certificate Principal Balance immediately following the preceding Payment Date, based on a 360-day year consisting of 12 months of 30 days each. Certificateholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Certificate Account are sufficient therefor, in the priority described under "Description of the Certificates--Distributions on the Certificates." As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method. Principal and interest payable on the Certificates will be computed according to the actuarial method.

  The final scheduled payment date on the Contract with the latest maturity is
in      .

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term

"prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model, is described above.

  As used in the following table, "0% CPR" assumes that none of the Contracts are prepaid before maturity, " % CPR" assumes the Contracts will prepay at a
CPR of   %, and so forth.

  There is no assurance, however, that prepayment of the Contracts will conform to any level of the CPR, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of home improvement contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such home improvement contracts, the home improvement contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such home improvement contracts. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following table were determined assuming that: (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the CPR set forth in the table; (ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Certificates--Repurchase Option"; (iii) the Contracts will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Contract Characteristics"; (iv) the Certificates have an Original Series 1998- Certificate Principal Balance
of $      and a Pass-Through Rate of     %; (v) no interest shortfalls will
arise in connection with prepayments in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts; (vii) distributions are made on the Certificates on the 15th day of each month, commencing in
1998; and (viii) the Certificates are issued on       , 1998. No representation
is made that the Contracts will not experience delinquencies or losses.

                        Assumed Contract Characteristics

                Cut-off Date                  Weighted Average Weighted Average
                    Pool                       Remaining Term   Original Term
                 Principal   Weighted Average   to Maturity      to Maturity
     Pool         Balance     Contract Rate       (months)         (months)
     ----       ------------ ---------------- ---------------- ----------------
1.............. $                     %
2..............
3..............
4..............

  It is not likely that the Contracts will prepay at any constant percentage of the CPR to maturity or that all of the Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Certificates and sets forth the percentages of the Original Series 1996-E Certificate Principal Balance that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

   Percentage of the Original Series 1996-E Certificate Principal Balance at theRespective Percentages of the CPR Set Forth Below:

Date                                                    10%  15%  20%  25%  30%
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
Weighted Average Life (1) (years)......................

--------
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Certificate to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Certificate.

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

Ratio of Earnings to Fixed Charges for the Company

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years ending December 31, 1997. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                             Year Ended December 31,       Months Ended     ,
                             ------------------------  ----------------------
                             1993 1994 1995 1996 1997   1998
                             ---- ---- ---- ---- ---- --------
Ratio of Earnings to Fixed
 Charges.................... 4.81 7.98 7.90 5.44 3.94   3.06

Recent Developments

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes the material provisions of the Agreement, reference to which is hereby made for a complete recital of its terms.

General

  The Certificates will be issued in fully registered, certificated form only in denominations of $1,000 or any integral multiple in excess thereof, except for one Certificate with a denomination representing the remainder of the Original Principal Balance. The Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Certificates-- Registration of the Certificates" herein. The Trust consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, all rights under FHA Insurance with respect to the FHA-insured Contracts, amounts held in the Certificate Account and the Limited Guaranty of the Company.

  Distributions on the Certificates will be made by the Paying Agent (which shall initially be the Trustee) on each Payment Date to persons in whose names the Certificates are registered as of the Business Day immediately preceding such Payment Date (the "Record Date"). See "Description of the Certificates-- Registration of the Certificates" herein. The first Payment Date for the
Certificates will be in      1998. Payments will be made by check mailed to
such Certificateholder at the address appearing on the Certificate Register (except that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of the Trust may request payment by wire transfer). Final payments will be made only upon tender of the Certificates to the Trustee for cancellation.

Conveyance of Contracts

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to or upon the order of the Company. The Contracts are described on a list delivered to the Trustee and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. The list will be attached as an exhibit to the Agreement and will be available for inspection by any Certificateholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such conveyance and assignment.

  [Dorsey & Whitney LLP], counsel to the Company, will render an opinion to the Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  The Company will make certain representations and warranties in the Agreement with respect to each Contract, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days;
(b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract (if an FHA-insured contract) was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; (f) each Contract was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by the Company directly;
(g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied or rescinded; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level monthly payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (o) there is only one original of each Contract; and (p) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  The Company will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the Cut-off Date Pool Principal Balance equals at least the Original Series 1998- Certificate Principal Balance, and each Contract has a contractual rate of interest of at
least     %; (ii) no Contract had a remaining term to maturity at origination
of more than     months; (iii) no more than  % of the Contracts, by principal balance as of the Cut-off Date, related to properties located in an area with the same zip code; and (iv) no adverse selection procedures were employed in selecting the Contracts from the Company's portfolio.

  Under the terms of the Agreement, and subject to the Company's option to effect a substitution as described in the next paragraph, the Company has agreed to repurchase, at the Repurchase Price, any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Trustee. The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a Liquidated Contract, means the outstanding principal balance of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest on such Contract at the Pass-Through Rate from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  In lieu of purchasing a Contract as specified in the preceding paragraph, during the 120 day period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

  Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

Payments on Contracts

  The Servicer, on behalf of the Trust, will establish and maintain a Certificate Account in an "Eligible Account" (as defined below) at a depository
institution (initially [Trustee],      , Minnesota) with trust powers organized
under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corpora-tion (the "FDIC"), whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch, and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust
company has capital and surplus of not less than $     ; or (iv) an account
that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by S&P and Fitch. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P and Fitch (if rated by Fitch) not in excess of 10% of amounts in the Certificate Account at the time of such investment; and commercial paper assigned a rating of at least A-1+ by S&P and F-1+ by Fitch (if rated by Fitch). Any losses on such investments will be deducted from other investment earnings or from other funds in the Certificate Account.

  All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one business day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Certificate Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. In addition, all payments under FHA Insurance received by the Servicer, any Advances by the Servicer or the Trustee as described under "Description of the Certificates--Advances," amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement, and amounts required to be deposited upon substitution of a Contract because of breach of warranties under the Agreement, as described under "Description of the Certificates--Conveyance of Contracts," shall be paid into the Certificate Account.

  On the seventh Business Day of each month (the "Determination Date"), the Servicer will determine the Amount Available in the Certificate Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Certificate Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Certificate Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date and any amounts required to be deposited therein due to the substitution of a Contract, as a result of a breach of representations and warranties.

Distributions

  Holders of the Certificates will be entitled to receive on the Payment Date, to the extent that the Amount Available (together with any Guaranty Payment, as described below) in the Certificate Account is sufficient therefor, distributions allocable to interest and principal, as described herein. Distributions will be made on each Payment Date to holders of record of the Certificates on the related Record Date, except that the final distribution in respect of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota. The Amount Available on each Payment Date generally includes scheduled payments on the Contracts due during the previous calendar month (the "Due Period") and received on or prior to the related Determination Date, prepayments and other unscheduled collections received on the Contracts during such Due Period, any Advances (as defined herein) made by the Servicer or the Trustee with respect to such Due Period and any amounts paid by the Company to repurchase a Contract due to a breach of representation or warranty.

Distributions on the Certificates

  Interest. Interest on the Certificates will be payable on each Payment Date in an amount (such amount being hereinafter referred to as the "Monthly Interest") equal to one month's interest at the Pass-Through Rate on the Aggregate Certificate Principal Balance immediately prior to such Payment Date; provided that, in the case of the first Payment Date, such interest will be
payable only for the period from the Closing Date to but excluding      , 1998.
The "Aggregate Certificate Principal Balance" with respect to any Payment Date will equal the Original Series 1998- Certificate Principal Balance minus all distributions previously made in respect of principal on the Certificates. Accrued interest will be computed on the basis of a 360-day year of twelve 30-day months.

  In the event that, on a particular Payment Date, the Amount Available in the Certificate Account, together with any Guaranty Payment, is not sufficient to make a full distribution of interest to the Certificateholders, the amount of interest to be distributed in respect of the Certificates will be allocated among the outstanding Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible.

  Principal. On each Payment Date, the Certificateholders will be entitled to receive as distributions of principal, to the extent of the Amount Available in the Certificate Account after payment of all interest payable on the Certificates, an amount equal to the sum (such sum being hereinafter referred to as the "Monthly Principal") of (a) the amount of regular principal payments on the Contracts paid or applied during the prior Due Period; (b) the amount of Principal Prepayments received on the Contracts during the prior Due Period;
(c) the principal portion of all payments on Contracts that were Delinquent Payments with respect to the prior Due Period; (d) the unpaid principal balance of all Contracts that became Liquidated Contracts during the prior Due Period;
(e) the principal portion of the Repurchase Price paid by the Company to repurchase Contracts for breach of representations and warranties during the prior Due Period, as described below under "Repurchases by the Company"; (f) the amount of any reduction in the principal amount deemed owed on any Contract as a result of the Obligor's bankruptcy; and (g) any principal amount described in clauses (a) through (f) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account and the Company either was not obligated to or failed to pay such amount under the Limited Guaranty.

  On each Payment Date the Trustee will withdraw the Amount Available from the Certificate Account and make the following payments, in the following order of priority:

     (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

     (ii) to pay interest on the Certificates;

     (iii) to pay principal on the Certificates;

     (iv) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer;

     (v) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made in respect of current or prior Payment Dates; and

     (vi) to pay the remainder, if any, of the Amount Available to the Company as the fee for providing the Limited Guaranty.

Advances

  To the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a Delinquent Payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent funds available therefor in the Certificate Account.

  If the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent funds available therefor in the Certificate Account, or (ii) the Trustee determines that it is not legally able to make such Advance.

Reports to Certificateholders

  The Servicer will include with each distribution to a Certificateholder a statement as of such Payment Date setting forth, with respect to the Certificates and Trust:

     (a) the amount of interest being paid to Certificateholders;

     (b) the amount of Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, Principal Prepayments on the Contracts, and other payments with respect to the Contracts;

     (c) the amount of principal being distributed to Certificateholders;

     (d) the Aggregate Certificate Principal Balance;

     (e) the amount of fees paid out of the Trust;

     (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Aggregate Certificate Principal Balance and the denominator of which is the Original Series 1998- Certificate Principal Balance) immediately before and immediately after such Payment Date;

     (g) the amount of any Guaranty Payment being distributed on such Payment Date;

     (h) the remaining Guaranty Amount (after giving effect to the distribution on such Payment Date);

     (i) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

     (j) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

     (k) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

     (l) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

Repurchase Option

  The Agreement provides that at any time that the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts at a price sufficient to pay the Aggregate Certificate Principal Balance plus the Monthly Interest due on all Certificates on the Payment Date occurring in the month following the date of repurchase. Such price will be distributed on such Payment Date.

  The "Scheduled Principal Balance" of a Contract for any month is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. The "Pool Scheduled Principal Balance" with respect to any Payment Date is the aggregate of the Scheduled Principal Balances of the Contracts outstanding at the end of the prior calendar month.

Collection and Other Servicing Procedures

  The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care required by the FHA and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties.

Servicing Compensation and Payment of Expenses

  The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) equal to one-twelfth of the product of
 .75% and the remaining Pool Scheduled Principal Balance of the Contracts.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Servicer from its servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable), payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders.

Evidence as to Compliance

  The Agreement provides for delivery to the Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or
before      of each year, beginning in     , the Servicer will deliver to the
Trustee a report of [Accountant], or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  The Agreement provides that the Servicer shall furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

  The Agreement provides that a Certificateholder holding Certificates representing at least 5% of the interests in the Trust will have the same rights of inspection as the Trustee and may upon written request to the Servicer receive copies of all reports provided to the Trustee.

Transferability

  The Certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

Certain Matters Relating to the Company

  The Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any

Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

Events of Termination

  An Event of Termination under the Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four Business Days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) the Servicer's seller-servicer contract with GNMA is terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

  If an Event of Termination has occurred and is continuing, either the Trustee or holders of Certificates representing 25% or more of the Trust may terminate all of the Servicer's management, administrative, servicing and collection functions under the Agreement. Upon such termination, the Trustee or its designee will succeed to all the responsibilities, duties and liabilities of the Company as Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any accrued obligation of the prior servicer or any obligation of the Company to repurchase Contracts for breach of representations and warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. In addition, the Trustee will notify FHA of the Servicer's termination as Servicer of the FHA-insured Contracts and will request that the portion of the Servicer's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance" in the Prospectus. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination of the Company as Servicer will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of warranties under the Agreement. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the Servicer under the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other Eligible Servicers), which may not be greater than the Monthly Servicing Fee payable to the Company under the Agreement without the consent of all of the Certificateholders.

Termination of the Agreement

  The Agreement will terminate (after distribution of all principal and interest then due to Certificateholders) on the earlier of (a) the Payment Date on which the Aggregate Certificate Principal Balance is reduced to zero; or (b) the Payment Date occurring in the month following the Servicer's repurchase of the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

Amendment; Waiver

  The Agreement may be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder.

  The Agreement may also be amended by agreement of the Trustee, the Servicer and the Company at any time without the consent of the Certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment S&P and Fitch shall have confirmed that the ratings of the Certificates will not be lowered or withdrawn following such amendment.

  The Agreement may also be amended from time to time by the Trustee, the Servicer and the Company with the consent of holders of Certificates representing 66 2/3% or more of the Trust, the Servicer and holders of Certificates representing 51% or more of the Trust may vote to waive any Event of Termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate, or
(b) reduce the aggregate amount of Certificates required for any amendment of the Agreement, without unanimous consent of the Certificateholders.

  The Trustee is required under the Agreement to furnish Certificateholders with notice promptly upon execution of any amendment to the Agreement.

Indemnification

  The Agreement provides that the Company will defend and indemnify the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation
(a) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates), and (b) with respect to certain other tax matters.

  The Agreement also provides that the Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Company as Servicer with respect to any Contract.

Duties and Immunities of the Trustee

  The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company in consideration of the conveyance of the Contracts, or deposited into the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.

  Under the Agreement the Servicer will agree (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The Trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the Agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The Agreement also provides that the Trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Company, the Servicer and the Certificateholders of any change thereof.

The Trustee

  [Trustee] has its corporate trust offices at [address], Minnesota      .

  The Trustee may resign from its duties under the Agreement at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Any successor Trustee must be an FHA Title I approved lender.

Registration of the Certificates

  The Certificates initially will be registered in the name of Cede & Co., the nominee of DTC. The Certificates may be held by investors only through the book-entry facilities of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  The beneficial owners of Certificates ("Certificate Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Company advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor or
(ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Certificates only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates. DTC may take actions, at the direction of the Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Issuance of Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                      DESCRIPTION OF THE LIMITED GUARANTY

  In order to mitigate the effect of liquidation losses and delinquencies on the Contracts, the Certificateholders are entitled to receive on each Payment Date (subject to the limit of the Guaranty Amount) the amount equal to the Guaranty Payment, if any, under the Limited Guaranty of the Company. The Guaranty Payment for any Payment Date will equal the amount, if any, by which the Formula Distribution Amount (equal to one month's interest at the Pass-Through Rate on the Aggregate Certificate Principal Balance plus the Monthly Principal for such Payment Date) exceeds the Amount Available in the Certificate Account for such Payment Date.

  The "Guaranty Amount" initially equals $    . Thereafter, on any Payment
Date, the Guaranty Amount will equal the lesser of (i) $     minus all Guaranty
Payments previously made by the Company, or (ii) the Aggregate Certificate Principal Balance as of such Payment Date plus three months of interest at the Pass-Through Rate on the Aggregate Certificate Principal Balance as of such Payment Date.

  The Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement.

  As compensation for providing the Limited Guaranty, the Company will be entitled to receive a Guaranty Fee on each Payment Date equal to the Amount Available in the Certificate Account less the amounts distributed to the Certificateholders, the Monthly Servicing Fee and certain amounts required to reimburse the Trustee or the Servicer, as described under "Description of the Certificates--Distributions on the Certificates."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


  [Dorsey & Whitney LLP], counsel to the Company, will deliver its opinion that, assuming ongoing compliance with the terms of the Agreement, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. The Company does not intend to treat the Certificates as Stripped Certificates for federal income tax reporting purposes. If, however, any fees paid to the Company are deemed to exceed a reasonable amount, the Certificates may be required to be treated as Stripped Certificates, which would require any discount at which a Certificate is purchased to be treated as original issue discount. See "Certain Federal Income Tax Consequences--Stripped Certificates" in the Prospectus.

  The Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will not represent interests in "qualifying real property loans," "loans secured by an interest in real property" or "real estate assets" for purposes of Sections 593(d), 7701(a)(19)(C) or 856(c)(5) of the Code, respectively. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will not be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the Code.

  For purposes of the exemption from United States withholding tax described in the Prospectus, potential foreign investors are advised that all of the Contracts were originated after July 18, 1984.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- Non-REMIC Series" in the Prospectus.

                             ERISA CONSIDERATIONS


  No transfer of any Certificates will be permitted to be made to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of any Certificates by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                  UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Certificates set forth opposite their names below.

                                                                Principal Amount
      Underwriter                                               of Certificates
      -----------                                               ----------------

                    ...........................................    $
                 ..............................................    $
                                                                   ----------
          Total................................................    $
                                                                   ==========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any such Certificates are purchased. In the event of a default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriters propose to offer the Certificates in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such
price less concessions not to exceed    % of the Original Series 1998-
Certificate Principal Balance. The Underwriters may allow, and such dealers may
reallow, concessions not to exceed    % of the Original Series 1998-
Certificate Principal Balance to certain brokers and dealers. After the Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract pass-through certificates without the consent of the Underwriters.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Company and the Trust by [Dorsey & Whitney LLP] Minneapolis, Minnesota, and for the Underwriters by [Thacher Proffitt & Wood, New York, New York.] The material federal income tax consequences of the Certificates will be passed upon for the Company by [Dorsey & Whitney LLP].

          Base Prospectus No. 6 Unsecured Home Improvement Loans --Grantor Trust PROSPECTUS

             Green Tree Financial Corporation, Seller and Servicer
                    Certificates for Home Improvement Loans
                              (Issuable In Series)

  We are offering certificates for home improvement loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. We refer to the certificates for home improvement loans as "certificates" and to each separate series of certificates as a "series." Green Tree Financial Corporation will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home improvement loans.

                               ----------------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                        Prospectus dated        , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (b) the prospectus supplement related to the particular terms of your series of certificates.

  If the terms of your series of certificates described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates--Reports to Certificateholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office                Chicago Regional Office
     Seven World Trade Center                Citicorp Center
     Suite 1300                              500 West Madison Street, Suite
     New York, NY 10048                   1400
                                             Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the Servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus and the accompanying prospectus supplement.

Title of Securities..........  We call the securities certificates for home im-
                                provement loans.

Securities Offered ..........  Green Tree Financial Corporation will create a trust and deposit a pool of loans in the trust. The trust will issue the certificates. This prospectus describes multiple trusts that Green Tree will create from time to time. Each trust will issue a separate series of certificates. Payments on the certificates will be made primarily from payments on the related pool of loans. The terms of the certificates issued by a trust will be governed by a Pooling and Servicing Agreement between Green Tree and the trustee for that series. We will identify the trustee for a series of certificates in the related prospectus supplement.

Seller and Servicer..........  Green Tree Financial Corporation, 1100 Landmark
                               Towers, 345 St. Peter Street, St. Paul,
                               Minnesota 55102, telephone: (651) 293-3400.

Risk Factors.................  There are special considerations that are important to a decision to invest in the
                               certificates. You should read carefully the
                               section entitled "Risk Factors" beginning on
                               page   of this prospectus.

The Loans....................  The loans underlying a series of certificates form a loan pool. The loans in a loan pool will be fixed or variable rate loans. All of the loans will consist of home improvement loans and promissory notes and will be either conventional loans or loans insured by the Federal Housing Administration ("FHA") pursuant to Title I of the National Housing Act. No loan will be secured by the related real estate.

                               The prospectus supplement for each series will provide information about the following:

                                 ^  the aggregate principal balance of the
                                    loans comprising the loan pool, as of a
                                    date specified in the prospectus
                                    supplement;

                                 ^  the weighted average and range of
                                    contractual rates of interest on the loans;

                                 ^ the weighted average and ranges of terms to scheduled maturity of the loans as of origination and as of the cut-off date;

                                 ^ the average outstanding principal balance of the loans as of the cut-off date;

                                 ^ the percentage of the loans that are FHA-issued;

                                 ^  the range of loan-to-value ratios; and

                                 ^ the geographic location of improved real estate underlying the loans.

                               The loans will have been originated by Green
                               Tree on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

Description of                 The trust will issue the certificates of the
 Certificates................  related series of certificates on the terms specified in the related prospectus supplement.
                               Each series of certificates will evidence an interest in the loan pool and other property held in trust for the benefit of certificateholders. If we so specify in the related prospectus supplement, a series of certificates may include one or more classes with different rights to payments of principal and interest, including classes which:

                                 ^ are entitled to receive only distributions of interest,

                                 ^ are entitled to receive only distributions of principal,

                                 ^  are entitled to receive principal on a
                                    planned amortization schedule or a targeted amortization schedule, or

                                 ^  are entitled to receive principal only
                                    after other classes have received a
                                    specified amount of principal.

                               We will issue the certificates in fully
                               registered form in the authorized denominations that we specify in the related prospectus supplement. No government agency or other insurer will guarantee or insure the certificates, unless we otherwise specify in the related prospectus supplement. Similarly, no government agency or other insurer will guarantee or insure the loans, except as we specify in this prospectus and in the related prospectus supplement.

Subordinated Certificates....  We may subordinate one or more classes of any series of certificates, as specified in the related prospectus supplement. The rights of holders of subordinated certificates to receive any or a portion of distributions with respect to the loans will be subordinated to the rights of holders of senior certificates to the extent and in the manner we specify in the related prospectus supplement. If a series of certificates contains more than one class of subordinated certificates, distributions and losses will be allocated among those classes in the manner specified in the related prospectus supplement. The rights of holders of subordinated certificates, to the extent not subordinated, may be on a parity with holders of senior certificates. By subordinating a class of certificates, we intend to:

                                 ^ enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them, and

                                 ^  protect holders of senior certificates
                                    against losses.

                               If we so specify in the applicable prospectus supplement, we may entitle some classes of sub-ordinated certificates the benefits of other forms of credit enhancement that would benefit only those subordinated certificates.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated certificates, we may provide credit enhancement with respect to a series of certificates by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a series of certificates. We will describe any such credit enhancement in the related prospectus supplement.

Interest.....................  We will pay interest on the certificates on the dates specified in the related prospectus supplement, unless we indicate otherwise. The related prospectus supplement will describe the pass-through rate, if any, for each class or the method of determining the pass-through rate. This rate may be fixed, variable or adjustable, as specified in the related prospectus supplement. For a more complete description of interest payable on the certificates, see "Yield Considerations" and "Description of the Certificates" in this prospectus. As we specify in the related prospectus supplement, classes of a series of certificates may not be entitled to receive interest or may be entitled to receive interest which is not proportionate to the principal allocable to such certificates.

Principal (Including           Principal on each loan, including any principal
 Prepayments)................  prepayments, will be passed through on each payment date, except as we otherwise describe in the related prospectus supplement. For a more complete description of principal on the certificates, see "Maturity and Prepayment
                               Considerations" and "Description of the
                               Certificates" in this prospectus.

Optional Termination.........  Unless we specify otherwise in the related prospectus supplement, Green Tree may repurchase all the loans relating to a series of certificates remaining outstanding at the time and under the circumstances we specify in the related prospectus supplement. Unless we otherwise provide in the related prospectus supplement, the repurchase price will equal the principal amount of the loans plus accrued and unpaid interest. For a more complete description of optional termination of the certificates, see "Description of the Certificates--Termination of the Agreement" in this prospectus.

Representations and
Warranties of Green Tree
Financial Corporation .......
                               Green Tree will make certain representations and warranties regarding the loans. These representations and warranties are a condition to Green Tree's conveyance of any loan pool to the trust fund. If Green Tree becomes aware of a breach of any representation or warranty that materially adversely affects the trust fund's interest in any loan or receives written notice of a breach from the trustee or the servicer, then Green Tree must either cure the breach, repurchase the affected loan or, if the related prospectus supplement so provides, substitute for the affected loan, under the conditions further described in this prospectus and in the prospectus supplement. For a more complete description of the representations and warranties of Green Tree, see "Description of the Certificates--Conveyance of Loans."

Federal Income Tax             The trust fund represented by the certificates
 Considerations..............  may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In such an event, each holder of a Certificate will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related loan pool and any other assets held by the trust fund and will be considered the equitable owner of an undivided interest in the loans included in such loan pool. If we do not make a REMIC election with respect to a series of certificates and the trust fund represented by those certificates will not be treated as a grantor trust, the federal income tax consequences of owning such certificates will be described in the related prospectus supplement.
                               For a more complete description of the Federal income tax considerations related to the certificates, see "Certain Federal Income Tax
                               Consequences--Non-REMIC Series."

ERISA Considerations.........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see "ERISA Considerations" in this prospectus and in the prospectus supplement.

Legal Investment.............  Unless the related prospectus supplement indicates otherwise, the certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. For a more complete description of legal considerations regarding investment in the certificates, see "Legal Investment Considerations" in this prospectus and in the prospectus supplement.

Ratings......................  We will not issue the certificates unless one or more nationally recognized rating agencies have assigned a rating to the certificates in one of their four highest rating categories.

                               The rating of each series of certificates addresses the likelihood of the timely receipt of interest and payment of principal on that series on or before the stated maturity date for that series. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the certificates do not address the likelihood of payment of principal on any series of certificates prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States persons. For a more complete description of the ratings of the certificates, see "Ratings" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the certificates.

  ^ Limits on the Availability of FHA Insurance. We will specify in the prospectus supplement the number and percentage of home improvement loans in the pool that are insured by FHA pursuant to Title I of the National Housing Act. The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by Green Tree with FHA regulations in originating and servicing the loan. Although Green Tree is an FHA-approved lender and we believe that Green Tree has complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require Green Tree to obtain approval from FHA of its origination and servicing practices. If Green Tree fails to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. Green Tree sometimes engages in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

  ^ The amount of FHA insurance on the loans in a given pool is limited to the balance of a reserve amount. This reserve amount as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by Green Tree. Severe losses on our FHA-insured manufactured housing loans, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement loans. If we were terminated as Servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of Green Tree's FHA insurance reserves would be transferred to the reserve account of the Trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

  ^ Limited Obligations. Unless we specify otherwise in the related prospectus supplement, the certificates will not represent an interest in or obligation of Green Tree. Neither the government, any underwriter or its affiliates, the Servicer nor any other party will insure or guarantee any of the certificates of any series (except as we otherwise specify in the related prospectus supplement).

  ^ Unsecured Home Improvement Loans. The obligations of an obligor under each home improvement loan will not be secured by an interest in the related real estate. The related trust, as the owner of the home improvement loan, will be a general unsecured creditor as to those obligations. Consequently, if an obligor defaults on its home improvement loan, the related trust will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor of a home improvement loan, the obligations of an obligor under that home improvement loan may be discharged in their entirety. An obligor on a home improvement loan may not demonstrate concern over performance of its obligations under the home improvement loan as in the case where such obligations are secured by the real estate owned by the obligor.

  ^ Limited Liquidity. We cannot assure to you that a secondary market will develop for the certificates of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of certificates.

  ^ Certain Matters Relating to Insolvency. Green Tree intends that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree, or Green Tree as debtor-in-possession, may argue that the sale of the loans by Green Tree was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the certificates.

                                 THE TRUST FUND

General

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of certificates of a series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other series of certificates, except with respect to FHA Insurance reserves. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. Specific information respecting the Contracts included in each Trust Fund will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the certificates. A copy of the Agreement with respect to each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such series will be attached to the Agreement delivered to the Trustee upon delivery of the certificates.

  Whenever in this prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust Fund, each Agreement and each Pass-Through Rate applicable to the related Class of certificates.

The Contract Pools

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of home improvement contracts and promissory notes (collectively, the "Contracts") originated by the Company on an individual basis in the ordinary course of business. The Contracts will be conventional home improvement contracts or contracts insured by FHA. No Contract will be secured by an interest in the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each series of certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer", which term shall include any successor to the Company in such capacity under the applicable Agreement), will service the Contracts pursuant to the Agreement. See "Description of the Certificates-- Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  Each Contract Pool will be composed of Contracts bearing interest at the Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate (or on some other principal balance unrelated to that of such Certificate) at the Pass-Through Rate, or both.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; and the range of original maturities of the Contracts and the last maturity date of any Contract. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each series of certificates will be used by the Company for general corporate purposes, including the origination or acquisition of additional home improvement loan contracts, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The

Company began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports are available from the Company upon written request made to the Company.

Contract Origination

  Through its centralized loan processing operations in St. Paul, Minnesota, the Company arranges to purchase certain contracts from home improvement contractors located throughout the United States. The Company's regional sales managers contact home improvement contractors and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize the Company's available customer financing, the contractor must make an application for contractor approval. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell Contracts to the Company. In addition, the Company has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. The Company also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to the Company. The Company occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that the Company originates are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The contractor submits the customer's credit application and construction contract to the Company's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Company in June 1993. If the Company determines that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Company follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by the Company include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  The Company began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000 (except in Massachusetts where the loan limit may be $20,000). The allowable term of unsecured contracts is 24 to 120 months. The Company's underwriting standards with respect to unsecured home improvement contracts are, in general, more stringent than its underwriting standards with respect to secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Company-approved park or attached to the real estate.

                              YIELD CONSIDERATIONS

  The Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each series of certificates will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of certificates which may be offered hereby, such as Interest Only certificates, Principal Only certificates, and Fast Pay/Slow Pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Contracts may be prepaid at any time without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Certificateholders of the related series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the certificates on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or the Company's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Certificates--Repurchase Option") will affect the timing of principal distributions on the certificates of a series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a series of certificates. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any series of certificates, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each series of certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. The provisions of the form of Agreement filed as an exhibit to the Registration Statement of which this prospectus is a part (the "Registration Statement") that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each series of certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

General

  The certificates may be issued in one or more Classes. If the certificates of a series are issued in more than one Class, the certificates of all or less than all of such Classes may be sold pursuant to this prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the certificates of a Class should be understood to refer to the certificates of a Class within a series or all of the certificates of a single-Class series, as the context may require. For convenience of description, any reference in this prospectus to a "Class" of certificates includes a reference to any subclasses of such Class.

  The certificates of each series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from FHA Insurance (with respect to any FHA-insured Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each series of certificates may include one or more Classes ("Subordinated certificates") which are subordinated in right of distribution to one or more other Classes ("Senior certificates"), as provided in the related Prospectus

Supplement. Certificates of a series which includes Senior and Subordinated certificates are referred to herein collectively as "Senior/Subordinated certificates." A series of Senior/Subordinated certificates may include one or more Classes ("Mezzanine certificates") which are subordinated to one or more Classes of certificates and are senior to one or more Classes of certificates. The Prospectus Supplement with respect to a series of Senior/Subordinated certificates will set forth, among other things, the extent to which the Subordinated certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior certificates and Subordinated certificates), the allocation of losses among the Classes of Subordinated certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a series of certificates contains more than one Class of Subordinated certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine certificates or other Classes of Subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a series of certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only certificates"), interest ("Interest Only certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such series ("Fast Pay/Slow Pay certificates"), or on a planned amortization schedule ("PAC certificates") or targeted amortization schedule ("TAC certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of certificates of a series (a "Single Certificate").

  Distributions of principal and interest on the certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Payment Date") to the persons in whose names the certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Prospectus Supplement, by wire transfer, except that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

  The certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the certificates contained in this prospectus assumes that the certificates will be issued in definitive form. If the certificates of a Class are issued in the form of one or more Global certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a Certificate in definitive form, a Global Certificate may not be transferred except as a whole by the

Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

  The specific terms of the depositary arrangement with respect to any certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the certificates represented by such Global Certificate for all purposes under the Agreement relating to such certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have certificates of the series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of certificates of such series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such certificates.

  Distributions or payments on certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued certificates of such Class in definitive form in exchange for the related Global Certificate or certificates. In addition, the Company may at any time and in its sole discretion determine not to have any certificates of a Class represented by one or more Global certificates and, in such event, will cause to be issued certificates of such Class in definitive form in exchange for the related Global Certificate or certificates. Further, if the Company so specifies with respect to the certificates of a Class, an owner of a beneficial interest in a Global Certificate representing certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such certificates registered in its name.

Conveyance of Contracts

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). On behalf of the Trust Fund, as the issuer of the related series of certificates, the Trustee, concurrently with such conveyance, will execute and deliver the certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trust Fund, the Company's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased or substituted for by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to the Company identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from the Company to the related Trust Fund would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust Fund were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust Fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Contract was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to the Company or (ii) was originated by the Company directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied or rescinded; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct;
(o) there is only one original of each Contract; and (p) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

  Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

  The "Repurchase Price" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

Payments on Contracts

  Each Certificate Account will be a trust account established by the Servicer as to each series of certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the certificates, by each rating agency rating the certificates of such series, (ii) with the trust department of a national bank,
(iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable Agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

     (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

     (ii) all Obligor payments on account of interest on the Contracts;

     (iii) all FHA Insurance payments received by the Servicer;

     (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

     (v) any Advances made as described under "Advances" below and certain other amounts required under the Agreement to be deposited in the Certificate Account;

     (vi) all amounts received from any credit enhancement provided with respect to a series of certificates; and

     (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or the Company, as described under "Conveyance of Contracts" above or under "Repurchase Option" below.

Distributions on Certificates

  Except as otherwise provided in the related Prospectus Supplement, on each Payment Date for a series of certificates, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of such series of record on the preceding Record Date an amount equal to, in the aggregate, the "Amount Available" for such Payment Date. Unless otherwise specified in the applicable Prospectus Supplement, the "Amount Available" for a Payment Date is an amount equal to the aggregate of all amounts on deposit in the Certificate Account as of the seventh Business Day following the end of the related Due Period, or such other date as may be specified in the related Prospectus Supplement (the "Determination Date") except: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Payment Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee. In the case of a series of certificates which includes only one Class, the Amount Available for each Payment Date will be distributed pro rata to the holders of such certificates. In the case of any other series of certificates, the Amount Available for each Payment Date will be allocated and distributed to holders of the certificates of such series pursuant to the method and in the order of priority specified in the applicable Prospectus Supplement. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Payment Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

Advances

  Unless otherwise specified in the related Prospectus Supplement, to the extent that collections on a Contract in any Due Period are less than the scheduled payment due thereon, the Servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The Servicer will be obligated to advance a delinquent payment on a Contract only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof. The

Servicer will deposit any Advances in the Certificate Account no later than one Business Day before the following Payment Date. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by the Company for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Certificate Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a Cut-off Date occurring, in March 1996 (all weekdays are assumed to be business days):

March 1......................................... (1) Cut-off Date.
March 1-31...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     principal prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 29........................................ (3) Record Date.
April 9......................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Payment Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any series of certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution.
(4) On April 9 (the seventh Business Day following the end of the prior Due Period), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior certificates and the Subordinated certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 9 will be distributed to Certificateholders.

Indemnification

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the certificates).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

Servicing

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, as well as submission of FHA Insurance claims where applicable.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the certificates of such series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Pool Scheduled Principal Balance for such Payment Date. As long as the Company is the Servicer, the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust Fund, for additional administrative services performed by the Servicer on behalf of the Trust Fund and for expenses paid by the Servicer on behalf of the Trust Fund.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Company from its Monthly
Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable) or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Certificateholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will occur if
(a) the Servicer fails to make any payment or deposit required under the Agreement (including an Advance) and such failure continues for four business days; (b) the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for thirty days; (c) the Servicer conveys, assigns or delegates its duties or rights under the Agreement, except as specifically permitted under the Agreement, or attempts to make such a conveyance, assignment or delegation; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the Servicer fails to be an Eligible Servicer; or (g) if the Company is the Servicer, the Company's receiving rights under its master seller-servicer contract with GNMA are terminated. The Servicer will be required under the Agreement to give the Trustee and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of Certificateholders representing 25% or more of the Aggregate Certificate Principal Balance of a series shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the

Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. In addition, the Trustee will notify FHA of the Company's termination as Servicer of the Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement without the consent of all of the Certificateholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

  The Trustee will forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

     (a) the amount of such distribution which constitutes Monthly Principal, specifying the amounts constituting scheduled payments by Obligors, principal prepayments on the Contracts, and other payments with respect to the Contracts;

     (b) the amount of such distribution which constitutes Monthly Interest;

     (c) the remaining Principal Balance represented by such Certificateholder's interest;

     (d) the Company's FHA Insurance reserve amount;

     (e) the amount of fees payable out of the Trust Fund;

     (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the remaining Principal Balance of the certificates and the denominator of which is the Initial Principal Amount of the certificates) immediately before and immediately after such Payment Date;

     (g) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

     (h) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

     (i) such customary factual information as is necessary to enable Certificateholders to prepare their tax returns; and

     (j) such other customary factual information available to the Servicer without unreasonable expense as is necessary to enable Certificateholders to comply with regulatory requirements.

Repurchase Option

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that on any Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, on 30 days' prior written notice to the Trustee, all outstanding Contracts in the related Contract Pool at a price equal to the greatest of (i) the principal balance of the Contracts on the prior Payment Date plus 30 days' accrued interest thereon at the applicable Pass-Through Rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the Servicer) of any acquired properties, (ii) the fair market value of all of the assets of the Trust Fund, and (iii) an amount equal to the Aggregate Certificate Principal Balance of the related certificates plus interest on such certificates payable on and prior to the Payment Date occurring in the month following such repurchase (less amounts on deposit in the Certificate Account and available to pay such principal and interest). Such price will be paid on the Payment Date on which such purchase occurs to the Certificateholders of record on the last Business Day of the immediately preceding Due Period in immediately available funds against the Trustee's delivery of the Contracts and any acquired properties to the Servicer. The distribution of such purchase price to Certificateholders will be in lieu of any other distribution to be made on such Payment Date with respect to the related Contracts.

Amendment

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual certificates) representing 66 2/3% or more of the Aggregate Certificate Principal Balance of a series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

Termination of the Agreement

  The obligations created by each Agreement will terminate (after distribution of all Monthly Principal and Monthly Interest then due to Certificateholders) on the earlier of (a) the Payment Date next succeeding the final payment or other liquidation of the last Contract or (b) the Payment Date on which the Company or the Servicer repurchases the Contracts as described under "Description of the Certificates--Repurchase Option." However, the Company's representations, warranties and indemnities will survive any termination of the Agreement.

The Trustee

  The Prospectus Supplement for a series of certificates will specify the Trustee under the related Agreement. The Trustee may have customary commercial banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the certificates or any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Payment Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including FHA Insurance premiums not paid by the Servicer and reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust Fund will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by the Company, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by the Company. The Company's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by the Company. In the Agreement, the Company will agree to pay all FHA Insurance premiums required by FHA Regulations. If the Company fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each series is obligated to pay such premium and is entitled to be reimbursed by the Company and from collections on the related Contracts.

  As of December 31, 1997, the Company's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Certificates--Events of Termination") occurs, each Trustee will notify FHA of the Company's termination as Servicer of the related FHA-insured Contracts and will request that the portion of the Company's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with

"earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Contract the Servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," the Company does not purchase a Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust Fund must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest computed at the Contract Rate earned to the data of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, and
(iv) legal fees, not to exceed $500.

         CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of the Company's conveyance and assignment of a pool of Contracts to a Trust Fund, the Certificateholders of such series, as the beneficial owners of the Trust Fund, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

Consumer Protection Laws with respect to Contracts

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor.

  The obligations of the Obligor under each Contract are not secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of a Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a Contract, the related Trust Fund will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on a Contract, the obligations of the Obligor under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.

Enforceability of Certain Provisions

  The standard form of note generally contains provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA- insured Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Agreement, late charges (to the extent permitted by law and not waived by the Company) will be retained by the Company as additional servicing compensation.

  The standard form of note also includes a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to accelerate when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is the Company's practice with some of the Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Certificateholders. In the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

  The Company will represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

Repurchase Obligations

  Under the Agreement, the Company will represent and warrant that each FHA-insured Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Contract due to a violation of FHA regulations in originating or servicing such Contracts, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation of the Company to repurchase such Contract unless the breach is cured. See "Description of the Certificates--Conveyance of Contracts."

  In addition, the Company will also represent and warrant under each Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust Fund for violation of any law and such claim materially adversely affects the Trust Fund's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Certificates-- Conveyance of Contracts."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored Plans").

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving the "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

Plan Asset Regulations

  Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased certificates, if assets of the Trust Fund were deemed to be assets of the Plan. An investment of Plan Assets (as defined below) in certificates may cause the underlying assets included in the Trust to be deemed "plan assets" of such Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. section 2510.3-101 (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of the Trust Fund or may be deemed merely to include its interest in the certificates. Therefore, neither Plans nor such entities should acquire or hold certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section the term "Plan Assets" or assets of a Plan has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests. The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to the Trust Fund and cause the Company, the Trust Fund, the Trustee, any successor, or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Trust Fund, the Trustee, any successor or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

  Any person who has discretionary authority or control respecting the management or disposition of Plan Assets and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the assets of the Trust Fund were to constitute Plan Assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the assets of the Trust Fund were to constitute Plan Assets, then the acquisition or holding of certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  No purchases of certificates by, on behalf of or with Plan Assets of any Plan will be registered unless the transferee, at its expense, delivers to the Trustee, the Servicer and the Company an opinion of counsel (satisfactory to the Trustee, the Servicer and the Company) that the purchase and holding of a Certificate by, on behalf of, or with Plan Assets of such Plan is permissible under applicable law, will not result in the assets of the Trust Fund being deemed to be Plan Assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trust Fund, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, nor purchasing with Plan Assets of any Plan.

Consultation With Counsel

  Any fiduciary or other Plan investor that proposes to acquire or hold certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of any prohibited transaction exemption, as well as other issues and their potential consequences.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (which change may be retroactive) or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the certificates.

  Tax Status of the Trust Fund. Counsel will, unless otherwise specified in the related Prospectus Supplement, have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which certificates will be issued to Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended (the "Code"), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In such event, each Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein. The following discussion assumes the Trust Fund will be so classified as a grantor trust.

  Tax Status of Certificates. In general, (i) certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will not be considered to represent "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and (ii) certificates held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. Investors affected by the foregoing provisions of the Code should consult with their own tax advisors with respect to these matters.

  Tax Treatment of Certificates. Subject to the discussion below of the "stripped bond" rules of the Code, Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Certificate.) Subject to the discussion below of certain limitations on itemized deductions, Certificateholders will be entitled under
Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 for 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  A Certificateholder will be treated as purchasing an interest in each Contract comprising the Contract Pool at a price determined by allocating the purchase price paid for the Certificate among all such Contracts in proportion to their fair market values at the time of purchase of the Certificate. To the extent that the portion of the purchase price of a Certificate allocated to a Contract is greater than or less than the portion of the principal balance of the Contract allocable to the Certificate, that interest in the Contract will be deemed to have been acquired with premium or discount, respectively.

  Market Discount. A Certificateholder generally will be treated as having acquired an interest in a Contract at a market discount if, at the time the Certificate is acquired, the unpaid principal balance on such Contract allocable to the Certificate exceeds the portion of the price paid for the Certificate by such Certificateholder that is allocated to that Contract. A Certificateholder who acquires an interest in a Contract at a market discount will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Contract or upon the sale or exchange of the Certificate. Section 1276(b)(3) of the Code authorizes the issuance of regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment, such as a Contract. Until such regulations are issued, the legislative history associated with this provision indicates certain methods which are to be used. In general, the holder of a Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the Certificate is held by the purchaser), in each case computed taking into account the prepayment assumption used in pricing the initial offering of such Certificate (the "Prepayment Assumption"). Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of an interest in a Contract purchased at a discount.

  The Code provides that the market discount in respect of a Contract will be considered to be zero if the amount of discount allocable to the Contract is less than 0.25% of the Contract's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled payment representing the stated redemption price of such Contract and that portion of the discount allocable to such payment would be reported as income when such payment occurs or is due.

  The Code further provides that any principal payment with respect to a Contract acquired with market discount or any gain on disposition of such a Contract shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Contract is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of an interest in a Contract having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Contract. Alternatively, a holder of an interest in a Contract may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  The treatment of any discount will depend upon whether the discount represents market discount or original issue discount. It is not anticipated that the Contracts will have original issue discount, unless they are subject to the "stripped bond" rules of the Code described below. If the Contracts are subject to the stripped bond rules of the Code, the market discount rules discussed above may not apply.

  Amortizable Premium. A holder of a Certificate who holds the Certificate as a capital asset and who is treated as having purchased an interest in a Contract at a cost greater than its stated redemption price at maturity will be considered to have purchased the interest in the Contract at a premium. In general, the Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Certificateholder's tax basis in the Certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the Prepayment Assumption should be taken into account in determining the term of a Contract for this purpose. Amortizable bond premium with respect to an interest in a Contract will be treated as an offset to interest income on such Contract, and a Certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such Contract for such year. Any election to deduct amortizable bond premium will apply to all debt instruments (other than instruments the interest on which is excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the Service. Bond premium on an interest in a Contract held by a Certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Certificate. Certificateholders who pay a premium for a Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Stripped Certificates. Certain classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Certificates will constitute Stripped certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a portion of the payments to be made under the Contracts comprising a Contract Pool;
(iii) if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder (the "OID Regulations"). In general, in the hands of the original holder of a Stripped Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Certificate and its "issue price." For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules if it is less than .25% of the principal amount of the Certificate multiplied by the weighted average maturity of the Certificate as defined in the OID Regulations. A purchaser of a Stripped Certificate may be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "Market Discount" above.

  Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Stripped Certificateholder's ordinary gross income in any taxable year will be computed in accordance with Section 1272(a) of the code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a Trust Fund, the Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped certificates. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped certificates taking into account an appropriate prepayment assumption. Holders of Stripped certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped certificates it is currently unclear whether for federal income tax purposes such classes of Stripped certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped certificates for federal income tax purposes.

  The servicing compensation to be received by the Company and the fee for credit enhancement, if any, may be questioned by the Service with respect to certain certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Certificate. Generally, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate increased by the amount of any previously reported income or gain with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Certificate and who is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to execute primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. Unless the interest on a Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. If the interest on a Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  It appears that a Certificate will not be included in the estate of a Foreign Holder and will not be subject to United States estate taxes. However, Foreign Holders should consult their own tax advisors regarding estate tax consequences.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a Certificateholder who is a foreign person if the Certificateholder fails to provide the Trustee or the Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Tax Administration and Reporting. The Company will furnish to each Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the certificates.

  Other Tax Consequences. No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  No certificates offered hereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because none of the Contracts will be secured as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the certificates.

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of certificates sold under this prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  The Company may sell certificates of each series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place certificates directly to other purchasers or through agents. The Company intends that certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of such methods.

  The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a series of certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of certificates of such series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of such certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the certificates, Underwriters may receive compensation from the Company or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary prospectus supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final prospectus supplement for definitive            +
+information on any matter contained herein. This preliminary Prospectus       +
+Supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there be any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful + +prior to registration or qualification under the securities laws of any such +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                             Prospectus Supplement to Base No. 7
PROSPECTUS SUPPLEMENT
(To prospectus dated      , 1999)

                              $      (Approximate)

GREEN TREE

                              Seller and Servicer

                    Green Tree Home Improvement Trust 1999-
                       Loan-Backed Notes and Certificates

                                  ----------

    The securities will consist of     classes, but we are offering only the
    following classes now:

                             Approximate     Interest                    Underwriting    Proceeds to
Class                    Principal Amount(1)   Rate   Price to Public(2)   Discount      Company(3)
-----                    ------------------- -------- ------------------ ------------- ---------------
A-1 Notes...............     $                    %                %                 %               %
A-2 Notes...............     $                    %                %                 %               %
A-3 Notes...............     $                    %              (4)               (4)             (4)
A-4 Notes...............     $                    %              (4)               (4)             (4)
Total...................     $                                           $         (5) $           (5)

-----
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on      , 1999.
(3) Before deducting expenses, which we estimate to be $500,000.

  Investing in the notes and the certificates involves certain risks. Prospective investors should consider carefully the Risk Factors beginning on
page S-12 in this prospectus supplement and on page    in the prospectus.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  The notes will be delivered through the same-day funds settlement system of
the Depository Trust Company on or about      , 1999.

  The underwriters named below will offer the notes to the public at the offering price listed on this cover page and they will receive the discount
listed above. See "Underwriting" on page S-   in this prospectus supplement and
on page    in the prospectus.

                                  ----------

                                 [Underwriters]

             The date of this prospectus supplement is      , 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Notes........................................  S-4
Risk Factors............................................................. S-12
The Trust................................................................ S-13
The Trust Property....................................................... S-14
The Contract Pool........................................................ S-15
Green Tree Financial Corporation......................................... S-20
Yield and Prepayment Considerations...................................... S-23
Description of the Notes................................................. S-25
Description of the Counterparty.......................................... S-33
Description of the Certificates.......................................... S-33
Description of the Trust Documents and Indenture......................... S-35
Certain Federal and State Income Tax Consequences........................ S-42
ERISA Considerations..................................................... S-42
Underwriting............................................................. S-44
Legal Matters............................................................ S-45
Annex I..................................................................  A-1
                                   Prospectus
Important Notice About Information Presented in This Prospectus and the
 Accompanying Prospectus Supplement......................................    2
Reports to Holders of the Certificates...................................    2
Where You Can Find More Information......................................    2
Summary of the Terms of the Certificates ................................    3
Risk Factors.............................................................   11
The Trusts...............................................................   13
Green Tree Financial Corporation.........................................   14
Yield Considerations.....................................................   16
Maturity and Prepayment Considerations...................................   16
Pool Factor..............................................................   17
Use of Proceeds..........................................................   18
The Notes................................................................   18
The Certificates.........................................................   22
Certain Information Regarding the Securities.............................   24
Description of the Trust Documents.......................................   27
Description of FHA Insurance.............................................   37
Certain Legal Aspects of the Contracts; Repurchase Obligations...........   38
Certain Federal Income Tax Consequences..................................   40
Certain State Income Tax Considerations..................................   47
ERISA Considerations.....................................................   47
Legal Investment Considerations..........................................   48
Ratings..................................................................   48
Underwriting.............................................................   48
Legal Matters............................................................   50
Experts..................................................................   50

    No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the notes in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Improvement and Home Equity Loan Trust 1999-since the date hereof.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about Green Tree's home improvement lending business, and about any series of certificates or notes for home improvement loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of notes. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these notes has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These notes may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase notes or offering notes for purchase, to any person in the United Kingdom who
(1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                       SUMMARY OF THE TERMS OF THE NOTES

  This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the notes, read this entire prospectus supplement and the accompanying prospectus.

  Green Tree Home Improvement Trust 1999- will issue the classes of securities listed in the table below.

                                    Interest     Approximate      Moody's  S&P
Class                                 Rate   Principal Amount (1) Rating  Rating
-----                               -------- -------------------- ------- ------
A-1 Notes..........................       %          $
A-2 Notes..........................
A-3 Notes..........................
A-4 Notes..........................

--------
(1) May vary plus or minus 5%.

Issuer .....................  Green Tree Home Improvement and Home Equity Loan
                              Trust 1999- , a Delaware business trust.

Seller and Servicer.........  Green Tree Financial Corporation, 1100 Landmark
                              Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Indenture Trustee...........  [Indenture trustee], not in its individual capacity but solely as trustee under the trust indenture.

Owner Trustee...............  [Owner trustee], not in its individual capacity but solely as owner trustee under the trust agreement.

Payment Date................  The fifteenth day of each month (or, if that fifteenth day is not a business day, the next
                              succeeding business day) beginning on     15,
                              1999.

Record Date.................  The business day just before the related payment
                              date, beginning in     1999.

Distributions on Notes......  Distributions on the notes on any payment date will be made primarily from amounts collected on the home improvement loans comprising the loan pool during the prior calendar month. This is the amount available for distribution. On each payment date, the indenture trustee will apply the amount available, less certain fees to the note insurer and servicer (if other than Green
                              Tree), to make distributions of principal and interest on the notes in the following order of priority:

                                ^  The Class A-1 interest;

                                ^  The Class A-1 principal;

                                ^  The Class A-2 interest;

                                ^  The Class A-2 principal;

                                ^  The Class A-3 interest;

                                ^  The Class A-3 principal;

                                ^  The Class A-4 interest; and

                                ^  The Class A-4 principal;

                              See "Description of the Notes--Payments on Contracts" for a detailed description of the amounts that will constitute the amount available for any payment date.

A. Class A-1 Interest ......  We will pay interest on the Class A-1 notes that has accrued from the previous distribution date. If there are not enough funds available to pay interest on the Class A-1 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

B. Class A-1 Principal......  We will pay the Class A-1 noteholders principal on each distribution date, to the extent
                              available in an amount equal to   % (approximate)
                              of a formula principal distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the Trust Documents and Indenture-- Distributions."


C. Class A-2 Interest.......  We will pay interest on the Class A-2 notes that has accrued from the previous distribution date. We will pay interest on the Class A-2 notes from funds available after we pay interest on the previous class of notes. If there are not enough funds available to pay interest on the Class A-2 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

D. Class A-2 Principal......  We will pay the Class A-2 noteholders principal on each distribution date, to the extent
                              available after paying interest and principal on the previous classes of notes, in an amount equal
                              to   % (approximate) of a formula principal
                              distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the Trust Documents and Indenture--Distributions."

E. Class A-3 Interest.......  We will pay interest on the Class A-3 notes that has accrued from the previous distribution date. We will pay interest on the Class A-3 notes from funds available after we pay interest on the previous class of notes. If there are not enough funds available to pay interest on the Class A-3 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

F. Class A-3 Principal .....  We will pay the Class A-3 noteholders principal on each distribution date, to the extent
                              available after paying interest and principal on the previous classes of notes, in an amount equal
                              to   % (approximate) of a formula principal
                              distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the trust Documents and Indenture--Distributions."

G. Class A-4 Interest.......  We will pay interest on the Class A-4 notes that has accrued from the previous distribution date. We will pay interest on the Class A-4 notes from funds available after we pay interest on the previous class of notes. If there are not enough funds available to pay interest on the Class A-4 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

H. Class A-4 Principal......  We will pay the Class A-4 noteholders principal on each distribution date, to the extent
                              available after paying interest and principal on the previous classes of notes, in an amount equal
                              to   % (approximate) of a formula principal
                              distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the trust Documents and Indenture--Distributions."

Interest Rate Cap             The Class A-1 noteholders will have the benefit
Agreement...................  of an Interest Rate Cap Agreement, dated      ,
                              1999 between the trust and [counterparty]. Under the Interest Rate Cap Agreement, [counterparty] will make a payment to the trust on each distribution date, to the extent that the Class
                              A-1 rate exceeds 10%, pursuant to a pre-set formula. For more information about calculations under the Interest Rate Cap Agreement, see
                              "Description of the Notes--Interest Rate Cap
                              Agreement" and "Description of the Counterparty."

Spread Account..............  The Class A-2, Class A-3 and Class A-4
                              noteholders will have the benefit of a separate sub-account for each Class contained in a spread account. The indenture trustee will hold the spread account. On any distribution date, if there are not enough funds to distribute interest on the Class A-2, Class A-3 or Class A-4 notes, the indenture trustee will withdraw the amount of the deficiency from the applicable sub-account for distribution to the applicable class of notes.

                              On the closing date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each distribution date, the indenture trustee will deposit all funds remaining in the collection account, after distribution of all interest and principal on the notes first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub account, until the amount on deposit in
                              each of the sub-accounts equals $     , $
                              and $         . If the indenture trustee
                              withdraws funds from any sub-account, that sub-account will be replenished as provided in the Sale and Servicing Agreement and the Indenture. The spread account will be included in the property of the trust. For more information about calculation of the amounts in the spread account, see "Description of the Notes--The Spread Account."

Reserve Account.............  Noteholders will have the benefit of a reserve account. The indenture trustee will hold the reserve account. On any distribution date, if the funds in the note distribution account are insufficient to make full payment of interest or principal payable on a class of notes, the indenture trustee will withdraw the amount of the deficiency from the reserve account and deposit that amount in the note distribution account for distribution to the applicable class of notes.

                              On the closing date, the amount on deposit in the reserve account will be zero. On each distribution date, the indenture trustee will deposit into the reserve account all funds remaining in the collection account, after distribution of all interest and principal payable on the notes, all interest payable on the certificates and all deposits in the spread account, until the amount in the reserve account
                              equals      % of the pool scheduled principal
                              balance. If the reserve account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The reserve account will be included in the trust property. See "Description of the notes--The Reserve Account."

Terms of the Certificates...  Below are the principal terms of the certificates:

A. Distributions............  certificateholders will be entitled to receive on
                              each distribution date commencing in       1999,
                              to the extend the amount available in the collection account including the guaranty payment is sufficient, their distributable amount. For a description of the certificateholders' distributable amount, see "Description of the trust Documents and Indenture."

B. Pass-Through Rate........       % per year payable monthly at one-twelfth
                              the annual rate calculated on the basis of a 360-day year consisting of twelve 30-day months.

C. Interest.................  On each distribution date, the Owner trustee will distribute to the certificateholders accrued
                              interest at the pass-through rate on the
                              outstanding certificate principal balance.
                              Interest will accrue from      , 1999 or from the
                              most recent distribution date up to but excluding the following distribution date. The certificate principal balance on any distribution date will be the original certificate principal balance minus all amounts previously distributed to the certificateholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the certificates.

                              We will pay interest on the certificates to the extent of funds available on each distribution date after payment of all interest and principal then payable on the notes. If there are not enough funds available to make a full distribution of interest on the certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount carried forward will bear interest at the pass-through rate, to the extent legally permissible. For a more detailed description of how interest will be paid on the certificates, see "Description of the Certificates."

D. Principal................  We will not pay principal on the certificates until we have paid off all of the notes in full. On each distribution date after we have paid off the notes, we will pay principal on the certificates in an amount equal to the formula principal distribution amount for that distribution date, plus any unpaid shortfall from prior distribution dates.

E. Limited Guarantee........  To mitigate the effect of the subordination of the certificates and the effect of liquidation losses on the loans, we will entitle the certificateholders to receive on each distribution date an amount equal to the guaranty payment, if any, under Green Tree's limited guaranty. The guaranty payment for any distribution date will equal the difference between the certificateholders' distributable amount and the remaining funds available in the collection account after payment of all interest and principal on the notes and the deposit in any sub-account of the spread account or the reserve account of any amounts previously withdrawn and not previously replenished. The certificateholders' distributable amount equals the unpaid and accrued interest on the certificates, plus on each distribution date after the notes are paid off, principal in an amount equal to the formula principal distribution amount for that distribution date plus any unpaid Certificate principal shortfall for that distribution date and plus any unreimbursed certificate principal liquidation loss.

                              The limited guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The rating assigned to the certificates may be affected by the rating of Green Tree's debt securities.

F. Optional Prepayment......  If we exercise our option to purchase the loans under the Sale and Servicing Agreement, the certificateholders will receive an amount equal to the principal amount together with accrued interest and the certificates will be retired. For more information about the process of optional prepayment, see "Description of the Certificates--Optional Prepayment."

Collection Account;
Priority of Payments........
                              Except under certain conditions described in this prospectus or as otherwise acceptable to the rating agencies, the servicer will be required to remit payments received on the loans within one business day to an account in the name of the indenture trustee. This account is the collection account. On each distribution date, the servicer will instruct the indenture trustee to withdraw funds on deposit in the collection account and to apply those funds as follows:

                                ^  if Green Tree is not the servicer, the
                                   monthly servicing fee,

                                ^ reimbursement of any advance made that were recovered during the prior monthly period,

                                ^ the noteholders' interest and principal and any amounts previously withdrawn from any sub-account of the spread account or the reserve account,

                                ^  the certificateholders' interest and
                                   principal after the notes have been paid in full,

                                ^ amounts necessary to fully fund the Class A-2, Class A-3 and Class A-4 sub-accounts of the spread account,

                                ^  the amount necessary to fully fund the
                                   reserve account and

                                ^ any remaining amount to Green Tree as the monthly servicing and guaranty fee.

Pre-Funding Account.........  On the closing date, Green Tree will deposit money in the pre-funding account to provide the trust with sufficient funds to purchase the subsequent loans. The pre-funded amount will initially equal the difference between $ and the aggregate principal balance as of the cutoff date of the initial loans. The pre-funding account will be included in the trust's property. Any reimbursement income earned on amounts on deposit in the pre-funding account will be taxable to Green Tree. For more detailed information about the pre-funding account, see "Yield and Prepayment Considerations" and "Description of the trust Documents and Indenture--Accounts."

Tax Status..................  In the opinion of counsel to Green Tree, for federal and Minnesota income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the notes as debt. Each certificateholder, by the acceptance of a Certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the federal income tax consequences of an investment in the notes and the certificates.

ERISA Considerations........  If the notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of notes by or on behalf of a benefit plan will not cause the assets of the trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, that otherwise would possibly be applicable. Green Tree believes that the notes should be treated as indebtedness without substantial equity features for purposes of such regulation. You may not acquire the certificates if you are an employee benefit plan, individual retirement account or Keogh Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings.....................  The notes will not be issued and sold unless
                              Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), have assigned the ratings specified on page S- (or better) to the notes.

                              The rating of each class of notes by Moody's and S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                              Green Tree's senior debt securities were recently downgraded by Moody's to "Bal".

                              Green Tree has not requested a rating of the notes from any rating agencies other than Moody's and S&P. You cannot assume that no other rating agency will assign a rating to any of these notes, nor can you assume what any such rating, if issued, would be.

                                  RISK FACTORS

  Consider the following risk factors in deciding whether to purchase notes. More risk factors, applicable to any series of notes like these, are printed in the prospectus, and you should consider those risk factors also.

The Class A-2, Class A-3 and Class A-4 notes will be subordinate.

  Each class of notes will be subordinate for payment of interest and principal to the holders of the class of notes with a prior numeric designation. The certificates will be subordinate in priority of payment of interest and principal to the notes. We will not pay principal on the certificates until the outstanding principal amounts of all of the notes have been paid.

  You must rely upon payments on the loans for payment of your interest and principal. The trust will not have any significant assets or sources of funds other than the loans, the spread account, the reserve account, the interest rate cap payments and the limited guaranty of Green Tree.

We have limited delinquency, loan loss and repossession experience.

  We have limited underwriting and servicing experience with home improvement loans similar to the loans under this transaction. Although we have calculated our delinquency and net loss experience with respect to our servicing portfolio of home improvement loans, we cannot assure you that the information presented will reflect actual experience with respect to the loans. In addition, we cannot assure you that the future delinquency, loan loss or repossession experience of the trust will be better or worse than our own experience. For more information about delinquency, loan loss and repossession experience, see "The Loan Pool--Delinquency, Loan Loss and Repossession Information."

The real estate securing the loans may be inadequate security.

  As of the cutoff date, approximately      % of the cutoff date principal
balance represented loans which were either unsecured or secured by subordinate liens on the applicable real estate. As a result, the real estate securing a loan is not likely to provide adequate security if it becomes necessary to realize upon the collateral. Even if the real estate securing a given loan provides adequate security, we could encounter substantial delays in connection with the liquidation of that loan. This would result in current shortfalls in distributions to the holders of the certificates. In addition, liquidation expenses relating to the any liquidated loan will reduce the proceeds otherwise available for payment to the holders of the certificates. In the event that any real estate securing a loan fails to provide adequate security, any losses in connection with that loan will be borne by the holders of the certificates.

The loans are located primarily in          .

  As of the cutoff date, obligors on approximately     % of the initial loans
were located in         . Accordingly, adverse economic conditions or other
factors particularly affecting this state could adversely affect the delinquency, loan loss or repossession experience of the trust with respect to the loans.

                                   THE TRUST

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

General

  Green Tree Home Improvement Loan Trust 1998-E is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to $ (approximate) from the sale of the Certificates to third party investors that are expected to be unaffiliated with Green Tree or its affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Contracts from Green Tree pursuant to the Sale and Servicing Agreement.

  The Trust's principal offices are in    , Delaware, at the address listed
below under "--The Owner Trustee."

Capitalization of the Trust

  The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

      Class A-1 Notes.............................................. $
      Class A-2 Notes..............................................
      Class A-3 Notes..............................................
      Class A-4 Notes..............................................
      Certificates.................................................
                                                                    ------------
        Total...................................................... $
                                                                    ============

The Owner Trustee

  [Owner Trustee name] is the Owner Trustee under the Trust Agreement. [Owner Trustee] is a Delaware banking corporation and its principal offices are
located at             , Delaware          . The Owner Trustee will perform
limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                               THE TRUST PROPERTY

  The Trust Property will include, among other things, (i) the Contracts; (ii) all rights to receive payments due thereon on or after the Cutoff Date (excluding certain insurance premiums, late fees and other servicing charges);
(iii) such amounts as from time to time may be held in the Collection Account, the Spread Account, the Reserve Account, the Pre-Funding Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account, the Spread Account, the Reserve Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (iv) an assignment of the mortgages on the real estate securing the certain Contracts; and (v) certain other rights under the Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

  Green Tree, as [Indenture Trustee] or custodian on its behalf, will hold each original Contract, as well as copies of documents and instruments relating to such Contract and evidencing the lien on the real estate securing such Contract (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota and Delaware to give notice of the Trust's ownership of the Contracts and the related Trust Property.

                               THE CONTRACT POOL

General

  This Prospectus Supplement contains information regarding the Initial
Contracts, which were originated through          and will be transferred to
the Trust on the Closing Date. The information for each Initial Contract is as of the Cutoff Date for such Contract. The Initial Contracts had an aggregate
principal balance as of the Cutoff Date of $     . The Sale and Servicing
Agreement provides that the Initial Contracts will be purchased by the Trust on the Closing Date and that subsequent Contracts will be purchased by the Trust from time to time during the Pre-Funding Period.

  All of the Contracts will be purchased by Green Tree from dealers, home improvement contractors and correspondent lenders who regularly originate and sell such contracts to Green Tree, or will be originated by Green Tree directly. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

Certain Other Characteristics

  The Initial Contracts (i) had a remaining maturity, as of the Cutoff Date, of
at least    months, but not more than     months, (ii) had an original maturity
of at least    months, but not more than     months, (iii) had an original
principal balance of at least $         and not more than $    , (iv) had a
remaining principal balance as of the Cutoff Date of at least $       and not
more than     . Neither Green Tree nor the Servicer may substitute other contracts for the Home Improvement Contracts at any time at any time during the term of the Pooling and Servicing Agreement.

  The Initial Contracts have an aggregate principal balance as of the Cutoff
Date of approximately $            (the "Cutoff Date Principal Balance"). The
Initial Contracts were originated between          and         . A significant
portion of the Initial Contracts were purchased by Green Tree from an independent financing company. Green Tree believes that the underwriting standards employed by such independent financing company are similar to the standards used by Green Tree.

                      Characteristics of Initial Contracts

                                                                                        Weighted
                                                              % of                       Average  Weighted
                                     % of      Scheduled    Scheduled  Average  Weight  Original   Average
                         Number of Initial     Principal   Principal  Principal Average Scheduled Remaining
       Asset Type        Contracts Contracts    Balance     Balance    Balance   Rate     Term    Term (1)
------------------------ --------- --------- ------------- ---------- --------- ------- --------- ---------
Unsecured Home
 Improvement............                  %                       %                  %
Debt Consolidation Home
 Improvement............                  %                       %                  %
                           -----    -------  -------------  -------    -------  ------     ---       ---
  Total ................            100.00%  $              100.00%    $             %
                           =====    =======  =============  =======    =======  ======     ===       ===

--------
(1) Based on scheduled payments due after the Cutoff Date and assuming no prepayments on the Contracts.

                 Geographic Concentration of Initial Contracts

                            Number of
                         Contracts as of Percent of Number Principal Balance Percent of Cutoff Date
       State (1)           Cutoff Date     of Contracts    as of Cutoff Date   Principal Balance
       ---------         --------------- ----------------- ----------------- ----------------------
Alabama.................                            %       $                              %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----           ------        ---------------          ------
  Total.................                      100.00%       $                        100.00%
                              =====           ======        ===============          ======

--------
(1) Based on the address of the Obligor set forth in Green Tree's records.

         Distribution of Original Contract Amounts of Initial Contracts

                                                Aggregate
                                                Principal          % of
                                                 Balance       Contract Pool
                               Number of       Outstanding    by Outstanding
                               Contracts      as of Cutoff   Principal Balance
 Original Contract Amount  as of Cutoff Date      Date       as of Cutoff Date
 ------------------------  ----------------- --------------- -----------------
Less than $10,000.........                   $                          %
Between $10,000 and
 $19,999..................
Between $20,000 and
 $29,999..................
Between $30,000 and
 $39,999..................
Between $40,000 and
 $49,999..................
Between $50,000 and
 $59,999..................
Between $60,000 and
 $69,999..................
Between $70,000 and
 $79,999..................
Between $80,000 and
 $89,999..................
Between $90,000 and
 $99,999..................
Between $100,000 and
 $109,999.................
Between $110,000 and
 $119,999.................
Between $120,000 and
 $129,999.................
Between $130,000 and
 $139,999.................
Between $140,000 and
 $149,999.................
Between $150,000 and
 $159,999.................
Between $160,000 and
 $169,999.................
Between $170,000 and
 $179,999.................
Between $180,000 and
 $189,999.................
Between $190,000 and
 $199,999.................
Between $200,000 and
 $249,999.................
Between $250,000 and
 $299,999.................
Over $300,000.............
                                 -----       ---------------      ------
  Total...................                   $                    100.00%
                                 =====       ===============      ======

                    Year of Origination of Initial Contracts

                                                                      % of
                                                  Aggregate       Contract Pool
                                Number of     Principal Balance  by Outstanding
  Year of                       Contracts        Outstanding    Principal Balance
 Oiginationr                as of Cutoff Date as of Cutoff Date as of Cutoff Date
-----------                 ----------------- ----------------- -----------------
   1989....................                     $                          %
   1990....................
   1991....................
   1992....................
   1993....................
   1994....................
   1995....................
   1996....................
   1997....................
                                 ------         -------------        ------
     Total.................                     $                    100.00%
                                 ======         =============        ======

                             Initial Contract Rates

                                             Aggregate Principal   % of Contract Pool by
                         Number of Contracts Balance Outstanding   Outstanding Principal
     Contract Rate        as of Cutoff Date   as of Cutoff Date  Balance as of Cutoff Date
     -------------       ------------------- ------------------- -------------------------
Less than 9.00%.........                        $                               %
 9.01% to 10.00%........
10.01% to 11.00%........
11.01% to 12.00%........
12.01% to 13.00%........
13.01% to 14.00%........
14.01% to 15.00%........
15.01% to 16.00%........
16.01% to 17.00%........
Over 17.00%.............
                                -----           -------------             ------
  Total.................                        $                         100.00%
                                =====           =============             ======

               Remaining Months to Maturity of Initial Contracts

                                                  Aggregate Principal   % of Contract Pool by
                              Number of Contracts Balance Outstanding   Outstanding Principal
Remaining Months to Maturity   as of Cutoff Date   as of Cutoff Date  Balance as of Cutoff Date
----------------------------  ------------------- ------------------- -------------------------
Fewer than 31.............                           $                               %
 31 to  60................
 61 to  90................
 91 to 120................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241-270...................
271-300...................
301-330...................
331-360...................
                                     -----           -------------             ------
  Total...................                           $                         100.00%
                                     =====           =============             ======

                       Lien Position of Initial Contracts

                             Number of   % of
                             Contracts Contracts                        % of
                               as of     as of   Aggregate Principal Cutoff Date
                              Cut-off   Cut-off  Balance Outstanding  Principal
       Lien Position           Date      Date    as of Cut-off Date    Balance
       -------------         --------- --------- ------------------- -----------
First.......................                  %     $                        %
Second......................
Third.......................
Fourth......................
                               -----    ------      -------------      ------
  Total.....................            100.00%     $                  100.00%
                               =====    ======      =============      ======

--------
(1) Excludes unsecured Home Improvement Contracts.

                        GREEN TREE FINANCIAL CORPORATION

  The following information supplements the information in the Prospectus under the heading "Green Tree Financial Corporation."

Delinquency, Loan Loss and Repossession Information for the Home Improvement Contracts

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession information for each period indicated with respect to all unsecured home improvement contracts and all debt-consolidation home improvement contracts it has purchased and continues to service.

   Delinquency Experience--Unsecured and Debt Consolidation Home Improvement
                                   Contracts

                                                       At December 31,
                                                 ------------------------------
                                                  1994    1995    1996    1997
                                                 ------  ------  ------  ------
Number of Contracts Outstanding (1)............. 10,397  18,411  25,104  25,077
Number of Contracts Delinquent (2)
  30-59 Days....................................     50     115     198     221
  60-89 Days....................................     18      44      68      90
  90 Days or More...............................      4      14      38     140
                                                 ------  ------  ------  ------
Total Contracts Delinquent......................     72     173     304     451
                                                 ======  ======  ======  ======
Delinquencies as a Percentage of Contracts
 Outstanding (3)................................   0.69%   0.94%   1.21%   1.80%

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

    Loan Loss/Repossession Experience--Unsecured and Debt Consolidation Home
                             Improvement Contracts
                             (Dollars in Thousands)

                                             Year Ended December 31,
                                      -----------------------------------------
                                       1994     1995      1996      1997
                                      -------  -------  --------  --------
Number of Contracts Serviced (1).....  10,412   18,412    25,145    25,117
Principal Balance of Contracts (1)... $59,329  $97,544  $122,372  $113,405
Contract Liquidations:
  Units..............................      93      254       519       603
  Percentage (2).....................    0.89%    1.38%     2.06%     2.40%
Net Losses:
  Dollars (3)........................ $   578  $ 1,710  $  2,863  $  3,056
  Percentage (4).....................    0.97%    1.75%     2.34%     2.69%

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss and repossession experience of the Trust with respect to the Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

  There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the unsecured Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

Delinquency Information for Secured Home Improvement Contracts

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession experience for each period indicated with respect to all secured home improvement contracts serviced by Green Tree. Because of the rapid growth of Green Tree's portfolio of secured Home Improvement Contracts, the experience shown in more recent periods may not be indicative of the experience to be expected of a more seasoned portfolio.

           Delinquency Experience--Secured Home Improvement Contracts

                                           At December 31,            As of
                                     ------------------------------
                                      1994    1995    1996    1997     1998
                                     ------  ------  ------  ------  --------
Number of Contracts Outstanding
 (1)................................ 56,673  81,953  96,022
Number of Contracts Delinquent
 (2)(3)
  30-59 Days........................    294     856   1,115
  60-89 Days........................    105     230     364
  90 Days or More...................    161     309     477
Total Contracts Delinquent..........    560   1,395   1,956
Delinquencies as a Percent of
 Contracts Outstanding (4)..........   0.99%   1.70%   2.04%       %         %

--------
(1) Excludes defaulted contracts not yet liquidated.
(2) A contract is considered delinquent by Green Tree if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

     Loan Loss/Repossession Experience--Secured Home Improvement Contracts
                             (Dollars in Thousands)

                                     At December 31,                   As of
                         ------------------------------------------  March 30,
                           1994       1995        1996       1997       1998
                         --------  ----------  ----------  --------  ----------
Number of Contracts
 Serviced (1)...........   56,710     109,030      96,230
Principal Balance of
 Contracts (1).......... $617,341  $1,015,783  $1,308,549  $         $
Contract Liquidations:
  Units.................      541         766       1,564
  Percentage (2)........     0.95%       0.70%       1.63%         %           %
Net Losses:
  Dollars (3)........... $    908  $    3,715  $   11,646  $         $
  Percentage (4)........     0.15%       0.37%       0.89%         %           %

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss and repossession experience of the Trust with respect to the Home Improvement Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

Recent Developments

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the Prospectus under the heading "Yield and Prepayment Considerations."

  The Servicer and Green Tree each has the option to purchase from the Trust all remaining Contracts, and thereby effect early redemption of the Notes and early retirement of the Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is 10% or less of the Cutoff Date Pool Principal Balance. See "Description of the Trust Documents--Termination" in the Prospectus.

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than     , 1998) to the extent of any Pre-Funded Amount remaining in the
Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

  Principal prepayments on the Contracts will result in accelerating principal payments on the Notes. The rate of principal payments on pools of home equity loans and home improvement contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of home improvement contacts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. Since home improvement contracts are not generally viewed by borrowers as permanent financing, Contracts may experience a higher rate of prepayments than traditional mortgage loans. In addition, if prevailing interest rates fall significantly below the interest rates on such loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such loans, the rate of prepayment would be expected to decrease.

  Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement contracts. In addition, liquidations of defaulted Contracts or the exercise by Green Tree or the Servicer of the option to purchase the remaining pool of Contracts will affect the timing of principal distributions on the Securities.

Weighted Average Life of the Notes and the Certificates

  The following information is given solely to illustrate the effect of prepayments on the Contracts on the weighted average life of the Notes and the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes and the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on the Contracts may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

  The Base Case prepayment model is Green Tree management's best estimate of the prepayment rates that may be experienced on the Contracts. Because Green Tree began originating and servicing home improvement contracts only recently, such estimate is based in part on industry experience with similar loans and contracts rather than Green Tree's experience. There can be no assurance that the Contracts will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of Contract, or that the Contracts in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the Base Case.

                                                                    Base Case
                               Product                           Prepayment Rate
                               -------                           ---------------
      Home Improvement (unsecured)..............................          % CPR
      Home Improvement (secured)................................          % CPR

  The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Contracts.

  As used in the following tables, the columns headed 80%, 90%, 100%, 110% and 120% assume that prepayments on the Contracts are made at Base Case Prepayment Rates of 80%, 90%, 100%, 110% and 120%, respectively. For example, Home Improvement Contracts (unsecured) have been assumed to have a prepayment rate
equal to   % CPR and   % CPR, respectively; and Home Improvement Contracts
(secured) have been assumed to have a prepayment rate equal to     % CPR and
    % CPR, respectively; CPR DOES NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS.

                            DESCRIPTION OF THE NOTES

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."


General

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. [Indenture Trustee], a national
banking association headquartered in    , will be the Indenture Trustee.

Distributions

  Noteholders will be entitled to receive on each Distribution Date commencing
in     1998, to the extent that funds available are sufficient therefor, the
Noteholders' Distributable Amount. Distributions on the Notes will be made from funds available first to the holders of the Class A-1 Notes, then to the holders of the Class A-2 Notes, then to the holders of the Class A-3 Notes and then to the holders of the Class A-4 Notes, in the manner and order of priority described below.

Class A-1 Interest

  Interest on the outstanding Class A-1 Principal Balance will accrue from
  ,     , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-1 Rate for such monthly interest period. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1 Noteholders in respect of principal.

  Interest will be paid on the Class A-1 Notes to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Rate, respectively, to the extent legally permissible.

Class A-1 Principal

  To the extent of funds available after payment of all interest payable on the Class A-1 Notes, the Class A-1 Noteholders will be entitled to receive on each
Distribution Date as payment of principal  an amount equal to the sum of      %
(approximate) of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1 Principal Shortfall, if any, for such Distribution Date.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each
Contract: (i) all scheduled payments of principal due on each outstanding Consumer Product Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Contract, (iii) the Scheduled Principal Balance of each

Contract that became a Liquidated Contract during the related Monthly Period,
(iv) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation as warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing Agreement, and (v) with respect to
the Distribution Date in     1998, any remaining amounts on deposit in the Pre-
Funding Account. The Formula Principal Distribution Amount for the Distribution
Date in       , will be the sum of the Note Principal Balance and the
Certificate Principal Balance. The "Unpaid Class A-1 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-1 Notes on any prior Distribution Date but not paid on any intervening Distribution Date.

  A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered or any defaulted Contract in respect of which the related real property has been realized upon and disposed of and the proceeds of such disposition have been received.

Class A-2 Interest

  Interest on the outstanding Class A-2 Principal Balance will accrue from
  ,     , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-2 Rate for such monthly interest period. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2 Noteholders in respect of principal, and minus any unreimbursed Class A-2 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-2 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-1 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-2 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Rate, to the extent legally permissible.

Class A-2 Principal

  Class A-2 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-1 Notes and after payment of all interest payable on the Class A-2 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-2 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-2 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-2 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-2 Principal Liquidation Loss.

Class A-3 Interest

  Interest on the outstanding Class A-3 Principal Balance will accrue from
  ,    , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-3 Rate for such monthly interest period. The "Class A-3 Principal Balance" as of any Distribution Date will be the Original Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3 Noteholders in respect of principal, and minus any unreimbursed Class A-3 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-3 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-3 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Rate, to the extent legally permissible.

Class A-3 Principal

  Class A-3 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-2 Notes and after payment of all interest payable on the Class A-3 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-3 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-3 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-3 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-3 Principal Liquidation Loss.

Class A-4 Interest

  Interest on the outstanding Class A-4 Principal Balance will accrue from
  ,     , or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class A-4 Rate for such monthly interest period. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4 Noteholders in respect of principal, and minus any unreimbursed Class A-4 Principal Liquidation Loss (described below under "-- Losses on Liquidated Contracts").

  Interest will be paid on the Class A-4 Notes to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Class A-3 Notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-4 Notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Rate, to the extent legally permissible.

Class A-4 Principal

  Class A-4 Noteholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-3 Notes and after payment of all interest payable on the Class A-4 Notes, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-4 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-4 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-4 Notes on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Class A-4 Principal Liquidation Loss.

Optional Redemption

  The Notes will be redeemed in whole, but not in part, on any Distribution Date on which Green Tree exercises its option to purchase the Contracts. Green Tree may purchase the Contracts when the Pool Scheduled Principal Balance has declined to 10% or less of the Cutoff Date Pool Principal Balance, as described in the accompanying Prospectus under "Description of the Trust Documents-- Termination." The "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly Period. Such redemption will effect early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.

Mandatory Prepayments

  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be prepaid in part on the first Distribution Date after the Pre-Funding Period (in no event
later than       , 1998) to the extent of any Pre-Funded Amount remaining in the Pre-Funding Account on such Distribution Date. Green Tree believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the Formula Principal Distribution Amount.

The Interest Rate Cap Agreement

  Class A-1 Noteholders will have the benefit of the Interest Rate Cap Agreement between the Trust and the Counterparty. Pursuant to the Interest Rate Cap Agreement, the Counterparty will make a payment (the "Interest Rate Cap Payment") to the Trust on each Distribution Date to the extent that the Class
A-1 Rate exceeds   %, in an amount equal to the amount obtained by multiplying the Class A-1 Principal Balance by the product of (i) the maximum of (x) the excess of the Class A-1 Rate over 10% or (y) 0% and (ii) the number of days in the monthly interest period divided by 360. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap Agreement will be deposited in the Collection Account. See "Description of the Counterparty."

The Spread Account

  Class A-2, Class A-3 and Class A-4 Noteholders will have the benefit of a separate sub-account for each Class contained in the Spread Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 Notes, the Indenture Trustee will withdraw the amount of the deficiency from the applicable sub-account (or the amount on deposit in the applicable sub-account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class. On any Distribution Date, the amount of funds in the Spread Account will not be available to cover a shortfall in principal distributable on any Class of Notes, but would only be available to cover a shortfall in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes.

  On the Closing Date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes and all interest then payable on the Certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until
the amount on deposit in such sub-accounts equals $         , $        and
$       , respectively (subject to reduction as provided in, and to the other terms and conditions contained in, the Sale and Servicing Agreement). If any sub-account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Spread Account is included in the Trust Property. Any amount remaining in the Spread Account upon termination of the Trust will be distributed to Green Tree.

The Reserve Account

  Noteholders will have the benefit of the Reserve Account to be held by the Indenture Trustee. On any Distribution Date, if the funds in the Note Distribution Account (after making all distributions on each Class of Notes with a prior numeric designation) are insufficient to make full payment in respect of interest or principal payable on a Class of Notes (after making appropriate draws upon the Spread Account), the Indenture Trustee will withdraw the amount of the deficiency from the Reserve Account (or the amount on deposit in the Reserve Account, if less) and deposit such amount in the Note Distribution Account for distribution to the applicable Class.

  On the Closing Date, the amount on deposit in the Reserve Account will be zero. On each Distribution Date, the Indenture Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Notes, all interest then payable on the Certificates and all deposits in the Spread Account, until the amount on
deposit in the Reserve Account equals    % of the Pool Scheduled Principal
Balance (subject to reduction as provided in, and to other terms and conditions contained in, the Sale and Servicing Agreement). If the Reserve Account is drawn upon, it will be replenished to the extent provided in the Sale and Servicing Agreement and the Indenture. The Reserve Account is included in the Trust Property. Any amount remaining in the Reserve Account upon termination of the Trust will be distributed to Green Tree.

Losses on Liquidated Contracts

  As described above, the distribution of principal to each Class of Notes is intended to equal the applicable percentage of the Formula Principal Distribution Amount. On each Distribution Date, each such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period related to such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree, then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders), and then by each Class of Notes in inverse numeric order (although funds on deposit in the Reserve Account will be available to pay any shortfall in the distribution of interest and principal to any Class of Notes).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to more senior Classes of Notes, are insufficient to make a full distribution of interest and/or principal to a Class of Notes or the Certificates, such deficiency will be carried forward and added to the amount to be distributed to such Class of Notes or the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding principal balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

  Similarly, if the Certificate Principal Balance were reduced to zero (which would be caused only by Certificate Principal Liquidation Losses, whether or not Green Tree makes any required payments under the Limited Guaranty) and the Pool Scheduled Principal Balance on any Distribution Date were less than the aggregate outstanding principal balance of the Notes after giving effect to distributions of principal on such Distribution Date, then the Class A-4 Principal Balance would be reduced by the amount of such deficiency (a "Class A-4 Principal Liquidation Loss"). The funds on deposit in the Reserve Account will be available to pay the amount of any such Class A-4 Principal Liquidation Loss. If the funds available in the Reserve Account are insufficient to pay such amount, however, the amount distributable on the Class A-4 Notes on future Distribution Dates would include interest on any such Class A-4 Principal Liquidation Loss at the Class A-4 Rate (and, to the extent legally permissible, interest on such unpaid interest at the Class A-4 Rate) accrued from the date such Class A-4 Principal Liquidation Loss was incurred, and the amount of such Class A-4 Principal Liquidation Loss. Each more senior Class of Notes would similarly be subject to reduction in its outstanding principal balance if the aggregate outstanding principal balance of all more junior Classes of Notes were reduced to zero and the Pool Scheduled Principal Balance were less than the aggregate outstanding principal balance of the Notes, and would similarly be entitled on future Distribution Dates to receive interest on any such Principal Liquidation Loss at the applicable Interest Rate, and the amount of such Principal Liquidation Loss. The applicable percentage of the Formula Principal Distribution Amount distributable to each Class of Notes on each Distribution Date will not be affected by any Principal Liquidation Loss experienced by a Class of Notes. Accordingly, even if a Class of Notes has experienced a Principal Liquidation Loss, such Class will continue to be entitled to receive applicable percentage of the Formula Principal Distribution Amount (or, if the Amount Available in the Collection Account is insufficient to make such distribution, such Class will be entitled to receive the amount of such deficiency on subsequent Distribution Dates as an Unpaid Principal Shortfall).

Book-Entry Registration

  Holders of the Notes or the Certificates may hold through DTC (in the United States) or, solely in the case of the Notes, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  Cede & Co., as nominee for DTC, will hold the Notes and the Certificates. CEDEL and Euroclear will hold omnibus positions in the Notes on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  For a description of transfers between persons holding directly or indirectly through DTC, see "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                        DESCRIPTION OF THE COUNTERPARTY


                         [description of counterparty]



  The description of the Counterparty set out above has been provided by the Counterparty. The Counterparty has not, however, been involved in the preparation of, and does not accept responsibility for, this Prospectus Supplement as a whole.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

General

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distributions

  Certificateholders will be entitled to receive on each Distribution Date
commencing in       , to the extent that funds available together with the
Guaranty Payment described below are sufficient therefor, the Certificateholders' Distributable Amount.

Interest

  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Pass-Through Rate on the outstanding Certificate Principal Balance. Interest in respect of a Distribution Date will
accrue from       , 1998, or from the most recent Distribution Date to but
excluding the following Distribution Date. The "Certificate Principal Balance" as of any Distribution Date will be the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Certificates to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Notes and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished. In the event such funds available are not sufficient to make a full distribution of interest on the Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

Principal

  No distributions of principal on the Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal on the Certificates will be payable in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus the Unpaid Certificate Principal Shortfall, if any, from prior Distribution Dates.

  The "Unpaid Certificate Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any unreimbursed Certificate Principal Liquidation Loss.

Optional Prepayment

  If Green Tree exercises its option to purchase the Contracts when the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding principal amount together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Trust Documents-- Termination" in the accompanying Prospectus.

Limited Guaranty

  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses and delinquencies on the Contracts, the Certificateholders are entitled to receive on each Distribution Date the amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Guaranty Payment for any Distribution Date will equal the difference, if any, between the Certificateholders' Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and the deposit in any sub-account of the Spread Account or the Reserve Account of any amounts previously withdrawn therefrom and not previously replenished. The "Certificateholders' Distributable Amount" equals the unpaid and accrued interest on the Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal in an amount equal to the Formula Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes), plus any Unpaid Certificate Principal Shortfall for such Distribution Date, and plus any unreimbursed Certificate Principal Liquidation Loss.

  The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-", which has been reflected in the ratings assigned to the Certificates. See "Summary of Terms--Ratings."

  The Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1:HI, Class A-1, Class A-2, Class A-3 or Class A-4 Noteholders.

  As compensation for servicing the Contracts and providing the Limited Guaranty, Green Tree will be entitled to receive the Monthly Servicing and Guaranty Fee on each Distribution Date, which will be equal to the Amount Available remaining after payment of the Certificateholders' Distributable Amount and any deposits into the Spread Account or the Reserve Account required on that Distribution Date.

Transfers of Certificates

  Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

Losses on Liquidated Contracts

  As described above, the distribution of principal to the Certificates is intended to equal the Class A-1:HI Formula Principal Distribution Amount. Such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period preceding such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree and then by the Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Certificateholders).

  If the funds available for any Distribution Date, after making all required distributions of interest and principal to the Notes, are insufficient to make a full distribution of interest and/or principal to the Certificates, such deficiency will be carried forward and added to the amount to be distributed to the Certificates on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding Principal Balance of the Notes and the Certificate Principal Balance after giving effect to all distributions of principal on such Distribution Date, then the Certificate Principal Balance will be reduced by the amount of such deficiency (a "Certificate Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Certificate Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Certificates on future Distribution Dates would include interest on any such Certificate Principal Liquidation Loss at the Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Pass-Through
Rate) accrued from the date such Certificate Principal Liquidation Loss was incurred, and the amount of such Certificate Principal Liquidation Loss.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

  The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents") and the Indenture. Forms of the Trust Documents and Indenture, as executed, have been filed as exhibits to the Registration Statement. A copy of each of the Trust Documents and Indenture will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents and Indenture. The following summary supplements, the description of the general terms and provisions of the Trust Documents and Indenture (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

Accounts

  The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account"). The Servicer will establish and maintain the Spread

Account, which will include sub-accounts for the Class A-2, Class A-3 and Class A-4 Noteholders, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest distributable on the Class A-2, Class A-3 and Class A-4 Notes. In addition, the Servicer will establish and maintain the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts will be deposited to cover shortfalls in interest or principal distributable on the Notes. The Servicer will establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account, the Spread Account and the Reserve Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"). See "Description of the Trust Documents-- Collections" in the accompanying Prospectus.

  An account (the "Pre-Funding Account") will be established by the Indenture Trustee and funded by Green Tree on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The amount deposited in the Pre-Funding Account (as reduced from time-to-time, the "Pre-Funded Amount")
will initially equal the difference between $            and the aggregate
principal balance as of the Cutoff Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be used to purchase Subsequent Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than
$10,000, (ii)      , 1998 or (iii) the date on which an Event of Termination
occurs under the Sale and Servicing Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Contracts in accordance with the Sale and Servicing Agreement.

  Under the Sale and Servicing Agreement, following the initial issuance of the Securities, the Trust will be obligated to purchase Subsequent Contracts from Green Tree during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Contract will have been underwritten in accordance with Green Tree's standard underwriting criteria. Subsequent Contracts will be transferred to the Trust pursuant to subsequent transfer instruments between Green Tree and the Trust. In connection with the purchase of Subsequent Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to Green Tree from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. Green Tree will designate the Subsequent Transfer Date as the Cutoff Date with respect to the related Subsequent Contracts purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Contracts in the Trust will increase by an amount equal to the aggregate principal balance of the Contracts so purchased and the amount in the Pre-Funding Account will decrease accordingly. Any Pre-Funded Amount remaining after the purchase of Subsequent Contracts will be applied on the first Distribution Date on or after the last day of the Pre-Funding Period to prepay principal on the Class A-1 Class A-2, Class A-3 and Class A-4 Notes.

  Any conveyance of Subsequent Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Sale and Servicing Agreement; (b) Green Tree will not select Subsequent Contracts in a manner that it believes is adverse to the interests of the Securityholders; (c) as of its respective Cutoff Date, each Subsequent Contract will satisfy the following criteria: (i) no Subsequent Contract may be more than 59 days contractually delinquent; (ii) the remaining stated term to maturity of each Subsequent Contract will not exceed 240 months; (iii) each Subsequent Contract will be underwritten in accordance with Green Tree's standard underwriting criteria; and (iv) no Subsequent Contract will have a loan-to-value ratio greater than 100%.

Distributions

  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute from the Collection Account the Amount Available in the following order of priority:

    1. If Green Tree or an affiliate is no longer the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

    2. To the Servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior Monthly Period.

    3. To the Note Distribution Account, the Noteholders' Distributable Amount and any amounts previously withdrawn from any sub-account of the Spread Account or the Reserve Account and not previously replenished.

    4. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount and, after the Notes have been paid in full, the Certificateholders' Principal Distributable Amount.

    5. To the Indenture Trustee for deposit in the Spread Account, to fund the initial amounts required in the Class A-2, Class A-3 and Class A-4 sub-accounts.

    6. To the Indenture Trustee for deposit in the Reserve Account, to fund the initial amount required therein.

    7. To Green Tree, the Monthly Servicing and Guaranty Fee.

  On each Distribution Date, the Indenture Trustee will distribute all amounts on deposit in the Note Distribution Account in the following order of priority:

    (i) to the Class A-1 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods;

    (ii) to the Class A-2 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (iii) to the Class A-2 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-2 Notes and have not previously been replenished;

    (iv) to the Class A-3 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (v) to the Class A-3 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-3 Notes and have not previously been replenished;

    (vi) to the Class A-4 Noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of Principal Liquidation Losses;

    (vii) to the Class A-4 sub-account of the Spread Account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-4 Notes and have not previously been replenished; and

    (viii) to the Reserve Account to the extent amounts have previously been withdrawn therefrom to pay interest or principal on any Class of Notes and have not previously been replenished.

On each Distribution Date, the Owner Trustee or its Paying Agent will distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders.

  For the purposes hereof, the following terms shall have the following meanings:

  "Amount Available" with respect to any Distribution Date, means generally the sum of payments on the Contracts due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of Purchased Contracts, any Interest Rate Cap Payment, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account, minus, with respect to all Distribution Dates
other than the Distribution Date in     1998, all
collections of principal on the Consumer Product Contracts received during the preceding month up to and including the third Business Day prior to the preceding Distribution Date (but in no event later than the 10th day of the prior month).

  The "Formula Principal Distribution Amount" with respect to any Distribution Date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each
Contract: (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period, (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in respect of each Contract, (iii) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Monthly Period, (iv) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by Green Tree as a result of a breach of a representation or warranty or by the Servicer as a result of an uncured breach of a covenant under the Sale and Servicing
Agreement, and (v) with respect to the Distribution Date in     1998, any
remaining amounts on deposit in the Pre-Funding Account. The Formula Principal
Distribution Amount for the Distribution Date in     2029, will be the sum of
the Note Principal Balance and the Certificate Principal Balance.

  "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related real property have been recovered; provided that any defaulted Contract in respect of which the related real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

  "Purchased Contract" means a Contract (i) that Green Tree has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Green Tree of a representation or warranty made by Green Tree with respect to such Contract or (ii) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Contract.

  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount.

  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related monthly interest period on each Class of Notes at the respective Interest Rate for such Class on (i) the outstanding Principal Balance of the Notes of such Class and (ii) the aggregate unreimbursed Principal Liquidation Losses of such Class on each prior Distribution Date, in each case after giving effect to all payments of principal to the Noteholders of such Class on the immediately preceding Distribution Date.

  "Principal Liquidation Loss" means, with respect to any Distribution Date and any Class of Notes, the amount by which the aggregate Principal Balance of such Class and each junior Class and the Certificate Principal Balance (after giving effect to any Principal Liquidation Losses imposed on such junior Classes and Certificates) exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Principal Balance" means, with respect to any Determination Date and any Class of Notes, the Original Principal Balance of such Class minus all amounts previously distributed in respect of principal of such Class and minus any unreimbursed Principal Liquidation Losses of such Class.

  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate for each Class of Notes for the applicable monthly interest period.

  "Noteholder's Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes, and provided further, that the Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balances (including all unreimbursed Principal Liquidation Losses) of all Classes of Notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Formula Principal Distribution Amount plus the aggregate unreimbursed Principal Liquidation Losses of each Class of Notes.

  "Noteholders' Percentage" means, 100% until and including the Distribution Date on which the aggregate Principal Balance of the Notes are paid in full and 0% thereafter.

  "Noteholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Unpaid Principal Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued at the Pass-Through Rate on
(i) the Certificate Principal Balance and (ii) the aggregate unreimbursed Certificate Principal Liquidation Losses on each prior Distribution Date, in each case after giving effect to all payments of principal to the Certificateholders on the immediately preceding Distribution Date.

  "Certificate Principal Liquidation Loss" means, with respect to any Distribution Date, the amount by which the aggregate Principal Balance of the Notes and the Certificate Principal Balance exceeds the Pool Scheduled Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

  "Certificate Principal Balance" equals, initially, $           (approximate)
and, thereafter, equals the Original Certificate Principal Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders minus any unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution

Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding the current Distribution Date.

  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Principal Balance plus any unreimbursed Certificate Principal Liquidation Losses. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce to zero the Certificate Principal Balance plus the unreimbursed Certificate Principal Liquidation Losses.

  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Formula Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

  "Certificateholders' Unpaid Principal Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Unpaid Principal Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

Statements to Securityholders

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and to the Owner Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Notes and to the Certificates;

    (iii) the aggregate outstanding principal balance and the Note Pool Factor for the Notes and the Certificate Principal Balance and the Certificate Pool Factor for the Certificates after giving effect to all payments reported under (ii) above on such date;

    (iv) the Noteholders' Interest Shortfall, the Noteholders' Principal Shortfall, the Certificateholders' Interest Shortfall and the
  Certificateholders' Principal Shortfall, if any, and the change in such amounts from the preceding statement;

    (v) the amount, if any, of Principal Liquidation Losses, aggregate unreimbursed Principal Liquidation Losses since the Closing Date and the amount of the distribution allocable to such losses for the Notes and Certificates;

    (vi) the amount, if any, deposited or withdrawn from each sub-account of the Spread Account and the amount on deposit in each sub-account of the Spread Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (vii) the amount, if any, deposited or withdrawn from the Reserve Account and the amount on deposit in the Reserve Account after giving effect to all withdrawals and deposits on such Distribution Date;

    (viii) the amount, if any, of the Interest Rate Cap Payment and the Guaranty Payment;

    (ix) the amount of the Monthly Servicing and Guaranty Fee paid to the Servicer;

    (x) the number and aggregate principal balances of delinquent Contracts, the number of Products repossessed and repossessed and remaining in inventory, the number of foreclosures and the number of Contracts that became Liquidated Contracts with respect to the immediately preceding Monthly Period; and

    (xi) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

  Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Principal Balance, as applicable.

  Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. Note Owners and Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners or Certificate Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee or Owner Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as Green Tree deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

Administrator

  Green Tree Financial Servicing Corporation, a Delaware corporation (the "Administrator"), will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement. The Administrator, a subsidiary of Green Tree, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Notes and the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the Prospectus.

  Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

  In the opinion of [Dorsey & Whitney LLP], for federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Certificateholder, by the acceptance of a Certificate, agrees to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. The Notes will not be issued with original issue discount ("OID"). The Class A-1 Notes provide for stated interest at a floating rate based on LIBOR. Under Treasury regulations, stated interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualified objective rate. The stated interest on the Class A-1 Notes represents interest payable at a qualified floating rate and will be taxable to holders of such Notes as interest and not as OID or contingent interest. The Class A-2, Class A-3 and Class A-4 Notes will not be issued with OID or contingent interest because interest will be payable at a single fixed rate at least annually.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

  Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

  The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the Department of Labor to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

  [Underwriters] (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from Green Tree the respective principal amounts of Notes and Certificates set forth below:

        Class A-1      Class A-2        Class A-3        Class A-4
          Notes          Notes            Notes            Notes          Certificates
       -----------     ----------       ----------       ----------       ------------
       $               $                $                $                 $

  The Underwriting Agreement provides that the Underwriter is obligated to purchase all of the Notes and Certificates offered hereby, if any of such Notes and Certificates are purchased.

  Green Tree has been advised by the Underwriter that it proposes initially to offer the Notes and Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain
dealers at such price less a concession not in excess of    % of the Class A-1
Principal Balance,    % of the Class A-2 Principal Balance,    % of the Class
A-3 Principal Balance,    % of the Class A-4 Principal Balance and   % of the
Certificate Principal Balance, and that the Underwriter and such dealers may
reallow a discount of not in excess of     % of the Class A-1 Principal
Balance,    % of the Class A-2 Principal Balance,     % of the Class A-3
Principal Balance,    % of the Class A-4 Principal Balance and    % of the
Certificate Principal Balance, to other dealers. The public offering price and the concession and discount to dealers may be changed by the Underwriter after the initial public offering of the Notes and Certificates offered hereby.

  Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

  If the Underwriter creates a short position in the Securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither Green Tree nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither Green Tree nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and the Underwriter has agreed that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Green Tree has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Green Tree does not intend to apply for listing of the Notes and Certificates on a national securities exchange, but has been advised by the Underwriter that the Underwriter currently intends to make a market in the Securities as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Securities and any such market may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities.

                                 LEGAL MATTERS

  Certain matters with respect to the legality of the Notes and Certificates and with respect to the federal and Minnesota income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon
for Green Tree by                , Minnesota. The validity of the Notes and
Certificates will be passed upon for the Underwriter by        , New York, New
York.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Notes"). Investors in the Global Notes may hold such Global Notes through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Notes from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

       (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

       (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

       Exemption for non-U.S. Person with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

       Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

       Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

PROSPECTUS                                                 Base Prospectus No. 7
                                               Unsecured Home Improvement Loans
                                                                   --Owner Trust

             Green Tree Financial Corporation, Seller and Servicer
                            Home Improvement Trusts
                              (Issuable In Series)

  We are offering loan-backed notes and loan-backed certificates for home improvement loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of securities offered. We refer to the notes and the certificates as "securities" and to each separate series of securities as a "series." Green Tree Financial Corporation will form a trust for each series, and the trust will issue the securities of that series. The securities of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of securities within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of securities. In addition, a series of securities may include one or more classes which on the one hand are subordinated to one or more classes of securities, while on the other hand are senior to one or more classes of securities. The rate of principal and interest payment on the securities of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                               ----------------

  The securities will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  This prospectus may not be used to consummate sales of any securities unless accompanied by the prospectus supplement relating to that series.

                        Prospectus dated         , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which many not apply to a particular series of securities, including your series; and (b) the prospectus supplement related to the particular terms of your series of securities.

  If the terms of your series of securities described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the securities. These types of transactions may include stabilizing, the purchase of securities to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the securities of each series certain monthly and annual reports concerning the securities and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the securities--Reports to Securityholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office                Chicago Regional Office
     Seven World Trade Center                Citicorp Center
     Suite 1300                              500 West Madison Street, Suite
     New York, NY 10048                   1400
                                             Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the securities issued by that trust, will be incorporated by reference into this prospectus.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the securities, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Certificates, read this entire prospectus and the accompanying prospectus supplement.

Issuer.......................  For each series of securities, Green Tree will form a trust pursuant to a trust agreement. Each trust will be the Issuer for a series of securities.

Securities Offered ..........  Green Tree will create a trust and deposit a pool of loans in the trust. The trust will issue the securities. This prospectus describes multiple trusts that Green Tree will create from time to time. Each trust will issue a separate series of securities. Payments on the securities will be made primarily from payments on the related pool of loans. The terms of the securities issued by a trust will be governed by a Pooling and Servicing Agreement between Green Tree and the trustee for that series. We will identify the trustee for a series of securities in the related prospectus supplement.

Seller and Servicer..........  Green Tree Financial Corporation, 1100 Landmark
                               Towers, 345 St. Peter Street, St. Paul,
                               Minnesota 55102, telephone: (651) 293-3400.

Risk Factors.................  There are special considerations that are important to a decision to invest in the securities. You should read carefully the section entitled "Risk Factors" beginning on page 6 of this prospectus.

Trustee......................  The owner trustee for a trust. We will specify the owner trustee in the related prospectus supplement. See "Description of the Trust Documents--The Trustee."

Indenture Trustee............  We will specify the indenture trustee, with respect to any series of securities, in the related prospectus supplement.

The Loans....................  The loans underlying a series of securities form a loan pool. The loans in a loan pool will be fixed or variable rate loans. The loans consist of

                                 - home improvement loans that will be either conventional loans or loans insured by the Federal Housing Administration ("FHA"), and

                                 -  closed-end home equity loans.

                               The home improvement loans will not be secured by any lien on the related real estate. If we so specify in the related prospectus supplement, we may divide the loan pool into two or more sub-pools, in which the securities of specified classes may be paid primarily from the loans comprising a given sub-pool.

                               The prospectus supplement for each series will provide information about the following:

                                 -  the aggregate principal balance of the
                                    loans comprising the loan pool, as of a
                                    date specified in the prospectus
                                    supplement;

                                 -  the weighted average and range of
                                    contractual rates of interest on the loans;

                                 - the weighted average and ranges of terms to scheduled maturity of the loans as of origination and as of the cut-off date;

                                 - the average outstanding principal balance of the loans as of the cut-off date;

                                 - the percentage of the loans that are FHA-O insured;

                                 -  the range of loan-to-value ratios; and

                                 - the geographic location of improved real estate underlying the loans.

                               If we so specify in the related prospectus supplement, the trust may purchase from Green Tree additional loans after the date of issuance of that series from funds on deposit in a pre-funding account.

                               The loans will have been originated by Green
                               Tree on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

The Notes....................  Each series of securities will include one or more classes of notes. The notes will be issued pursuant to an indenture.

                               Unless we specify otherwise in the related prospectus supplement, you may purchase the notes in denominations of $1,000 and in integral multiples thereof. These notes will be available in book-entry form only. Unless we specify otherwise in the related prospectus supplement, beneficial owners of notes will receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry Registration."

                               Unless we specify otherwise in the related prospectus supplement, no government agency or other insurer will guarantee or insure the notes or the underlying loans.

                               Unless we specify otherwise in the related prospectus supplement, each class of notes will have a stated principal amount and will accrue interest at a specified rate or rates. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of these. We will specify in the related prospectus supplement the interest rate for each class of notes and the method for determining subsequent changes to the interest rate.

                               We may include two or more classes of notes in a series which may differ as to timing and priority of payment, seniority, allocations of loss, interest rate or amount of payment of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the underlying pool. In addition, a series may include one or more classes of notes entitled to:

                                 - principal payments with disproportionate, nominal or no interest payments, or

                                - interest payments with disproportionate, nominal or no principal payments.

                               The notes of a series may include one or more classes which on the one hand are subordinated to one or more classes of notes, while on the other hand are senior to one or more classes of notes.

                               If we exercise our option to purchase the loans of a trust on the terms and conditions described under "Description of the trust Documents-- Termination," we will redeem the outstanding notes, if any, of that series as described in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account, we will partially redeem the outstanding notes, if any, on or immediately following the end of the pre-funding period in an amount and manner specified in the related prospectus supplement. In the event that we so partially redeem, the owners of the notes may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

The Certificates.............  We will issue the certificates of any series of securities pursuant to the related trust documents. If we so specify in the related prospectus supplement, we may include the certificates of a series of one or more classes which:

                                 - are entitled to receive distributions only in respect of the principal, interest or any combination of these or in specified proportions in respect of such payments, and/or

                                 - are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other classes of certificates within that series, or on a planned amortization schedule or upon the occurrence of certain other specified events. See "The Certificates."

                               Unless we specify otherwise in the related prospectus supplement, you may purchase the certificates in denominations of $1,000 and in integral multiples thereof. These certificates will be available in book-entry form only. Unless we specify otherwise in the related prospectus supplement, beneficial owners of certificates will receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry
                               Registration."

                               Unless we specify otherwise in the related prospectus supplement, no government agency or other insurer will guarantee or insure the Certificates or the underlying loans.

                               Unless we specify otherwise in the related prospectus supplement, each class of certificates will have a stated certificate balance and will accrue interest at a specified rate or rates. Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of these. We will specify in the related prospectus supplement the pass-through rate for each class of certificates, or the initial pass-through rate and the method for determining subsequent changes to the pass-through rate.

                               A series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates.

                               If we exercise our option to purchase the loans of a trust on the terms and conditions described under "Description of the trust Documents-- Termination," we will redeem the outstanding certificates, if any, of such series as described in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account, we will partially redeem the outstanding certificates, if any, on or immediately following the end of the pre-funding period in an amount and manner specified in the related prospectus supplement. In the event that we so partially redeem, the owners of the certificates may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

Subordinated Securities......  We may subordinate one or more classes of any series of securities, as specified in the related prospectus supplement. The rights of holders of subordinated securities to receive any or a portion of distributions with respect to the loans will be subordinated to the rights of holders of senior securities to the extent and in the manner we specify in the related prospectus supplement. If a series of securities contains more than one class of subordinated securities, distributions and losses will be allocated among those classes in the manner specified in the related prospectus supplement. The rights of holders of subordinated securities, to the extent not subordinated, may be on a parity with holders of senior securities. By subordinating a class of securities, we intend to:

                                 ^ enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them, and

                                 ^  protect holders of senior securities
                                    against losses.

                               If we so specify in the applicable prospectus supplement, we may entitle some classes of sub-ordinated securities the benefits of other forms of credit enhancement that would benefit only those subordinated securities.

Trust Property...............  Each note will represent an obligation of its related trust. Each certificate will represent a fractional undivided interest in its related trust. The assets of each trust will include (among other things):

                                 ^  a pool of fixed or variable rate home
                                    improvement loans or promissory notes,

                                 ^   amounts held in the collection account,

                                 ^   proceeds from FHA insurance,

                                 ^   any letter of credit, guarantee, surety
                                    bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of securities,

                                 ^   certain other rights under the trust
                                    documents, and

                                 ^   any other property that we specify in the
                                    related prospectus supplement.

                               In addition, if we so specify in the related prospectus supplement, the trust property will include money on deposit in a pre-funding account established by the indenture trustee or the trustee, which we will use to purchase subsequent loans from the Seller during the pre-funding period. See "The Trusts."

                               If and to the extent we specify in the related prospectus supplement, the related trust will be obligated to purchase from us additional loans during the pre-funding period. These loans will have a total principal balance approximately equal to the amount on deposit in the pre-funding account on the closing date.

                               We must repurchase loans if we breach certain representations and warranties that we make. See "Description of the trust Documents--Sale and Assignment of the Contracts" and "Certain Legal Aspects of the Contracts--Repurchase Obligations."

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated securities, we may provide credit enhancement with respect to a series of securities by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a series of securities. We will describe any such credit enhancement in the related prospectus supplement.

Servicing ...................  The servicer will manage, administer, service and make collections on the loans held by each trust. Unless we specify otherwise in the related prospectus supplement, we will pay the servicer a monthly fee on each distribution date pursuant to a servicing fee formula. See "Description of the trust Documents--Servicing."

Advances.....................  Unless we specify otherwise in the related prospectus supplement, the servicer must make advances each month of any scheduled payments on the loans that were due but not received during the prior due period. The servicer will then receive a reimbursement of an advance from the amount available for the related trust. The servicer must make an advance only to the extent it determines that the advance will be recoverable from subsequent funds available in the Collection Account for the related trust.

Collection Account...........  The servicer will establish and maintain one or more separate accounts for each series of securities in the name of the indenture trustee for the benefit of the owners of the securities. We refer to such an account as a "collection account." We will deposit all of the payments we receive from obligors under the loans in the related collection account no later than one business day after we receive them. Unless we specify otherwise in the related prospectus supplement, we will also deposit all of the payments we receive from obligors with respect to liquidated loans no later than one business day after we receive them. Unless we specify otherwise in the related prospectus supplement, the servicer may use any alternative remittance schedule acceptable to the rating agencies. See "Description of the trust Documents-- Collections."

Optional Purchase of Loans...  Unless we specify otherwise in the related prospectus supplement, we may purchase all of the loans held by a trust on any distribution date following the first due period when the total principal balance has declined to 10% or less of the total principal balance as of the cut-off date, subject to certain provisions in the related trust documents. For a more complete description of optional purchase of the loans, see "Description of the Trust Documents-- Termination" in this prospectus.

Representations and
Warranties of Green Tree
Financial Corporation .......
                               We will make certain representations and warranties regarding the loans. These representations and warranties are a condition to our conveyance of any loan pool to a trust. If we become aware of a breach of any representation or warranty that materially adversely affects the trust's interest in any loan or receive written notice of a breach from the trustee or the servicer, then we must either cure the breach, repurchase the affected loan or, if the related prospectus supplement so provides, substitute for the affected loan, under the conditions further described in this prospectus and in the prospectus supplement. For a more complete description of our representations and warranties, see "Description of the Certificates--Conveyance of Loans."

Federal Income Tax             In the opinion of our counsel, for federal and
 Considerations..............  Minnesota income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.
                               Each noteholder, by the acceptance of a note, will agree to treat the notes as debt. Each certificateholder, by the acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes.
                               Alternative characterizations of the trust, the notes and the certificates are possible, but would not result in materially adverse tax consequences to noteholders or certificateholders. See "Certain Federal Income
                               Tax Consequences" and "Certain State Income Tax
                               Consequences" in this prospectus.

ERISA Considerations.........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see "ERISA Considerations" in this prospectus and in your prospectus supplement.

Legal Investment.............  The Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. For a more complete description of legal considerations regarding investment in the Certificates, see "Legal Investment Considerations" in this prospectus and in your prospectus supplement.

Ratings......................  We will not issue the securitites unless one or more nationally recognized rating agencies have assigned a rating to the securities in one of their four highest rating categories.

                               We cannot assure you that the rating initially assigned to your securities will not be subsequently lowered or withdrawn by the rating agency. If a rating agency lowers the rating initially assigned to any securities, no person or entity will provide any credit enhancement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the securities.

  ^   Limits on the Availability of FHA Insurance. We will specify in the prospectus supplement the number and percentage of home improvement loans in the pool that are insured by FHA pursuant to Title I of the National Housing Act. The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Although we are an FHA-approved lender and we believe that we have complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require us to obtain approval from FHA of our origination and servicing practices. If we fail to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. We sometimes engage in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

     The amount of FHA insurance on the loans in a given pool is limited to the balance of a reserve amount. This reserve amount as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by us. Severe losses on our FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement contracts. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of our FHA insurance reserves would be transferred to the reserve account of the trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

  ^ Limited Obligations. Unless we specify otherwise in the related prospectus supplement, the securities will not represent an interest in or obligation of Green Tree. Neither the government, any underwriter or its affiliates, the servicer nor any other party will insure or guarantee any of the securities of any series (except as we otherwise specify in the related prospectus supplement).

  ^ Unsecured Home Improvement Loans. The obligations of an obligor under each home improvement loan will not be secured by an interest in the related real estate. The related trust, as the owner of the home improvement loan, will be a general unsecured creditor as to those obligations. Consequently, if an obligor defaults on its home improvement loan, the related trust will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor of a home improvement loan, the obligations of an obligor under that home improvement loan may be discharged in their entirety. An obligor on a home improvement loan may not demonstrate concern over performance of its obligations under the home improvement loan as in the case where such obligations are secured by the real estate owned by the obligor.

  ^ Risks to Investors upon any Insolvency of Green Tree. We intend that any transfer of loans to the related trust will constitute a sale, rather than a pledge of the loans to secure our indebtedness. However, if we were to become a debtor under the federal bankruptcy code or similar applicable state laws, our creditor or trustee in bankruptcy might argue that such sale of loans by us was a pledge of the loans rather than a sale. If this argument were accepted by a court, it would cause the related trust to experience a delay in or reduction of collections on the loans.

  ^ Limited Liquidity. We cannot assure to you that a secondary market will develop for the securities of any series, or, if a secondary market does develop, that it will provide the holders of any of the Certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of securities.

  ^   Subordination of Certain Classes of securities; Limited Assets. To the extent we specify in the related prospectus supplement, we may subordinate distributions of interest and principal on some or all classes of securities of a series in priority or payment to interest and principal due on the notes of such series and/or to distributions of interest and principal on other classes of securities. In addition, holders of certain classes of securities of any series may have the right to take actions that are detrimental to the interests of the holders of certain other classes of securities. For example, holders of a class of more senior securities may be entitled to instruct the trustee to liquidate the property of the trust when it is not in the interest of holders of more junior classes of securities of that series to do so. On the other hand, certain actions may require the consent of a majority of Security owners of all classes of a series, which may mean that owners of securities of more junior classes can prevent the owners of more senior classes of that series from taking action. Moreover, no trust will have any significant assets or sources of funds other than the loans and, to the extent provided in the related prospectus supplement, a pre-funding account and any credit enhancement specified in the related prospectus supplement. The notes of any series will represent obligations solely of the related trust. The certificates, if any, will represent interest solely in the related trust. Except as we specify in the related prospectus supplement, neither Green Tree, the servicer, the owner trustee, the indenture trustee nor any other person or entity will insure or guarantee the notes or certificates of any series. Consequently, holders of the securities of any series must rely for payment upon payments on the related loans and, to the extent available, amounts on deposit in a pre-funding account and any credit enhancement (if any) as we specify in the related prospectus supplement. If we so specify in the related prospectus supplement, credit enhancement for a class of securities of a series may cover one or more other classes of securities of that series, and accordingly may be exhausted for the benefit of some classes and thereafter be unavailable for other classes.

  ^ Yield and Prepayment Considerations. Full or partial prepayments on the loans will reduce the weighted average life of the securities. Obligors may prepay their loans without penalty. Prepayments may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by us as a result of certain uncured breaches of the warranties, purchases by the servicer as a result of certain uncured breaches of the covenants with respect to the loans made by it in the related Sale and Servicing Agreement, or us or the servicer exercising our option to purchase all of the remaining loans.

     Unless we specify otherwise in the related prospectus supplement, the amounts paid to Securityholders in respect of principal on any distribution date will include all prepayments on the loans during the corresponding due periods. The owners of notes and the owners of certificates will bear all reinvestment risk resulting from the timing of payments of principal on the securities.

  ^ Certain Matters Relating to Insolvency. Green Tree Financial Corporation intends that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness of Green Tree Financial Corporation. However, if Green Tree Financial Corporation were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree Financial Corporation, or Green Tree Financial Corporation as debtor-in-possession, may argue that the sale of the loans by Green Tree Financial Corporation was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the Certificates.

                                   THE TRUSTS

  With respect to each Series of Securities, Green Tree will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Notes and the Certificates, if any, of such Series and distributing payments thereon.

  Each Note will represent an obligation of, and each Certificate, if any, will represent a fractional undivided interest in, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Contract Pool,
(ii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof), (iii) proceeds from FHA Insurance (with respect to any FHA-insured Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Securities, (v) certain other rights under the Trust Documents and (vi) such other property as may be specified in the related Prospectus Supplement. See "The Contracts" and "Description of the Trust Documents--Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Contracts from Green Tree from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more Classes of Securities. Holders of Securities of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Securities, except with respect to FHA Insurance reserves.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the Contracts included in each Trust will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Securities. A copy of the Sale and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Sale and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust," "Sale and Servicing Agreement," "Interest Rate or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust, each Sale and Servicing Agreement, each Interest Rate applicable to the related Class of Notes and each Pass-Through Rate applicable to the related Class of Certificates.

The Contract Pools

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of home improvement contracts and promissory notes (collectively, the "Contracts") originated by Green Tree on an individual basis in the ordinary course of business. The Contracts will be conventional home improvement contracts or contracts insured by FHA. No Contract will be secured by an interest in the related real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Securities, Green Tree will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Green Tree, as Servicer (in such capacity referred to herein as the "Servicer," which term shall include any successor to Green Tree in such capacity under the applicable Sale and Servicing Agreement), will service the Contracts pursuant to the Sale and Servicing Agreement. See "Description of the Trust Documents--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; and the range of original maturities of the Contracts and the last maturity date of any Contract. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Green Tree will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Contract, Green Tree will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by Green Tree. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

The Trustee

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such Series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the General Partner will be obligated to appoint a successor trustee. The General Partner may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the General Partner will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and provides credit to manufactured housing dealers for purposes of purchasing manufactured home inventory from manufacturers. Green Tree is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. Green Tree began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in

September 1992. Green Tree also purchases, pools and services installment sales contracts for various consumer products. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone
(651) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

Contract Origination

  Through its centralized loan processing operations in St. Paul, Minnesota, Green Tree arranges to purchase certain contracts from home improvement contractors located throughout the United States. Green Tree's regional sales managers contact home improvement contractors and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize Green Tree's available customer financing, the contractor must make an application for contractor approval. Green Tree has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to Green Tree. In addition, Green Tree has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. Green Tree also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to Green Tree. Green Tree occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that Green Tree originates are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The contractor submits the customer's credit application and construction contract to Green Tree's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by Green Tree in June 1993. If Green Tree determines that the application meets Green Tree's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, Green Tree purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, Green Tree follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by Green Tree include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. Green Tree may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  Green Tree began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000 (except in Massachusetts where the loan limit may be $20,000). The allowable term of unsecured contracts is 24 to 120 months. Green Tree's underwriting standards with respect to unsecured home improvement contracts are, in general, more stringent than its underwriting standards with respect to secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Green Tree-approved park or attached to the real estate.

Loss and Delinquency Information

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of home improvement contracts. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

Ratio of Earnings to Fixed Charges for Green Tree

  Set forth below are Green Tree's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                             Year Ended December 31,
                                             ------------------------
                                                                         Months
                                                                        Ended
                                             1993 1994 1995 1996 1997   1998
                                             ---- ---- ---- ---- ---- ---------
Ratio of Earnings to Fixed Charges.......... 4.81 7.98 7.90 5.44 3.94

                              YIELD CONSIDERATIONS

  The Interest Rates, Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Securities will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Securities which may be offered hereby, such as Stripped Notes, Interest Only Certificates, Principal Only Certificates and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Securities which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Securities may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Contracts may be prepaid at any time without penalty. Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement contracts. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Securityholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Securities on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Trust Documents--Termination") will affect the timing of principal distributions on the Securities of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Securities, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Green Tree's or the Servicer's option to repurchase the Contracts comprising part of a Trust when the Aggregate Principal Balance of such Contracts as of the related Cut-off Date is less than a specified percentage of the Cut-off Date Principal Balance of such Contracts. See also "The Trusts--The Contract Pools" for a description of the obligations of Green Tree to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each Class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the outstanding balance (the "Certificate Balance") with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the original Certificate Balance of such Certificates. The "Note Pool Factor" for each Class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution Date) as a fraction of the initial outstanding principal balance of such Class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable Class of Certificates or reductions in the outstanding principal balance of the applicable Class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related Class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable Class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each Series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used for its general corporate purposes, including the origination or acquisition of additional home improvement loan contracts, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Securities.

                                   THE NOTES

General

  With respect to each Series of Securities, one or more Classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any Series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any Class or Classes of Notes of such Series, or any Class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A Series may include one or more Classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more Classes of Notes of a Series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all Classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each

Class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a Series of Securities which includes two or more Classes of Notes, the timing, sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all of the Notes of such Class.

The Indenture

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

   Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

   Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, Green Tree or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or
(vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any Class of Notes on any Payment Date (prior to the final scheduled payment date, if any, for such Class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default unless such Class of Notes has a final scheduled payment date, and then not until such final scheduled payment date for such Class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any Series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

   Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

   Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

   Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

   Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

The Indenture Trustee

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                                THE CERTIFICATES

General

  A Series of Securities may include one or more Classes of Certificates issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class

Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by Green Tree, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any Series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A Series may include one or more Classes of Certificates ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes of Certificates ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series may include one or more Classes of Certificates which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificateholders of such Class.

  In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each Series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any Series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although

Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, Green Tree or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and Green Tree, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) Green Tree or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised Green Tree that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

Statements to Securityholders

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

       (i) the amount of the distribution allocable to interest on or with respect to each Class of Securities;

       (ii) the amount of the distribution allocable to principal on or with respect to each Class of Securities;

       (iii) the Certificate Balance and the Certificate Pool Factor for each Class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

       (iv) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Due Period or Periods, as the case may be;

       (v) the Pass-Through Rate or Interest Rate for the next period for any Class of Certificates or Notes with variable or adjustable rates;

       (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

       (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any;

       (viii) Green Tree's FHA Insurance reserve amount;

       (ix) the number and aggregate principal balance of Contracts delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

       (x) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

       (xi) such customary factual information as is necessary to enable Securityholders to prepare their tax returns; and

       (xii) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a Series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "-- Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a Class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

Lists of Securityholders

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Sale and Servicing Agreements and the Trust Agreements (collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Sale and Assignment of the Contracts

  On the Closing Date (as defined in the Prospectus Supplement), Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes to or upon the order of the Seller, and the Trustee will execute and deliver the related certificates representing the Certificates, if any, to or upon the order of Green Tree.

  The Schedule of Contracts will include the amount of monthly payments due on each Contract as of the date of issuance of the Securities, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Securityholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, Green Tree's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any

Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Securityholders will be repurchased or substituted for by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a Contract, Green Tree may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Collection Account") in an amount sufficient to offset such discrepancy. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to Green Tree identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from Green Tree to the related Trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from Green Tree to the Trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally);
(d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Contract was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to Green Tree or (ii) was originated by Green Tree directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Sale and Servicing Agreement or the Securities unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied or rescinded; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee;
(l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (o) there is only one original of each Contract; and (p) each Contract was originated or purchased in accordance with Green Tree's then-current underwriting guidelines.

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Under the terms of the Sale and Servicing Agreement, if Green Tree becomes aware of a breach of any such representation or warranty that materially adversely affects the interests of the Note Owners, the Certificate Owners, if any, or the related Trust in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then Green Tree will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Sale and Servicing Agreement).

  The "Purchase Amount" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

Collections

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Indenture Trustee will establish and maintain for each Series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to any Series including one or more Classes of Certificates, the Trustee will establish and maintain for each Series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such Series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such Series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cut-off Date and on or prior to the second Business Day preceding the Closing Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Collection Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

       (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

       (ii) all Obligor payments on account of interest on the Contracts;

       (iii) all FHA Insurance payments received by the Servicer;

       (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

       (v) any Advances made as described under "Advances" below and certain other amounts required under the Sale and Servicing Agreement to be deposited in the Collection Account;

       (vi) all amounts received from any credit enhancement provided with respect to a Series of Securities; and

       (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or Green Tree, as described under "Sale and Assignment of the Contracts" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any Series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Due Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Due Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

Servicing

  Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Sale and Servicing Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Sale and Servicing Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, as well as submission of FHA Insurance claims where applicable.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Sale and Servicing Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Sale and Servicing Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Securities of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under agreements similar to the Sale and Servicing Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Sale and Servicing Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Sale and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which Green Tree may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Aggregate Principal Balance for such Payment Date. As long as Green Tree is the Servicer, the Trustee will pay Green Tree its Monthly Servicing Fee from any monies remaining after the Securityholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Securityholders and providing related data processing and reporting services for Securityholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by Green Tree from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable) or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Securityholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Sale and Servicing Agreement will occur if (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents) or (vi) if Green Tree is the Servicer, Green Tree's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer.

  In addition, the Trustee will notify FHA of Green Tree's termination as Servicer of the Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust

Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents without the consent of all of the Securityholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Sale and Servicing Agreement at the request, order or direction of any of the Holders of Securities, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

Distributions

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each Class of Certificateholders and all payments to each Class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Due Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Purchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Due Period, but to be applied in respect of a regular monthly payment due in a subsequent Due Period (an "Advance Payment"), minus (v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if Green Tree is no longer the Servicer, to pay the Monthly Servicing Fee to the successor Servicer, and second, to reimburse the Servicer (including Green Tree) for any Advances made with respect to a prior Due Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular Class and thereafter be unavailable to such other Classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other Classes.

Advances

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from the Amount Available in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by Green Tree for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from Net Liquidation Proceeds (including FHA Insurance payments, if applicable), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Sale and Servicing Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Collection Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

Evidence as to Compliance

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or

Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

Indemnification and Limits on Liability

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

Amendment

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee, and a Certificate Majority and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

Termination

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and
(ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Due Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cut-off Date Principal Balance, all remaining

Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates (if any) following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such Series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates (if any), to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

The Trustee

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the

Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

Administrator

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by Green Tree, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by Green Tree. Green Tree's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by Green Tree. In the Sale and Servicing Agreement, Green Tree will agree to pay all FHA Insurance premiums required by FHA Regulations. If Green Tree fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by Green Tree and from collections on the related Contracts.

  As of December 31, 1997, Green Tree's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Trust Documents-- Termination") occurs, each Trustee will notify FHA of Green Tree's termination as Servicer of the related FHA-insured Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Contract the Servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Contract Origination," Green Tree does not purchase a Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest computed at the Contract Rate earned to the data of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, and (iv) legal fees, not to exceed $500.

         CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of Contracts to a Trust, the Securityholders of such Series, as the beneficial owners of the Trust, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

Consumer Protection Laws with Respect to Contracts

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor.

  The obligations of the Obligor under each Contract are not secured by an interest in the related real estate or otherwise, and the related Trust, as the owner of a Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a Contract, the related Trust will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on a Contract, the obligations of the Obligor under such Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the Trust as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.

Enforceability of Certain Provisions

  The standard form of note generally contains provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA- insured Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Sale and Servicing Agreement, late charges (to the extent permitted by law and not waived by Green Tree) will be retained by Green Tree as additional servicing compensation.

  The standard form of note also includes a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to accelerate when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  It is Green Tree's practice with some of the Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Securityholders. In the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders.

  Green Tree will represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents-- Sale and Assignment of the Contracts."

Repurchase Obligations

  Under the Agreement, Green Tree will represent and warrant that each FHA-insured Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Contract due to a violation of FHA regulations in originating or servicing such Contracts, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation of the Company to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

  In addition, Green Tree will also represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to Green Tree, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to Green Tree identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.


Tax Status of the Trust

  With respect to each Series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

Tax Consequences to Noteholders

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the
Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Tax Consequences to Certificateholders

  Treatment of the Trust as a Partnership. Green Tree, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, Green Tree and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price;
(iii) Prepayment Premium payable to the Certificateholders for such month; and
(iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General

Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to the Administration Agreement, the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  No Securities offered hereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because none of the Contracts will be secured as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities.

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Securities sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  Green Tree may sell Securities of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Securities directly to other purchasers or through agents. Green Tree intends that Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of such methods.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Securities, Green Tree or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Securities so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Securities or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Securities, Underwriters may receive compensation from Green Tree or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from Green Tree and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from Green Tree will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by Green Tree, Underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, Green Tree will authorize Underwriters or other persons acting as Green Tree's agents to solicit offers by certain institutions to purchase the Securities from Green Tree pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by Green Tree. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Securities. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for Green Tree in the ordinary course of business.


  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for Green Tree by the counsel for Green Tree identified in the applicable Prospectus Supplement. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by the counsel for the underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   SEC registration fee.............................................. $1,112,000
   Blue Sky fees and expenses........................................     10,000
   Accountant's fee and expenses.....................................     40,000
   Attorneys' fees and expenses......................................    160,000
   Trustee's fees and expenses.......................................     20,000
   Printing and engraving expenses...................................    100,000
   Rating Agency fee.................................................    180,000
   Miscellaneous.....................................................     40,000
                                                                      ----------
       Total......................................................... $1,162,000
                                                                      ==========

Item 15. Indemnification of Directors and Officers

  Green Tree Financial Corporation is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where and officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

  Green Tree Financial Corporation maintains a directors' and officers' insurance policy.

  Pursuant to the form of Underwriting Agreement, a copy of which is incorporated by reference as Exhibit 1.1 hereto, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

Item 16. Exhibits

   1.1 Proposed form of Underwriting Agreement (1)
   3.1 Certificate of Incorporation of Green Tree Financial Corporation (2)
   3.2 Restated By-Laws of Green Tree Financial Corporation (2)
   4.1 Form of Pooling and Servicing Agreement (REMIC) (3)
   4.2 Form of Sale and Servicing Agreement (4)

      4.3  Form of Trust Agreement (4)
      4.4  Form of Indenture between the Trust and the Indenture Trustee, including form of Note (4)
      4.5  Form of Pooling and Servicing Agreement (Grantor Trust) (5)
     *5.1  Opinion and consent of Dorsey & Whitney LLP with respect to legality
     *8.1  Opinion of Dorsey & Whitney with respect to tax matters
     12.1  Computation of Ratio of Earnings to Fixed Charges (6)
   **23.1  Consent of KPMG Peat Marwick LLP
   **23.2  Consent of PricewaterhouseCoopers LLP
     23.3  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)
     23.4  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1)
     24.1  Power of attorney from officers and directors of the Registrant signed by an attorney-in-fact
           (included on page II-5)
     25.1  Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee
           (7)

--------
  *   Filed herewith
 **   To be filed by amendment

 (1) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement on Form S-3 (File No. 33-55853), as amended, which became effective on November 10, 1994.
 (2) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement No. 333-52233.
 (3) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Current Report on Form 8-K dated March 18, 1999.
 (4) Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement No. 333-46457.
 (5) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Report on Form 8-K dated September 30, 1996.
 (6) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1998.
 (7) To be filed subsequently pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement;
       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 29th day of March, 1999.

                                          Green Tree Financial Corporation

                                                    /s/ Rollin M. Dick
                                          By __________________________________
                                                      Rollin M. Dick
                                            Executive Vice President and Chief
                                                     Financial Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Joel H. Gottesman and Scott T. Young and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and conform all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

              Signature                         Title                Date

        /s/ Thomas J. Kilian            Director and           March 29, 1999
-------------------------------------    President
          Thomas J. Kilian

         /s/ Rollin M. Dick             Director/Executive     March 29, 1999
-------------------------------------    Vice President and
           Rollin M. Dick                Chief Financial
                                         Officer (Principal
                                         Financial Officer)

         /s/ James S. Adams             Senior Vice            March 29, 1999
-------------------------------------    President and Chief
           James S. Adams                Accounting Officer
                                         (Principal
                                         Accounting Officer)

       /s/ Stephen C. Hilbert           Director               March 29, 1999
-------------------------------------
         Stephen C. Hilbert

                               INDEX TO EXHIBITS

                                                                          Page
                                                                          ----
    1.1 Proposed form of Underwriting Agreement (1)
    3.1 Certificate of Incorporation of Green Tree (2)
    3.2 Restated By-Laws of Green Tree (2)
    4.1 Form of Pooling and Servicing Agreement (REMIC) (3)
    4.2 Form of Sale and Servicing Agreement (4)
    4.3 Form of Trust Agreement (4)
    4.4 Form of Indenture between the Trust and the Indenture Trustee, including form of
        Note (4)
    4.5 Form of Pooling and Servicing Agreement (Grantor Trust) (5)
   *5.1 Opinion and consent of Dorsey & Whitney LLP with respect to legality
   *8.1 Opinion of Dorsey & Whitney with respect to tax matters
   12.1 Computation of Ratio of Earnings to Fixed Charges (5)
 **23.1 Consent of KPMG Peat Marwick LLP
 **23.2 Consent of PricewaterhouseCoopers LLP
   23.3 Consent of Dorsey & Whitney LLP (included as part of Exhibit
        5.1)
   23.4 Consent of Dorsey & Whitney LLP (included as part of Exhibit
        8.1)
   24.1 Power of attorney from officers and directors of the Registrant signed by an
        attorney-in-fact (included on page II-4)
   25.1 Form of T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939 of the
        Indenture Trustee (6)

-------
 *Filed herewith.
**To be filed by amendment.
 (1) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement on Form S-3 (File No. 33-55853), as amended, which became effective on November 10, 1994.
 (2) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement No. 333-52233.
 (3) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Current Report on Form 8-K dated March 18, 1999.
 (4) Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement No. 333-46457.
 (5) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Report on Form 8-K dated September 30, 1996.
 (6) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1998.
 (7) To be filed subsequently pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended